As filed with the Securities and Exchange Commission on January 7, 2009

Registration No. 333-139504

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 2

TO

POST-EFFECTIVE AMENDMENT NO. 7

TO

FORM S-11

REGISTRATION STATEMENT

UNDER
THE SECURITIES ACT OF 1933

INLAND AMERICAN REAL ESTATE TRUST, INC.

(Exact name of registrant as specified in governing instruments)

2901 Butterfield Road

Oak Brook, Illinois 60523

(630) 218-8000

(Address, including zip code, and telephone number, including, area code of principal executive offices)

The Corporation Trust, Inc.

300 East Lombard Street

Baltimore, Maryland  21202

(410) 539-2837

(Name, address, including zip code, and telephone number, including area code, of agent for service)

with copies to:

Robert H. Baum	Michael J. Choate, Esq.
Executive Vice President and	Shefsky & Froelich Ltd.
General Counsel	111 East Wacker Drive
The Inland Real Estate Group, Inc.	Suite 2800
2901 Butterfield Road	Chicago, Illinois 60601
Oak Brook, Illinois 60523	(312) 836-4066
(630) 218-8000

Approximate Date of Commencement of Proposed Sale to the Public: As soon as practicable after this registration statement becomes effective.

If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐		Accelerated filer	☐
Non-accelerated filer	☒	(Do not check if a smaller reporting company)	Smaller reporting company	☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

This Pre-Effective Amendment No. 2 to Post-Effective Amendment No. 7 consists of the following:

1.  The Registrant’s Prospectus dated January 7, 2009, included herewith, which supersedes and replaces the Registrant’s Prospectus dated August 1, 2007, previously filed pursuant to Rule 424(b)(3) on August 2, 2007, and all supplements thereto;

2.  Supplement No. 1 dated January 7, 2009, included herewith, which will be delivered as an unattached document;

3.  Part II, included herewith; and

4.  Signatures, included herewith.

2

PROSPECTUS

INLAND AMERICAN REAL ESTATE TRUST, INC.

540,000,000            shares of common stock

We are a Maryland corporation sponsored by Inland Real Estate Investment Corporation, or IREIC, and formed to acquire and develop a diversified portfolio of commercial real estate including retail, multi-family, industrial, lodging, office and student housing properties, as well as triple-net, single-use properties of a similar type, located in the United States and Canada, either directly or by acquiring REITs or other “real estate operating companies.” We are offering 500,000,000 shares of our common stock at a price of $10.00 per share on a “best efforts” basis through Inland Securities Corporation. “Best efforts” means that Inland Securities is not obligated to purchase any specific number or dollar amount of shares. We also are offering up to 40,000,000 shares of our common stock at a price of $9.50 per share to stockholders who elect to participate in our distribution reinvestment plan. In each case, the offering price was arbitrarily determined by our board of directors.  We reserve the right to reallocate the shares of common stock we are offering between the primary offering and our distribution reinvestment plan.  We have elected to be taxed as a real estate investment trust, or REIT, commencing with the tax year ending December 31, 2005 and we intend to continue to qualify as a REIT for tax purposes. Shares of our common stock generally are issued only in book entry form.

Investing in our common stock involves a high degree of risk. You should purchase our common stock only if you can afford a complete loss of your investment. See “Risk Factors” beginning on page 24. Material risks of an investment in our common stock include:

•             our investment policies and strategies are very broad and permit us to invest in any type of commercial real estate

•             we may borrow up to 300% of our net assets, and principal and interest payments will reduce the funds available for distribution

•             our business manager could recommend investments in an attempt to increase its fees because the fees paid to it are based upon a percentage of our invested assets and, in certain cases, the purchase price for these assets

•             we pay significant fees to our business manager, property managers and other affiliates of IREIC

•             we have a limited operating history

•             there is no market for our shares and we do not expect to list our shares in the near future

•             the number and type of real estate assets we initially can acquire will depend on the proceeds raised in this offering

•             you will not have the opportunity to evaluate our investments before we make them because we have not identified all of the specific assets that we will acquire in the future

•             employees of our business manager, property managers and two of our directors are also employed by IREIC or its affiliates and face competing demands for their time and service and may have conflicts in allocating their time to our business

•             we rely on our business manager and property managers to manage our business and assets

•             we may not continue to qualify as a REIT

•             our articles limit a person from owning more than 9.8% of our common stock without prior approval of our board

Inland Securities, our dealer manager, is a member of the Financial Industry Regulatory Authority, or FINRA. This offering will end no later than August 1, 2009, unless extended. The minimum purchase requirement in this offering is 300 shares at a price of $10.00 per share ($3,000) for individuals and 100 shares at a price of $10.00 per share ($1,000) for tax-exempt entities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense. The use of forecasts in this offering is prohibited. Any representation to the contrary and any predictions, written or oral, as to the amount or certainty of any present or the future cash benefit or tax consequence which may flow from an investment in our common stock is not permitted.

No one is authorized to make any statements about this offering different from those that appear in this prospectus. We will accept subscriptions only from people who meet the suitability standards described in this prospectus. The description of our company contained in this prospectus was accurate as of January 7, 2009.  We will amend or supplement this prospectus if there are any material changes in our affairs.

	Per Share	Maximum Offering
Public offering price, primary shares	$10.00	$5,000,000,000
Public offering price, distribution reinvestment plan	$9.50	$380,000,000
Commissions(1)	$1.05	$525,000,000
Proceeds, before expenses, to us(2)	$8.95	$4,855,000,000

(1)  Commissions are paid only for primary shares offered on a “best efforts” basis and are composed of a 7.5% selling commission, a 2.5% marketing contribution and a 0.5% due diligence expense allowance.

(2)  Organization and offering expenses, excluding commissions, may not exceed 4.5% of the gross offering proceeds. These expenses include registration and filing fees, legal and accounting fees, printing and mailing expenses, bank fees and other administrative expenses. Total organization and offering expenses, including commissions, may not exceed 15% of the gross offering proceeds.

The date of this prospectus is January 7, 2009.

FOR RESIDENTS OF MICHIGAN ONLY

A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE OFFICE OF FINANCIAL AND INSURANCE SERVICES, SECURITIES SECTION, MICHIGAN DEPARTMENT OF LABOR AND ECONOMIC GROWTH. THE DEPARTMENT HAS NOT UNDERTAKEN TO PASS UPON THE VALUE OF THESE SECURITIES NOR TO MAKE ANY RECOMMENDATIONS AS TO THEIR PURCHASE.

THE USE OF THIS PROSPECTUS IS CONDITIONED UPON ITS CONTAINING ALL MATERIAL FACTS AND THAT ALL STATEMENTS CONTAINED HEREIN ARE TRUE AND CAN BE SUBSTANTIATED. THE DEPARTMENT HAS NOT PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.

NO BROKER-DEALER, SALESMAN, AGENT OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THE OFFERING HEREBY MADE OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS OR EFFECTIVE LITERATURE.

THIS IS A BEST EFFORTS OFFERING, AND WE RESERVE THE RIGHT TO ACCEPT OR REJECT ANY SUBSCRIPTION AND WILL PROMPTLY NOTIFY THE SUBSCRIBER OF ACCEPTANCE OR REJECTION. THERE IS NO ASSURANCE AS TO HOW MANY SHARES WE WILL SELL.

THE SECURITIES HEREBY OFFERED INVOLVE A HIGH DEGREE OF RISK. THE OFFERING PRICE HAS BEEN ARBITRARILY SELECTED BY US. NO MARKET EXISTS FOR THESE SECURITIES, AND UNLESS A MARKET IS ESTABLISHED, YOU MIGHT NOT BE ABLE TO SELL THEM.

THERE IS NO ASSURANCE THAT OUR OPERATIONS WILL BE PROFITABLE OR THAT LOSSES WILL NOT OCCUR.

IT IS NOT OUR POLICY TO REDEEM OUR STOCK (EXCEPT AS PROVIDED IN THIS OFFERING).

ANY REPRESENTATIONS CONTRARY TO ANY OF THE FOREGOING SHOULD BE REPORTED FORTHWITH TO THE LANSING OFFICE OF THE DEPARTMENT AT 611 WEST OTTAWA, P.O. BOX 30701, LANSING, MICHIGAN 48909-8201, OR BY TELEPHONE AT (877) 999-6442.

FOR RESIDENTS OF NEW YORK ONLY

THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

FOR RESIDENTS OF PENNSYLVANIA ONLY

YOU ARE CAUTIONED TO CAREFULLY EVALUATE THE COMPANY’S ABILITY TO FULLY ACCOMPLISH ITS STATED OBJECTIVES AND TO INQUIRE AS TO THE CURRENT DOLLAR VOLUME OF COMPANY SUBSCRIPTIONS.

SUITABILITY STANDARDS

An investment in our common stock involves significant risk and is suitable only for persons who have adequate financial means, desire a relatively long-term investment and who will not need immediate liquidity from their investment. Persons who meet this standard and seek to diversify their personal portfolios with a finite-life, real estate-based investment, preserve capital, receive current income, obtain the benefits of potential long-term capital appreciation and who are able to hold their investment for a time period consistent with our liquidity plans are most likely to benefit from an investment in our company. On the other hand, we caution persons who require immediate liquidity or guaranteed income, or who seek a short-term investment not to consider an investment in our common stock as meeting these needs.

In order to purchase shares in this offering, you must:

•                                          meet the applicable financial suitability standards as described below; and

•                                          purchase at least the minimum number of shares as described below.

We have established suitability standards for initial stockholders and subsequent purchasers of shares from our stockholders. These suitability standards require that a purchaser of shares have, excluding the value of a purchaser’s home, home furnishings and automobiles, either:

•                                          minimum net worth of at least $250,000; or

•                                          minimum annual gross income of at least $70,000 and a minimum net worth of at least $70,000.

Several states have established suitability requirements that are more stringent than the standards that we have established and described above. Shares will be sold to investors in these states only if they meet the special suitability standards set forth below. In each case, these special suitability standards exclude from the calculation of net worth the value of the investor’s home, home furnishings and automobiles.

•                                          Kentucky, Massachusetts, Michigan, Missouri, Ohio, Oregon or Pennsylvania – In addition to meeting the applicable minimum suitability standards set forth above, your investment may not exceed 10% of your liquid net worth, which may be defined as the remaining balance of cash and other assets easily converted to cash after subtracting the investor’s total liabilities from total assets.

•                                          Kansas – In addition to meeting the applicable minimum suitability standards set forth above, the Office of the Kansas Securities Commissioner recommends that an investor’s aggregate investment in our securities and similar direct participation investments should not exceed 10% of the investor’s liquid net worth. For these purposes, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.

In the case of sales to fiduciary accounts (such as an IRA, Keogh Plan or pension or profit-sharing plan), these minimum suitability standards must be satisfied by the beneficiary, the fiduciary account, or by the donor or grantor who directly or indirectly supplies the funds to purchase our common stock if the donor or the grantor is the fiduciary. In the case of gifts to minors, the minimum suitability standards must be met by the custodian of the account or by the donor.

Subject to the restrictions imposed by state law, we will sell shares of our common stock only to investors who initially purchase a minimum of 300 shares of common stock at a price of $10.00 per share for a total purchase price of $3,000, or tax-exempt entities which purchase a minimum of 100 shares of common stock at a price of $10.00 per share for a total purchase price of $1,000.  A tax-exempt entity is generally any investor that is exempt from federal income taxation, including:

•                                          a pension, profit-sharing, retirement, IRA or other employee benefit plan that satisfies the requirements for qualification under Section 401(a), 414(d) or 414(e) of the Internal Revenue Code;

•                                          a pension, profit-sharing, retirement, IRA or other employee benefit plan that meets the requirements of Section 457 of the Internal Revenue Code;

•                                          trusts that are otherwise exempt under Section 501(a) of the Internal Revenue Code;

•                                          a voluntary employees’ beneficiary association under Section 501(c)(9) of the Internal Revenue Code; or

•                                          an IRA that meets the requirements of Section 408 of the Internal Revenue Code.

The term “plan” includes plans subject to Title I of ERISA, other employee benefit plans and IRAs subject to the prohibited transaction provisions of Section 4975 of the Internal Revenue Code, governmental or church plans that are exempt from ERISA and Section 4975 of the Internal Revenue Code, but that may be subject to state law requirements, or other employee benefit plans.

Subject to any restrictions imposed by state law, subsequent additional investments by investors will require a minimum investment of ten shares of common stock at a price of $10.00 per share for a total purchase price of $100.  These minimum investment amounts for future purchases do not apply to purchases of shares through our distribution reinvestment plan.

RESTRICTIONS IMPOSED BY THE PATRIOT AND RELATED ACTS

The shares of common stock offered hereby may not be offered, sold, transferred or delivered, directly or indirectly, to any “unacceptable investor.” “Unacceptable investor” means any person who is a:

•                                          person or entity who is a “designated national,” “specially designated national,” “specially designated terrorist,” “specially designated global terrorist,” “foreign terrorist organization” or “blocked person” within the definitions set forth in the Foreign Assets Control Regulations of the U.S. Treasury Department;

•                                          person acting on behalf of, or any entity owned or controlled by, any government against whom the U.S. maintains economic sanctions or embargoes under the Regulations of the U.S. Treasury Department;

•                                          person or entity who is within the scope of Executive Order 13224-Blocking Property and Prohibiting Transactions with Persons who Commit, Threaten to Commit, or Support Terrorism, effective September 24, 2001;

•                                          person or entity subject to additional restrictions imposed by the following statutes or regulations and executive orders issued thereunder: the Trading with the Enemy Act, the Iraq Sanctions Act, the National Emergencies Act, the Antiterrorism and Effective Death

Penalty Act of 1996, the International Emergency Economic Powers Act, the United Nations Participation Act, the International Security and Development Cooperation Act, the Nuclear Proliferation Prevention Act of 1994, the Foreign Narcotics Kingpin Designation Act, the Iran and Libya Sanctions Act of 1996, the Cuban Democracy Act, the Cuban Liberty and Democratic Solidarity Act and the Foreign Operations, Export Financing and Related Programs Appropriations Act or any other law of similar import as to any non-U.S. country, as each such act or law has been or may be amended, adjusted, modified or reviewed from time to time; or

•                                          person or entity designated or blocked, associated or involved in terrorism, or subject to restrictions under laws, regulations or executive orders as may apply in the future similar to those set forth above.

DISTRIBUTION IN CANADA

Shares of our common stock also may be offered and sold in Canada in reliance on and in accordance with exemptions from the prospectus requirements of Canadian provincial and territorial securities laws or pursuant to discretionary exemption orders obtained in advance from applicable provincial or territorial regulatory authorities.

v

PROSPECTUS SUMMARY

This summary highlights the material information contained elsewhere in this prospectus. Because this is a summary, it does not contain all information that may be important to you. You should read this entire prospectus and its appendices carefully before you decide to invest in shares of our common stock. References in this prospectus to “we,” “us” or “our company” refer to Inland American Real Estate Trust, Inc. and its consolidated wholly owned or majority owned subsidiaries, including Inland American Winston Hotels, Inc., Inland American Orchard Hotels, Inc., Inland American Urban Hotels, Inc., Minto Builders (Florida), Inc. (referred to herein as “MB REIT”), Inland American Lodging Corporation and Inland Public Properties Development, Inc., except in each case where the context indicates otherwise.

Inland American Real Estate Trust, Inc.

We are a Maryland corporation that currently qualifies to be taxed as a REIT for federal and state income tax purposes. In general, a REIT is an entity that:

•                                          combines the capital of many investors to, among other things, acquire or invest in commercial real estate;

•                                          allows individual investors to invest in a real estate portfolio under professional management through the purchase of interests, typically shares;

•                                          must pay distributions to its stockholders equal to at least 90% of its “REIT taxable income;” and

•                                          is not typically subject to federal corporate income taxes, thus eliminating the “double taxation” (both corporate and stockholder level taxes) generally applicable to a corporation.

For additional discussion regarding REITs and REIT qualification, see “Federal Income Tax Considerations” below.

We had our initial “best efforts” public offering of 500,000,000 shares of our common stock at $10.00 per share. We also offered up to 40,000,000 additional shares at $9.50 per share under our distribution reinvestment plan. These shares were offered pursuant to a registration statement on Form S-11, which was declared effective by the Securities and Exchange Commission on August 31, 2005. Our initial public offering commenced on August 31, 2005 and was terminated as of the close of business on July 31, 2007. We sold a total of 469,598,762 shares in the “best efforts” public offering and a total of 9,720,990.849 shares pursuant to our distribution reinvestment plan, resulting in aggregate gross offering proceeds of approximately $4,788,337,083. Following the termination of our initial public offering, we commenced this “best efforts” public offering of up to $5,380,000,000 in shares of our common stock. We are offering 500,000,000 shares of our common stock in our primary offering at $10.00 per share, and 40,000,000 additional shares at $9.50 per share under our distribution reinvestment plan. We reserve the right to reallocate the shares of common stock we are offering between the primary offering and our distribution reinvestment plan.  We are offering our shares pursuant to a registration statement on Form S-11, which was declared effective by the Securities and Exchange Commission on August 1, 2007. This public offering commenced on August 1, 2007 and will be terminated on or before August 1, 2009, unless extended with respect to shares offered under our distribution reinvestment plan or as otherwise permitted under applicable law. The proceeds raised in this offering will be used to make real estate investments, pay fees and expenses and for general corporate purposes.

Risk Factors

An investment in our shares involves significant risks. If we are unable to effectively manage these risks, we may not meet our investment objectives and you may lose some or all of your investment. See “Risk Factors” beginning on page 24 below. The following is a summary of the material risks that we believe are most relevant to an investment in shares of our common stock. These risks are generally listed in order of priority to us.

•                                          Our investment policies and strategies are very broad and permit us to invest in any type of commercial real estate including developed or undeveloped properties, entities owning these assets or other real estate assets regardless of geographic location or property type.

•                                          We may borrow up to 300% of our net assets, and principal and interest payments will reduce the funds available for distribution to our stockholders.

•                                          Our Business Manager could recommend that we make investments in an attempt to increase its fees because the fees paid to it are based upon a percentage of our invested assets and, in certain cases, the purchase price for these assets. Further, because we pay our Business Manager a fee when we acquire a REIT or other real estate operating company but not a fee interest in real estate, our Business Manager may focus on, and recommend, acquiring REITs and real estate operating companies even if fee interests in real estate assets generate better returns.

•                                          We pay significant fees to affiliates of our sponsor including our Business Manager and Property Managers.

•                                          We have a limited operating history and there is no assurance that we will be able to successfully implement our strategies.

•                                          There is no market for our shares and no assurance that one will develop. We do not expect that our shares will be listed for trading on a national securities exchange in the near future. You will not, therefore, be able to easily resell any shares that you may purchase in this offering. Any shares that you are able to resell may be sold at prices less than the amount you paid for them.

•                                          You will not have the opportunity to evaluate our investments before we make them because we have not identified all of the specific assets that we will acquire in the future.

•                                          The number and value of properties, entities or other real estate assets we initially can acquire will depend on the proceeds raised in this offering.

•                                          We rely on our Business Manager and Property Managers to manage our business and assets.

•                                          Employees of our Business Manager, Property Managers and two of our directors, Ms. Gujral and Mr. Parks, also are employed by IREIC or its affiliates and face competing demands for their time and service and may have conflicts in allocating their time to our business. Ms. Gujral and Mr. Parks also serve as our president and chairman of the board, respectively.

•                                         Our articles limit a person from owning more than 9.8% of our common stock without the prior approval of our board of directors.

•                                          We may not continue to qualify as a REIT.

Our Sponsor, Business Manager, Dealer Manager, Property Managers and The Inland Real Estate Group, Inc.

Our sponsor, Inland Real Estate Investment Corporation, or “IREIC,” is an affiliate of The Inland Real Estate Group, Inc., or “TIREG,” which is wholly owned by The Inland Group, Inc.  IREIC, our Business Manager and TIREG are part of The Inland Real Estate Group of Companies, Inc., which is comprised of independent legal entities that are either subsidiaries of the same entity, affiliates of each other, share some common ownership or were previously sponsored and managed by subsidiaries of IREIC, some or all of which are sometimes referred to herein as “Inland.”  The Inland entities have engaged in diverse facets of real estate such as property management, leasing, marketing, acquisition, disposition, development, redevelopment, renovation, construction, finance and other related services for over forty years. Various affiliates of IREIC are involved in our operations. Our Business Manager, Inland American Business Manager & Advisor, Inc., referred to herein as our “Business Manager,” is a wholly owned subsidiary of IREIC. The dealer manager of this offering is Inland Securities Corporation, which also is a wholly owned subsidiary of IREIC. Our four property managers, Inland American Retail Management LLC, Inland American Office Management LLC, Inland American Industrial Management LLC and Inland American Apartment Management LLC, which we refer to collectively herein as our “Property Managers,” are Delaware limited liability companies, the sole member of which is Inland American Holdco LLC, which has four members, all corporations, which are controlled by the four principals of The Inland Group.  Inland Real Estate Acquisitions, Inc., or “IREA,” an indirect wholly owned subsidiary of The Inland Group, and Inland Capital Markets Group, Inc. and Inland Institutional Capital Partners Corporation, wholly owned subsidiaries of IREIC, provide acquisition services to us from time to time. Our office, as well as the executive offices of The Inland Group, our Business Manager, our Property Managers and IREA, are located at 2901 Butterfield Road, Oak Brook, Illinois 60523.

Our board of directors is responsible for overseeing our business. Our board, including a majority of our independent directors, must approve certain actions. Those matters are set forth in our Fifth Articles of Amendment and Restatement, referred to herein as the “articles” or the “articles of incorporation.” We have eight members on our board of directors, six of whom are independent of IREIC and its affiliates. These independent directors are responsible for reviewing the performance of our Business Manager and Property Managers. All of our directors are elected annually by our stockholders. In addition, as of September 30, 2008, we had 150 employees that perform various management and corporate functions related to our lodging facilities and student and conventional multi-family housing development projects.  We reimburse our Business Manager and Property Managers for certain expenses, described herein.

The following chart depicts the services that affiliates of our sponsor have or may render to us, and our organizational structure:

We also own 1,000 shares of common stock in The Inland Real Estate Group of Companies, a marketing entity whose primary function is to promote the business interests of its individual stockholder members, including other entities previously sponsored by IREIC. The Inland Real Estate Group of Companies coordinates, among other things, marketing to prospective tenants as well as identifying and monitoring legislation that may impact us and our stockholders.

Description of Real Estate Assets

We focus on acquiring commercial real estate located throughout the United States, including REITs or other real estate operating companies. We also may acquire properties located in Canada. We focus on properties or entities owning properties such as:

•                                          retail properties;

•                                          multi-family properties;

•                                          industrial facilities;

•                                          lodging facilities;

•                                          office buildings;

•                                          student housing properties; and

•                                          triple-net, single-use properties.

Our investment policies and strategies do not require us to invest any specific amount or percentage of assets in any one type of investment. Further, we have not adopted any policies limiting the amount or percentage of assets that we may invest in commercial real estate, entities owning commercial real estate or other real estate assets such as commercial mortgage-backed securities. You will not have the opportunity to evaluate our investments before we make them because we have not identified all of the specific assets that we will acquire in the future. See “Risk Factors – Risks Related to the Offering” for additional discussion regarding our investments.  We will supplement or amend this prospectus from time to time to describe any new material investments.

We May Borrow Money

In some instances, we finance a portion of the purchase price of any real estate asset that we acquire with monies borrowed on an interim or permanent basis from banks, institutional investors and other lenders, including lenders affiliated with our sponsor. We also may borrow monies to acquire a REIT or other real estate operating company. Any money that we borrow typically is the subject of a written loan agreement and secured by a mortgage or other interest in the real estate asset. The interest we pay on our loans may be fixed or variable. We also may establish a revolving line of credit for short-term cash management and bridge financing purposes. Further, we may agree to limit the time during which we may prepay any loan in order to reduce the interest rate on the loan. As a matter of policy, the aggregate borrowings secured by all of our assets may not exceed 55% of their combined fair market value. For these purposes, the fair market value of each asset is equal to the purchase price paid for the asset or the value reported in the most recent appraisal of the asset, whichever is later. Our articles limit the aggregate amount we may borrow, whether secured or unsecured, to an amount not to exceed 300% of our net assets unless our board determines that a higher level is appropriate. The loan agreements with our lenders may impose additional restrictions on the amount we may borrow. See “Business and Policies – Borrowing Policy” for additional discussion of our borrowing policies.

Conflicts of Interest

Conflicts of interest exist between us and other entities including REITs sponsored by IREIC, including Inland Real Estate Corporation, referred to herein as “IRC,” Inland Western Retail Real Estate Trust, Inc., referred to herein as “Inland Western,” and Inland Diversified Real Estate Trust, Inc., referred to herein as “Inland Diversified,” with respect to certain properties. IRC and Inland Western acquire and manage retail properties.  IRC focuses on neighborhood, community, power and lifestyle retail centers and single-tenant retail properties, located primarily in the Midwest, and Inland Western owns a national retail portfolio including lifestyle, power and community centers as well as single-tenant net lease properties.  Inland Diversified, which has filed a registration statement with the SEC but has not commenced its initial public offering, intends to purchase, acquire and develop commercial real estate located in the United States and internationally. Inland Diversified also intends to invest in joint ventures, development projects, real estate loans and marketable securities, and selectively acquire REITs and other real estate operating companies.  Each of these entities also may purchase single tenant net-leased properties located anywhere in the United States.  We will actively seek to invest in the same type of assets as these entities.

Other conflicts of interest include:

•                                          the fact that our Business Manager and Property Managers share employees with IREIC, its affiliates and other entities sponsored by IREIC. These individuals face competing demands for their time and services and may have conflicts in allocating their time between our business and the business of these other entities. IREIC also may face a conflict of interest in allocating personnel and resources between its affiliates and our Business Manager and Property Managers;

•                                          the fact that we do not have arm’s length agreements with our Business Manager, Property Managers or any other affiliates of IREIC;

•                                          the fact that our Business Manager, Property Managers and other affiliates of IREIC receive commissions, fees and other compensation based on our investments and, therefore, may benefit from us retaining our assets or leveraging our assets while our stockholders may be better served by sale or disposition of, or not leveraging, the assets. Our Business Manager also could recommend investments in an attempt to increase its fees because the fees paid to it are based upon a percentage of our invested assets and, in certain cases, the purchase price for these assets, or recommend the purchase of one type of investment if the fees paid on that investment are greater than the fees paid on another type of investment;

•                                          the fact that we compete with other REITs sponsored by IREIC for properties such as shopping centers and single tenant net-leased properties. We, along with certain of these REITs, rely to some degree on IREA to identify and assist in acquiring real estate assets. Under the property acquisition agreement we have entered into with IREA, we have been granted a right of first refusal to acquire all properties, REITs or other real estate operating companies that it identifies, acquires or obtains the right to acquire, subject to the prior rights granted by IREA to the other REITs sponsored by IREIC to acquire shopping centers and single tenant net-leased properties. See “Management – Property Acquisition Agreement” for a more detailed discussion of the property acquisition agreement;

•                                          the fact that we acquire real estate assets from companies that are owned, managed or advised by affiliates of IREIC or that compete with these affiliates for properties or that have a pre-existing relationship with these affiliates, any of which may result in a conflict of interest between our business and that of these affiliates; and

•                                          the fact that Inland Securities, our dealer manager, is an affiliate of IREIC and is not, therefore, independent.

Compensation Paid To Affiliates of IREIC

The following tables describe the compensation we pay, or expect to pay, to our Business Manager, Property Managers and their respective affiliates. In those instances in which there are maximum amounts or ceilings on the compensation that may be received, excess amounts may not be recovered by reclassifying them under a different compensation or fee category.

We define “net income” as total revenues less expenses other than additions to or allowances for reserves for depreciation, amortization or bad debts or other similar non-cash reserves. As used herein, the term “net income” excludes certain items from income, such as the gain from the sale of our assets or expenses such as depreciation and non-cash reserves. This definition of net income is prescribed by the Statement of Policy Regarding REITs adopted by the North American Securities Administrators Association, Inc., or NASAA, but is not in accordance with generally accepted accounting principles, or GAAP, in the United States. Thus, our net income calculated in accordance with GAAP may be greater or less than our net income calculated under the NASAA REIT Statement.

Nonsubordinated Payments

The following compensation, allowances and fees we pay, or expect to pay, to our Business Manager and its affiliates are not subordinated to the returns on invested capital paid to our stockholders.

Offering Stage

SELLING COMMISSIONS

Type of Compensation and Recipient	Method of compensation	Estimated amount

Selling commissions payable to Inland Securities Corporation and soliciting dealers designated by Inland Securities.

We pay Inland Securities a selling commission equal to 7.5% (up to 7% of which may be reallowed to participating dealers) of the sale price for each share sold in the “best efforts” offering, subject to reduction for special sales under the circumstances as described in the “Plan of Distribution – Compensation We Pay for the Sale of Our Shares.”

Inland Securities, or any of its directors, officers, employees or affiliates, may purchase shares net of sales commissions and the marketing contribution and due diligence expense allowance for $8.95 per share; however, the discount on any subsequent purchases of shares to these entities or individuals may not exceed 5%.

The actual amount depends on the number of shares sold. If the maximum amount of 500,000,000 shares is sold in our “best efforts” offering, and there are no special sales, we will pay a total of $375 million in selling commissions. We do not pay commissions in connection with shares of common stock issued through our distribution reinvestment plan.

SELLING COMMISSIONS

Type of Compensation and Recipient	Method of compensation	Estimated amount

Each soliciting dealer and its respective directors, officers, employees or affiliates initially may purchase shares net of selling commissions for $9.30 per share; however, the discount on any subsequent purchases of shares may not exceed 5%.

MARKETING AND DUE DILIGENCE

Type of Compensation and Recipient	Method of Compensation	Estimated Amount

Marketing contribution and due diligence expense allowance paid to Inland Securities and the soliciting dealers.

We pay a marketing contribution equal to 2.5% of the gross offering proceeds from shares sold in the “best efforts” offering to Inland Securities, which may reallow up to 1.5% to soliciting dealers. We pay an additional 0.5% of these gross offering proceeds to Inland Securities, which may reallow all or a portion to the soliciting dealers for bona fide due diligence expenses. We do not pay the marketing contribution and due diligence expense allowance in connection with any special sales, except those receiving volume discounts and those described in “Plan of Distribution – Volume Discounts.”

The actual amount depends on the number of shares sold. Assuming no special sales, we will pay $150 million in the aggregate for marketing and due diligence if we sell the maximum number of 500,000,000 shares in our “best efforts offering.” We do not pay these fees in connection with shares of common stock issued through our distribution reinvestment plan.

EXPENSES OF ISSUANCES AND DISTRIBUTION

Type of Compensation and Recipient	Method of Compensation	Estimated Amount

Other expenses of issuances and distribution.	We have paid or expect to pay the following expenses in connection with this offering:

All amounts other than the SEC registration fee and the FINRA filing fee are estimates. The actual amounts of these expenses cannot be determined at the present time. We estimate the total amount for expenses of issuances and distribution will be approximately $50.5 million.

SEC Filing Fees

FINRA Filing Fee

Printing & Mailing Exp.

Blue Sky Fees/Exp.

Legal Fees/Exp.

Accounting Fees/Exp.

Advertising/Sales Lit.

Transfer Agent Fees

Data Processing Fees

Bank Fees and Other
Admin. Exp.

$575,660 $75,500 $20,000,000 $1,000,000 $2,500,000 $2,500,000 $16,500,000 $3,500,000 $1,000,000 $2,848,840

We reimburse IREIC for costs and other expenses of issuance and distribution that it pays on our behalf in connection with this offering. However, our Business Manager has agreed to pay any organization and offering expenses, including selling commissions and the other fees payable to Inland Securities that exceed 15% of the gross offering proceeds.

We may reimburse IREIC up to $225 million if we sell the maximum offering amount.

Operational Stage

ACQUISITION EXPENSES

Type of Compensation and Recipient	Method of Compensation	Estimated Amount

Acquisition expenses paid to our Business Manager and The Inland Real Estate Transactions Group, Inc., Inland Real Estate Acquisitions, Inland Institutional Capital Partners Corporation and each of their respective affiliates.

We reimburse our Business Manager and The Inland Real Estate Transactions Group, Inc., Inland Real Estate Acquisitions, Inland Institutional Capital Partners Corporation and each of their respective affiliates for expenses paid on our behalf in connection with acquiring real estate assets, regardless of whether we acquire the real estate assets; provided that we may not reimburse expenses, when combined with any acquisition fees that may be paid, greater than 6% of the contract price of any real estate asset acquired or, in the case of a loan, 6% of the funds advanced. Reimbursable expenses include payments for things such as property appraisals, environmental surveys, property audit fees, legal fees, due diligence review and business travel, such as airfare, hotel, meal and phone charges.

The actual amount depends on each asset and cannot be determined at this time.

Acquisition fee paid to our Business Manager or its designee.

We pay our Business Manager or its designee a fee for services performed in connection with acquiring a controlling interest in a REIT or other real estate operating company. Acquisition fees, however, are not paid for acquisitions solely of a fee interest in property. The amount of the acquisition fee is equal to 2.5% of the aggregate purchase price paid to acquire the controlling interest. We pay acquisition fees either in cash or by issuing shares of our common stock, valued per share at the greater of (1) the per share offering price of our common stock in our most recent public offering, (2) if applicable, the per share price

The actual amount depends on the amount invested in each asset and cannot be determined at this time.

ACQUISITION EXPENSES

Type of Compensation and Recipient	Method of Compensation	Estimated Amount

ascribed to shares of our common stock used in our most recent acquisition of a controlling interest in a REIT or other real estate operating company and (3) $10.00 per share. Any shares issued are subject to restrictions on transfer. If paying the acquisition fee in shares of our common stock would result in more than 9.8% of our outstanding shares being held by The Inland Group and its affiliates, including our Business Manager, our board may waive the ownership restrictions contained in our articles to permit the issuance of the additional shares. This fee terminates if we acquire our Business Manager. See “Risk Factors – Risks Related to Our Business Manager, Property Managers and their Affiliates” and “Management – Property Acquisition Agreement – Compensation” for additional discussion regarding this fee.

The following table sets forth other fees and expenses that we pay, or expect to pay, in operating our business.  Except to the extent that these fees and expenses are calculated pursuant to a formula or based on a percentage of an underlying amount, we believe that the billing rates we pay do not exceed 90% of the market rates for similar services.

OTHER OPERATIONAL EXPENSES

Type of Compensation and Recipient	Method of Compensation	Estimated Amount

Property management fee paid to our Property Managers.

We pay the applicable Property Manager a monthly fee equal to a total of up to 4.5% of the gross income of each property managed directly by the Property Manager, its affiliates or agents. We pay this fee for services in connection with renting, leasing, operating and managing each property. As is customary in the industry, we reimburse the Property Manager, its affiliates and agents for property-level expenses that they pay or incur on our behalf such as salaries and benefit expenses for on-site employees and other miscellaneous expenses. See “Management – Property Management Agreements” for more information about the services provided or arranged by our Property Managers.

The actual amount depends on the gross income generated by properties managed by our Property Managers, their affiliates and agents and cannot be determined at the present time.

Oversight fee paid to our Property Managers.

We pay the applicable Property Manager, based on the type of property managed, a monthly oversight fee of up to 1% of the gross income from each property managed directly by entities other than our Property Managers, their affiliates or agents. We pay this fee for transition services to coordinate and align the systems and policies of the third party property manager with those of our Property Managers. In no event will any of our Property Managers receive a property management fee and an oversight fee with respect to a particular property. Further, in no event will the aggregate amount of the property management fee paid to entities other than our Property Managers, their affiliates or agents plus the oversight fee paid to any

The actual amount depends on the gross income generated by the properties overseen by our Property Managers, its affiliates and agents and cannot be determined at the present time.

OTHER OPERATIONAL EXPENSES

Type of Compensation and Recipient	Method of Compensation	Estimated Amount

Property Manager exceed a total of 4.5% of the gross income of the particular property. Oversight fees may not be paid for more than three years following the acquisition of the property, REIT or real estate operating company, as the case may be. This fee terminates if we acquire our Property Managers.

Interest expense paid to our Business Manager and its affiliates, including Inland Mortgage Corporation or other REITs sponsored by IREIC.

We may borrow money from our Business Manager and its affiliates, including Inland Mortgage Corporation or other REITs sponsored by IREIC. We will pay interest on these loans at prevailing market rates.

The actual amount of interest paid will depend on the amount borrowed and the interest rate prevailing at the time. We cannot determine the amount at this time.

We pay Inland Mortgage Servicing Corporation and Inland Mortgage Brokerage Corporation for purchasing, selling and servicing mortgages.

We pay Inland Mortgage Servicing Corporation $225 per loan per month for servicing our loans and our consolidated joint venture, MB REIT, pays $200 per loan per month for servicing its loans. In addition, we pay Inland Mortgage Brokerage Corporation 0.2% of the principal amount of each loan placed for us by Inland Mortgage Brokerage Corporation. Any of these fees must be approved by a majority of our directors and a majority of our independent directors as fair and reasonable to us.

The actual amount depends on results of operations and cannot be determined at the present time.

We reimburse IREIC, our Business Manager and their respective affiliates for providing ancillary services.

We reimburse IREIC, our Business Manager and their respective affiliates for any expenses that they pay or incur in providing services to us, including the costs of salaries and benefits of persons employed by these entities and performing services for us. See “Management – The Business Management Agreement – Ancillary Agreements” for a description of how we may reimburse these service providers.

The actual amount depends on the services provided and the method by which reimbursement rates are calculated. Actual amounts cannot be determined at the present time.

OTHER OPERATIONAL EXPENSES

Type of Compensation and Recipient	Method of Compensation	Estimated Amount

We pay Inland Investment Advisors, Inc. a monthly fee for providing investment advisory services in connection with our investments in marketable securities.

We will pay annual fees totaling 1% of the first $1 to $5 million of marketable securities under management, 0.85% of marketable securities from $5 to $10 million, 0.75% of marketable securities from $10 to $25 million, 0.65% of marketable securities from $25 to $50 million, 0.60% of marketable securities from $50 to $100 million and 0.50% of marketable securities above $100 million. Notwithstanding the above, the total annual fees paid to Inland Investment Advisors plus the annual business management fee paid to our Business Manager may not exceed the amounts we may pay as the annual business management fee.

The actual amount depends on the total amount of marketable securities under management and cannot be determined at this time.

Liquidation Stage

LIQUIDATION STAGE

Type of Compensation and Recipient	Method of Compensation	Estimated Amount

Property disposition fee to be paid to Inland Real Estate Sales, Inc. or Inland Partnership Property Sales Corp.

We may pay a property disposition fee to Inland Real Estate Sales or Inland Partnership Property Sales in an amount equal to the lesser of:

•      3% of the contract sales price of the property; or

•      50% of the customary commission which would be paid to a third party broker for the sale of a comparable property.

The amount paid, when added to the sums paid to unaffiliated parties, may not exceed either the customary commission or an amount equal to 6% of the contract sales price. We may pay these fees only if these entities provide substantial service in connection with selling a property. This fee terminates if we acquire our Business Manager.

The actual amounts to be received depend upon the sale price of our properties and, therefore, cannot be determined at the present time.

Subordinated Payments

We may pay the following additional fees to our Business Manager after a minimum return on invested capital has been paid to our stockholders.

Operational Stage

ASSET MANAGEMENT FEE

Type of Compensation and Recipient	Method of Compensation	Estimated Amount

Business management fee paid to our Business Manager.

After all of our stockholders have received a non-cumulative, non compounded return of 5% per annum on their “invested capital,” we pay our Business Manager an annual business management fee of up to 1% of our “average invested assets,” payable quarterly in an amount equal to 0.25% of our average invested assets as of the last day of the immediately preceding quarter. For these purposes, “average invested assets” means, for any period, the average of the aggregate book value of our assets, including lease intangibles, invested, directly or indirectly, in financial instruments, debt and equity securities and equity interests in and loans secured by real estate assets, including amounts invested in REITs and other real estate operating companies, before reserves for depreciation or bad debts or other similar non-cash reserves, computed by taking the average of these values at the end of each month during the period. We pay this fee for services provided or arranged by our Business Manager, such as managing our day-to-day business operations, arranging for the ancillary services provided by other affiliates and overseeing these services, administering our bookkeeping and accounting functions, consulting with our board, overseeing our real estate assets and providing other services as our board deems appropriate. This fee terminates if we acquire our Business Manager.

The actual amount depends on the amount of our assets and distributions paid to our stockholders and cannot be determined at the present time.

ASSET MANAGEMENT FEE

Type of Compensation and Recipient	Method of Compensation	Estimated Amount

Separate and distinct from any business management fee, we also reimburse our Business Manager or any affiliate for all expenses that it, or any affiliate including IREIC, pays or incurs on our behalf including the salaries and benefits of persons employed by our Business Manager or its affiliates and performing services for us except for the salaries and benefits of persons who also serve as one of our executive officers or as an executive officer of our Business Manager.

For any year in which we qualify as a REIT, our Business Manager must reimburse us for the amounts, if any, by which our total operating expenses paid during the previous fiscal year exceed the greater of:

Our total operating expenses did not exceed the 2% or 25% limitations for the years ended December 31, 2007, 2006 or 2005.

• 2% of our average invested assets for that fiscal year; or

• 25% of our net income for that fiscal year, subject to certain adjustments described herein.

For these purposes, items such as organization and offering expenses, property expenses, interest payments, taxes, non-cash charges, any incentive fees payable to our Business Manager and acquisition fees and expenses are excluded from the definition of total operating expenses.

Incentive fee paid to our Business Manager.

After our stockholders have first received a 10% per annum cumulative, non-compounded return on, plus return of, their “invested capital,” we will pay our Business Manager an incentive fee equal to 15% of the net proceeds from the sale of real estate assets, including assets owned by a REIT or other real estate operating company that we

The actual amount depends on the amount of net proceeds from the sale of real estate assets and cannot be determined at the present time.

ASSET MANAGEMENT FEE

Type of Compensation and Recipient	Method of Compensation	Estimated Amount

acquire and operate as a subsidiary. For these purposes, “invested capital” means the original issue price paid for the shares of our common stock reduced by prior distributions from the sale or financing of our properties. This fee terminates if we acquire our Business Manager.

Investment Objectives

Our investment objectives are:

•                                          to invest in real estate assets that produce attractive current yield and long-term risk-adjusted returns to our stockholders; and

•                                          to generate sustainable and predictable cash flow from our operations to distribute to our stockholders.

To achieve these objectives, we selectively acquire and actively manage investments in commercial real estate. To the extent we sell assets, we intend to reinvest the sale proceeds. See the “Business and Policies” section of this prospectus for a more complete description of our business and objectives.

ERISA Considerations

The section of this prospectus entitled “ERISA Considerations” describes the effect that the purchase of shares will have on individual retirement accounts and retirement plans that are subject to the Employee Retirement Income Security Act of 1974, as amended (ERISA), and the Internal Revenue Code. ERISA is a federal law that regulates the operation of certain tax-advantaged retirement plans. Any retirement plan trustee or individual considering purchasing shares for a retirement plan or an individual retirement account should read this section of the prospectus carefully.

Shares Sold Before the Offering

In our initial “best efforts” public offering, we offered 500,000,000 shares of our common stock at $10.00 per share and up to 40,000,000 additional shares at $9.50 per share under our distribution reinvestment plan. These shares were offered pursuant to a registration statement on Form S-11, which was declared effective by the Securities and Exchange Commission on August 31, 2005. Our initial public offering commenced on August 31, 2005 and was terminated as of the close of business on July 31, 2007. We sold a total of 469,598,762 shares in the “best efforts” public offering and a total of 9,720,990.849 shares pursuant to our distribution reinvestment plan, resulting in aggregate gross offering proceeds of approximately $4,788,337,083. In addition, we previously issued 20,000 shares of our common stock for $10.00 per share, or an aggregate purchase price of $200,000, to IREIC in connection with our formation.  See “Risk Factors – Risks Related to the Offering” for additional discussion regarding a “best efforts” offering.

Stockholder Voting Rights and Limitations

We hold annual meetings of our stockholders to elect directors or conduct other business matters that may be presented at these meetings. We also may call special meetings of stockholders from time to time. The holders of our common stock are entitled to one vote per share on all matters voted on by stockholders, including electing our directors.

Restriction on Share Ownership

Our articles contain restrictions on the number of shares any one person or group may own. Specifically, no person or group may own or control more than 9.8% of our outstanding shares. These restrictions are designed to enable us to comply with ownership restrictions imposed on REITs by the Internal Revenue Code, and may have the effect of preventing a third party from engaging in a business combination or other transaction even if doing so would result in you receiving a “premium” for your shares. See “Risk Factors – Risks Related to Our Corporate Structure” for additional discussion regarding restrictions on share ownership.

Terms of the Offering

We are offering a maximum of 500,000,000 shares at a price of $10.00 per share on a “best efforts” basis. We also are offering up to 40,000,000 shares at a purchase price of $9.50 per share to stockholders who elect to participate in our distribution reinvestment plan. We reserve the right to reallocate the shares of common stock we are offering between the primary offering and the distribution reinvestment plan.  We also may issue up to 75,000 shares pursuant to the exercise of options which may be granted under our independent director stock option plan. A “best efforts” offering is one in which the securities dealers participating in the offering are under no obligation to purchase any of the securities being offered. No specified number of securities are, therefore, guaranteed to be sold and no specified amount of money is guaranteed to be raised in this offering. See “Risk Factors – Risks Related to the Offering” for additional discussion regarding a “best efforts” offering.

The offering price of our shares was arbitrarily determined by our board of directors in its sole discretion. Our board of directors determined the offering price based upon the offering price of other REITs organized by our sponsor, the offering price of other REITs that do not have a public trading market and the recommendation of Inland Securities, our dealer manager. See “Risk Factors – Risks Related to the Offering” for additional discussion regarding the offering price of our shares.

Appropriateness of Investment

An investment in our shares may be appropriate as part of your investment portfolio if:

•                                          You seek regular distributions, because we intend to continue paying regular monthly cash distributions to our stockholders.

•                                          You seek a hedge against inflation, because we typically enter into leases with tenants that provide for scheduled rent escalations or participation in the growth of tenant sales.

•                                          You seek to preserve your capital with appreciation, because we intend to acquire diverse commercial real estate assets that offer appreciation potential.

We cannot guarantee that we will achieve any of these objectives.

Distribution Reinvestment Plan

We also are offering up to 40,000,000 shares to be sold to stockholders who participate in our distribution reinvestment plan. You may participate in the plan by reinvesting distributions in additional shares of our common stock at a purchase price per share equal to $9.50. Distributions may be fully reinvested because the distribution reinvestment plan permits fractional shares to be purchased and credited to participant accounts. If you participate, you will be taxed on income attributable to the reinvested distributions. Thus, you would have to rely solely on sources other than distributions from us to pay taxes on the distributions. As a result, you may have a tax liability without receiving cash distributions to pay the tax liability. Our board may terminate or amend the plan, including increasing the per share purchase price, in its sole discretion at any time on ten days notice to plan participants.

QUESTIONS AND ANSWERS ABOUT THE OFFERING

Q:  What is Inland American Real Estate Trust, Inc.?

A:   Inland American Real Estate Trust, Inc., which we sometimes refer to as the company, was formed on October 4, 2004, to acquire and develop a diversified portfolio of commercial real estate, primarily retail, multi-family, industrial, lodging, office and student housing properties, as well as triple-net, single-use properties of a similar type, located in the United States and Canada. We acquire these assets directly by purchasing the property also known as a “fee interest” or indirectly by purchasing interests, including controlling interests, in real estate investment trusts, or REITs, or other “real estate operating companies” that own these assets, such as real estate management companies and real estate development companies. See “Management – Property Acquisition Agreement” for a more complete definition of “real estate operating company.” We also may acquire assets through joint ventures, including joint ventures in which we do not own a controlling interest.  We also may invest in other real estate assets such as commercial mortgage-backed securities. Investments in commercial mortgage-backed securities, such as bonds issued by the Government National Mortgage Association, or GNMA, or real estate mortgage investment conduits also known as REMICs, may increase our exposure to credit and interest rate risk. See “Risk Factors – Risks Related to Investments in Other Real Estate Assets” for a more detailed discussion of these risks. In addition, we may make loans to third parties or to affiliates of, or entities sponsored by, IREIC. These loans may be secured by first or second mortgages on commercial real estate owned by the entity or a pledge of ownership interests in the entity owning commercial real estate. In no event will the aggregate amount of all loans made to any of these affiliates or entities exceed an amount equal to 85% of the appraised value of the property or the entity securing the loan. We are managed by our Business Manager, Inland American Business Manager & Advisor, Inc. We currently qualify to be taxed as a REIT for federal and state income tax purposes.

Q:  What kind of offering is this?

A:   We are offering a maximum of 500,000,000 shares at a price of $10.00 per share on a “best efforts” basis. We also are offering up to 40,000,000 shares at a purchase price of $9.50 per share to stockholders who elect to participate in our distribution reinvestment plan.

Q:  How does a “best efforts” offering work?

A:   A “best efforts” offering means that an underwriter, broker-dealer, including our dealer manager or any soliciting dealer, or other person may, but is not obligated to, purchase any specific number or dollar amount of shares provided that the purchases comply with FINRA regulations. Therefore, we cannot guarantee the sale of any minimum number of shares in this offering. If you choose to purchase shares in this offering, you will need to fill out a subscription agreement, forms of which are included in this prospectus as Appendix C-1, and pay for the shares at the time you subscribe. If you decide to purchase shares, our escrow agent, Bank of America, N.A., will hold your funds in escrow, along with those of other subscribers, until we accept your subscription. Generally, we accept or reject subscriptions within ten days of receipt.

Q:  Have you made other offerings of your common stock?

A:   Yes. We had our initial “best efforts” public offering of 500,000,000 shares of our common stock at $10.00 per share. We also offered up to 40,000,000 additional shares at $9.50 per share under our distribution reinvestment plan. These shares were offered pursuant to a registration statement on Form S-11, which was declared effective by the Securities and Exchange Commission on August 31, 2005. Our initial public offering commenced on August 31, 2005 and was terminated concurrent with the commencement of this offering. We sold approximately 479,319,753 shares in our initial public offering, generating approximately $4,788,337,083 in gross offering proceeds. Following the termination of our initial public offering, we commenced this “best efforts” public offering of up to $5,380,000,000 in shares of our common stock. We are offering 500,000,000 shares of our common stock in our primary offering at $10.00 per share, and 40,000,000 additional shares at $9.50 per share under our distribution reinvestment plan. We reserve the right to reallocate the shares of common stock we are offering between the primary offering and the distribution reinvestment plan.  We are offering our shares pursuant to a registration statement on Form S-11, which was declared effective by the Securities and Exchange Commission on August 1, 2007. This public offering commenced on August 1, 2007 and will be terminated on or before August 1, 2009, unless extended with respect to shares offered under our distribution reinvestment plan or as otherwise permitted under applicable law.

Q:  Who can buy shares?

A:   Anyone who receives this prospectus can buy shares provided that they satisfy the minimum suitability standards described elsewhere in this prospectus and offer to purchase the minimum required number of shares at a price of $10.00 per share.

Q:  Will I receive a stock certificate?

A:   No, unless expressly authorized by our board of directors. In this offering, all common stock is issued only in book entry form. The use of book entry registration protects against loss, theft or destruction of stock certificates and reduces our offering costs.

Q:  Are fractional shares issued?

A:   We issue fractional shares only in connection with purchases of common stock made through our distribution reinvestment plan. Otherwise, only whole shares of common stock will be sold in this offering.

Q:  Is there any minimum required investment?

A:   Yes. Individuals must initially invest at least $3,000 and tax-exempt entities must initially invest at least $1,000. The minimum amount of any subsequent investments, other than investments through our distribution reinvestment plan, is $100.

Q:  If I buy shares in the offering, how can I sell them?

A:   Our shares are not listed for trading on any national securities exchange and we do not expect to list the shares in the near future. A public market may never develop. You may not be able to sell your shares when you desire or at a price equal to or greater than the offering price.

Our share repurchase program is designed to provide stockholders with limited, interim liquidity by enabling them to sell their shares back to us. We may repurchase shares through the program, from time to time, at prices ranging from $9.25 per share for stockholders who have owned shares for at least one year to $10.00 per share for stockholders who have owned shares for at least four years. Stockholders who have held their shares for at least one year may request that we repurchase any whole number of shares by submitting a written repurchase request to Ms. Roberta S. Matlin, Vice President of Administration, Inland American Real Estate Trust, Inc., 2901 Butterfield Road, Oak Brook, Illinois 60523. We will effect all repurchases on the last business day of the calendar month or any other business day that may be established by our board of directors.

Our obligation to repurchase shares under the share repurchase program is conditioned upon our having sufficient funds available to complete the repurchase. We will use offering proceeds from our public offerings, as well as proceeds from our distribution reinvestment plan and other operating funds, as our board of directors, in its sole discretion, may reserve for the purpose of funding the share repurchase program. In addition, we will limit the number of shares repurchased during any consecutive twelve month period to 5% of the number of outstanding shares of common stock at the beginning of that twelve month period. The share repurchase program will be terminated if our shares become listed for trading on a national securities exchange or if our board determines that it is in our best interest to terminate the share repurchase program. We may amend or modify any provision of the program at any time in our board’s discretion.

Q:  What will you do with the proceeds from this offering?

A:   Our use of proceeds will depend on the number of shares sold in the offering. After paying the fees and expenses of the offering, we have used and expect to continue using the remaining proceeds to acquire interests in commercial real estate, including acquiring REITs or other “real estate operating companies,” and other real estate assets such as commercial mortgage-backed securities. In addition, we may make loans to third parties or to affiliates of, or entities sponsored by, IREIC. These loans may be secured by first or second mortgages on commercial real estate owned by the entity or a pledge of ownership interests in the entity owning commercial real estate. In no event will the aggregate amount of all loans made to any of these affiliates or entities exceed an amount equal to 85% of the appraised value of the property or the entity securing the loan. Aside from these requirements, we do not have, and do not expect to adopt, any policies limiting the amount or percentage of assets that will be used to make loans to affiliates of, or entities sponsored by, IREIC. Our investment policies and strategies are very broad and do not require us to invest any specific amount or percentage of assets in any one type of investment. Further, we have not adopted any policies limiting the amount or percentage of assets that we may invest in commercial real estate, entities owning commercial real estate or other real estate assets. We also may invest proceeds received from this offering in short-term, highly liquid investments. These short-term investments typically yield less than investments in commercial real estate. Assuming all 500,000,000 shares are sold at a price of $10.00 per share in the “best efforts” portion of this offering, we expect to have approximately $4,399,500,000 of net offering proceeds available for investment.

Q:  What is the experience of the officers and directors?

A:   Our management team has substantial experience in all aspects of acquiring, owning, managing and operating commercial real estate and other real estate assets across diverse property types, as well as a broad range of experience in financing real estate assets.

Q:  How do you select investments and make investment decisions?

A:   Our Business Manager has the authority, subject to the direction and approval of our board of directors, to make all of our investment decisions.

Q:  If I buy shares, will I receive distributions and, if so, how often?

A:   We intend to continue paying regular monthly cash distributions to our stockholders. The actual amount and timing of distributions is determined by our board of directors in its discretion and typically depends on the amount of funds available, which depends on items such as current and projected cash requirements and tax considerations. As a result, our distribution rate and payment frequency may vary from time to time. However, in order to remain qualified as a REIT, we must make distributions equal to at least 90% of our “REIT taxable income” each year. If the aggregate amount of cash distributed in any given year exceeds the amount of our “REIT taxable income” generated during the year, the excess amount will be deemed a return of capital to the extent of your tax basis and thereafter will result in the recognition of capital gain (long-term or short-term, depending on whether you have held your stock for more than a year).

Q:  Are distributions I receive taxable?

A:   Yes, distributions that you receive will be considered ordinary income to the extent they come from current and accumulated earnings and profits. However, because depreciation expense reduces taxable income but does not reduce cash available for distribution, we expect a portion of your distributions will be considered a return of capital for tax purposes. These amounts will not be subject to tax immediately but will instead reduce the tax basis of your investment in effect deferring a portion of your tax until you sell your shares or we liquidate. Because each investor’s tax implications are different, you should consult with your tax advisor.

Q:  When will I get my tax information?

A:   Your Form 1099 tax information will be mailed by January 31st of each year.

Q:  Do you have a reinvestment program through which I can reinvest my cash distributions in additional shares?

A:   Yes, our distribution reinvestment plan allows investors to reinvest cash distributions in additional shares at $9.50 per share. The terms of this plan may, however, be amended or the plan terminated in the sole discretion of our board.

Q:  Who can help answer questions?

A:   If you have more questions about the offering or if you would like additional copies of this prospectus, you should contact your registered representative or our dealer manager:

Inland Securities Corporation
2901 Butterfield Road
Oak Brook, Illinois 60523
(630) 218-8000
Attention: Ms. Roberta S. Matlin

RISK FACTORS

An investment in our shares involves significant risks and is suitable only for those persons who understand the following material risks and who are able to bear the risk of losing their entire investment. The occurrence of any of the risks discussed in this prospectus could have a material adverse affect on our business, financial condition, results of operations and ability to pay distributions to you.  You should consider the following material risks in addition to other information set forth elsewhere in this prospectus before making your investment decision.

Risks Related to the Offering

We have a limited operating history, and neither our prior performance nor the prior performance of programs sponsored by IREIC should be used to predict our future results.

We have a limited operating history. You should not rely on our past performance or the past performance of other real estate investment programs sponsored by IREIC to predict our future results.

There is no public market for our shares, the offering price was arbitrarily established and you may not be able to sell your shares at a price that equals or exceeds the offering price.

There is no public market for our shares and no assurance that one may develop. We do not expect that our shares will be listed for trading on a national securities exchange in the near future. Our board will determine when, and if, to apply to have our shares of common stock listed for trading on a national securities exchange, subject to satisfying existing listing requirements. Our board does not anticipate evaluating a listing until at least 2010. Further, our articles limit a person or group from owning more than 9.8% of our common stock without prior approval of our board. These restrictions may inhibit your ability to sell your shares. Our board of directors arbitrarily determined the offering price in its sole discretion based on:

•              the offering price of other REITs organized by IREIC;

•              the range of offering prices of other REITs that do not have a public trading market; and

•              the recommendation of Inland Securities Corporation.

The offering price of our shares may be higher or lower than the price at which the shares would trade if they were listed on a national securities exchange or actively traded by dealers or marketmakers. Further, there is no assurance that you will be able to sell any shares that you purchase in the offering at prices that equal or exceed the offering price, if at all. You may lose money on any sale. See “Plan of Distribution – General” for additional discussion regarding the offering price of our shares.

You will not have the opportunity to evaluate our investments before we make them.

Because we have not identified all of the specific assets that we will acquire in the future, we are not able to provide you with information that you may want to evaluate before deciding to invest in our shares. Our investment policies and strategies are very broad and permit us to invest in any type of commercial real estate including developed and undeveloped properties, entities owning these assets or other real estate assets regardless of geographic location or property type. Our board has absolute discretion in implementing these policies and strategies, subject to the restrictions on investment objectives and policies set forth in our articles of incorporation. See “Business and Policies – Investment Strategy” for additional discussion regarding our investment policies and strategies.

This is a “best efforts” offering and the number and type of investments will depend on the proceeds raised in this offering.

The amount of proceeds that we ultimately raise in this offering will affect the diversity of our portfolio in terms of the number and type of investments owned and the geographic regions in which our investments are located. A total of 500,000,000 shares are being offered on a “best efforts” basis, meaning the brokers participating in the offering are only required to use their best efforts to sell our shares and have no firm commitment or obligation to purchase any of the shares. As a result, we cannot assure you that we will sell the maximum offering amount.  Thus, the potential that our profitability will be affected by the performance of any one of our investments will increase.  Additionally, we are generally not limited in the number or size of our investments or the percentage of net proceeds we may dedicate to a single investment. Your investment in our shares will be subject to greater risk to the extent that we lack a diversified portfolio of investments. In addition, if we are unable to raise substantial funds, our fixed operating expenses, as a percentage of gross income, will be higher.

Our share repurchase program may be amended, suspended or terminated by our board of directors at any time without stockholder approval, reducing the potential liquidity of your investment.

Our share repurchase program is designed to provide eligible stockholders with limited, interim liquidity by enabling them to sell their shares back to us. Our board of directors, however, may amend, suspend or terminate the share repurchase program at any time in its sole discretion without stockholder approval. Any amendments to, or suspension or termination of, the share repurchase program may restrict or eliminate your ability to have us repurchase your shares and otherwise prevent you from liquidating your investment.

Risks Related to Our Business

We compete with numerous other parties or entities for real estate assets and tenants.

We compete with numerous other persons or entities seeking to buy real estate assets, or to attract tenants to properties we already own, including REITs or other real estate operating companies. These persons or entities may have greater experience and financial strength. There is no assurance that we will be able to acquire additional real estate assets or attract tenants on favorable terms, if at all. For example, our competitors may be willing to offer space at properties that compete with ours at rental rates below our existing rates, causing us to lose existing or potential tenants and pressuring us to reduce our rental rates to retain existing tenants or convince new tenants to lease space at our properties.

Delays in locating suitable investments could adversely affect the return on your investment.

Even if we are able to access sufficient capital, we may suffer from delays in deploying the capital into properties or other real estate assets. Delays may occur, for example, as a result of our relying on our Business Manager and its affiliates, including IREA, to identify these opportunities given that these entities are simultaneously seeking to locate suitable investments for other programs sponsored by IREIC. Delays in selecting, acquiring and developing real estate assets could adversely affect investor returns. In addition, when we acquire a property prior to the start of construction or during the early stages of construction, it typically takes several months to complete construction and rent available space.  Further, we also may experience delays as a result of selling shares or negotiating or obtaining the necessary purchase documentation to close an acquisition.

We also may invest all proceeds we receive from this offering in short-term, highly-liquid investments. These short-term investments typically yield less than investments in commercial real estate.

Further, we may use the principal amount of these investments, and any returns generated on these investments, to pay fees in connection with our current offering and the expenses of our Business Manager, Property Managers and other affiliates of IREIC in connection with acquiring real estate assets for us.  Because cash generated by our short-term investments may not be reinvested in additional short-term investments, our percentage return on short-term investments may, therefore, be less than the return an investor may otherwise realize by directly investing in similar types of short-term investments.

Your interest in us will be diluted if we issue additional shares.

Stockholders do not have preemptive rights to any shares issued by us in the future. Our articles authorize us to issue up to 1.5 billion shares of capital stock, of which 1.46 billion shares are designated as common stock and 40 million are designated as preferred stock. We may, in the sole discretion of our board:

•              sell additional shares in this or future offerings;

•              issue equity interests in a private offering of securities;

•              classify or reclassify any unissued shares of preferred stock by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications, or terms or conditions of redemption of the preferred stock;

•              issue shares of our capital stock on the exercise of options granted to our independent directors or employees of our Business Manager, Property Managers, IREA or their affiliates;

•              issue shares of our capital stock in exchange for real estate assets; or

•              issue shares of our capital stock to our Business Manager or Property Managers in connection with any business combination between us and any of them.

In addition, we may issue shares to our Business Manager or its designee to pay certain acquisition fees. See “Description of Securities – Issuance of Additional Securities and Debt Instruments” for additional discussion regarding the issuance of additional shares.

There is no assurance that we will be able to continue paying cash distributions or that distributions will increase over time.

We intend to continue paying regular monthly cash distributions to our stockholders. However, there are many factors that can affect the availability and timing of cash distributions to stockholders such as our ability to buy, and earn positive yields on, real estate assets, the yields on securities of other entities in which we invest, our operating expense levels, as well as many other variables. Actual cash available for distributions may vary substantially from estimates. There is no assurance that we will be able to continue paying distributions or that the amount of distributions will increase over time.

Even if we are able to continue paying distributions, the actual amount and timing of distributions is determined by our board of directors in its discretion and typically depends on the amount of funds available for distribution, which depends on items such as current and projected cash requirements and tax considerations. As a result, our distribution rate and payment frequency may vary from time to time. Further, if the aggregate amount of cash distributed in any given year exceeds the amount of our “REIT taxable income” generated during the year, the excess amount will be deemed a return of capital to the extent of your tax basis and thereafter will result in the recognition of capital gain (long-term or short-term, depending on whether you have held your stock for more than a year).

Although IREIC or its affiliates have  previously foregone or deferred advisor fees in an effort to increase cash available for distribution by the other REITs sponsored by IREIC, our Business Manager is under no obligation, and may not agree, to continue to forgo or defer its business management fee.

From time to time, IREIC or its affiliates have agreed to either forgo or defer a portion of the business management fee due them from us and the other REITs sponsored by IREIC to ensure that each REIT generated sufficient cash from operating, investing and financing activities to pay distributions while continuing to raise capital and acquire properties. For the nine months ended September 30, 2008, we incurred a $18.5 million business management fee and an investment advisory fee of approximately $1.8 million, together which are less than the full 1% fee that the Business Manager could be paid.  In each case, IREIC or its affiliates, including our Business Manager, determined the amounts that would be forgone or deferred in their sole discretion and, in some cases, were paid the deferred amounts in later periods. In the case of Inland Western Retail Real Estate Trust, Inc., or “Inland Western,” IREIC also advanced monies to Inland Western to pay distributions. There is no assurance that our Business Manager will continue to forgo or defer all or a portion of its business management fee during the periods that we are raising capital, which may affect our ability to pay distributions or have less cash available to acquire real estate assets.

There are conflicts of interest between us and affiliates of our sponsor that may affect our acquisition of properties and financial performance.

Our operation and management may be influenced or affected by conflicts of interest arising out of our relationship with entities sponsored by IREIC. One of these entities, Inland Diversified Real Estate Trust, Inc., relies on an affiliate of our Business Manager to serve as its business manager.  Inland Diversified intends to invest in the same broad range of asset types as us.  As a result, we may be seeking to buy properties and other real estate assets at the same time as Inland Diversified.  The resolution of conflicts in favor of other IREIC-sponsored entities could result in us losing investment opportunities.

Actions of our joint venture partners could negatively impact our performance.

We have entered into, and may in the future enter into, joint ventures with third parties.  Our organizational documents do not limit the amount of available funds that we may invest in these joint ventures, and we intend to continue to develop and acquire properties through joint ventures with other persons or entities when warranted by the circumstances. In many cases, our existing venture partners share, and future partners may share, certain approval rights over major decisions and these investments may involve risks not otherwise present with other methods of investment in real estate, including, but not limited to:

•              that our co-member, co-venturer or partner in an investment might become bankrupt, which would mean that we and any other remaining general partners, members or co-venturers would generally remain liable for the partnership’s, limited liability company’s or joint venture’s liabilities;

•              that our co-member, co-venturer or partner may at any time have economic or business interests or goals which are or which become inconsistent with our business interests or goals;

•              that our co-member, co-venturer or partner may be in a position to take action contrary to our instructions or requests or contrary to our policies or objectives, including our current policy with respect to maintaining our qualification as a REIT;

•              that, if our partners fail to fund their share of any required capital contributions, we may be required to contribute that capital;

•              that joint venture, limited liability company and partnership agreements often restrict the transfer of a co-venturer’s, member’s or partner’s interest or may otherwise restrict our ability to sell the interest when we desire or on advantageous terms;

•              that our relationships with our partners, co-members or co-venturers are contractual in nature and may be terminated or dissolved under the terms of the agreements and, in each event, we may not continue to own or operate the interests or assets underlying the relationship or may need to purchase these interests or assets at an above-market price to continue ownership;

•              that disputes between us and our partners, co-members or co-venturers may result in litigation or arbitration that would increase our expenses and prevent our officers and directors from focusing their time and effort on our business; and

•              that we may in certain circumstances be liable for the actions of our partners, co-members or co-venturers.

Your investment return may be reduced if we are required to register as an investment company under the Investment Company Act.

We are not registered as an investment company under the Investment Company Act of 1940. If we fail to maintain an exemption or other exclusion from registration as an investment company, we could, among other things, be required either (a) to substantially change the manner in which we conduct our operations to avoid registering as an investment company or (b) to register as an investment company. If we were registered as an investment company, we would have to comply with a variety of substantive requirements that would:

•              place limits on our capital structure;

•              impose restrictions on specified investments;

•              prohibit transactions with affiliates; and

•              require us to comply with reporting, record keeping, voting, proxy disclosure and other rules and regulations that would significantly change our operations.

To maintain the exemption, we must engage primarily in the business of buying or investing in real estate. In addition, to comply with the exemptions, we may be unable to sell assets we would otherwise want to sell and may need to sell assets we would otherwise want to retain. In addition, we may have to acquire assets that generate additional income or loss that we might not otherwise have acquired or may have to forgo opportunities to acquire assets that we would otherwise want to acquire consistent with our strategy.

If we were required to register as an investment company but failed to do so, we would be prohibited from engaging in our business, and criminal and civil actions could be brought against us. In addition, our contracts would be unenforceable unless a court was to require enforcement, and a court could appoint a receiver to take control of us and liquidate our business.

Risks Related to Investments in Real Estate

There are inherent risks with real estate investments.

Investments in real estate assets are subject to varying degrees of risk. For example, an investment in real estate cannot generally be quickly converted to cash, limiting our ability to promptly vary our portfolio in response to changing economic, financial and investment conditions. Investments in real estate assets also are subject to adverse changes in general economic conditions which reduce the demand for rental space. Other factors also affect the value of real estate assets, including:

•              federal, state or local regulations and controls affecting rents, zoning, prices of goods, fuel and energy consumption, water and environmental restrictions;

•              the attractiveness of a property to tenants; and

•              labor and material costs.

Further, our investments may not generate revenues sufficient to meet operating expenses.

Your investment is directly affected by general economic and regulatory factors that impact real estate investments.

Because we invest primarily in commercial real estate, we are impacted by general economic and regulatory factors impacting real estate investments. These factors are generally outside of our control. Among the factors that could impact our real estate assets and the value of your investment are:

•              local conditions such as an oversupply of space or reduced demand for real estate assets of the type that we own or seek to acquire, including, with respect to our lodging facilities, quick changes in supply of and demand for rooms that are rented or leased on a day-to-day basis;

•              inability to collect rent from tenants;

•              vacancies or inability to rent space on favorable terms;

•              inflation and other increases in operating costs, including insurance premiums, utilities and real estate taxes;

•              increases in energy costs or airline fares or terrorist incidents which impact the propensity of people to travel and therefore impact revenues from our lodging facilities, although operating costs cannot be adjusted as quickly;

•              adverse changes in the laws and regulations applicable to us;

•              the relative illiquidity of real estate investments;

•              changing market demographics;

•              an inability to acquire and finance properties on favorable terms;

•              acts of God, such as earthquakes, floods or other uninsured losses; and

•              changes or increases in interest rates and availability of permanent mortgage funds.

In addition, periods of economic slowdown or recession, or declining demand for real estate, or the public perception that any of these events may occur, could result in a general decline in rents or increased defaults under existing leases.

We depend on tenants for the majority of our revenue, and lease terminations or the exercise of any co-tenancy rights could have an adverse effect.

Defaults on lease payment obligations by our tenants would cause us to lose the revenue associated with that lease and require us to find an alternative source of revenue to pay our mortgage indebtedness and prevent a foreclosure action. If a tenant defaults or declares bankruptcy, we may experience delays in enforcing our rights as a landlord and may incur substantial costs in protecting our investment.  In addition, if a tenant at one of our “single-user facilities,” properties designed or built primarily for a particular tenant or a specific type of use, fails to renew its lease or defaults on its lease obligations, we may not be able to readily market a single-user facility to a new tenant without making substantial capital improvements or incurring other significant re-leasing costs.

Further, with respect to our retail properties, we may enter into leases containing co-tenancy provisions. Co-tenancy provisions may allow a tenant to exercise certain rights if, among other things, another tenant fails to open for business, delays its opening or ceases to operate, or if a percentage of the property’s gross leasable space or a particular portion of the property is not leased or subsequently becomes vacant. A tenant exercising cotenancy rights may be able to abate minimum rent, reduce its share or the amount of its payments of common area operating expenses and property taxes or cancel its lease. The exercise of any co-tenancy rights by tenants could have a material adverse effect on our financial condition, results of operations and ability to pay distributions to you.

We may be restricted from re-leasing space.

In the case of leases with retail tenants, the majority of the leases contain provisions giving the particular tenant the exclusive right to sell particular types of merchandise or provide specific types of services within the particular retail center. These provisions may limit the number and types of prospective tenants interested in leasing space in a particular retail property.

Geographic concentration of our portfolio may make us particularly susceptible to adverse economic developments in the real estate markets of those areas.

In the event that we have a concentration of properties in a particular geographic area, our operating results and ability to make distributions are likely to be impacted by economic changes affecting the real estate markets in that area. A stockholder’s investment will be subject to greater risk to the extent that we lack a geographically diversified portfolio of properties.

Because we are a REIT, we must rely on third parties to operate our hotels.

To continue qualifying as a REIT, we may not, among other things, operate any hotel, or directly participate in the decisions affecting the daily operations of any hotel. Thus, we have retained third party managers to operate our hotel properties. We do not have the authority to directly control any particular aspect of the daily operations of any hotel, such as setting room rates. Thus, even if we believe our hotels are being operated in an inefficient or sub-optimal manner, we may not be able to require an immediate change to the method of operation. Our only alternative for changing the operation of our hotels may be to replace the third party manager of one or more hotels in situations where the applicable management agreement permits us to terminate the existing manager. Certain of these agreements may not be terminated without cause, which generally includes fraud, misrepresentation and other illegal acts.  Even if we terminate or replace any manager, there is no assurance that we will be able to find another manager or that we will be able to enter into new management agreements favorable to us. Any change of hotel management would cause a disruption in operations.

The lodging market is highly competitive and generally subject to greater volatility than our other market segments.

The lodging business is highly competitive and influenced by factors such as location, room rates and quality, service levels, reputation and reservation systems, among many other factors. There are many competitors in the lodging market, and these competitors may have substantially greater marketing and financial resources than those available to us. This competition, along with other factors, such as over-building in the hotel industry and certain deterrents to traveling, may increase the number of rooms available and may decrease the average occupancy and room rates of our hotels. The demand for our hotel rooms will change much more rapidly than the demand for space at our other properties such as office buildings and shopping centers.

Conditions of franchise agreements could adversely affect us.

Our lodging properties are operated pursuant to franchise or license agreements with nationally recognized hotel brands including Marriott International, Inc., Hilton Hotels Corporation, Intercontinental Hotels Group PLC and Choice Hotels International. These agreements generally contain specific standards for, and restrictions and limitations on, the operation and maintenance of a hotel in order to maintain uniformity within the franchisor’s system. These standards are subject to change over time, in some cases at the discretion of the franchisor, and may restrict our ability to make improvements or modifications to a hotel without the consent of the franchisor. Conversely, these standards may require us to make certain improvements or modifications to a hotel, even if we do not believe the capital improvements are necessary or desirable or will result in an acceptable return on our investment. Compliance with these standards could require us to incur significant expenses or capital expenditures.

These agreements also permit the franchisor to terminate the agreement in certain cases such as a failure to pay royalties and fees or perform our other covenants under the franchise agreement, bankruptcy, abandonment of the franchise, commission of a felony, assignment of the franchise without the consent of the franchisor or failure to comply with applicable law or maintain applicable standards in the operation and condition of the relevant hotel. If a franchise license terminates due to our failure to make required improvements or to otherwise comply with its terms, we may be liable to the franchisor for a termination payment. These payments vary. Also, these franchise agreements do not renew automatically. We received notice from a franchisor that the franchise license agreements for two hotels, aggregating 319 rooms, which expire in March 2009 and November 2010, will not be renewed.

We may be unable to sell assets if or when we decide to do so.

Our ability to sell real estate assets is limited by the provisions governing our continued qualifications as a REIT as well as by many other factors, such as general economic conditions, the availability of financing, interest rates and the supply and demand for the particular asset type. These factors are beyond our control. We cannot predict whether we will be able to sell any real estate asset on favorable terms and conditions, if at all, or the length of time needed to sell an asset.

If we sell properties by providing financing to purchasers, we will bear the risk of default by the purchaser.

We may, from time to time, sell a property or other asset by providing financing to the purchaser. There are no limits or restrictions on our ability to accept purchase money obligations secured by a mortgage as payment for the purchase price. The terms of payment to us will be affected by custom in the area where the property being sold is located and then-prevailing economic conditions. If we receive promissory notes or other property in lieu of cash from property sales, the distribution of the proceeds of sales to our stockholders, or reinvestment in other properties, will be delayed until the promissory notes or other property are actually paid, sold, refinanced or otherwise disposed. In some cases, we may receive initial down payments in cash and other property in the year of sale in an amount less than the selling price and subsequent payments will be spread over a number of years. We will bear the risk of default by the purchaser and may incur significant litigation costs in enforcing our rights against the purchaser.

An increase in real estate taxes may decrease our income from properties.

From time to time the amount we pay for property taxes will increase as either property values increase or assessment rates are adjusted. Increases in a property’s value or in the assessment rate will result in an increase in the real estate taxes due on that property. If we are unable to pass the increase in taxes through to our tenants, our net operating income for the property will decrease.

Uninsured losses or premiums for insurance coverage may adversely affect your returns.

We attempt to adequately insure all of our properties against casualty losses. There are types of losses, generally catastrophic in nature, such as losses due to wars, acts of terrorism, earthquakes, floods, hurricanes, pollution or environmental matters that are uninsurable or not economically insurable, or may be insured subject to limitations, such as large deductibles or co-payments. Risks associated with potential acts of terrorism could sharply increase the premiums we pay for coverage against property and casualty claims. Additionally, mortgage lenders sometimes require commercial property owners to purchase specific coverage against terrorism as a condition for providing mortgage loans. These policies may not be available at a reasonable cost, if at all, which could inhibit our ability to finance or refinance our properties. In such instances, we may be required to provide other financial support, either through financial assurances or self-insurance, to cover potential losses. If we incur any casualty losses not fully covered by insurance, the value of our assets will be reduced by the amount of the uninsured loss. In addition, other than any reserves we may establish, we have no source of funding to repair or reconstruct any uninsured damaged property, and we cannot assure you that any of these sources of funding will be available to us in the future.

Our operating results may be negatively affected by potential development and construction delays and the resulting increase in costs and risks.

Investing in properties under development, and in lodging facilities, which typically must be renovated or otherwise improved on a regular basis, including renovations and improvements required by existing franchise agreements, subjects us to uncertainties such as the ability to achieve desired zoning for development, environmental concerns of governmental entities or community groups, ability to control construction costs or to build in conformity with plans, specifications and timetables. Delays in completing construction also could give tenants the right to terminate preconstruction leases for space at a newly-developed project. We may incur additional risks when we make periodic progress payments or advance other costs to third parties prior to completing construction. These and other factors can increase the costs of a project or cause us to lose our investment. In addition, we will be subject to normal lease-up risks relating to newly constructed projects. Furthermore, we must rely upon projections of rental income and expenses and estimates of fair market value upon completing construction when agreeing upon a price to be paid for the property at the time we acquire the property. If our projections are inaccurate, we may pay too much for a property.

Terrorist attacks and other acts of violence or war may affect the markets in which we operate, our operations and our profitability.

We may acquire real estate assets located in areas that are susceptible to attack. These attacks may directly impact the value of our assets through damage, destruction, loss or increased security costs. Although we may obtain terrorism insurance, we may not be able to obtain sufficient coverage to fund any losses we may incur. Risks associated with potential acts of terrorism could sharply increase the premiums we pay for coverage against property and casualty claims. Further, certain losses resulting from these types of events are uninsurable or not insurable at reasonable costs.

More generally, any terrorist attack, other act of violence or war, including armed conflicts, could result in increased volatility in, or damage to, the United States and worldwide financial markets and economy. Any terrorist incident may, for example, deter people from traveling, which could affect the ability of our hotels to generate operating income and therefore our ability to pay distributions to you. Additionally, increased economic volatility could adversely affect our tenants’ ability to pay rent on their leases or our ability to borrow money or issue capital stock at acceptable prices.

The costs of complying with environmental laws and other governmental laws and regulations may adversely affect us.

All real property and the operations conducted on real property are subject to federal, state and local laws and regulations relating to environmental protection and human health and safety. These laws and regulations generally govern wastewater discharges, air emissions, the operation and removal of underground and above-ground storage tanks, the use, storage, treatment, transportation and disposal of solid and hazardous materials, and the remediation of contamination associated with disposals. Some of these laws and regulations may impose joint and several liability on tenants, owners or operators for the costs of investigating or remediating contaminated properties, regardless of fault or whether the original disposal was legal. In addition, the presence of these substances, or the failure to properly remediate these substances, may adversely affect our ability to sell or rent the property or to use the property as collateral for future borrowing.

Some of these laws and regulations have been amended to require compliance with new or more stringent standards as of future dates. Compliance with new or more stringent laws or regulations or stricter interpretation of existing laws may require us to spend material amounts of money. Future laws, ordinances or regulations may impose material environmental liability. Further, the condition of our properties may be affected by tenants, the condition of the land, operations in the vicinity of the properties, such as the presence of underground or above-ground storage tanks, or the activities of unrelated third parties. We also are required to comply with various local, state and federal fire, health, life-safety and similar regulations.

Our properties may contain or develop harmful mold, which could lead to liability for adverse health effects and costs of remediating the problem.

The presence of mold at any of our properties could require us to undertake a costly program to remediate, contain or remove the mold. Mold growth may occur when moisture accumulates in buildings or on building materials. Some molds may produce airborne toxins or irritants. Concern about indoor exposure to mold has been increasing because exposure to mold may cause a variety of adverse health effects and symptoms, including allergic or other reactions. The presence of mold could expose us to liability from our tenants, their employees and others if property damage or health concerns arise.

We may incur significant costs to comply with the Americans With Disabilities Act.

Investment in real estate assets also may be subject to the Americans With Disabilities Act of 1990, as amended. Under this act, all places of public accommodation are required to comply with federal requirements related to access and use by disabled persons. The act has separate compliance requirements for “public accommodations” and “commercial facilities” that generally require that buildings and services be made accessible and available to people with disabilities. The act’s requirements could require us to remove access barriers and could result in the imposition of injunctive relief, monetary penalties or, in some cases, an award of damages.

We may have increased exposure to liabilities as a result of any participation by us in Section 1031 Exchange Transactions.

We may enter into transactions that qualify for like-kind exchange treatment under Section 1031 of the Internal Revenue Code (a “1031 Exchange Transaction”). Real estate acquired through a 1031 Exchange Transaction is commonly structured as the acquisition of real estate owned in co-tenancy arrangements with persons (1031 Participants) in tax pass-through entities, including single-member limited liability companies or similar entities. Changes in tax laws may adversely affect 1031 Exchange Transactions. Owning co-tenancy interests involves risks generally not otherwise present with an investment in real estate such as:

•              the risk that a co-tenant may at any time have economic or business interests or goals that are or that become inconsistent with our business interests or goals;

•              the risk that a co-tenant may be in a position to take action contrary to our instructions or requests or contrary to our policies or objectives; or

•              the possibility that a co-tenant might become insolvent or bankrupt, which may be an event of default under mortgage loan financing documents or allow a bankruptcy court to reject the tenants in common agreement or management agreement entered into by the co-tenants owning interests in the property.

Sale leaseback transactions may be recharacterized in a manner unfavorable to us.

We may from time to time enter into a sale leaseback transaction where we purchase a property and then lease the property to the seller. The transaction may, however, be characterized as a financing instead of a sale in the case of the seller’s bankruptcy. In this case, we would not be treated as the owner of the property but rather as a creditor with no interest in the property itself. The seller may have the ability in a bankruptcy proceeding to restructure the financing by imposing new terms and conditions. The transaction also may be recharacterized as a joint venture. In this case, we would be treated as a joint venturer with liability, under some circumstances, for debts incurred by the seller relating to the property.

Actions by a co-tenant might have the result of subjecting the property to liabilities in excess of those contemplated and may have the effect of reducing your returns.

If our interests become adverse to those of the other co-tenants in a 1031 Exchange Transaction, we may not have the contractual right to purchase the co-tenancy interests from the other co-tenants. Even if we are given the opportunity to purchase the co-tenancy interests, we cannot guarantee that we will have sufficient funds available to complete a purchase.

In addition, we may desire to sell our co-tenancy interests in a given property at a time when the other co-tenants do not desire to sell their interests. Therefore, we may not be able to sell our interest in a property at the time we would like to sell. We also expect it to be more difficult to find a willing buyer for our co-tenancy interests in a property than it would be to find a buyer for a property we owned outright. Further, agreements that contain obligations to acquire unsold co-tenancy interests in properties may be viewed by institutional lenders as a contingent liability against our cash or other assets, limiting our ability to borrow funds in the future.

Risks Related to Investments in Other Real Estate Assets

We may own equity interests in a number of REITs or other real estate operating companies that invest in real estate or real estate related assets and are, therefore, subject to the risks impacting each entity’s assets.

We have invested, and may continue to invest, in real estate related securities of both publicly traded and private real estate companies.  Real estate related equity securities are always unsecured and subordinated to other obligations of the issuer.  Investments in real estate related equity securities are subject to risks of: (1) limited liquidity in the secondary trading market in the case of unlisted or thinly traded securities; (2) substantial market price volatility resulting from changes in prevailing interest rates in the case of traded equity securities; (3) subordination to the liabilities of the entity; (4) the operation of mandatory sinking fund or call/redemption provisions during periods of declining interest rates that could cause the issuer to redeem the securities; and (5) the possibility that earnings of the issuer may be insufficient to meet its debt service and distribution obligations.  In addition, investments in real estate related securities will involve special risks relating to the particular issuer of the securities, including the financial condition and business outlook of the issuer.  Issuers of real estate related securities generally invest in real estate or real estate related assets and are subject to the inherent risks associated with real estate related investments discussed in this prospectus, including:

•              fluctuations in value due to changes in interest rates;

•              interest rate caps on adjustable mortgage-backed securities;

•              increases in levels of prepayments;

•              fluctuations in the market value of mortgage-backed securities;

•              increases in borrower defaults;

•              decreases in the value of property underlying mortgage-backed securities; and

•              conflicts between the debt structure used to acquire a mortgage and the debt structure of the mortgages.

These risks may adversely affect the value of outstanding real estate related equity securities and the ability of the issuers thereof to repay principal and interest or make distribution payments.

We may invest in commercial mortgage-backed securities, which may increase our exposure to credit and interest rate risk.

We have invested, and may continue to invest, in commercial mortgage-backed securities, which may increase our exposure to credit and interest rate risk. In this context, credit risk is the risk that borrowers will default on the mortgages underlying the commercial mortgage-backed securities. Interest rate risk occurs as prevailing market interest rates change relative to the current yield on the commercial mortgage-backed securities. For example, when interest rates fall, borrowers are more likely to prepay their existing mortgages to take advantage of the lower cost of financing. As prepayments occur, principal is returned to the holders of the commercial mortgage-backed securities sooner than expected, thereby lowering the effective yield on the investment. On the other hand, when interest rates rise, borrowers are more likely to maintain their existing mortgages. As a result, prepayments decrease, thereby extending the average maturity of the mortgages underlying the commercial mortgage-backed securities. We may be unable to manage these risks.

Recent market conditions and the risk of continued market deterioration may reduce the value of any real estate related securities in which we may invest.

Recently the U.S. credit markets and the sub-prime residential mortgage market have experienced severe dislocations and liquidity disruptions. Sub-prime mortgage loans have experienced increasing rates of delinquency, foreclosure and loss. These and other related events have had a significant impact on the capital markets associated not only with sub-prime mortgage-backed securities, asset-backed securities and collateralized debt obligations, but also with the U.S. credit and financial markets as a whole.

Our investments in real estate related securities, including commercial mortgage-backed securities, sometimes referred to herein as “CMBS,” expose us to the volatility of the credit markets.  Turmoil in the credit market may have a material adverse effect on the value of our securities portfolio.

Because there may be significant uncertainty in the valuation of, or in the stability of the value of, securities holdings, the fair values of these investments might not reflect the prices that we would obtain if we sold these investments. Furthermore, due to the recent market events, these investments are subject to rapid changes in value caused by sudden developments that could have a material adverse affect on the value of these investments.

To the extent that these volatile market conditions persist or deteriorate, they have and may continue to negatively impact our ability to both acquire and potentially sell our real estate related securities holdings at a price and with terms acceptable to us, and we may be required to recognize additional impairment charges or unrealized losses.

Any mortgage loans that we originate or purchase are subject to the risks of delinquency and foreclosure.

We may originate and purchase mortgage loans, including indirectly through our lodging subsidiaries. These loans are subject to risks of delinquency and foreclosure, and risks of loss. Typically we do not have recourse to the personal assets of our borrowers. The ability of a borrower to repay a loan secured by an income-producing property depends primarily upon the successful operation of the property rather than upon the existence of independent income or assets of the borrower. If the net operating income of the property is reduced, the borrower’s ability to repay the loan may be impaired. A property’s net operating income can be affected by, among other things:

•              increased costs, including, with respect to our lodging facilities, added costs imposed by franchisors for improvements or operating changes required, from time to time, under the franchise agreements;

•              poor property management decisions;

•              property location and condition;

•              competition from comparable types of properties;

•              changes in specific industry segments;

•              declines in regional or local real estate values, or occupancy rates; and

•              increases in interest rates, real estate tax rates and other operating expenses.

We bear the risks of loss of principal to the extent of any deficiency between the value of the collateral and the principal and accrued interest of the mortgage loan. In the event of the bankruptcy of a mortgage loan borrower, the mortgage loan to that borrower will be deemed to be collateralized only to the extent of the value of the underlying collateral at the time of bankruptcy (as determined by the bankruptcy court), and the lien securing the mortgage loan will be subject to the avoidance powers of the bankruptcy trustee or debtor-in-possession to the extent the lien is unenforceable under state law. Foreclosure of a mortgage loan can be an expensive and lengthy process that could have a substantial negative effect on our anticipated return on the foreclosed mortgage loan. We may also be forced to foreclose on certain properties, be unable to sell these properties and be forced to incur substantial expenses to improve operations at the property.

We may make a mortgage loan to affiliates of, or entities sponsored by, IREIC.

If we have excess working capital, we may, from time to time, and subject to the conditions in our articles, make a mortgage loan to affiliates of, or entities sponsored by, IREIC. These loan arrangements will not be negotiated at arm’s length and may contain terms and conditions that are not in our best interest and would not otherwise be applicable if we entered into arrangements with a third-party borrower not affiliated with these entities.

Risks Associated with Debt Financing

Borrowings may reduce the funds available for distribution and increase the risk of loss since defaults may cause us to lose the properties securing the loans.

In some instances, we acquire real estate assets by using either existing financing or borrowing new monies. Our articles generally limit the total amount we may borrow to 300% of our net assets. In addition, we may obtain loans secured by some or all of our properties or other assets to fund additional acquisitions or operations including to satisfy the requirement that we distribute at least 90% of our annual “REIT taxable income” to our stockholders, or as is otherwise necessary or advisable to assure that we continue to qualify as a REIT for federal income tax purposes. Payments required on any amounts we borrow reduce the funds available for, among other things, distributions to our stockholders because cash otherwise available for distribution is required to pay principal and interest associated with amounts we borrow.

Defaults on loans secured by a property we own may result in us losing the property or properties securing the loan that is in default as a result of foreclosure actions initiated by a lender. For tax purposes, a foreclosure would be treated as a sale of the property for a purchase price equal to the outstanding balance of the debt secured by the property. If the outstanding balance of the debt exceeds our tax basis in the property, we would recognize taxable gain on the foreclosure but would not receive any cash proceeds. We also may fully or partially guarantee any monies that subsidiaries borrow to purchase or operate real estate assets. In these cases, we will be responsible to the lender for repaying the loans if the subsidiary is unable to do so. If any mortgage contains cross-collateralization or cross-default provisions, more than one property may be affected by a default.

Recent disruptions in the financial markets and deteriorating economic conditions could adversely affect our ability to service our existing indebtedness, our ability to refinance or secure additional debt financing on attractive terms and the values of our investments.

The capital and credit markets have been experiencing extreme volatility and disruption. Liquidity in the global credit market has been severely contracted by these market disruptions, making it costly to obtain new lines of credit or refinance existing debt. As a result of the ongoing credit market turmoil, we may not be able to refinance our existing indebtedness or to obtain additional financing on attractive terms. Accordingly, we may be forced to use a greater proportion of our offering proceeds to finance our acquisitions. If the current debt market environment persists, we may modify our investment strategy in order to optimize our portfolio performance. Our options would include limiting or eliminating the use of debt and focusing on those investments that do not require the use of leverage.

The disruptions in the financial markets and deteriorating economic conditions could adversely affect the values of our investments. Turmoil in the capital markets has constrained equity and debt capital available for investment in commercial real estate, resulting in fewer buyers seeking to acquire commercial properties and possible increases in cap rates and lower property values. Further, these deteriorating economic conditions could negatively impact commercial real estate fundamentals and result in lower occupancy, lower rental rates and declining values in our real estate portfolio and in the collateral securing any loan investments we may make, which could have the following negative effects:

•              the values of our investments in commercial properties could decrease below the amounts paid for such investments;

•              the value of collateral securing any loan investment we may make could decrease below the outstanding principal amounts of such loans;

•              revenues from our properties could decrease due to fewer tenants or lower rental rates, making it more difficult for us to pay distributions or meet our debt service obligations on debt financing; or

•              revenues on the properties and other assets underlying any loan investments we may make could decrease, making it more difficult for borrowers to meet their payment obligations to us.

Lenders may restrict certain aspects of our operations, which could, among other things, limit our ability to make distributions to you.

The terms and conditions contained in any of our loan documents may require us to maintain cash reserves, limit the aggregate amount we may borrow on a secured and unsecured basis, require us to satisfy restrictive financial covenants, prevent us from entering into certain business transactions, such as a merger, sale of assets or other business combination, restrict our leasing operations or require us to obtain consent from the lender to complete transactions or make investments that are ordinarily approved only by our board of directors. In addition, secured lenders may restrict our ability to discontinue insurance coverage on a mortgaged property even though we may believe that the insurance premiums paid to insure against certain losses, such as losses due to wars, acts of terrorism, earthquakes, floods, hurricanes, pollution or environmental matters, are greater than the potential risk of loss.

To hedge against interest rate fluctuations, we may use derivative financial instruments that may be costly and ineffective and may reduce the overall returns on your investment.

From time to time, we use derivative financial instruments to hedge exposures to changes in interest rates on certain loans secured by our assets.  Our derivative instruments currently consist of interest rate swap contracts but may, in the future, include, interest rate cap or floor contracts, futures or forward contracts, options or repurchase agreements. Our actual hedging decisions are determined in light of the facts and circumstances existing at the time of the hedge and may differ from our currently anticipated hedging strategy.  There is no assurance that our hedging strategy will achieve our objectives.

To the extent that we use derivative financial instruments to hedge against interest rate fluctuations, we are exposed to credit risk, basis risk and legal enforceability risks. In this context, credit risk is the failure of the counterparty to perform under the terms of the derivative contract. Basis risk occurs when the index upon which the contract is based is more or less variable than the index upon which the hedged asset or liability is based, thereby making the hedge less effective. Finally, legal enforceability risks encompass general contractual risks including the risk that the counterparty will breach the terms of, or fail to perform its obligations under, the derivative contract. There is no assurance we will be able to manage these risks effectively.

The use of derivative financial instruments may reduce the overall returns on your investments. We have limited experience with derivative financial instruments and may recognize losses by using derivative financial instruments.

We may be contractually obligated to purchase property even if we are unable to secure financing for the acquisition.

We typically finance a portion of the purchase price for each property that we acquire. However, to ensure that our offers are as competitive as possible, we generally do not enter into contracts to purchase property that include financing contingencies. Thus, we may be contractually obligated to purchase a property even if we are unable to secure financing for the acquisition. In this event, we may choose to close on the property by using cash on hand, which would result in less cash available for our operations and distributions to stockholders. Alternatively, we may choose not to close on the acquisition of the property and default on the purchase contract. If we default on any purchase contract, we could lose our earnest money and become subject to liquidated or other contractual damages and remedies.

The total amount we may borrow is limited by our articles of incorporation.

Our articles generally limit the total amount we may borrow to 300% of our net assets. This limit could adversely affect our business, including:

•              limiting our ability to purchase real estate assets;

•              causing us to lose our REIT status if we cannot borrow to fund the monies needed to satisfy the REIT distribution requirements;

•              causing operational problems if there are cash flow shortfalls for working capital purposes; and

•              causing the loss of a property if, for example, financing is necessary to cure a default on a mortgage.

If we do not have sufficient working capital, we will have to obtain financing from other sources.

If we do not have sufficient working capital, we will have to obtain financing from sources affiliated with our sponsor or from unaffiliated third parties to fund our cash requirements. We cannot assure you that sufficient financing will be available or, if available, will be available on acceptable terms. Additional borrowing for working capital purposes will increase our interest expense.

Risks Related to Our Business Manager, Property Managers and their Affiliates

We do not have our own acquisition group.

Except for the persons employed by our lodging and student housing subsidiaries, we do not employ directly any person(s) responsible for identifying and acquiring properties or other real estate assets. Instead, we rely on entities affiliated with IREIC such as IREA, Inland Capital Markets Group, Inc. and Inland Institutional Capital Partners Corporation to identify and acquire other real estate assets. Other entities formed and organized by IREIC likewise utilize these entities to identify and acquire real estate assets, including the type of assets that we seek to acquire. IREA is a wholly owned indirect subsidiary of The Inland Group, Inc. Mr. Parks is a director of The Inland Group and Mr. Parks and Ms. Gujral are both directors of IREIC and two of the other REITs formed and organized by IREIC. Under the property acquisition agreement we have entered into with IREA, we have been granted certain rights to acquire all properties, REITs or real estate operating companies IREA identifies, acquires or obtains the right to acquire. This right is subject to prior rights granted by IREA to other REITs formed and organized by IREIC, which grant these entities rights superior to ours to acquire neighborhood retail facilities, community centers or single-user properties located throughout the United States. The agreement with IREA may result in a property being offered to another entity, even though we may also be interested in, and have the ability to acquire, the subject property.

We do not have arm’s-length agreements with our Business Manager, Property Managers or any other affiliates of IREIC.

None of the agreements and arrangements with our Business Manager, Property Managers and other affiliates of IREIC were negotiated at arm’s length. These agreements may contain terms and conditions that are not in our best interest and would not otherwise be applicable if we entered into arm’s-length agreements with third parties.

Our Business Manager receives fees based upon our invested assets and, in certain cases, the purchase price for these assets, and may recommend that we make investments in an attempt to increase its fees.

Our Business Manager receives fees based on the aggregate book value, including acquired intangibles, of our invested assets and on the purchase price paid to acquire interests in REITs or other real estate operating companies. The book value of our assets includes amounts borrowed to acquire these assets. Also, we will pay our Business Manager a fee each time we acquire a REIT or other real estate operating company. Our Business Manager may, therefore: (1) borrow more money than prudent to increase the amount we can invest; (2) retain instead of sell assets; or (3) avoid reducing the carrying value of assets that may otherwise be viewed as impaired. Further, because we will pay our Business Manager a fee when we acquire a controlling interest in a REIT or other real estate operating company but not a fee interest in real estate, our Business Manager may focus on, and recommend, acquiring REITs or other real estate operating companies even if fee interests in real estate assets generate better returns.

We pay significant fees to our Business Manager, Property Managers and other affiliates of IREIC and cannot predict the amount of fees to be paid.

We pay significant fees to our Business Manager, Property Managers and other affiliates of IREIC for services provided to us. Because these fees generally are based on the amount of our invested assets, the purchase price for these assets or the revenues generated by our properties, we cannot predict the amounts that we will ultimately pay to these entities. In addition, because employees of our Business Manager are given broad discretion to determine when to consummate a particular real estate transaction, we rely on these persons to dictate the level of our business activity. Fees paid to our Business Manager, Property Managers and other affiliates of IREIC reduce funds available for distribution to you.  We have also issued stock to our Business Manager in consideration of acquisition fees earned by the Business Manager and may do so again in the future.  These issuances have the effect of reducing the percentage of our outstanding shares owned by investors purchasing shares in this offering.

IREIC may face a conflict of interest in allocating personnel and resources between its affiliates, our Business Manager and Property Managers.

We rely on persons employed by our Business Manager and Property Managers to manage our day-to-day operations. Some of these individuals, including two of our directors, Ms. Gujral and Mr. Parks, who serve as our president and chairman of the board, respectively, also are employed by IREIC or its affiliates, and may provide services to one or more investment programs previously sponsored by IREIC. These individuals face competing demands for their time and service and may have conflicts in allocating their time between our business and the business of IREIC, its affiliates and the other entities formed and organized by IREIC. These individuals may not be able to devote all of their time and resources to our business even if needed.

We acquire real estate assets from affiliates of IREIC in transactions in which the price is not the result of arm’s length negotiations.

We have acquired real estate assets from affiliates of IREIC, and may do so in the future. Although the purchase price we paid for the assets was equal to the price paid for the assets by the affiliate plus any costs incurred by the affiliate in acquiring or financing the property or asset, it is possible that we could have negotiated a better price if we had negotiated directly with the seller.

From time to time, we purchase real estate assets from persons who have prior business relationships with affiliates of IREIC. Our interests in these transactions may be different from the interests of affiliates in these transactions.

From time to time, we purchase real estate assets from third parties who have existing or previous business relationships with entities affiliated with IREIC. The officers, directors or employees of our Business Manager, IREA, our Property Managers, Inland Capital Markets Group or Inland Institutional Capital Partners who also perform services for IREIC or these other affiliates may have a conflict in representing our interests in these transactions on the one hand and the interests of IREIC and its affiliates in preserving or furthering their respective relationships on the other hand. We may, therefore, end up paying a higher price to acquire the asset or sell the asset for a lower price than we would if these other relationships did not exist.

We have the same legal counsel as our dealer manager and certain of its affiliates.

Shefsky & Froelich Ltd. serves as our general legal counsel as well as legal counsel to Inland Securities, our dealer manager. Under applicable legal ethics rules, Shefsky & Froelich Ltd. may be precluded from representing us due to a conflict of interest between us and our dealer manager. If any situation arises in which our interests are in conflict with those of our dealer manager or its affiliates, we would be required to retain additional counsel and may incur additional fees and expenses.

Inland Securities Corporation, the dealer manager of this offering, is an affiliate of IREIC.

Inland Securities Corporation, the dealer manager of this offering, is an affiliate of IREIC and is not, therefore, independent. Thus, you will not have the benefit of an independent due diligence review and investigation of the type normally performed by unaffiliated, independent underwriters in securities offerings. Further, none of the fees and expenses payable to Inland Securities have been negotiated at arm’s length.

Risks Related to Our Corporate Structure

Maryland law and our organizational documents limit your right to bring claims against our officers and directors.

Subject to the limitations set forth in our articles, a director will not have any liability for monetary damages under Maryland law so long as he or she performs his or her duties in good faith, in a manner he or she reasonably believes to be in our best interest, and with the care that an ordinary prudent person in a like position would use under similar circumstances. In addition, our articles, in the case of our directors, officers, employees and agents, and the business management agreement and the property management agreements, with our Business Manager and Property Managers, respectively, require us to indemnify these persons for actions taken by them in good faith and without negligence or misconduct, or, in the case of our independent directors, actions taken in good faith without gross negligence or willful misconduct. Moreover, we may enter into separate indemnification agreements with each of our directors and some of our executive officers. As a result, we and our stockholders may have more limited rights against these persons than might otherwise exist under common law. In addition, we may be obligated to fund the defense costs incurred by these persons in some cases.

Our board of directors may, in the future, adopt certain measures under Maryland law without stockholder approval that may have the effect of making it less likely that you would receive a “control premium” for your shares.

Corporations organized under Maryland law are permitted to protect themselves from unsolicited proposals or offers to acquire the company. Although we are not subject to these provisions, our stockholders could approve an amendment to our articles eliminating this restriction. If we do become subject to these provisions, our board of directors would have the power under Maryland law to, among other things, amend our articles without stockholder approval to:

•	stagger our board of directors into three classes;

•	require a two-thirds vote of stockholders to remove directors;

•	empower only remaining directors to fill any vacancies on the board;

•	provide that only the board can fix the size of the board;

•	provide that all vacancies on the board, regardless of how the vacancy was created, may be filled only by the affirmative vote of a majority of the remaining directors in office; and

•	require that special stockholders meetings be called only by holders of a majority of the voting shares entitled to be cast at the meeting.

These provisions may discourage an extraordinary transaction, such as a merger, tender offer or sale of all or substantially all of our assets, all of which might provide a premium price for your shares.

Further, under the Maryland Business Combination Act, we may not engage in any merger or other business combination with an “interested stockholder” or any affiliate of that interested stockholder for a period of five years after the most recent purchase of stock by the interested stockholder. After the five-year period ends, any merger or other business combination with the interested stockholder must be recommended by our board of directors and approved by the affirmative vote of at least:

•              80% of all votes entitled to be cast by holders of outstanding shares of our voting stock; and

•              two-thirds of all of the votes entitled to be cast by holders of outstanding shares of our voting stock other than those shares owned or held by the interested stockholder unless, among other things, our stockholders receive a minimum payment for their common stock equal to the highest price paid by the interested stockholder for its common stock.

Our articles exempt any business combination involving us and The Inland Group or any affiliate of The Inland Group, including our Business Manager and Property Managers, from the provisions of this law.

Our articles place limits on the amount of common stock that any person may own without the prior approval of our board of directors.

To continue to qualify as a REIT, no more than 50% of the outstanding shares of our common stock may be beneficially owned, directly or indirectly, by five or fewer individuals at any time during the last half of each taxable year. Our articles prohibit any persons or groups from owning more than 9.8% of our common stock without the prior approval of our board of directors. These provisions may have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction such as a merger, tender offer or sale of all or substantially all of our assets that might involve a premium price for holders of our common stock. Further, any person or group attempting to purchase shares exceeding these limits could be compelled to sell the additional shares and, as a result, to forfeit the benefits of owning the additional shares.

Our articles permit our board of directors to issue preferred stock on terms that may subordinate the rights of the holders of our current common stock or discourage a third party from acquiring us.

Our board of directors is permitted, subject to certain restrictions set forth in our articles, to issue up to forty million shares of preferred stock without stockholder approval. Further, subject to certain restrictions set forth in our articles, our board may classify or reclassify any unissued preferred stock and establish the preferences, conversions or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms or conditions of redemption of any preferred stock. Thus, our board of directors could authorize us to issue shares of preferred stock with terms and conditions that could subordinate the rights of the holders of our common stock or have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction such as a merger, tender offer or sale of all or substantially all of our assets, that might provide a premium price for holders of our common stock.

Maryland law limits, in some cases, the ability of a third party to vote shares acquired in a “control share acquisition.”

Under the Maryland Control Share Acquisition Act, persons or entities owning “control shares” of a Maryland corporation acquired in a “control share acquisition” have no voting rights with respect to those shares except to the extent approved by a vote of two-thirds of the corporation’s disinterested stockholders. Shares of stock owned by the acquirer or by officers or directors who are employees of the corporation, are not considered disinterested for these purposes. “Control shares” are shares of stock that, taken together with all other shares of stock the acquirer previously acquired, would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting power:

•              one-tenth or more but less than one-third of all voting power;

•              one-third or more but less than a majority of all voting power; or

•              a majority or more of all voting power.

Control shares do not include shares of stock the acquiring person is entitled to vote as a result of having previously obtained stockholder approval. A “control share acquisition” means the acquisition of control shares, subject to certain exceptions. The Control Share Acquisition Act does not apply to

(1) shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or (2) acquisitions approved or exempted by our articles or bylaws. Our articles exempt transactions between us and The Inland Group and its affiliates, including our Business Manager and Property Managers, from the limits imposed by the Control Share Acquisition Act. This statute could have the effect of discouraging offers from third parties to acquire us and increase the difficulty of successfully completing this type of offer by anyone other than The Inland Group and its affiliates.

Federal Income Tax Risks

If we fail to qualify as a REIT in any taxable year, our operations and distributions to stockholders will be adversely affected.

We intend to operate so as to continue qualifying as a REIT under the Internal Revenue Code. A REIT generally is not taxed at the corporate level on income it currently distributes to its stockholders. Qualification as a REIT involves the application of highly technical and complex rules for which there are only limited judicial or administrative interpretations. The determination of various factual matters and circumstances is not entirely within our control and may affect our ability to qualify, or continue to qualify, as a REIT. In addition, new legislation, new regulations, administrative interpretations or court decisions could significantly change the tax laws with respect to qualifying as a REIT or the federal income tax consequences of qualification.

If we were to fail to qualify as a REIT in any taxable year:

•              we would not be allowed to deduct distributions paid to stockholders when computing our taxable income;

•              we would be subject to federal income tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates;

•              we would be disqualified from being taxed as a REIT for the four taxable years following the year during which we failed to qualify, unless entitled to relief under certain statutory provisions;

•              we would have less cash to pay distributions to stockholders; and

•              we may be required to borrow additional funds or sell some of our assets in order to pay corporate tax obligations we may incur as a result of being disqualified.

Distributions to tax-exempt investors may be classified as unrelated business tax income.

The Internal Revenue Code may classify distributions paid to a tax-exempt investor as unrelated business tax income, or UBTI, if the investor borrows money to purchase our shares.

Investors subject to ERISA must address special considerations when determining whether to acquire our common stock.

Fiduciaries of a pension, profit-sharing or other employee benefit plans subject to the Employee Retirement Income Security Act of 1974, as amended, or “ERISA,” should consider whether investing in our common stock:

•              is subject to the “plan assets” rules under ERISA and the Internal Revenue Code;

•              satisfies the fiduciary standards of care established under ERISA;

•              is subject to the unrelated business taxation rules under Section 511 of the Internal Revenue Code; and

•              constitutes a prohibited transaction under ERISA or the Internal Revenue Code.

We intend to satisfy the “real estate operating company” exception to the plan assets regulations promulgated pursuant to ERISA. Consequently, our assets should not be treated as plan assets of an investing plan subject to ERISA. We cannot assure you, however, that this exception will apply to our assets and, if not, our assets may be treated as plan assets of an investing plan subject to ERISA.

If our assets are deemed to be ERISA plan assets, our Business Manager and we may be exposed to liability under Title I of ERISA and the Internal Revenue Code.

In some circumstances where an ERISA plan holds an interest in an entity, the assets of the entire entity are deemed to be ERISA plan assets unless an exception applies. This is known as the “look-through rule.” Under those circumstances, the obligations and other responsibilities of plan sponsors, plan fiduciaries and plan administrators, and of parties in interest and disqualified persons, under Title I of ERISA and Section 4975 of the Internal Revenue Code, as applicable, may be applicable, and there may be liability under these and other provisions of ERISA and the Internal Revenue Code. If we are exposed to liability under ERISA or the Internal Revenue Code, our performance and results of operations could be adversely affected. Prior to making an investment in us, you should consult with your legal and other advisors concerning the impact of ERISA and the Internal Revenue Code on your investment and our performance.

There are special considerations that apply to pension or profit-sharing trusts or IRAs investing in our shares.

If you are investing the assets of a pension, profit-sharing, 401(k), Keogh or other qualified retirement plan or the assets of an IRA in our shares, you should satisfy yourself that, among other things:

•              your investment is consistent with your fiduciary obligations under ERISA and the Internal Revenue Code;

•              your investment is made in accordance with the documents and instruments governing your plan or IRA, including your plan’s investment policy;

•              your investment satisfies the prudence and diversification requirements of ERISA;

•              your investment will not impair the liquidity of the plan or IRA;

•              your investment will not produce unrelated business taxable income, or UBTI, for the plan or IRA;

•              you will be able to value the assets of the plan annually in accordance with ERISA requirements; and

•              your investment will not constitute a prohibited transaction under Section 406 of ERISA or Section 4975 of the Internal Revenue Code.

The annual statement of value that we will send to stockholders subject to ERISA and to certain other plan stockholders is only an estimate and may not reflect the actual value of our shares.

The annual statement of value will report the value of each share of common stock as of the close of our fiscal year. No independent appraisals will be obtained and the value will be based upon an estimated amount we determine would be received if our assets were sold as of the close of our fiscal year and if the proceeds, together with our other funds, were distributed pursuant to a liquidation. The net asset value of each share of common stock will be deemed to be $10.00 during this offering and for the first three years following the termination of this offering. Because this is only an estimate, we may subsequently revise any annual valuation that is provided. We cannot assure that:

•              a value included in the annual statement could actually be realized by us or by our stockholders upon liquidation;

•              stockholders could realize that value if they attempted to sell their common stock; or

•              an annual statement of value would comply with any reporting and disclosure or annual valuation requirements under ERISA or other applicable law.

We will stop providing annual statements of value if our common stock becomes listed for trading on a national securities exchange.

You may have tax liability on distributions that you elect to reinvest in our common stock.

If you participate in our distribution reinvestment plan, you will be deemed to have received, and for income tax purposes will be taxed on, the amount reinvested in common stock. As a result, unless you are a tax-exempt entity, you will have to use funds from other sources to pay your tax liability.

In certain circumstances, we may be subject to federal and state income taxes as a REIT, which would reduce our cash available to pay distributions to you.

Even if we maintain our status as a REIT, we may become subject to federal income taxes and related state taxes. For example, if we have net income from a “prohibited transaction,” we will incur taxes equal to the full amount of the income from the prohibited transaction. We may not be able to make sufficient distributions to avoid excise taxes applicable to REITs. We also may decide to retain income we earn from the sale or other disposition of our property and pay income tax directly on this income. In that event, our stockholders would be treated as if they earned that income and paid the tax on it directly. However, stockholders that are tax-exempt, such as charities or qualified pension plans, would have no benefit from their deemed payment of the tax liability. We also may be subject to state and local taxes on our income or property, either directly or at the level of the other companies through which we indirectly own our assets. Any federal or state taxes paid by us will reduce our cash available to pay distributions to you.

Equity participation in mortgage loans may result in taxable income and gains from these properties, which could adversely impact our REIT status.

If we participate under a mortgage loan in any appreciation of the properties securing the mortgage loan or its cash flow and the Internal Revenue Service characterizes this participation as “equity,” we might have to recognize income, gains and other items from the property. This could affect our ability to maintain our status as a REIT.

Complying with REIT requirements may limit our ability to hedge effectively.

The REIT provisions of the Internal Revenue Code may limit our ability to hedge the risks inherent to our operations. Under current law, any income that we generate from derivatives or other transactions intended to hedge our interest rate risk generally will not constitute gross income for purposes of the 75%  and 95% income requirements applicable to REITs. In addition, any income from foreign currency or other hedging transactions generally does not constitute gross income for purposes of both the 75% and 95% income tests. However, we may have to limit the use of hedging techniques that might otherwise be advantageous, which could result in greater risks associated with interest rate or other changes than we would otherwise incur.

Legislative or regulatory action could adversely affect investors.

In recent years, numerous legislative, judicial and administrative changes have been made in the federal income tax laws applicable to investments similar to an investment in shares of our common stock.  Additional changes to the tax laws are likely to continue to occur, and we cannot assure you that any of these changes will not adversely affect the taxation of a stockholder.  Any such changes could have an adverse effect on an investment in our shares or on the market value or the resale potential of our assets.  You are urged to consult with your own tax advisor with respect to the impact of recent legislation on your investment in our shares and the status of legislative, regulatory or administrative developments and proposals and their potential effect on an investment in our shares.  You also should note that our counsel’s tax opinion is based upon existing law and Treasury Regulations, applicable as of the date of its opinion, all of which are subject to change, either prospectively or retroactively.

Congress passed major federal tax legislation in 2003, with modifications to that legislation in 2005.  One of the changes effected by that legislation generally reduced the tax rate on dividends paid by corporations to individuals to a maximum of 15% prior to 2011.  REIT distributions generally do not qualify for this reduced rate.  The tax changes did not, however, reduce the corporate tax rates.  Therefore, the maximum corporate tax rate of 35% has not been affected.  However, as a REIT, we generally would not be subject to federal or state corporate income taxes on that portion of our ordinary income or capital gain that we distribute currently to our stockholders, and we thus expect to avoid the “double taxation” that other corporations are typically subject to.

Although REITs continue to receive substantially better tax treatment than entities taxed as corporations, it is possible that future legislation would result in a REIT having fewer tax advantages, and it could become more advantageous for a company that invests in real estate to elect to be taxed for federal income tax purposes as a corporation.  As a result, our articles provide our board of directors with the power, under certain circumstances, to revoke or otherwise terminate our REIT election and cause us to be taxed as a corporation, without the vote of our stockholders.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus includes forward-looking statements that reflect our expectations and projections about our future results, performance, prospects and opportunities. We have attempted to identify these forward-looking statements by using words such as “may,” “will,” “expects,” “anticipates,” “believes,” “intends,” “should,” “estimates,” “could” or similar expressions. These forward-looking statements are based on information currently available to us and are subject to a number of known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. These factors include, among other things, those discussed above under the heading “Risk Factors” above. We do not undertake to publicly update or revise any forward-looking statements, whether as a result as new information, future events or otherwise, except as may be required to satisfy our obligations under federal securities law.

ESTIMATED USE OF PROCEEDS

The amounts reflected below represent our good faith estimate of the use of offering proceeds assuming we sell 500,000,000 shares in the “best efforts” portion of the offering at $10.00 per share. Organization and offering expenses may not be greater than 15% of the “Gross Offering Proceeds.” The estimates may not accurately reflect the actual receipt or application of the offering proceeds. Although we estimate total organization and offering expenses will be less than the total permitted in the case of the “maximum offering,” actual organization and offering expenses may total 15% of the gross offering proceeds. This table does not give effect to any special sales or volume discounts which could reduce selling commissions. In addition, we do not pay commissions in connection with shares of common stock issued through our distribution reinvestment plan.

	Estimated Use of Proceeds
	Amount	Percent
Gross Offering Proceeds	$5,000,000,000	100.00%
Less Expenses:
Selling Commissions	$375,000,000	7.50%
Marketing Contribution	$125,000,000	2.50%
Due Diligence Expense Allowance	$25,000,000	0.50%
Organization and Offering Expenses (1)	$50,500,000	1.01%
TOTAL EXPENSES:	$575,500,000	11.51%
Gross Amount Available	$4,424,500,000	88.49%
Less:
Acquisition Expenses (2)	$25,000,000	0.50%
NET CASH AVAILABLE FOR ADDITIONAL INVESTMENT:	$4,399,500,000	87.99%

(1)

Organization and offering expenses include amounts for SEC registration fees, FINRA filing fees, printing and mailing expenses, blue sky fees and expenses, legal fees and expenses, accounting fees and expenses, advertising and sales literature, transfer agent fees, data processing fees, bank fees and other administrative expenses of the offering.

(2)

The amount of acquisition expenses depends on numerous factors including the type of real estate asset acquired, the aggregate purchase price paid to acquire the real estate asset, the number of real estate assets acquired and the type of consideration, cash or common stock, used to pay the fees and expenses.

MANAGEMENT

Board of Directors

We operate under the direction of our board of directors, which is responsible for managing and controlling our business affairs.  The board has retained Inland American Business Manager & Advisor, Inc. to serve as our Business Manager and to manage our day-to-day operations.  Our articles and bylaws provide that the number of our directors may be established by a majority of the entire board of directors but may not be more than eleven.  The articles further provide that the majority of our directors must be “independent.”  An “independent director” is a person who is not one of our officers or employees or an officer or employee of our Business Manager, Property Managers or their respective affiliates either currently or at any time in the previous two years.  An ownership interest in another program sponsored by IREIC will not, by itself, preclude status as an independent director.

Each director serves until the next annual meeting of stockholders or until his or her successor has been duly elected and qualified.  Although the number of directors may be increased or decreased, a decrease will not have the effect of shortening the term of any incumbent director.  A director may resign at any time and be removed with or without cause by the stockholders upon the affirmative vote of at least a majority of all the votes entitled to be cast at a meeting called for the purpose of the proposed removal.  The notice of the meeting must indicate that the purpose of the meeting is to determine if the director is to be removed.  Unless filled by a vote of the stockholders, a vacancy created by an increase in the number of the directors or by the death, resignation, removal, adjudicated incompetence or other incapacity of a director will be filled by a vote of a majority of the remaining directors.

Our directors and officers are not required to devote all of their time to our business; however, our directors meet at least once each quarter.  In the exercise of their duties, our directors rely heavily on our Business Manager, Property Managers and their affiliates.  Our board has the power to set the compensation of all officers that it selects and to negotiate the terms and conditions of the agreements with all third parties including our Business Manager and Property Managers.

Our directors may establish further written policies on investments and borrowings and will monitor the administrative procedures, investment operations and performance to ensure that the policies are fulfilled and are in the best interest of our stockholders.  We follow the policies on investments and borrowing set forth in our organizational documents and described in this prospectus until and unless they are modified by our directors or amended in the manner described in “Summary of our Organizational Documents – Amendment of the Organizational Documents.”

Inland Affiliated Companies

Our sponsor, Inland Real Estate Investment Corporation, or IREIC, is an affiliate of The Inland Real Estate Group, Inc., or TIREG, which is wholly owned by The Inland Group, Inc.  The first Inland entity was formed by a group of Chicago schoolteachers in 1967, and incorporated the following year.  TIREG and its affiliates are still centered in the Chicago metropolitan area.  Over the past forty years, TIREG’s affiliates have experienced significant growth and now make up a fully-integrated group of legally and financially separate companies that have been engaged in diverse facets of real estate providing property management, leasing, marketing, acquisition, disposition, development, redevelopment, renovation, construction, finance, investment products and other related services.  IREIC, our Business Manager and TIREG are part of The Inland Real Estate Group of Companies, Inc., which is comprised of independent legal entities that are either subsidiaries of the same entity, affiliates of each other, share some common ownership or were previously sponsored and managed by subsidiaries of IREIC.  These entities, some or all of which are sometimes referred to herein as “Inland,” were, in the aggregate, ranked by Crain’s Chicago Business in April 2007 as the sixteenth largest privately held company headquartered in the Chicago area.  In April 2007, Retail Traffic ranked the entities that comprise The Inland Real Estate Group of Companies as the fifth top owner and manager in the United States.  In July 2007, National Real Estate Investor ranked The Inland Real Estate Group of Companies twenty-first in a survey of the top twenty-five owners of office space as of December 31, 2006.  Inland is one of the largest real estate management firms in Illinois and one of the largest commercial real estate and mortgage banking firms in the Midwest.  As of September 30, 2008, Inland affiliates or related parties have raised more than $16.3 billion from investment product sales to over 335,000 investors.  Inland has completed more than 391 investment programs, and in each case, no investor has received less than his or her contributed capital.

As of September 30, 2008, Inland affiliates or related parties cumulatively had 1,225 employees, owned properties in forty-six states and managed assets with a value exceeding $26 billion.  As of September 30, 2008, IREIC was the general partner of limited partnerships which owned in excess of 2,058 acres of pre-development land in the Chicago area, as well as over 2.4 million square feet of real property and 2,247 apartment units.  Another affiliate, Inland Real Estate Brokerage, Inc., in the last six years has completed more than $604 million in commercial real estate sales and leases and has been involved in the sale of more than 4,675 multi-family units and the sale and lease of over sixty-nine million square feet of commercial property.   As of September 30, 2008, another affiliate, Inland Mortgage Brokerage Corporation, had originated more than $12.7 billion in financing including loans to third parties and affiliated entities and owned a loan portfolio totaling approximately $340 million.  Another affiliate, Inland Commercial Mortgage Corporation, had originated more than $327 million in financing as of September 30, 2008.  Inland Mortgage Servicing Corporation services a loan portfolio with a face value exceeding $10.8 billion.

As of September 30, 2008, Inland was responsible for managing approximately 105.9 million square feet of commercial properties located in forty-six states.  A substantial portion of the portfolio, approximately 32.1 million square feet, consists of properties leased on a triple-net lease basis.  A triple-net lease means that the tenant operates and maintains the property and pays rent that is net of taxes, insurance, and operating expenses.  This group also manages more than 5,827 multi-family units that are principally located in the Chicago metropolitan area.  Inland Real Estate Acquisitions, another affiliate, has extensive experience in acquiring real estate for investment.  Over the years, through Inland Real Estate Acquisitions and other affiliates, Inland has acquired more than 2,704 properties.

 Another affiliate, Inland Real Estate Development Corporation, has handled the design, approval and entitlement of parcels that have included in excess of 11,000 residential units, 13.5 million square feet of retail land and 7.6 million square feet of industrial land.  Inland Real Estate Development has been responsible for the land development of over 3,300 of those residential units, 7.6 million square feet of the retail land and all 7.6 million square feet of the industrial land.  Inland Real Estate Development currently manages an inventory of over 3,500 acres of land for development of which approximately 1,500 acres it or its affiliates own.

The following sets forth information with respect to the directors and principal executive officers of The Inland Group:

Name	Age*	Position
Daniel L. Goodwin	65	Chairman and Chief Executive Officer
Robert H. Baum	65	Vice Chairman, Executive Vice President and General Counsel
G. Joseph Cosenza	65	Vice Chairman
Robert D. Parks	65	Director

*As of January 1, 2009

Messrs. Goodwin, Baum, Cosenza and Parks are the principals of The Inland Group.

Daniel L. Goodwin was the founder of the Inland real estate organization in May 1968 and is currently the controlling stockholder, chairman of the board and chief executive officer of The Inland Group, Inc., a holding company that was formed in July 1982.  Mr. Goodwin also serves as a director or officer of entities wholly owned or controlled by The Inland Group.  In addition, Mr. Goodwin has served as the chairman of the board and chief executive officer of Inland Mortgage Investment Corporation since March 1990 and chairman and chief executive officer of Inland Bancorp, Inc., a bank holding company, since January 2001.  Mr. Goodwin also has served as a director of Inland Real Estate Corporation, a publicly traded real estate investment trust, since 2001, and served as its chairman of the board from 2004 to April 2008.

Housing.  Mr. Goodwin is a member of the National Association of Realtors, the Illinois Association of Realtors, the Northern Illinois Commercial Association of Realtors, and was inducted into the Hall of Fame of the Chicago Association of Realtors in 2005.  He is also the author of a nationally recognized real estate reference book for the management of residential properties.  Mr. Goodwin served on the Board of the Illinois State Affordable Housing Trust Fund.  He served as an advisor for the Office of Housing Coordination Services of the State of Illinois, and as a member of the Seniors Housing Committee of the National Multi-Housing Council.  He has served as Chairman of the DuPage County Affordable Housing Task Force.  Mr. Goodwin also founded New Directions Affordable Housing Corporation, a not for profit entity.

Education.  Mr. Goodwin obtained his bachelor degree from Northeastern Illinois University and his master’s degree from Northern Illinois University.  Following graduation, he taught for five years in the Chicago Public Schools.  Over the past twenty years, Mr. Goodwin served as a member of the Board of Governors of Illinois State Colleges and Universities, vice chairman of the Board of Trustees of Benedictine University, vice chairman of the Board of Trustees of Springfield College, and chairman of the Board of Trustees of Northeastern Illinois University.

Robert H. Baum has been a principal of the Inland real estate organization since May 1968 and is currently the vice-chairman and executive vice-president and general counsel of The Inland Group, positions he has held since July 1982.  In his capacity as general counsel, Mr. Baum is responsible for supervising the legal activities of The Inland Group and its affiliates.  This includes supervising the Inland Law Department and serving as liaison with outside counsel.

Mr. Baum has served as a member of the North American Securities Administrators Association Real Estate Advisory Committee and as a member of the Securities Advisory Committee to the Secretary of State of Illinois.  He is a member of the American Corporation Counsel Association and has also been a guest lecturer for the Illinois State Bar Association.  Mr. Baum has been admitted to practice before the Supreme Court of the United States, as well as the bars of several federal courts of appeals and federal district courts and the State of Illinois.  He is also an Illinois licensed real estate broker.  He has served as a director of American National Bank of DuPage and Inland Bank and currently serves as a director of Inland Bancorp, Inc., a bank holding company.  Mr. Baum is a past member of the Men’s Council of the Museum of Contemporary Art in Chicago.

Mr. Baum is a member of the board of directors of Wellness House, a charitable organization that exists to improve the quality of life for people whose lives have been affected by cancer and its treatment by providing psychosocial and educational support to cancer patients, their families and friends.  He also is a governing member of the Chicago Symphony Orchestra.  Mr. Baum received a bachelor degree from The University of Wisconsin and a juris doctor degree from The Northwestern School of Law.

G. Joseph Cosenza has been a principal of the Inland real estate organization since May 1968 and is currently the president of Inland Real Estate Acquisitions, Inc., a position he has held since November 1988.   Mr. Cosenza immediately supervises a staff of twenty-five persons who engage in property acquisitions and due diligence. Mr. Cosenza has been a consultant to other real estate entities and lending institutions on property appraisal methods. He has directly overseen the purchases of more than $28 billion of income-producing real estate from 1968 to the present.

Mr. Cosenza received his bachelor degree from Northeastern Illinois University and his master’s degree from Northern Illinois University. From 1967 to 1972, he taught in the LaGrange and Wheeling, Illinois School Districts where he also served as assistant principal while operating Inland with Messrs. Goodwin, Parks, and Baum on a part time basis. Mr. Cosenza has been a licensed real estate broker since 1968 and has previously been active in various national and local real estate associations, including the National Association of REALTORS®, the Urban Land Institute, and the Northern Illinois Association of REALTORS®.

Mr. Cosenza was chairman of the board of American National Bank of DuPage from 1983 to 1990 and served as chairman, 1981 to 1983, and a director, 1983 to 1990, of Continental Bank of Oakbrook Terrace. He also served as a director of Inland Bank & Trust (formerly known as Westbank) from 1996 to 2005, and was chairman for a short time.  He was also a director on the board of Inland Bancorp, Inc., which owns Inland Bank & Trust and which recently combined three banks having a total of eleven locations in the Chicago area. Mr. Cosenza was a director and a member of the management committee of Inland Real Estate Corporation from 1994 to 2005.

Robert D. Parks has been a principal of the Inland real estate organization since May 1968 and is currently chairman of IREIC, a position he has held since November 1984.  Mr. Parks has also served as a director of Inland Securities since August 1984 and a director of Inland Investment Advisors, Inc. since June 1995.  Mr. Parks served as a director of Inland Real Estate Corporation from 1994 to June 2008, and served as chairman of the board from May 1994 to May 2004 and president and chief executive officer from 1994 to April 2008.  He also served as a director and chairman of the board of Inland Retail Real Estate Trust, Inc. from its inception in September 1998 to March 2006, and as chief executive officer until December 2004.  Mr. Parks also has served as the chairman of the board and a director of Inland Diversified Real Estate Trust, Inc. since its inception in June 2008 and as the chairman of the board and a director of Inland Western Retail Real Estate Trust since its inception in March 2003.  Mr. Parks is responsible for the ongoing administration of existing investment programs, corporate budgeting and administration for IREIC.  He oversees and coordinates the marketing of all investments and investor relations.

He received his bachelor degree from Northeastern Illinois University, Chicago, Illinois, and his master’s degree from the University of Chicago and later taught in Chicago’s public schools. He is a registered Direct Participation Program Limited Principal with FINRA.  He is a member of the Real Estate Investment Association, the Financial Planning Association, the Foundation for Financial Planning and the National Association of Real Estate Investment Trusts, or “NAREIT.”

Our Directors and Executive Officers

The following table sets forth information with respect to our directors and executive officers.  The biography of Mr. Parks is set forth above.

Name	Age*	Position
Robert D. Parks	65	Director and Chairman of the Board
Brenda G. Gujral	66	Director and President
J. Michael Borden	72	Independent Director
Thomas F. Glavin	48	Independent Director
David Mahon	46	Independent Director
Thomas F. Meagher	78	Independent Director
Paula Saban	55	Independent Director
William J. Wierzbicki	62	Independent Director
Roberta S. Matlin	64	Vice President – Administration
Lori Foust	44	Treasurer and Principal Financial Officer
Jack Potts	39	Principal Accounting Officer
Scott W. Wilton	48	Secretary

*As of January 1, 2009

Brenda G. Gujral, president and director, also serves as president, chief executive officer and a director of IREIC, our sponsor and the parent company of our Business Manager.  She served as president and a director of IREIC from July 1987 through June 1992.  Upon her return to IREIC in January 1998, she was again named president and a director.  She was named chief executive officer of IREIC in January 2008.  She has been the president, chief operating officer and a director of Inland Securities Corporation since January 1997.  Additionally, Ms. Gujral has served as a director of Inland Investment Advisors, Inc., an investment advisor, since January 2001 and has been a director of Inland Western Retail Real Estate Trust, Inc. since its inception in March 2003 and served as its chief executive officer from June 2005 until November 2007.  Ms. Gujral also has served as president and a director of Inland Diversified Real Estate Trust, Inc. since its inception in June 2008 and has been the chairman of the board of Inland Real Estate Exchange Corporation since May 2001.  Ms. Gujral was a director of Inland Retail Real Estate Trust, Inc. from its inception in September 1998 until it was acquired in February 2007.

Ms. Gujral has overall responsibility for the operations of IREIC, including investor relations, regulatory compliance and filings, review of asset management activities and broker-dealer marketing and communication.   Ms. Gujral works with internal and outside legal counsel in structuring IREIC’s investment programs and in connection with preparing offering documents and registering the related securities with the SEC and state securities commissions.

Ms. Gujral has been with the Inland organization for twenty-five years, becoming an officer in 1982. Prior to joining the Inland organization, she worked for the Land Use Planning Commission, establishing an office in Portland, Oregon, to implement land use legislation for that state. Ms. Gujral is a graduate of California State University.  She holds Series 7, 22, 39 and 63 certifications from FINRA, and is a licensed real estate salesperson and a member of the National Association of Real Estate Investment Trusts.

J. Michael Borden, an independent director, is president and chief executive officer of Freedom Plastics, Inc., Rock Valley Trucking Co., Inc., Total Quality Plastics, Inc., Rock Valley Leasing, Inc., Hufcor Inc., Airwall, Inc. and Soft Heat.  Mr. Borden also is the chief executive officer of Hufcor Asia

Pacific in China and Hong Kong, Marashumi Corp. in Malaysia, Hufcor Australia Group, and F. P. Investments a Real Estate Investment Company.  Over the last twenty-five years, Mr. Borden’s various businesses have routinely entered into real estate transactions in the ordinary course of business, allowing him to develop experience in acquiring, leasing, developing and redeveloping real estate assets.  He currently serves on the board of directors of SSI Technologies, Inc., Dowco, Inc., M&I Bank, Competitive Wisconsin, St. Anthony of Padua Charitable Trust and Great Lakes Packaging, is a trustee of The Nature Conservancy and is a regent of the Milwaukee School of Engineering.  Mr. Borden previously served as chairman of the board of the Wisconsin Workforce Development Board and as a member of the SBA Advisory Council and the Federal Reserve Bank Advisory Council.  He was named Wisconsin entrepreneur of the year in 1998. Mr. Borden received a bachelor degree in accounting and finance from Marquette University, Milwaukee, Wisconsin.  He also attended a master of business administration program in finance at Marquette University.

Thomas F. Glavin, an independent director since October 2007, is the owner of Thomas F. Glavin & Associates, Inc., a certified public accounting firm that he started in 1988. In that capacity, Mr. Glavin specializes in providing accounting and tax services to closely held companies.  Mr. Glavin has worked in the accounting profession for over twenty-five years.   Mr. Glavin began his career at Vavrus & Associates, a real estate firm, located in Joliet, Illinois, that owned and managed apartment buildings and health clubs.  At Vavrus & Associates, Mr. Glavin was an internal auditor responsible for reviewing and implementing internal controls.  In 1984, Mr. Glavin began working in the tax department of Touche Ross & Co., where he specialized in international taxation.  In addition to his accounting experience, Mr. Glavin also has been involved in the real estate business for the past fifteen years.  Since 1997, Mr. Glavin has been a partner in Gateway Homes, which has zoned, developed and managed a 440 unit manufactured home park in Frankfort, Illinois as well as single family home sites.  Mr. Glavin received his bachelor degree in accounting from Michigan State University in East Lansing, Michigan and a master of science in taxation from DePaul University in Chicago, Illinois.  Mr. Glavin is a member of the Illinois CPA Society and the American Institute of Certified Public Accountants.

David Mahon, an independent director, currently serves as managing director of GE Antares Capital and is one of GE Antares’ senior professionals with over eighteen years of leveraged finance experience.  Mr. Mahon is responsible for structuring and syndicating GE Antares’ transactions.  Previously, Mr. Mahon also was primarily responsible for purchasing and trading investments for Antares’ securitized investment funds.  Prior to forming Antares, Mr. Mahon spent six years at Heller Financial, the last three years of which he worked within the capital markets group.  He also spent three years with Citicorp’s leveraged capital group and started his career at Arthur Andersen.  Mr. Mahon currently serves on the board of directors for Noodles & Company, an operator of approximately 150 casual dining restaurants based in Boulder, Colorado.  Mr. Mahon is a certified public accountant and a graduate of Augustana College, Rock Island, Illinois.  He holds Series 7 and 63 certifications from FINRA.

Thomas F. Meagher, an independent director, currently serves on the board of directors of DuPage Airport Authority and the TWA Plan Oversight Committee.  He also is a former member of the board of trustees of Edward Lowe Foundation, The Private Bank Corp. and the Chicago Chamber of Commerce.  Mr. Meagher has previously served on the board of directors of UNR Industries, Rohn Towers, Greyhound Lines Inc., Festival Airlines, Lakeside Bank and Trans World Airlines, where he served as chairman of the board for two years and participated in the sale of the company to American Airlines.

Mr. Meagher began his business career in 1958 when he was selected by American Airlines for its management training program.  He subsequently joined Continental Air Transport of Chicago as

Executive Vice-President in 1964. In 1970, Mr. Meagher was appointed the first president and chief executive officer of the Chicago Convention and Tourism Bureau, returning to Continental Air Transport as president and chief executive officer in 1972. In 1980, Mr. Meagher purchased Howell Tractor and Equipment Company, a large heavy construction equipment dealership, and sold the company in April 2005. He is the principal stockholder and chairman of Professional Golf Cars of Florida.

Mr. Meagher received his bachelor degree from St. Mary’s University of Minnesota.  Upon graduation, he entered the U.S. Marine Corps Officer Candidate Program, serving with the 2nd Marine Air Wing and achieving the rank of Captain.  Mr. Meagher also attended graduate business school at the University of Chicago.

Paula Saban, an independent director, has worked in the financial services and banking industry for over twenty-five years.  She began her career in 1978 with Continental Bank, which later merged into Bank of America.  From 1978 to 1990, Ms. Saban held various consultative sales roles in treasury management and in traditional lending areas.  She also managed client service teams and developed numerous client satisfaction programs.  In 1990, Ms. Saban began designing and implementing various financial solutions for clients with Bank of America’s Private Bank and Banc of America Investment Services, Inc. Her clients included top management of publicly-held companies and entrepreneurs.  In addition to managing a diverse client portfolio, she was responsible for client management and overall client satisfaction.  She recently retired from Bank of America as a senior vice president/private client manager.  In 1994, Ms. Saban and her husband started a construction products company, Newport Distribution, Inc., of which she is president and a principal stockholder.

Ms. Saban received her bachelor degree from MacMurray College, Jacksonville, Illinois, and her master of business administration from DePaul University, Chicago, Illinois.  She holds Series 7 and 63 certifications from FINRA. She is president of the Fairview Elementary School PTA and is a former trustee of both the Goodman Theatre and Urban Gateways.

William J. Wierzbicki, an independent director, is a registered Professional Planner in the Province of Ontario, Canada, and is a member of both the Canadian Institute of Planners and the Ontario Professional Planners Institute.  Mr. Wierzbicki is the sole proprietor of “Planning Advisory Services,” a land-use planning consulting service providing consultation and advice to various local governments, developers and individuals.

Mr. Wierzbicki is retired from his position as the Coordinator of Current Planning with the City of Sault Ste. Marie, Ontario.  In that capacity, his expertise was in the review of residential, commercial and industrial development proposals.  Mr. Wierzbicki led the program to develop a new Comprehensive Zoning By-Law for the City of Sault Ste. Marie.  Mr. Wierzbicki was the leader of the team that developed the Sault Ste. Marie’s Industrial Development Strategy, which identified approximately 1,000 acres of land that has the potential for industrial development.  He also administered the implementation of the first phase of the strategy, which resulted in the city purchasing, servicing, and putting approximately 150 acres on the market at competitive prices.  The program is designed to use and replenish the city’s Industrial Development Fund.

Mr. Wierzbicki is the chairman of the Sault North Planning Board, which is responsible for land-use planning for thirty-two unorganized townships north of the City of Sault Ste. Marie.  Membership on the Sault North Planning Board is through a provincial government appointment.  He has served four consecutive three-year terms with nine years as the chairman of the board.  Mr. Wierzbicki is an independent director on the Sault Area Hospital board of directors and sits on that board’s New Hospital Planning Committee and the Quality and Performance Committee.  Mr. Wierzbicki received an architectural technologist diploma from the Sault Ste. Marie Technical and Vocational School in Ontario, Canada.

Roberta S. Matlin has been our vice president – administration since our formation in October 2004. Ms. Matlin joined IREIC in 1984 as director of investor administration and currently serves as a director and senior vice president of IREIC, in the latter capacity directing its day-to-day internal operations.  Ms. Matlin also has been a director of Inland Real Estate Exchange Corporation since May 2001, a director of Inland Institutional Capital Partners Corporation since May 2006 and a director of Pan American Bank since December 2007.  She also has served as a director and president of Inland Investment Advisors, Inc. since June 1995 and Intervest Southern Real Estate Corporation since July 1995 and a director and vice president of Inland Securities Corporation since July 1995.  Ms. Matlin also has served as the president of our Business Manager since its inception in October 2004.  She has served as vice president of Inland Diversified Real Estate Trust, Inc. since June 2008.  Ms. Matlin served as vice president of administration of Inland Western Retail Real Estate Trust, Inc. from 2003 until 2007, vice president of administration of Inland Retail Real Estate Trust, Inc. from 1998 until 2004, vice president of administration of Inland Real Estate Corporation from 1995 until 2000 and trustee and executive vice president of Inland Mutual Fund Trust from 2001 until 2004. Prior to joining Inland, Ms. Matlin worked for the Chicago Region of the Social Security Administration of the United States Department of Health and Human Services.  Ms. Matlin is a graduate of the University of Illinois in Champaign.  She holds Series 7, 22, 24, 39, 63 and 65 certifications from FINRA.

Lori J. Foust has been our treasurer and the chief financial officer of our Business Manager since October 2005, and became our principal financial officer in September 2007.  Ms. Foust also has served as the treasurer of Inland Diversified Real Estate Trust, Inc. since June 2008 and served as the principal accounting officer of Inland Western Retail Real Estate Trust, Inc. from February 2004 to December 2005. Ms. Foust joined the Inland organization in 2003, in the capacity of vice president of Inland Western Retail Real Estate Advisory Services, Inc. Prior to joining the Inland organization, Ms. Foust worked in the field of public accounting and was a senior manager in the real estate division for Ernst and Young, LLP. She received her bachelor of science degree in accounting and her master of business administration from the University of Central Florida.  Ms. Foust is a certified public accountant and a member of the American Institute of Certified Public Accountants.

Jack Potts became our principal accounting officer and the chief accounting officer of our Business Manager on September 18, 2007. Prior to joining the Inland organization, Mr. Potts held various positions with Equity Office Properties Trust, Inc., or “EOP,” in accounting and financial reporting. Prior to working at EOP, Mr. Potts worked in the field of public accounting and was a manager in the real estate division for Ernst and Young LLP.  He received a bachelor degree in accounting from the Michigan State University in East Lansing, Michigan. Mr. Potts is a certified public accountant.

Scott W. Wilton, has been our secretary since our formation in October 2004. Mr. Wilton joined The Inland Group in January 1995. He is assistant vice president of The Inland Real Estate Group, Inc. and assistant counsel with The Inland Real Estate Group law department.  In 1998, Mr. Wilton became secretary of Inland Retail Real Estate Trust, Inc. and Inland Retail Real Estate Advisory Services, Inc. In 2001, he became the secretary of Inland Real Estate Exchange Corporation.  In 2003, he became secretary of Inland Western Retail Real Estate Trust, Inc. Mr. Wilton is involved in all aspects of The Inland Group’s business, including real estate acquisitions and financing, securities law and corporate governance matters, leasing and tenant matters and litigation management.  He received bachelor degrees in economics and history from the University of Illinois, Champaign, in 1982 and his law degree from Loyola University, Chicago, Illinois, in 1985. Prior to joining The Inland Group, Mr. Wilton worked for the Chicago law firm of Williams, Rutstein, Goldfarb, Sibrava and Midura, Ltd., specializing in real estate, corporate transactions and litigation.

Our Business Manager

Our Business Manager, Inland American Business Manager & Advisor, Inc., is an Illinois corporation and a wholly owned subsidiary of IREIC.  The following table sets forth information regarding its executive officers and directors.  The biographies of Messrs. Goodwin, Parks and Cosenza are set forth above under “– Inland Affiliated Companies” and the biographies of Ms. Matlin, Ms. Foust, Mr. Potts and Mr. Wilton are set forth above under “– Our Directors and Executive Officers.”

Name	Age*	Position
Daniel L. Goodwin	65	Director
Robert D. Parks	65	Director
G. Joseph Cosenza	65	Director
Roberta S. Matlin	64	President
Lori Foust	44	Chief Financial Officer
Jack Potts	39	Chief Accounting Officer
Scott W. Wilton	48	Secretary
Debra J. Randall	53	Vice President/Controller
Michael Podboy	31	Vice President - Asset Management

*As of January 1, 2009

Debra J. Randall became vice president and controller of our Business Manager in January 2006. Ms. Randall oversees our financial and SEC reporting compliance.  She joined the Inland organization in January 2004, serving as assistant vice president of our Business Manager and assistant controller of Inland Western Retail Real Estate Advisory Services, Inc., which position she held until December 2005.  Prior to joining the Inland organization, Ms. Randall was a corporate controller for a privately held real estate company.  She also has over ten years of real estate experience at several public accounting firms.  She received her bachelor degree in liberal arts from DePaul University in Chicago, Illinois.  Ms. Randall is a certified public accountant and licensed real estate salesperson.

Michael Podboy became the vice president – asset management of our Business Manager in May 2007.  Prior to joining the Inland organization, Mr. Podboy worked in the field of public accounting and was a senior manager in the real estate division for KPMG LLP.  He received his bachelor degree in accounting from the University of Saint Thomas in Saint Paul, Minnesota.  Mr. Podboy is a certified public accountant and a member of the American Institute of Certified Public Accountants.

Our Property Managers

Our four property managers, Inland American Retail Management LLC, Inland American Office Management LLC, Inland American Industrial Management LLC and Inland American Apartment Management LLC, which we refer to collectively herein as our Property Managers, are Delaware limited liability companies, the sole member of which is Inland American Holdco LLC, which has four members, all corporations, which are controlled by The Inland Group.  Each Property Manager manages the specific type of property indicated by its name.  For example, Inland American Retail Management LLC manages any retail properties we acquire and Inland American Office Management LLC manages any office buildings we acquire.  Each Property Manager conducts its activities at its principal executive office at 2901 Butterfield Road in Oak Brook, Illinois.   All of our lodging properties are managed by third party managers, unaffiliated with us or our sponsor and its affiliates.

The following table sets forth information regarding the executive officers and directors of the parent corporations of our Property Managers.

Name	Age*	Position
Thomas P. McGuinness	54	Chairman, Director and Chief Executive Officer
Robert M. Barg	55	Director, Senior Vice President, Treasurer and Secretary
JoAnn Armenta	34	Senior Vice President
Elizabeth D. McNeeley	53	Director and Vice President
Alan F. Kremin	62	Director
Ulana Horalewskyj	62	Director
Thomas Lithgow	46	Senior Vice President

*As of January 1, 2009

Thomas P. McGuinness joined Inland Property Management in 1982 and became president of Mid-America Management Corporation in July 1990 and chairman in 2001.  He has served as the president of Inland Property Management, Inc. since January 1, 1991 and a director of Inland Commercial Property Management since June 2000.  Mr. McGuinness also has served as the president of Inland American Holdco Management, LLC since August 2, 2005 and, in that capacity, oversees a staff of 150, with four senior vice presidents reporting directly to him on the day-to-day operations of that company and its four subsidiaries.  Mr. McGuinness is responsible for the performance and activities of diverse platforms created within Inland American Real Estate Trust Inc., including Inland American Winston Hotels, Inc., Inland American Lodging Corporation, Inland American Communities Group, Inc., and Inland Public Properties Development, Inc., and is responsible for new acquisitions and partnerships.  Mr. McGuinness oversees a diverse and nationally-positioned portfolio of 45 million square feet, including retail, office, and industrial properties, and 15,015 hotel rooms.  In past positions with Inland he has been responsible for over 60 million square feet of real estate assets.

Mr. McGuinness is a licensed real estate broker and is past president of the Chicagoland Apartment Association and past regional vice president of the National Apartment Association.  He was on the board of directors of the Apartment Building Owners and Managers Association, and was a trustee with the Service Employees’ Local No. 1 Health and Welfare Fund, as well as the Pension Fund and holds CLS and CSM accreditations from the International Council of Shopping Centers.

Robert M. Barg joined the Inland organization in 1986 and is currently the treasurer of Inland Property Management Group, Inc.  During his tenure with Inland, Mr. Barg has been an officer and director of all of the Inland management companies.  He has served as a senior vice president and treasurer for Inland North American Property Management Corp. since November 2004, Inland Continental Property Management Corp. since September 2004 and Mid America Management Corp. since January 1998.  Prior to joining the Inland organization, Mr. Barg was an accounting manager of the Charles H. Shaw Co.   He received his bachelor of science degree in business administration from the University of Illinois at Chicago, served a year as a VISTA Volunteer and received a master’s degree in accounting from Western Illinois University in Macomb, Illinois.   Mr. Barg is a certified public accountant and member of the Illinois CPA Society and holds a real estate broker’s license in Illinois.

JoAnn Armenta joined the Inland organization in 1992.  Ms. Armenta currently serves as the senior vice president and director of due diligence for Inland’s management companies, overseeing the department that performs due diligence on the majority of Inland’s acquisitions, and that is responsible for all financial modeling, property inspection, capital projections and all other processes involved with purchasing an asset for the Inland Real Estate Group of Companies.  Ms. Armenta originally joined the multi-family/residential management division of Mid-America Management in 1992 and began overseeing the management of retail, office and industrial properties in 1995.

In 2001, Ms. Armenta became president of property management for the portfolio of Inland Retail Real Estate Trust, Inc.  Her responsibilities in this role included complete oversight of the company’s management, leasing, marketing and operations, including supervising 165 employees located in thirteen offices through out the eastern part of the United States. Ms. Armenta was the 2008 Dean of Open Air Centers for the University of Shopping Centers at the Wharton Business School and holds SCSM, SCLS, SCMD and a CDP accreditations with the International Council of Shopping Centers, or ICSC.

Elizabeth D. McNeeley joined Inland Southeast Property Management as a property accountant in January 2002.  In January 2003 she was promoted to senior property accountant for Inland Western Management Corp., and in July 2003 was promoted to a vice president of Inland Northwest Management Corp., Inland Pacific Management Corp., Inland Southwest Management Corp., and Inland Western Management Corp.  Ms. McNeeley also has served as a vice president of Inland American Retail Management Corp., Inland American Office Management Corp. and Inland American Industrial Management LLC, since August 2005.  Prior to joining Inland, Ms. McNeeley was an accountant for the Burlington Northern Railroad, Pinnacle Relocation and Trase Miller Teleservices.  She also taught mathematics at both the middle school and junior college level.  Ms. McNeeley holds a bachelor degree from North Central College, Naperville, Illinois, and a master’s degree from DePaul University, Chicago, Illinois.  She is a licensed real estate broker.

Alan F. Kremin joined The Inland Group in 1982.  Mr. Kremin was promoted to treasurer of The Inland Group, Inland Commercial Property Management, Inc. and various other subsidiaries of The Inland Group in March 1991.  As the chief financial officer of The Inland Group, a position he has held since 1991, his responsibilities include financial management, corporate asset management, cash budgeting and corporate tax planning for the consolidated group and serving as a director for various subsidiaries of The Inland Group, Inc.  Mr. Kremin has served as vice president of finance and manager of Inland Real Estate Development, LLC since November 2004.  He also has served as treasurer and director of Midwest Real Estate Equities, Inc. since June 1999, chief financial officer and director of Inland Atlantic Development Corporation since March 2007 and treasurer and manager of Metropolitan Construction Services, LLC since November 1999.  He also serves as director of Inland North American Property Management Corp., Inland North American Retail Management Corp., Inland North American Office Management Corp., Inland Continental Property Management Corp., Mid-America Management Corp. and Community Property Management Corp.  Mr. Kremin also served as treasurer of IREIC from 1986 to 1990, when he supervised the daily operations of its accounting department.  Prior to joining The Inland Group, Mr. Kremin served for three years as a controller of JMB Realty Corporation.  Prior thereto, Mr. Kremin worked eight years in public accounting, including four years at Arthur Young & Company.  He received his bachelor degree in accounting from Loyola University in Chicago, Illinois.  Mr. Kremin is a certified public accountant, holds securities and insurance licenses and is a licensed real estate broker.

Ulana Horalewskyj joined Inland in 1990 and is currently senior vice president of IREIC and president of Partnership Ownership.  She is also a vice president of Intervest Southern Real Estate Corporation and a director of Midwest Real Estate Equities, Inc. In her capacity as senior vice president of IREIC, Ms. Horalewskyj oversees the cash management and accounting for over 190 Inland private limited partnerships.  She was the treasurer of Inland Real Estate Exchange Corporation, or IREX, from 2002 through 2005. Prior to joining Inland, Ms. Horalewskyj spent four years working for an accounting firm and ten years in the banking industry.  Ms. Horalewskyj received her bachelor degree from Roosevelt University, Chicago, Illinois.

Thomas Lithgow joined Inland in 2004 and was promoted to vice president.  Mr. Lithgow is responsible for leasing and property management for 35 million square feet of commercial property throughout the United States.  Prior to joining Inland, Mr. Lithgow was the due diligence director for Heritage Realty.  Mr. Lithgow has twenty years of real estate experience in the areas of accounting, finance, asset management, due diligence, acquisitions and dispositions.  Mr. Lithgow received his bachelor degree from Eastern Illinois University, Charleston, Illinois, and is a certified public accountant.

The Business Management Agreement

Duties of Our Business Manager.  We have entered into a business management agreement with Inland American Business Manager & Advisor, Inc. to serve as our Business Manager with responsibility for overseeing and managing our day-to-day operations including:

•	identifying potential investment opportunities in real estate assets and assisting our board of directors in evaluating those opportunities;

•	preparing, on our behalf, all reports and regulatory filings including those required by federal and state securities law;

•	administering our bookkeeping and accounting functions; and

•	undertaking and performing all services or other activities necessary and proper to carry out our investment objectives.

See “Risk Factors – Risks Related to Our Business Manager, Property Managers and their Affiliates” for additional discussion regarding the business management agreement.  To assist the Business Manager in handling its responsibilities, the Business Manager has established a management and disclosure committee to review and critique our periodic reports and other public disclosures, as well as our day-to-day business practices, controls and procedures.  The committee includes certain of our officers and directors, officers and directors of our Business Manager and the parent corporations owning our Property Managers, and officers and directors of The Inland Group or its affiliates.  The responsibilities and powers of the management and disclosure committee are set forth in a written charter approved by our board.  Notwithstanding the formation of the committee, our business management agreement provides that the Business Manager is deemed to be in a fiduciary relationship with us and our stockholders.

Ancillary Agreements.  Under the business management agreement, the Business Manager is obligated to provide, either directly or indirectly through affiliates, various services and licenses needed to operate our business.  To do so, the Business Manager, or we in the case of the trademark license agreement, have entered into various agreements with IREIC and its affiliates.  We have agreed to reimburse the Business Manager, IREIC and its affiliates, each referred to as a “service provider” or, collectively, the “service providers,” for the expenses paid or incurred to provide these services including all direct expenses and the costs of salaries and benefits of persons employed by these entities and performing services for us. Direct expenses include, but are not limited to:

•	taxes and assessments on income or real property and taxes;

•	premiums and other associated fees for insurance policies including director and officer liability insurance;

•	all expenses associated with stockholder communications including the cost of preparing, printing and mailing annual reports, proxy statements and other reports required by governmental entities;

•	administrative service expenses;

•	audit, accounting and legal fees paid to third parties;

•	transfer agent and registrar’s fees and charges paid to third parties; and

•	expenses relating to any offices or office facilities maintained solely for our benefit that are separate and distinct from our executive offices.

We also reimburse the service providers for salaries and benefits of persons employed by these entities and performing services for us. In the case of IREIC, whose employees also provide services for other entities sponsored by, or affiliated with, IREIC, we reimburse only a pro rata portion of the salary and benefits of these persons based on the amount of time spent by that person on matters for us compared to the time spent by that same person on all matters including our matters.  Except in the case of computer services provided by Inland Computer Services, Inc., which is described below, the salary and benefit costs for each service provider other than IREIC is determined by multiplying (i) the number of hours spent by all employees of the service provider in providing services for us by (ii) that service provider’s “hourly billing rate.” For these purposes, the “hourly billing rate” approximates the hourly cost to the service provider to provide services to us based on:

•	the average amount of all salaries and bonuses paid to the employees of the service provider; and

•

an allocation for overhead including employee benefits, rent, materials, fees, taxes, and other operating expenses incurred by the service provider in operating its business except for direct expenses for which we reimburse the service provider, as described above.

All billing rates are subject to change, but we believe that the billing rates we pay do not exceed 90% of the market rates for similar services.  These ancillary agreements will terminate upon the termination of the business management agreement unless the Business Manager or the service provider agrees otherwise.

•

Communications Services. Inland Communications, Inc. provides marketing, communications and media relations services, including designing and placing advertisements; editing marketing materials; preparing and reviewing press releases; distributing certain stockholder communications; and maintaining branding standards.

•

Computer Services. Inland Computer Services, Inc., or ICS, provides data processing, computer equipment and support services and other information technology services, including custom application, development and programming; support and troubleshooting; data storage and backup; email services; printing services; and networking services, including Internet access. ICS is compensated for all direct costs incurred and reasonable expenses paid in providing computer services, including programming and consulting time, printing costs and usage charges, equipment rentals and computer usage.

•

Mortgage Brokerage Services. Inland Commercial Mortgage Corporation provides mortgage brokerage services, including identifying and working with lenders throughout the financing process, reviewing and negotiating loan documents on our Business Manager’s behalf and maintaining summaries or our proposed and existing mortgage loans.

•

Insurance and Risk Management Services. Inland Risk and Insurance Management Services, Inc. provides insurance and risk management services, including negotiating and obtaining insurance policies; managing and settling claims; and reviewing and monitoring our insurance policies.

•

Legal Services. The Inland Real Estate Group, Inc. provides legal services, including drafting and negotiating real estate purchase and sales contracts, leases and other real estate or corporate agreements and documents; performing due diligence; and rendering legal opinions.

•

Office and Facilities Management Services. Inland Office Services, Inc. and Inland Facilities Management, Inc. provide office and facilities management services, including purchasing and maintaining office supplies and furniture; installing telephones; maintaining security; providing mailroom, courier and switchboard services; and contracting with and supervising housekeeping and other facilities maintenance service providers.

•

Personnel Services. Inland Human Resource Services, Inc. provides personnel services, including pre-employment services; new hire services; human resources; benefit administration; and payroll and tax administration.

•

Property Tax Services. Investors Property Tax Services, Inc. provides property tax services, including tax reduction, such as monitoring properties and seeking ways to lower assessed valuations, and tax administration, such as coordinating payment of real estate taxes.

•

Software License. ICS has granted the Business Manager a non-exclusive and royalty- free right and license to use and copy software owned by ICS and to use certain third party software according to the terms of the applicable third party licenses to ICS, all in connection with the Business Manager’s obligations under the business management agreement. ICS provides the Business Manager with all upgrades to the licensed software.

•

Trademark License. We have entered into a license agreement with The Inland Real Estate Group, Inc., or “TIREG,” granting us a non-exclusive, royalty-free right and license to use the “Inland” name and marks, and the goodwill associated with them, in connection with our business. TIREG retains exclusive ownership of all trademarks and, except for permitted sublicenses, we will not be able to transfer, sell, assign or modify any right granted to us under the trademark license agreement. The license agreement contains customary and usual representations, warranties and covenants for agreements of this type, and requires us to indemnify TIREG for any damages resulting from a breach of its obligations under the trademark license agreement.  Either party may terminate the license agreement upon thirty days prior written notice.  If TIREG terminates the agreement, we will have a reasonable opportunity to transition to other trademarks.

Term.  The business management agreement has a term of one year and is renewable for successive one year terms upon the mutual consent of the parties, including an affirmative vote of a majority of our independent directors.  The agreement may be terminated by mutual consent of the parties.  We may terminate the agreement without cause or penalty upon a vote by a majority of the independent directors on sixty days written notice to our Business Manager.  The agreement also will terminate upon a business combination with our Business Manager, as described below.  If the business management agreement is terminated, our Business Manager must cooperate with us and take all reasonable steps requested by our board to assist it in making an orderly transition.

Compensation.  After all of our stockholders have received a non-cumulative, non-compounded return of 5% per annum on their “invested capital,” we pay our Business Manager a fee of up to 1% of our “average invested assets,” payable quarterly in an amount equal to 0.25% of our average invested assets as of the last day of the immediately preceding quarter.  For these purposes, “invested capital” means the original issue price paid for the shares of our common stock reduced by prior distributions from the sale or financing of our properties.  For these purposes, “average invested assets” means, for any period, the average of the aggregate book value of our assets, including lease intangibles, invested, directly or indirectly, in financial instruments, debt and equity securities and equity interests in and loans secured by real estate assets, including amounts invested in REITs and other “real estate operating companies,” before reserves for depreciation or bad debts or other similar non-cash reserves, computed by taking the average of the values at the end of each month during the period.

In addition, any time we acquire a controlling interest in a REIT or other “real estate operating company,” we pay our Business Manager or its designee a fee equal to 2.5% of the aggregate purchase price paid to acquire the controlling interest.  See “– Property Acquisition Agreement” below for a discussion of what constitutes a “real estate operating company.”  We pay these acquisition fees either in cash or by issuing shares of our common stock valued per share at the greater of (1) the per share offering price of our common stock in our most recent public offering, (2) if applicable, the per share price ascribed to shares of our common stock used in our most recent acquisition of a controlling interest in a REIT or other real estate operating company and (3) $10.00 per share.  If paying the acquisition fee in shares of our common stock would result in more than 9.8% of our outstanding shares being held by The Inland Group and its affiliates, including our Business Manager, our board may waive the ownership restrictions set forth in our articles to permit the issuance of the additional shares.  If our board does not waive the limit, any excess fee will be paid in cash.  See “Risk Factors – Risks Related to Our Business Manager, Property Managers and their Affiliates” for additional discussion regarding the acquisition fee.

Further, after our stockholders have first received a 10% per annum cumulative, non-compounded return on, plus return of, their invested capital, as defined above, we will pay our Business Manager an incentive fee equal to 15% of the net proceeds from the sale of real estate assets, including assets owned by a REIT or other real estate operating company that we acquire and operate as a subsidiary.

If our Business Manager or its affiliates perform services that are outside of the scope of those required under the business management agreement, we will compensate our Business Manager at rates and in amounts approved by our board of directors.  See “Risk Factors – Risks Related to Our Business Manager, Property Managers and their Affiliates” for additional discussion regarding fees paid to the Business Manager.

Reimbursement.  Notwithstanding the above, our Business Manager is required to reimburse us for the amounts, if any, that our total operating expenses paid during the previous fiscal year exceed the greater of:

•	2% of our average invested assets for that fiscal year; or

•

25% of our net income, before any additions to, or allowance for, reserves for depreciation, amortization or bad debts or other similar reserves before any gain from the sale of our assets, for that fiscal year.

Items such as organization and offering expenses, property expenses, interest payments, taxes, non-cash charges and acquisition fees and expenses are excluded from the definition of total operating expenses.  Our Business Manager also is obligated to pay organization and offering expenses exceeding specified levels.  See “Compensation Table” for a description of the fees and reimbursements to which our Business Manager is entitled.

Business Combination.  We will consider internalizing the functions of the Business Manager once our assets and income are of sufficient size such that internalizing these functions is, in our board’s view, in the best interests of our stockholders.  For a detailed discussion of a potential business combination with our Business Manager, see “– Business Combinations” below.

Liability and Indemnification.  Under the business management agreement, and the property management agreements described below, we are required to indemnify our Business Manager, Property Managers and each of their officers, directors, employees and agents and to pay or reimburse its or their reasonable expenses in advance of the final disposition of a proceeding so long as:

•	the person seeking indemnity determined in good faith that the course of conduct that caused the loss, liability or expense was in our best interest;

•	the person seeking indemnity was acting on behalf of, or performing services for, us;

•	the liability or loss was not the result of negligence or misconduct on the part of the person seeking indemnity; and

•	the indemnification or agreement to hold harmless is recoverable only out of our net assets and not from the assets of our stockholders.

We will not indemnify any person or entity for losses, liabilities or expenses arising from, or out of, an alleged violation of federal or state securities laws by any party seeking indemnity unless one or more of the following conditions are met:

•	there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular person or entity;

•	the claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular person or entity; or

•

a court approves a settlement of the claims and finds that indemnification of the settlement and related costs should be made and the court has been advised of the position of the SEC and the published opinions of any state securities regulatory authority in which our securities were offered and sold with respect to the availability or propriety of indemnification for securities law violations.

We will advance amounts to any person seeking indemnity for legal and other expenses only if:

•	the legal action relates to acts or omissions concerning the performance of duties or services by the person seeking indemnification for or on our behalf;

•	the legal action is initiated by a third party and a court of competent jurisdiction specifically approves the advance; and

•	the person receiving the advance undertakes to repay any monies advanced, together with interest thereon at the applicable rate, if a court finds that the person is not entitled to be indemnified.

Property Management Agreements

We have entered into property management agreements, sometimes referred to herein as “master management agreements,” with each of our Property Managers.

Duties of our Property Managers.  Our Property Managers, their affiliates or agents manage each of our real properties that is not internally managed by persons employed by companies that we acquire.  If we acquire a property that we would like any of our Property Managers to manage, we will enter into a separate agreement specific to that property with the applicable Property Manager.  See “Risk Factors – Risks Related to Our Business Manager, Property Managers and their Affiliates” for additional discussion regarding the property management agreements.

Compensation.  For each property managed directly by any of our Property Managers, their affiliates or agents, we pay the applicable Property Manager a monthly fee equal to up to 4.5% of the gross income from the property.  We pay this fee for services in connection with renting, leasing, operating and managing each property.  As is customary in the industry, we reimburse each Property Manager, its affiliates and agents for property-level expenses that it or they pay such as salaries and benefit expenses for on-site employees and other miscellaneous expenses.

For each property managed directly by entities other than our Property Managers, their affiliates or agents, we pay the applicable Property Manager, based on the type of property managed, a monthly oversight fee of up to 1% of the gross income from each such property.  We pay this fee for transition services to coordinate and align the systems and policies of the third party property manager with those of our Property Managers.  In no event do any of our Property Managers receive a property management fee and an oversight fee with respect to a particular property.  Further, in no event does the aggregate amount of the property management fee paid to entities other than our Property Managers, their affiliates or agents plus the oversight fee paid to any Property Manager exceed a total of 4.5% of the gross income of the particular property.  Oversight fees may not be paid for more than three years following the acquisition of the property, REIT or real estate operating company, as the case may be. See “Risk Factors – Risks Related to Our Business Manager, Property Managers and their Affiliates” for additional discussion regarding fees paid to our Property Managers.

Term. The master management agreement with each Property Manager has a term of one year and is renewable for successive one year terms upon the mutual consent of the parties, including an affirmative vote of a majority of our independent directors.  Each master management agreement may be terminated by mutual consent of the parties.  We also may terminate each master management agreement without cause or penalty upon a vote by a majority of the independent directors on sixty days written notice to the respective Property Manager.  If any master management agreement is terminated, the respective Property Manager must cooperate with us and take all reasonable steps requested by our board to assist it in making an orderly transition.

Each property is managed pursuant to a separate agreement with a term ending on December 31 of the year in which the property is acquired.  Each property-specific agreement provides for successive one-year renewals, unless either party notifies the other in writing of its intent to terminate between sixty and ninety days prior to the expiration of the initial or renewal term.  We also may terminate these agreements without cause or penalty upon a vote by a majority of the independent directors on sixty days written notice to the applicable Property Manager.

The Property Manager may subcontract with an affiliate or a third party agent to provide the required property management services for less than the management fee provided in the management agreement.  Our Property Managers or their ultimate parent corporations may form additional subsidiary property management companies as necessary to manage the properties we acquire, and may approve of the change of management of a property from one manager to another.

Business Combination.  We will consider internalizing the functions of our Property Managers once our assets and income are of sufficient size such that internalizing these functions is, in our board’s view, in the best interests of our stockholders.  For a detailed discussion of a potential business combination with our Property Managers, see “– Business Combinations” below.

Property Management Agreements – Our Lodging Facilities

To qualify as a REIT, we generally cannot operate hotels.   To date, we have relied on our three taxable REIT subsidiaries, Barclay Hospitality Services Inc. (“Barclay Hospitality”), Barclay Holding, Inc. (“Barclay Holding” and together with Barclay Hospitality, “Barclay”) and Inland American Lodging Operations TRS, Inc. (“IA Operating TRS”), to operate our wholly owned lodging facilities.   Barclay and IA Operating TRS have engaged hotel management companies to manage these hotels under management contracts.  These third-party managers have direct control of the daily operations of our hotels.

Pursuant to the management agreements with these third party property managers, each of which we succeeded to upon acquiring the various hotels, Barclay and IA Operating TRS pay property management fees ranging from 2.25% to 7% (which may include amounts allocated to pay certain other fees) of the total revenue of the hotels under management.   Barclay and IA Operating TRS are also required to pay the respective property managers an annual incentive fee, calculated based upon the financial performance of the hotels that the property manager manages.   The agreements typically have terms ranging from five to twenty years, and give Barclay or IA Operating TRS the right to terminate the agreement upon ninety days’ notice.  The agreements also generally give the property manager the right terminate the agreement upon six months’ notice, or upon thirty days’ notice in the event that Barclay or IA Operating TRS transfers its rights in the agreement or there is a change in control of the entity controlling Barclay or IA Operating TRS.

Property Acquisition Agreement

We have entered into an agreement with Inland Real Estate Acquisitions, Inc., or IREA, under which IREA assists us in acquiring properties, REITs, real estate operating companies or other real estate assets.  This agreement will continue until the date that none of the directors affiliated with The Inland Group and none of the officers or directors of The Inland Group, IREA or our Business Manager or their affiliates are then serving as our officers and directors.  See “Risk Factors – Risks Related to Our

Business Manager, Property Managers and their Affiliates” for additional discussion regarding the property acquisition agreement.

Duties of IREA.  Under the terms of this agreement, IREA has granted us a right of first refusal to acquire all properties, REITs or real estate operating companies that it identifies, acquires or obtains the right to acquire.  This right is subject to prior rights granted by IREA to certain entities sponsored by IREIC to acquire neighborhood retail facilities, community centers or single-user properties located throughout the United States.  A neighborhood retail facility is real estate improved for use as a shopping center with a gross leasable area ranging in size from 5,000 to 150,000 square feet.  A community center is real estate improved for use as a shopping center with gross leasable retail area exceeding 150,000 square feet but less than 300,000 square feet.  A single user property is real estate improved for use as a single tenant or commercial property.  If these entities do not exercise their respective rights, we have been granted a subsequent right of first refusal to acquire these properties.

Compensation.  At any time we acquire a controlling interest in a REIT or other “real estate operating company,” we pay our Business Manager or its designee a fee equal to 2.5% of the aggregate purchase price paid to acquire the controlling interest.  This fee is not paid when we acquire only a property but not the REIT or other real estate operating company owning the property.  See “Risk Factors – Risks Related to Our Business Manager, Property Managers and their Affiliates” for additional discussion regarding this fee paid to the Business Manager.  For these purposes, “control” means owning 50.1% or more of the voting securities of the entity in question.  For these purposes “real estate operating company” means:

•	any entity that has equity securities registered under Sections 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

•	any entity that files periodic reports under Sections 13 or 15(d) of the Exchange Act; or

•	any entity that, either itself or through its subsidiaries:

	•	owns and operates interests in real estate on a going concern basis rather than as a conduit vehicle for investors to participate in the ownership of assets for a limited period of time;

	•	has a policy or purpose of reinvesting sale, financing or refinancing proceeds or cash from operations;

	•	has its own directors, managers or managing general partners, as applicable; and

	•	either:

• has its own officers and employees that, on a daily basis, actively operate the entity and its subsidiaries and businesses; or

• has retained the services of an affiliate or sponsor of, or advisor to, the entity to, on a daily basis, actively operate the entity and its subsidiaries and businesses.

We pay acquisition fees either in cash or by issuing shares of our common stock valued per share at the greater of (i) the per share offering price of our common stock in our most recent public offering, (ii) if applicable, the per share price ascribed to shares of our common stock used in our most recent acquisition of a controlling interest in a REIT or other real estate operating company and (iii) $10.00 per share.  If paying the acquisition fee in shares of our common stock would result in more than 9.8% of our outstanding shares being held by The Inland Group and its affiliates, including our Business Manager, our board may waive the ownership restrictions set forth in our articles to permit the issuance of the additional shares.  If our board does not waive the limit, any excess fee will be paid in cash.  See “Federal Income Tax Considerations – General Share Ownership Tests” and “Description of Securities – Restrictions on Ownership and Transfer.”

Other Agreements with Affiliates of IREIC

We have entered into agreements with other affiliates of IREIC to provide services to us.  Specifically, we have entered into an investment advisory agreement with Inland Investment Advisors, Inc., referred to herein as “Inland Advisors,” under which Inland Advisors will serve as our investment advisor.  The agreement provides that Inland Advisors has full discretionary authority with respect to the investment and reinvestment of our assets, subject to certain investment guidelines that we may provide from time to time, and which take effect generally fifteen days after notice to Inland Advisors.  The agreement also gives Inland Advisors the power to act as our proxy and attorney-in-fact to vote, tender or direct the voting or tendering of all of the assets of our accounts.  We will pay Inland Advisors a monthly fee for providing investment advisory services in connection with our investments in marketable securities. We will pay annual fees totaling 1% of the first $1 to $5 million of marketable securities under management, 0.85% of marketable securities from $5 to $10 million, 0.75% of marketable securities from $10 to $25 million, 0.65% of marketable securities from $25 to $50 million, 0.60% of marketable securities from $50 to $100 million and 0.50% of marketable securities above $100 million.   Both we and Inland Advisors may terminate the agreement upon thirty days’ written notice.

Business Combinations

Many REITs that are listed on a national securities exchange are considered self-administered, which means that they employ persons or agents to perform all significant management functions.  The costs to perform these management functions are “internalized” rather than external and no third-party fees, such as advisory fees, are paid by the REIT.  We will consider becoming a self-administered REIT once our assets and income are, in our board’s view, of sufficient size such that internalizing the management functions performed by our Business Manager and Property Managers is in the best interests of our stockholders.

If our board should make this determination in the future, we have agreed to pay one-half of the costs, and our Business Manager and Property Managers have agreed to pay the other half, of an independent investment banking firm.  This firm would jointly advise us and IREIC on the value of our Business Manager and Property Managers.  After the investment banking firm completes its analyses, we will require it to prepare a written report and make a formal presentation to our board.

Following the presentation by the investment banking firm, our board would form a special committee comprised entirely of independent directors to consider a possible business combination with our Business Manager and Property Managers.  The board will, subject to applicable law, delegate all of its decision-making power and authority to the special committee with respect to these matters.  The special committee also will be authorized to retain its own financial advisors and legal counsel to, among other things, negotiate with representatives of our Business Manager and Property Managers regarding a possible business combination.  In any event, before we can complete any business combination with either our Business Manager or Property Managers, our articles require that the following two conditions be satisfied:

•

the special committee receives an opinion from a recognized investment banking firm, separate and distinct from the firm jointly retained to provide a valuation analysis, concluding that the consideration to be paid to acquire our Business Manager or Property Managers, as the case may be, is fair to our stockholders from a financial point of view; and

•

the holders of a majority of the votes cast at a meeting of our stockholders called for such purpose (if a quorum is present at the meeting) approves the acquisition; provided that, for these purposes only, any shares held by The Inland Group, Inc., IREIC or any of their affiliates will be counted for purposes of determining the presence of quorum. The shares will not, however, initially constitute a vote cast for purposes of determining the number of votes necessary to approve the acquisition. If the proposal receives the necessary votes to approve the acquisition, these shares may then be voted in favor of the transaction.

We anticipate that any consideration we may offer in connection with a business combination with our Business Manager and Property Managers will be payable solely in shares of our common stock.  Unless and until definitive documentation is executed, we will not be obligated to complete a business combination with our Business Manager or Property Managers.

Inland Securities Corporation

Inland Securities Corporation, our dealer manager, was formed in 1984 and is registered under the applicable federal and state securities laws as a securities broker-dealer throughout the United States.  Inland Securities also is licensed to sell securities in the province of Ontario, Canada as an international dealer.  Since being formed, Inland Securities has served as the dealer manager in connection with the offering of investment products sponsored by IREIC.  Inland Securities has not rendered these services to anyone other than affiliates of The Inland Group.  Inland Securities is a member firm of the FINRA.  See “Risk Factors – Risks Related to Our Business Manager, Property Managers and their Affiliates” for additional discussion regarding Inland Securities.

The following table sets forth information about the directors, officers and principal employees of Inland Securities.  Mr. Parks’ biography is set forth above under “– Inland Affiliated Companies” in this section.  The biographies of Ms. Gujral and Ms. Matlin are set forth above under “– Our Directors and Executive Officers” in this section.

Name	Age*	Position
Brenda G. Gujral	66	Director, President and Chief Operating Officer
Roberta S. Matlin	64	Director and Vice President
Catherine L. Lynch	50	Director, Treasurer and Secretary
Robert D. Parks	65	Director
Brian M. Conlon	50	Executive Vice President - National Sales Director
R. Martel Day	59	Executive Vice President - Director of Business Development
Fred C. Fisher	64	Senior Vice President
David Bassitt	66	Senior Vice President
John Cunningham	50	Senior Vice President

*As of January 1, 2009

Catherine L. Lynch joined the Inland organization in 1989.  Ms. Lynch has served as the treasurer and secretary of IREIC since January 1995, as a director and treasurer of Inland Investment Advisors, Inc. since June 1995, as treasurer and secretary of Inland Securities Corp. since June 1995, as treasurer of Inland Institutional Capital Partners, Inc. since May 2006 and as treasurer of Inland Capital Markets Group, Inc. since January 2008.  Ms. Lynch worked for KPMG Peat Marwick LLP from 1980 to 1989.  Ms. Lynch received her bachelor degree in accounting from Illinois State University, Normal, Illinois.  Ms. Lynch is a certified public accountant and a member of the American Institute of Certified Public Accountants and the Illinois CPA Society.  Ms. Lynch also is registered with FINRA as a financial operations principal.

Brian M. Conlon joined Inland Securities Corporation as executive vice president in September 1999. Prior to joining Inland, Mr. Conlon was executive vice president and chief operating officer of Wells Real Estate Funds, where he was responsible for overseeing day-to-day operations of the company’s real estate investment and capital raising initiatives.  Mr. Conlon is a general securities principal, is licensed as a real estate broker in Georgia, and has earned the certified financial planner and certified commercial investment member designations.  Mr. Conlon served on the national board of directors for the Financial Planning Association in 2001 and 2002.  Mr. Conlon received his bachelor degree from Georgia State University in Atlanta, Georgia and received a master’s degree in business administration from the University of Dallas, in Dallas, Texas.  Mr. Conlon holds Series 7, 24 and 63 certifications with FINRA.

R. Martel Day is executive vice president and director of business development for Inland Securities Corporation.  He joined Inland Securities Corporation in 1984 as a regional representative in the southeast.  Since then, he has served as regional vice president, senior vice president, national marketing director and national sales director.  Mr. Day is currently responsible for developing and maintaining the selling group for Inland’s investment products.

Mr. Day graduated with an engineering degree from the Georgia Institute of Technology, Atlanta, Georgia.  Mr. Day is president and a director of the Investment Program Association, a member of the Financial Planning Association and a member of the National Association of Real Estate Investment Trusts.  Mr. Day holds general securities and registered investment advisor licenses with FINRA.

Fred C. Fisher is a senior vice president of Inland Securities Corporation, which he joined in 1984. Mr. Fisher began his career with Inland Securities Corporation as regional vice president for the Midwest region.  In 1994, he was promoted to senior vice president.  Mr. Fisher received his bachelor degree from John Carroll University, University Heights, Ohio.  Before joining Inland Securities Corporation, he spent nine years as a regional sales manager for the S.S. Pierce Company.  Mr. Fisher holds Series 7, 22 and 63 certifications with FINRA.

David Bassitt joined Inland Securities Corporation as a senior vice president in March 2001. Prior to joining Inland, Mr. Bassitt was director of financial services with AEI Fund Management, Inc. and was responsible for wholesaling public and private net lease real estate investments and 1031 property exchanges to financial planners.  Mr. Bassitt received a bachelor degree from Ferris State University, Big Rapids, Michigan, and a master degree from St. Cloud University, St. Cloud, Minnesota.  Mr. Bassitt holds Series 6, 7, 22 and 63 certifications with FINRA.

John Cunningham is a senior vice president of Inland Securities Corporation.  He joined an affiliate of TIREG in January 1995 as a commercial real estate broker and joined Inland Securities Corporation as a regional representative for the western region in March 1997. He became a vice president in 1999. In 2002, he became senior vice president of the western region.  Mr. Cunningham graduated from Governors State University, University Park, Illinois, with a bachelor degree in business administration, concentrating in marketing.  Before joining the Inland organization, Mr. Cunningham owned and operated his own business and developed real estate.  He holds Series 7 and 63 certifications with FINRA.

CONFLICTS OF INTEREST

Conflicts of Interest

Conflicts of interest exist between us and other entities sponsored by, or affiliated with, IREIC.  The most significant conflicts of interest we may face in operating our business are described below.

Our Business Manager and Property Managers share employees with IREIC, its affiliates and other REITs sponsored by IREIC.

Our Business Manager and Property Managers share employees with IREIC, its affiliates and other REITs sponsored by IREIC.  These individuals face competing demands for their time and services and may have conflicts in allocating their time between our business and the business of these other entities.  IREIC also may face a conflict of interest in allocating personnel and resources between its affiliates and our Business Manager and Property Managers.  During times of intense activity, these individuals may not be able to devote all of their time and resources to our business.

We do not have arm’s-length agreements with our Business Manager, Property Managers or any other affiliates of IREIC.

None of the agreements and arrangements with our Business Manager, Property Managers or any other affiliates of IREIC were negotiated at arm’s-length.  Although these agreements may contain terms and conditions that are not in our best interest and would not otherwise be applicable if we entered into arm’s length agreements with third parties, we believe that these agreements and arrangements are no less favorable to us than those available from an unaffiliated party under the same circumstances.  Further, a majority of our independent directors makes all decisions regarding enforcing these agreements or arrangements with our Business Manager, Property Managers and other affiliates of IREIC.

Our Business Manager, Property Managers and other affiliates of IREIC receive commissions, fees and other compensation based upon our invested assets and, in certain cases, the purchase price paid to acquire these assets.

Our Business Manager receives fees based on the aggregate book value, including acquired intangibles, of our invested assets and on the purchase price paid to acquire interests in REITs and other real estate operating companies.  Further, our Property Managers receive fees based on the gross income from properties under management and for overseeing the management of our properties.  Other parties related to, or affiliated with our Business Manager or Property Managers may also receive fees or cost reimbursements from us.  These compensation arrangements may cause these entities to take or not take certain actions.  For example, these compensation arrangements may provide an incentive for our Business Manager to: (1) borrow more money than prudent to increase the amount we can invest; (2) retain instead of sell assets, even if our stockholders may be better served by sale or disposition of the assets; or (3) avoid reducing the carrying value of assets that may otherwise be viewed as impaired.  In addition, because we will pay our Business Manager a fee when we acquire a controlling interest in a REIT or other real estate operating company but not a fee interest in real estate, our Business Manager may focus on, and recommend, acquiring REITs or other real estate operating companies even if fee interests in real estate assets generate better returns.

We compete with other REITs sponsored by IREIC for certain properties and other real estate related investments.

IREIC has sponsored four REITs with similar investment objectives as ours.  One of these entities, Inland Diversified Real Estate Trust, Inc., will rely on an affiliate of our Business Manager to oversee and run its day-to-day operations and will seek to invest in a broad range of asset types, including the types of assets in which we intend to invest.  As a result, we may be seeking to buy properties and other real estate assets at the same time that Inland Diversified intends to do so.  We, along with Inland Diversified, rely to some degree on IREA to identify and assist in acquiring real estate assets.  IREA is an indirect wholly owned indirect subsidiary of The Inland Group.  Mr. Parks is a director of The Inland Group and Mr. Parks and Ms. Gujral are both directors of IREIC and two of the other REITs.  See “Management” above for additional discussion on the positions held by Mr. Parks and Ms. Gujral with these entities.

Under the property acquisition agreement we have entered into with IREA, we have been granted a right of first refusal to acquire all properties, REITs or real estate operating companies that it identifies, acquires or obtains the right to acquire.  This right is subject to prior rights granted by IREA to two of the other REITs sponsored by IREIC to acquire neighborhood retail facilities, community centers or single-user properties located throughout the United States.  If these entities do not exercise their respective rights, we have been granted a subsequent right of first refusal to acquire these properties.  Under principles of corporate law known as the “corporate opportunity doctrine,” a director may not take for him or herself, either directly or through a controlled entity, any opportunity that the corporation has a reasonable expectancy to because it falls within the corporation’s line of business.  In our case, the agreement with IREA may result in a property being offered to another entity sponsored or affiliated with IREIC, even though we may also be interested in, and have the ability to acquire, the subject property.

We acquire real estate assets from affiliates of IREIC.

We have acquired real estate assets from affiliates of IREIC, and may do so in the future.  Although the purchase price we paid for the assets was equal to the price paid for the properties or other assets by the affiliate plus any costs incurred by the affiliate in acquiring or financing the property or asset, it is possible that we could have negotiated a better price if we had negotiated directly with the seller.  Our articles require a majority of our directors, who have no financial interest in the transaction, to approve the transaction and conclude that it is fair and reasonable to us. If the price to us exceeds the cost paid by our affiliate, there must be substantial justification for the excess cost.

From time to time, we purchase real estate assets from persons who have prior business relationships with affiliates of IREIC.  Our interests in these transactions may be different from the interests of affiliates in these transactions.

From time to time, we purchase real estate assets from third parties who have existing or previous business relationships with entities affiliated with IREIC.  The officers, directors or employees of our Business Manager, IREA or our Property Managers who also perform services for IREIC or these other affiliates may have a conflict in representing our interests in these transactions on the one hand and the interests of IREIC and its affiliates in preserving or furthering their respective relationships on the other hand.

Our Business Manager may have conflicting fiduciary obligations if we acquire real estate assets from affiliates of IREIC.

Our Business Manager may seek to acquire an interest in a real estate asset through a joint venture with affiliates of IREIC.  In these circumstances, persons employed by our Business Manager who also are employed by IREIC or its affiliates may have a fiduciary duty to both us and the affiliates of IREIC participating in the joint venture.  In order to minimize the conflict between these fiduciary duties, our articles require a majority of our disinterested directors to determine that the transaction is fair and reasonable to us and is on terms and conditions no less favorable than from unaffiliated third parties entering into the joint venture.

Inland Securities, the dealer manager of this offering, is an affiliate of IREIC.

Inland Securities Corporation, our dealer manager, is an affiliate of IREIC and is not, therefore, independent.  Thus, you will not have the benefit of an independent due diligence review and investigation of the type normally performed by unaffiliated, independent underwriters in securities offerings.

Policies and Procedures with Respect to Related Party Transactions

Our articles contain provisions setting forth our ability to engage in certain transactions.  Our board reviews all of these transactions as well as any related party transactions.  As a general rule, any related party transactions must be approved by a majority of the directors not otherwise interested in the transaction.  In determining whether to approve or authorize a particular related party transaction, these persons will consider whether the transaction between us and the related party is fair and reasonable to us and has terms and conditions no less favorable to us than those available from unaffiliated third parties.

BUSINESS AND POLICIES

We were formed on October 4, 2004 to acquire and develop a diversified portfolio of commercial real estate, primarily retail, multi-family, industrial, lodging, office and student housing properties, as well as triple-net, single-use properties of a similar type, located in the United States and Canada.  We acquire these assets directly by purchasing the property also known as a “fee interest” or indirectly by purchasing interests, including controlling interests, in REITs or other “real estate operating companies” that own these assets, such as real estate management companies and real estate development companies.  See “Management – Property Acquisition Agreement” above for a more complete definition of “real estate operating company.”  We also may acquire assets through joint ventures, including joint ventures in which we do not own a controlling interest.  We also may invest in other real estate assets such as commercial mortgage-backed securities.  Investments in commercial mortgage-backed securities, such as bonds issued by the Government National Mortgage Association, or GNMA, or real estate mortgage investment conduits also known as REMICs, may increase our exposure to credit and interest rate risk.  See “Risk Factors – Risks Related to Investments in Other Real Estate Assets” for a more detailed discussion of these risks.  In addition, we may make loans to third parties or to affiliates of, or entities sponsored by, IREIC.  These loans may be secured by first or second mortgages on commercial real estate owned by the entity or a pledge of ownership interests in the entity owning commercial real estate.  In no event will the aggregate amount of all loans made to any of these affiliates or entities exceed an amount equal to 85% of the appraised value of the property or the entity securing the loan.  Aside from these requirements, we do not have, and do not expect to adopt, any policies limiting the amount or percentage of assets that will be used to make loans to affiliates of, or entities sponsored by, IREIC.  Our investment policies and strategies are very broad and do not require us to invest any specific amount or percentage of assets in any one type of investment.  Further, we have not adopted any policies limiting the amount or percentage of assets that we may invest in commercial real estate, entities owning commercial real estate or other real estate assets such as commercial mortgage-backed securities.  We do not intend to acquire real estate assets located outside of the United States and Canada.

We are a diversified REIT, and intend to maximize stockholder value by utilizing the depth of our expertise to capitalize on opportunities in the real estate industry.  Our business model is depicted below:

We have been qualified to be taxed as a real estate investment trust, or REIT, commencing with the tax year ending December 31, 2005.  A real estate investment trust or REIT is a company that owns and, in most cases, operates income-producing properties.  To qualify as a REIT, a company must generally distribute at least 90% of its “REIT taxable income” to its stockholders on an annual basis.

Investment Strategy

We have used and expect to continue using substantially all of the net proceeds from this offering primarily to acquire:

•	retail properties;

•	multi-family properties;

•	industrial facilities;

•	lodging facilities;

•	office buildings;

•	student housing properties; and

•	triple-net, single-use properties.

We do not focus our property acquisitions in any one particular geographic location within the United States.  Although we also may purchase properties located in Canada, we have not done so to date.  We generally endeavor to acquire multiple properties within the same major metropolitan market so that we can efficiently manage each property.  However, we also seek properties with existing “net” leases.  “Net” leases require tenants to pay a share, either prorated or fixed, of all, or a majority, of a particular property’s operating expenses, including real estate taxes, special assessments, utilities, insurance, common area maintenance and building repairs, as well as base rent payments.  We also may enter into sale and leaseback transactions in which we purchase a property and lease the property back to the seller.

To provide us with a competitive advantage over other potential purchasers, we generally do not condition any acquisition on our ability to secure financing.  See “Risk Factors – Risks Associated with Debt Financing” beginning on page 38 for additional discussion regarding our ability to secure financing.  We also may agree to acquire a property once construction is completed.  In this case, we would be obligated to purchase the property if the completed property conforms to definitive plans, specifications and costs approved by us.  We also may require the developer to have entered into leases for a certain percentage of the property.  We also may construct or develop properties and render services in connection with developing or constructing the property so long as providing these services does not cause us to lose our qualification to be taxed as a REIT.

We also may seek to acquire publicly traded or privately owned entities that own commercial real estate assets.  These entities may include REITs and other “real estate operating companies,” such as real estate management companies and real estate development companies.  We do not have, and do not expect to adopt, any policies limiting our acquisitions of REITs or other real estate operating companies to those conducting a certain type of real estate business or owning a specific property type or real estate asset.  In most cases, we will evaluate the feasibility of acquiring these entities using the same criteria we will use in evaluating a particular property.  Each acquired entity would be operated as either a wholly owned or controlled subsidiary.  As part of any such acquisition or shortly thereafter, we may sell certain properties to affiliates of our sponsor or others, that, in our view, would not be consistent with the remaining properties in our portfolio.  We may acquire these entities in negotiated transactions or through tender offers.  Any acquisition must, however, be consistent with maintaining our qualification to be taxed as a REIT.  See “Risk Factors – Risks Related to Investments in Other Real Estate Assets” for additional discussion regarding the acquisition of REITs and other real estate operating companies.

Change in Investment Objectives and Policies

Our board of directors is responsible for implementing our investment objectives and policies. Our investment objectives are:

•	to invest in real estate assets that produce attractive current yield and long-term risk-adjusted returns to our stockholders; and

•	to generate sustainable and predictable cash flow from our operations to distribute to our stockholders.

Our board may make material changes to the restrictions on investment objectives and policies set forth in our articles only by amending the articles.  Any amendment requires the affirmative vote of a majority of our then outstanding shares of common stock.  For these purposes, shares held by IREIC and its affiliates will be counted toward the majority vote required to amend the articles and change the restrictions on our investment objectives and policies.  See “Summary of Our Organizational Documents – Restrictions on Investments.”

Appropriateness of Investment

An investment in our shares may be appropriate as part of your investment portfolio if:

•	You seek regular distributions, because we intend to continue paying regular monthly cash distributions to our stockholders.

•	You seek a hedge against inflation, because we typically enter into leases with tenants that provide for scheduled rent escalations or participation in the growth of tenant sales.

•	You seek to preserve your capital with appreciation, because we intend to acquire diverse commercial real estate assets that offer appreciation potential.

We cannot guarantee that we will achieve any of these objectives.  For example, although we enter into leases that contain scheduled rent escalation provisions, our operating expenses may increase with inflation and may not be offset by increases in scheduled rent payments.  Further, our board does not anticipate evaluating a listing of our shares until at least 2010.  There is no assurance that we will list our shares or that a public market will develop if we list our shares.  See “Risk Factors – Risks Related to the Offering” and “—Risks Related to Our Business” for additional discussion of these risks.

Investment Limitations

We do not intend to:

•	invest in commodities or commodity future contracts;

•	issue redeemable shares of common stock;

•	issue shares on a deferred payment basis or other similar arrangement; or

•	operate in such a manner as to be classified as an “investment company” for purposes of the Investment Company Act.

See “Summary of Our Organizational Documents – Restrictions on Investments” for additional investment limitations.  We do not intend to engage in hedging or similar activities for speculative purposes.  We may invest proceeds from this offering or other funds for the purpose of exercising control over REITs or other real estate operating companies.  Subject to the limits set forth above, we also may invest in the securities of other entities regardless of whether they own commercial real estate or other developed or undeveloped properties and we may make loans to third parties owning commercial real estate or other developed or undeveloped properties.

Acquisition Standards

We consider a number of factors in evaluating whether to acquire any particular asset, including:

•	geographic location and property type;

•	condition and use of the assets;

•	historical performance;

•	current and projected cash flow;

•	potential for capital appreciation;

•	potential for economic growth in the area where the assets are located;

•	presence of existing and potential competition;

•	prospects for liquidity through sale, financing or refinancing of the assets; and

•	tax considerations.

With respect to our lodging facilities, we focus on acquiring hotels with strong national franchise affiliations, or hotel properties with the potential to obtain these franchise affiliations, in the “full service,” “extended stay,” “mid-scale without food and beverage,” “upscale” and “upper upscale” market segments.  We focus on properties in locations with relatively high demand for rooms, a relatively low supply of hotel properties and relatively high barriers to entry into the hotel business, such as a scarcity of suitable sites or zoning restrictions, as well as hotels that will benefit from repositioning or substantial rehabilitation, or from new management and additional capital.

Borrowing Policy

In some instances, we borrow money to acquire real estate assets either at closing or at sometime thereafter.  These borrowings may take the form of temporary, interim or permanent financing from banks, institutional investors and other lenders including lenders affiliated with IREIC or us.  These borrowings generally are secured solely by a mortgage on one or more of our properties but also may require us to be directly or indirectly (through a guarantee) liable for the borrowings.  We may borrow at either fixed or variable interest rates and on terms that require us to repay the principal on a typical, level schedule or at one-time in “balloon” payments.  In addition, in certain circumstances we may enter into derivative transactions for the purpose of fixing or capping the rates on any floating interest rate debt where the principal amount of the indebtedness does not exceed $100 million.  We also may establish a revolving line of credit for short-term cash management and bridge financing purposes.  See “Risk Factors – Risks Associated with Debt Financing” for additional discussion regarding our borrowings.

As a matter of policy, the aggregate borrowings secured by all of our assets will not exceed 55% of their combined fair market value.  For these purposes, the fair market value of each asset is equal to the purchase price paid for the asset or the value reported in the most recent appraisal of the asset, whichever is later.  In the case of assets acquired through a merger, we will use the value accorded to the assets on the acquisition balance sheet.  In addition, we may borrow money in connection with developing certain construction projects so long as the aggregate borrowing per property does not exceed $30 million and the loan to cost ratio for the loan does not exceed 75%.  We may fully guarantee any construction loan that satisfies these criteria.  Our articles limit the amount we may borrow, in the aggregate, to 300% of our net assets, which are defined as total assets, other than intangibles, at cost before deducting depreciation or other non-cash reserves less total liabilities, calculated at least quarterly on a basis consistently applied.  Any borrowings over this limit must be approved by a majority of our independent directors and disclosed to our stockholders in our next quarterly report along with the reason for exceeding the limit.  In addition, a majority of the holders of common stock present at a meeting of the stockholders must approve any issuance of preferred stock that would cause our aggregate borrowings, including amounts payable by us in respect of the preferred stock, to exceed 300% of our net assets.

Our Assets

We typically own real estate assets (1) directly, through ownership of a “fee simple interest,” (2) indirectly through joint ventures (3) through our wholly owned operating subsidiaries or (4) as investments in REIT marketable securities.  In addition, we may make loans secured by first or second mortgages on commercial real estate owned by the entity or a pledge of ownership interests in the entity owning commercial real estate.  These operating platforms are discussed in more detail below.

Our “Fee Simple” Properties

As of September 30, 2008, we owned fee simple and leasehold interests in 793 properties, excluding our lodging and development properties, located in 35 states and the District of Columbia.

Our Joint Ventures

We have entered into joint ventures to acquire, develop and improve properties.  For financial statement reporting purposes, we determine whether we are required to consolidate our investment in these joint ventures in accordance with generally accepted accounting principles.  If we are required to consolidate any joint venture, the assets, liabilities, equity and results of operations of the joint venture entities are consolidated in our financial statements.  In the future, we may acquire, develop or improve properties through additional joint ventures, partnerships, co-tenancies and other co-ownership arrangements or participations with real estate developers, owners and other affiliated or unaffiliated third parties.  We generally will invest in joint ventures where we have a right to purchase the co-venturer’s interest in the venture.  Nevertheless, our interests may not be totally aligned.  For example, if the co-venturer elects to sell a property, we may not have sufficient funds to exercise our right of first refusal to buy the other co-venturer’s interest in the property.  We may only enter into joint ventures with affiliates if a majority of our independent directors determine that the transaction is fair and reasonable to us. Our significant joint ventures are discussed in detail below.

MB REIT.  On October 11, 2005, we entered into a joint venture with Minto Delaware, Inc., referred to herein as Minto Delaware, which owned all of the outstanding equity of Minto Builders (Florida), Inc., referred to herein as “MB REIT.”  We have invested approximately $1.17 billion in MB REIT, and now own 920,000 shares of MB REIT common stock, or approximately 98% of its outstanding common stock.  We have appointed Ms. Gujral, Ms. Foust and Mr. Parks to serve on MB REIT’s five-member board of directors as our designees.  In addition, our Business Manager and Property Managers perform services for MB REIT on terms and conditions substantially similar to the terms and conditions set forth in the agreements that we have with these entities.  Our independent directors retain the same rights of approval and termination under these agreements on behalf of MB REIT as they have under the agreements that we have with our Business Manager and Property Managers.  Similarly, MB REIT is obligated to pay fees under its agreements with the Business Manager and Property Managers in amounts no greater than we would pay for the same services.

We are required to redeem or purchase Minto Delaware’s investment in MB REIT at Minto Delaware’s request, which can be accomplished no earlier than October 11, 2011.  Specifically, on October 11, 2011, and subject to complying with notice requirements, Minto Delaware can require us to purchase its series A preferred stock for an amount equal to $264 million plus accrued and unpaid dividends and its common stock as follows: (1) if our common stock is listed on a national securities exchange, Minto Delaware must exchange its common stock in MB REIT for approximately three million shares of our common stock; or (2) if our stock is not so listed, approximately $29 million in cash.  If Minto Delaware chooses to wait until October 11, 2012 to exercise its redemption right, and subject to complying with notice requirements, Minto Delaware can require us to purchase its series A preferred stock for an amount equal to $264 million plus accrued and unpaid dividends and its common stock as follows: (x) if our common stock is listed on a national securities exchange, Minto Delaware must exchange its common stock in MB REIT for approximately three million shares of our common stock; or (y) if our common stock is not so listed, we will be required to purchase or redeem the common stock for cash at a value determined by a formula contained in the purchase agreement with Minto Delaware.

As a holder of shares of MB REIT common stock, we are entitled to receive distributions, paid on a monthly basis from available cash, after dividends have been paid on MB REIT’s series A and B preferred stock including any accrued and unpaid dividends, and so long as the distributions do not exceed its funds from operations or “FFO.”  From October 11, 2005 through September 30, 2008, MB REIT had paid cash distributions in the aggregate amount of $178.3 million to all common stockholders of record, including approximately $172.5 million in distributions to us.

Our Operating Companies

Inland American Urban Hotels, Inc.  On February 8, 2008, we completed a merger with RLJ Urban Lodging Master, LLC (referred to herein as “Lodging Master”) and RLJ Urban Lodging REIT, LLC and RLJ Urban Lodging REIT (PF#1), LLC, which together owned all of the membership interests of Lodging Master, together referred to herein as the “sellers.”  Lodging Master merged with and into Inland American Urban Hotels, Inc., our indirect wholly owned subsidiary (referred to herein as “Urban Hotels”), with Urban Hotels continuing as the surviving entity of the merger.  At the closing of the merger, we paid a total of $893.4 million, including debt assumed as part of the merger plus new debt incurred concurrent with closing, to purchase all of the membership interests of Lodging Master.  On February 26, 2008, we paid our Business Manager an acquisition fee of $22.3 million in connection with the merger.

As noted above, at closing Lodging Master had approximately $364.2 million of long-term debt which is treated as part of the purchase price paid for Lodging Master.  We also borrowed an additional $62.4 million.

The daily hotel operations of Urban Hotels’ hotels are managed under various management agreements with third party property managers Marriott International, Inc. (“Marriott”), Hilton Hotels Corporation (“Hilton”), Interstate Hotel and Resorts, Inc. (“Interstate”), Davidson Hotel Group (“Davidson”), Urgo Hotels (“Urgo”), Hyatt Select Hotels Group, LLC (“Hyatt Select”) and White Lodging Services Corporation (“White Lodging”).  These management agreements typically have an initial term ranging from five to twenty years, and generally may be renewed upon the mutual consent of the parties. The agreements generally provide for payment of base management fees based on a percentage of revenue and incentive management fees paid after an owners priority return, as well as certain other fees, including fees for use of the franchisor’s name and reservation and distribution systems. Additionally, certain of these agreements permit us to terminate the agreements if the manager does not achieve certain operating results.

Inland American Orchard Hotels, Inc.  On October 5, 2007, we completed a merger with Apple Hospitality Five, Inc., referred to herein as “Apple,” in which we purchased each issued and outstanding unit of Apple, equal to one share of Apple’s common stock and one share of Series A preferred stock (together, a “Unit”) and each issued and outstanding share of Apple Series B convertible preferred stock, on an as-converted basis, other than any dissenting shares, as well as each option to purchase the Units, for an aggregate purchase price of approximately $700 million.  Prior to the closing of the merger, Apple defeased a loan secured by the Courtyard by Marriott hotel located in Harlingen, Texas, which we acquired in connection with the merger. The outstanding principal amount of this loan at the time of the defeasance was approximately $4.5 million. As a result of the defeasance, we substituted other income-producing collateral for the Harlingen hotel. By defeasing this loan prior to the closing of the merger, Apple was not required to obtain the lender’s consent to the merger.  Our wholly owned subsidiary, Inland American Orchard Hotels, Inc., referred to herein as “IA Orchard,” is the surviving entity of this merger.

Our Business Manager is responsible for overseeing IA Orchard’s property portfolio, and the daily hotel operations are managed under various management agreements with third party property managers Marriott, Hilton and Interstate.  These management agreements typically have an initial term ranging from five to thirty years, and generally may be renewed by the parties. The agreements generally provide for payment of base management fees based on a percentage of revenue and incentive management fees if the manager achieves certain operating results, as well as certain other fees, including fees for use of the franchisor’s name and reservation and distribution systems. Additionally, certain of these agreements permit us to terminate the agreements if the manager does not achieve certain operating results.

Inland American Winston Hotels, Inc.  On July 1, 2007, we completed a merger with Winston Hotels, Inc., referred to herein as “Winston,” in which we purchased 100% of the outstanding shares of common stock and Series B preferred stock of Winston for an aggregate purchase price of approximately $781.8 million, which includes our assumption of approximately $246 million of Winston’s outstanding debt.  In connection with the merger, we purchased 100 units of partnership interest in WINN Limited Partnership, the operating partnership of Winston (“WINN”), for a purchase price of $19.5 million, making us the sole limited partner of WINN.  Our wholly owned subsidiary, Inland American Winston Hotels, Inc., referred to herein as “IA Winston,” is the surviving entity of this merger.  A holding company, Inland American Lodging Group, Inc., owns 100% of the stock of our hotel subsidiary, including the 100 partnership units of WINN.

Forty-nine of IA Winston’s hotels are operated under franchises from nationally recognized franchisors including Marriott, Hilton, Intercontinental and Choice. We expect that any new hotels that we purchase likewise will be operated under franchise licenses.  IA Winston has received written notification that the franchise license agreements for two of its hotels, which expire in March 2009 and

November 2010, will not be renewed.  Although we do not anticipate that these expirations will have a material impact on our results of operations, there can be no assurance that other licenses will be renewed upon the expiration thereof, and any future non-renewals could have a material adverse effect on IA Winston.

IA Winston also provides loans to the hotel industry, primarily by either originating single loans, purchasing participations or subordinate pieces of loans originated by others or through the purchase of the first loss piece of CMBS transactions, which typically contain mortgage loans on multiple hotel properties. The first loss piece consists of mortgage loans collateralized by some of the respective underlying hotels but which are not included in the CMBS pool. However, IA Winston also may issue whole loans and then potentially sell the senior portion of the loan. IA Winston’s hotel loan amount typically is 10% to 25% of the project’s all-in cost, ranging from approximately $1 million to approximately $25 million. IA Winston primarily will provide financing between 60% and 85% of the lesser of the project’s all-in cost or fair market value. Loans typically are issued for hotels with between 100 and 450 rooms. IA Winston does not hold an ownership interest in any of the hotels for which we provide debt financing.

Utley Residential Company.  On May 18, 2007, our wholly owned subsidiary, Inland American Communities Group, Inc. (“Communities”), entered into a purchase agreement with Utley Residential Company, L.P., a private real estate development company developing both student and conventional multi-family housing (“Utley”), URC GP, LLC, the general partner of Utley, and Robert K. Utley III, Steven R. Utley and John R. Allums, the limited partners of Utley, to purchase the assets of Utley related to the development of conventional and student housing for approximately $23.1 million.

Through Communities, we have access to Utley’s existing pipeline of student and conventional multi-family housing development projects as well as any new projects that have been presented and approved by the investment committee and our board of directors.

Communities and its subsidiaries have hired certain of Utley’s former employees to assist in developing any projects in the development pipeline and to generate future development deals for Communities.  Certain of the employees are the owners of Worthing Investment GP, LLC (“Worthing”), and are entitled to receive certain profits in connection with the assets of the Utley platform.  Worthing has the authority to approve “pursuit” costs incurred by Communities on any new projects, in an amount not to exceed $125,000 per project.  Each development project ultimately must be presented to, and approved by, Communities’ five-member investment committee, on which Lori Foust, Catherine Lynch and Thomas McGuinness serve as members.  Each project approved by the investment committee also must be approved by a majority of our board.  We may, through our wholly owned subsidiaries, commit up to $250 million per year in future development equity over the next four years, for an aggregate commitment not to exceed $1 billion.  We will earn a preferred return, computed like interest at a rate of 8.5%, on all capital contributions we make to Communities, which must be earned prior to the payments upon stabilization.

Worthing is eligible to receive compensation payable upon the development projects reaching stabilization and general and administrative expenses not exceeding certain limits.  In addition, Communities has agreed to enter into management agreements with certain of our Property Managers to manage each completed development project and, unless otherwise agreed upon by the parties in writing, each management agreement will provide for the payment of a fee to the applicable Property Manager by Communities in the amount of 3.5% of gross income of the retail portion of each project and 1% of the gross income of the non-retail portion of each project.  These management agreements may not be terminated prior to the participation agreement entered into in connection with our acquisition of Utley, which has an initial term ending on December 31, 2009 and will continue thereafter for successive one year periods unless terminated by either party.

Inland American Lodging Corporation.  Inland American Lodging Corporation, our wholly owned subsidiary headquartered in Orlando, Florida, focuses on the acquisition and asset management of lodging properties.  Marcel Verbaas is president and chief executive officer of Inland American Lodging Corporation.  Mr. Verbaas was previously the chief investment officer for CNL Hotels & Resorts, Inc., a lodging real estate investment trust focused on luxury and upper upscale hotels.

Inland Public Properties Development, Inc. Inland Public Properties Development Inc., our wholly owned subsidiary, referred to herein as Inland Public Properties, focuses on the government property niche by acquiring and developing assets leased to county, state and federal governmental entities. When considering potential transactions, Inland Public Properties may look at sale-leasebacks of existing properties, but generally focuses on build-to-suit development of properties that will be net leased to government entities.  Mr. Chuck Jones is the president and chief executive officer of Inland Public Properties.  Mr. Jones is the former chief executive officer of CentraCore Properties Trust, an owner of correctional facilities that was purchased by the GEO Group Inc. in 2007.

Our Investments and Lending Relationships

Investments in REIT Marketable Securities.  We invest in marketable securities, consisting of preferred and common stock investments in other REITs.  Under Accounting Principles Board (APB) Opinion No. 18 (“The Equity Method of Accounting for Investments in Common Stock”), we evaluate our equity method investments for impairment indicators.  This analysis considers the value of the various investments in relation to the business and activities of the underlying entity.

Loans.  We may make loans to third parties or to affiliates of, or entities sponsored by, IREIC.  These loans may be secured by first or second mortgages on commercial real estate owned by the entity or a pledge of ownership interests in the entity owning commercial real estate.  In addition, we generally obtain personal guarantees from the borrowers of these loans, particularly where the loans are secured by underdeveloped land.

Disposition of Properties and other Real Estate Assets

We intend to hold acquired assets for an extended period.  Circumstances may arise, however, that could result in the early sale of any asset.  We may sell an asset or assets if we believe the sale would be in the best interests of our stockholders.  Specifically, with respect to our lodging facilities, we may sell older hotels, underperforming hotels or hotels that no longer meet their yield objectives, and invest the funds in selected hotel developments. We will consider all relevant factors in determining to sell an asset including prevailing economic conditions and current tenant creditworthiness.  See “Risk Factors – Risks Related to Investments in Real Estate” for additional discussion regarding the sale of assets.

Appraisals

Prior to acquiring any property, we obtain an appraisal prepared by an independent appraiser who is a member in good standing of the Appraisal Institute.  As a matter of policy, the purchase price that we pay will not exceed the appraised value.  Appraisals are, however, only estimates of value and may not reflect true worth of realizable value.  We will not necessarily obtain appraisals to acquire a REIT or other real estate operating company.  We may, however, obtain a fairness opinion prepared by an independent third party regarding the fairness, to our stockholders, of the consideration paid and received by us in the transaction.  We maintain copies of all appraisals and fairness opinions on our records for at least five years.  These copies are available for review by our stockholders.

Return of Uninvested Proceeds

We will return any of the proceeds of this offering that are not invested in real estate assets within the later of twenty-four months from the original effective date of this prospectus or twelve months from the termination of the offering.  All funds we receive out of the escrow account are available for our general use from the time we receive them until expiration of the period discussed in the prior sentence.

We use these funds to:

•              pay expenses incurred to acquire real estate assets;

•              make capital contributions or additional investments in real estate assets;

•              reimburse IREIC for expenses it has paid;

•              pay property management fees or other acquisition fees; and

•              pay day-to-day operating expenses.

See “Estimated Use of Proceeds” and “Plan of Distribution – Escrow Conditions.”  We do not segregate funds from our other funds pending investment.

Exchange Listing and Liquidity Events

Our board will determine when, and if, to apply to have our shares of common stock listed for trading on a national securities exchange, subject to satisfying existing listing requirements.  Our board does not anticipate evaluating a listing until at least 2010.  A public market for our shares may allow us to increase our size, portfolio diversity, stockholder liquidity and access to capital.  There is no assurance however that we will list our shares or that a public market will develop if we list our shares.  Our board may decide to sell our assets individually, liquidate or seek listing at a later date.  The sale of all or substantially all of our assets as well as liquidation would require the affirmative vote of a majority of our then outstanding shares of common stock.  We will not pay a listing fee to IREIC or any of its affiliates in the event of a listing.

Construction and Development Activities

From time to time, we may construct and develop real estate assets or render services in connection with these activities.  We may be able to reduce overall purchase costs by constructing and developing property versus purchasing a finished property.  Developing and constructing properties would, however, expose us to risks such as cost overruns, carrying costs of projects under construction or development, availability and costs of materials and labor, weather conditions and government regulation.  See “Risk Factors – Risks Related to Investments in Real Estate” for additional discussion of these risks.  To comply with the applicable requirements under federal income tax law, we intend to limit our construction and development activities to performing oversight and review functions, including reviewing the construction and tenant improvement design proposals, negotiating and contracting for feasibility studies and supervising compliance with local, state or federal laws and regulations; negotiating contracts; overseeing construction; and obtaining financing.  In addition, we may use “taxable REIT subsidiaries” or retain independent contractors to carry out these oversight and review functions.

See “Federal Income Tax Considerations – Federal Income Taxation as a REIT” for a discussion of a “taxable REIT subsidiary.”  We intend to retain independent contractors to perform the actual construction work on tenant improvements, such as installing heating, ventilation and air conditioning systems.

Competition

We are subject to significant competition in seeking real estate investments.  We compete with many third parties engaged in real estate investment activities including other REITs, including other REITs sponsored by IREIC, specialty finance companies, savings and loan associations, banks, mortgage bankers, insurance companies, mutual funds, institutional investors, investment banking firms, lenders, hedge funds, governmental bodies and other entities.  We also face competition from real estate investment programs, including three REITs, sponsored by IREIC and its affiliates for properties that may be suitable for our investment.  See “Risk Factors – Risks Related to Our Business” for additional discussion.  Some of these competitors, including larger REITs, have substantially greater financial resources than we do and generally may be able to accept more risk.  They also may enjoy significant competitive advantages that result from, among other things, a lower cost of capital and enhanced operating efficiencies.

Competition may limit the number of suitable investment opportunities offered to us and result in higher prices, lower yields and a narrower spread of yields over our borrowing costs, making it more difficult for us to acquire new investments on attractive terms.  In addition, competition for desirable investments could delay the investment of proceeds from this offering in desirable assets, which may in turn reduce our funds from operations and negatively affect our ability to make or maintain distributions.

Insurance

We typically purchase comprehensive liability, rental loss and all-risk property casualty insurance covering our real property investments provided by reputable companies, with commercially reasonable deductibles, limits and policy specifications customarily carried for similar properties.  There are, however, certain types of losses that may be either uninsurable or not economically insurable, such as losses due to floods, riots, terrorism or acts of war.  If an uninsured loss occurs, we could lose our “invested capital” in, and anticipated profits from, the property. For these purposes, “invested capital” means the original issue price paid for the shares of our common stock reduced by prior distributions from the sale or financing of our properties.  See “Risk Factors – Risks Related to Investments in Real Estate” for additional discussion regarding insurance.

Effective October 1, 2006, we entered into an agreement with a limited liability company formed as an insurance association captive, referred to herein as the “Captive,” which is wholly owned by us and two other REITs sponsored by IREIC.  Inland Risk & Insurance Management Services, Inc., an affiliate of The Inland Group, provides services to the Captive.  The Captive was formed to more efficiently manage the respective insurance coverage of the members and the premiums associated with property casualty coverage.  The Captive will annually oversee the purchase of one or more insurance policies from a third party insurer on properties of its members that will be acceptable to all members. Portions of these insurance policies agreed upon by all members will be funded or reimbursed by insurance policies purchased from the Captive by the members. The premium associated with the non-catastrophic property and casualty insurance policies purchased from the Captive will be divided among each of the members based upon a determination by a third-party, independent actuary of the losses, loss reserves and loss expenses that each member is expected to incur, and a proportional allocation of associated operating costs.  Each member initially contributed approximately $188,000 to the Captive in the form of a capital contribution.  The Captive will use this capital to pay a portion of certain property and casualty losses and general liability losses suffered by a member under the policies purchased by the Captive subject to deductibles applicable to each occurrence.  These losses will be paid by the Captive up to and including a certain dollar limit, after which the losses are covered by the third party insurer.  Future contributions to capital will be made in the form of premium payments determined for each member based on its individualized loss experiences as well as the level of deductible each member desires.  We are required to remain as a member of the Captive for a period of five years.

Government Regulations

Our business is subject to many laws and governmental regulations.  Changes in these laws and regulations, or their interpretation by agencies and courts, occur frequently.

Americans With Disabilities Act.  Under the Americans With Disabilities Act, or ADA, all public accommodations and commercial facilities are required to meet certain federal requirements related to access and use by disabled persons.  These requirements became effective in 1992.  Complying with the ADA requirements could require us to remove access barriers.  Failing to comply could result in the imposition of fines by the federal government or an award of damages to private litigants.  Although we intend to acquire properties that substantially comply with these requirements, we may incur additional costs to comply with the ADA.  In addition, a number of additional federal, state and local laws may require us to modify any properties we purchase, or may restrict further renovations thereof, with respect to access by disabled persons.  Additional legislation could impose financial obligations or restrictions with respect to access by disabled persons.  Although we believe that these costs will not have a material adverse effect on us, if required changes involve a greater amount of expenditures than we currently anticipate, our ability to make expected distributions could be adversely affected.

Environmental Matters.  Under various federal, state and local laws, ordinances and regulations, a current or previous owner or operator of real property may be held liable for the costs of removing or remediating hazardous or toxic substances.  These laws often impose clean-up responsibility and liability without regard to whether the owner or operator was responsible for, or even knew of, the presence of the hazardous or toxic substances.  The costs of investigating, removing or remediating these substances may be substantial, and the presence of these substances may adversely affect our ability to rent or sell the property or to borrow using the property as collateral and may expose us to liability resulting from any release of or exposure to these substances.  If we arrange for the disposal or treatment of hazardous or toxic substances at another location, we may be liable for the costs of removing or remediating these substances at the disposal or treatment facility, whether or not the facility is owned or operated by us.  We may be subject to common law claims by third parties based on damages and costs resulting from environmental contamination emanating from a site that we own or operate.  Certain environmental laws also impose liability in connection with the handling of or exposure to asbestos-containing materials, pursuant to which third parties may seek recovery from owners or operators of real properties for personal injury associated with asbestos-containing materials and other hazardous or toxic substances.  See “Risk Factors – Risk Related to Real Estate” for additional discussion regarding environmental matters.

Three of our hotels contain asbestos-containing materials.  We manage and monitor these materials in accordance with current environmental laws and regulations, and if they pose a threat to human health or if any construction, renovation, remodeling or demolition occurs, we will be responsible for remediating the materials.   Additionally, portions of the soil and groundwater under our Durham, North Carolina Hampton Inn have been contaminated by one or more leaking underground storage tanks from an adjacent property owned by a third-party. This Hampton Inn is restricted from use of groundwater due to excessive levels of benzene in the groundwater. We could be responsible for cleanup of this site if, for instance, the owner of the leaking tanks refuses or is unable to conduct a cleanup.

Other Regulations.  The properties we acquire likely will be subject to various federal, state and local regulatory requirements, such as zoning and state and local fire and life safety requirements.  Failure to comply with these requirements could result in the imposition of fines by governmental authorities or awards of damages to private litigants.  We intend to acquire properties that are in material compliance with all such regulatory requirements.  However, there can be no assurance that these requirements will not be changed or that new requirements will not be imposed which would require significant unanticipated expenditures by us and could have an adverse effect on our financial condition and results of operations.

Other Policies

Pending investment in real estate assets, we invest monies so as to allow us to continue to qualify as a REIT.  We seek highly liquid investments that provide for safety of principal and may include, but are not limited to, commercial mortgage-backed securities such as bonds issued by the Government National Mortgage Association, or GNMA, and real estate mortgage investment conduits also known as REMICs.  See “Federal Income Tax Considerations – Federal Income Taxation as a REIT.”

We will not make distributions-in-kind, except for:

•              distributions of readily marketable securities;

•              distributions of beneficial interests in a liquidating trust established for our dissolution and the liquidation of our assets in accordance with the terms of our articles; or

•              distributions of in-kind property which meet all of the following conditions:

•              our board advises each stockholder of the risks associated with direct ownership of the in-kind property;

•              our board offers each stockholder the election of receiving in-kind property distributions; and

•              we distribute in-kind property only to those stockholders who accept our offer.

We have no current plans to invest the proceeds of the offering, other than on a temporary basis, in non-real-estate related investments.  Although we are authorized to issue senior securities, we have no current plans to do so.  See “Description of Securities – Preferred Stock,” “– Issuance of Additional Securities and Debt Instruments” and “– Restrictions on Issuance of Securities.”

Employees

As of September 30, 2008, we had 150 full-time employees, employed primarily by our lodging and student housing subsidiaries. None of the employees is represented by a labor union.

DESCRIPTION OF SECURITIES

We are a corporation formed under the laws of the State of Maryland.  Your rights as a stockholder are governed by Maryland law, our articles of incorporation and our bylaws.  The following summarizes the material terms of our common stock as described in our articles and bylaws which you should refer to for a full description.  Copies of these documents are filed as exhibits to the registration statement of which this prospectus is a part.  You also can obtain copies of these documents if you desire.  See “Where You Can Find More Information” below.

Authorized Stock

Our articles authorize us to issue up to 1,460,000,000 shares of common stock and 40,000,000 shares of preferred stock.  Upon completing this offering, if the maximum number of 540,000,000 shares is sold, and the maximum number of 540,000,000 shares was sold in our initial public offering, there may be up to 1,080,020,000 shares of common stock outstanding and no preferred stock outstanding.  Subject to certain restrictions, our articles contain a provision permitting the board, without any action by the stockholders, to classify or reclassify any unissued preferred stock into one or more classes or series by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or distributions, qualifications or terms or conditions of redemption of any new class or series of shares of stock.  We believe that the power of our board to issue additional authorized but unissued shares of common stock or preferred stock and to classify or reclassify shares of preferred stock will provide us with increased flexibility in structuring possible future financings and acquisitions and in meeting other business needs which might arise.  See “Risk Factors – Risks Related to Our Business” for additional discussion regarding the issuance of shares.

Common Stock

The shares issued in this offering, upon receipt of full payment in accordance with the terms of this offering, will be fully paid and nonassessable.  We expect that all shares of our common stock will be issued only in book entry form.  Subject to the preferential rights of any class or series of preferred stock and to the provisions of our articles regarding the restriction on the transfer of shares of our common stock, holders of our common stock will be entitled to receive distributions if authorized and declared by our board and to share ratably in our assets available for distribution to the stockholders in the event of a liquidation, dissolution or winding-up. We will issue fractional shares only in connection with purchases of common stock made through our distribution reinvestment plan.

Each outstanding share of our common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including votes to elect directors.  There is no cumulative voting in the election of directors, which means that the holders of a majority of the outstanding shares of common stock will be able to elect all of the directors nominated for election.

Holders of our common stock have no conversion, sinking fund, redemption, exchange or appraisal rights, and have no preemptive rights to subscribe for any securities we may offer or issue in the future.

Under Maryland law and our articles, we cannot make certain material changes to our business form or operations without the approval of stockholders holding at least a majority of the shares of stock entitled to vote on the matter.  However, stockholder approval is not required for mergers that are effected through one of our wholly owned subsidiaries, where the consideration to be paid by us in the merger consists solely of cash, unless a party to the merger is an affiliate of our sponsor.

Under our bylaws, the presence in person or by proxy by the holders of a majority of our outstanding shares will constitute a quorum for the transaction of business at a meeting of our stockholders.  Under our articles, the election of directors requires a majority of all the votes present in person or by proxy at a meeting of our stockholders at which a quorum is present.  Stockholders may also, upon the affirmative vote of the holders of a majority of our outstanding shares of common stock, remove any director with or without cause.

Distributions

We intend to continue paying regular monthly cash distributions to our stockholders.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Registrar and Transfer Company.

Book Entry System

Our articles of incorporation provide that we may not issue certificates representing shares of our common stock unless expressly authorized by our board.  As a result, all shares of our common stock are issued only in book entry form.  This means that, except to the extent expressly authorized by our board, we do not issue actual share certificates to any holder of our common stock.  The use of book entry only registration protects stockholders against loss, theft or destruction of stock certificates and reduces offering costs.  Once we accept a subscription to purchase shares of our common stock, we create an account in our book entry registration system and credit the principal amount of the subscription to the individual’s account.  We will send each stockholder a book entry receipt indicating acceptance of his or her subscription.  All issuances of common stock through our distribution reinvestment plan also are made only in book entry form.

Preferred Stock

Subject to certain restrictions set forth in our articles, we may issue shares of our preferred stock in the future in one or more series as authorized by our board.  Prior to issuing the shares of any series, our board is required by Maryland law and our articles to fix the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each series.  Because our board has the power to establish the preferences, powers and rights of each series of preferred stock, it may, without any consideration or approval by our stockholders, provide the holders of any series of preferred stock with preferences, powers and rights, voting or otherwise, senior to the rights of holders of our common stock, in each case subject to the certain restrictions contained in our articles.  The issuance of preferred stock could have the effect of delaying, deferring or preventing a change of control of us, including an extraordinary transaction such as merger, tender offer or sale of all or substantially all of our assets that might provide a premium price for holders of our common stock.  See “Risk Factors – Risks Related to Our Corporate Structure” for additional discussion regarding change of control restrictions.  We have no current plans to issue any preferred stock.

Issuance of Additional Securities and Debt Instruments

We may issue additional stock or other convertible securities for cash, property or other consideration on such terms as our board deems advisable.  Subject to certain restrictions set forth in our articles, our directors also are authorized to classify, or reclassify, any unissued shares of our preferred stock without approval of the holders of our outstanding securities.  Subject to some restrictions, we may issue debt obligations, including debt with conversion privileges into more than one class of our capital stock on such terms and conditions as determined by our board in its discretion, including debt with conversion privileges, where the holders of our debt obligations may acquire our common stock.  Subject to some restrictions, we also may issue warrants, options and rights to buy our common stock on such terms as determined by our board in its discretion, as part of a financing arrangement, or pursuant to stock option plans.  See “Risk Factors – Risks Related to Our Business” for additional discussion regarding issuances of additional securities and debt instruments.

Restrictions on Issuance of Securities

We may not issue:

•                                          common stock which is redeemable;

•                                          debt securities unless the debt service coverage, on a pro forma basis after giving effect to the issuance of the debt securities, calculated as of the end of our most recently completed fiscal quarter, is equal to or greater than 1.0. For these purposes, debt service coverage means the ratio equal to annualized net income for the latest quarterly period divided by aggregate debt service.  Aggregate debt service means, for these purposes, the aggregate amount of interest expense, principal amortization and other charges payable with respect to our outstanding borrowings and indebtedness, whether secured or unsecured, including all loans, senior debt and junior debt;

•                                          options or warrants to purchase stock to IREIC, director(s) or any affiliates, including our Business Manager and Property Managers, except on the same terms as sold to the general public (excluding for these purposes underwriting fees, commissions and discounts) and in an amount not to exceed 9.8% of our outstanding common or preferred stock on the date of grant of any options or warrants unless waived by the board; or

•                                          stock on a deferred payment basis or similar arrangement.

We may not issue nonvoting or assessable common stock or options, warrants or similar evidences of rights to buy nonvoting or assessable common stock unless issued ratably to all holders of common stock, as part of a financing arrangement or as part of a stock plan involving our directors, officers or employees.

Restrictions on Ownership and Transfer

In order for us to continue to qualify as a REIT under the Internal Revenue Code, shares of our common stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of twelve months (other than the first year for which an election to be a REIT has been made) or during a proportionate part of a shorter taxable year.  Also, not more than 50% of the value of our outstanding shares of common stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Internal Revenue Code to include some entities such as qualified person plans) during the last half of a taxable year (other than the first year for which an election to be a REIT has been made).

Our articles, subject to some exceptions, prohibit any person from acquiring or holding, directly or indirectly, more than 9.8% in value or number of the aggregate outstanding shares of common stock.  Our board of directors, in its sole discretion, may exempt a person from these ownership limits, unless granting the exemption would result in us being “closely held” within the meaning of Section 856(h) of the Internal Revenue Code or otherwise would result in us failing to qualify as a REIT or if the person seeking the exemptions owns, directly or indirectly, an interest in any of our tenants (or in a tenant of any entity owned or controlled by us) that would cause us to own, directly or indirectly, more than a 9.9% interest in the tenant.  Our board may require a ruling from the Internal Revenue Service or an opinion of counsel, in either case in form and substance satisfactory to our board of directors in its sole discretion, in order to determine or ensure our status as a REIT.

In addition, our articles prohibit any person from beneficially or constructively owning shares of our common or preferred stock that would result in us being “closely held” within the meaning of Section 856(h) of the Internal Revenue Code.  Our articles further provide that any transfer of our common stock or preferred stock that would result in our common stock and preferred stock being beneficially owned by fewer than one hundred 100 persons will be void.  Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of our common or preferred stock that will or may violate any of the foregoing restrictions on transferability and ownership, or any person who would have owned shares of our common or preferred stock that resulted in a transfer of shares to the trust, is required to give us notice immediately and to provide us with such other information as we may request in order to determine the effect of the transfer on our status as a REIT.  The foregoing restrictions on transferability and ownership will not apply if our board determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT.

If any transfer of shares of our common stock occurs that, if effective, would result in any person violating above transfer or ownership limitations, then the number of shares of our common stock causing the person to violate the limitations will be automatically transferred under the provisions of our articles to a trust for the exclusive benefit of one or more charitable beneficiaries within the meaning of 501(c)(3) of the Internal Revenue Code.  The proposed transferee that exceeds the ownership limits will not acquire any rights in these shares.  The automatic transfer is deemed effective as of the close of business on the business day prior to the date of the transfer violating these restrictions.  Shares of stock held in the trust will continue to be treated as issued and outstanding.  The proposed transferee will not benefit economically from ownership or any shares of stock held in the trust, will have no rights to dividends or distributions and will not have any rights to vote or other rights attributable to the shares of stock held in the trust.  The trustee of the trust will have all voting rights and rights to dividends or other distributions with respect to shares of stock held in the trust.  The voting rights and rights to dividends or distributions will be exercised for the exclusive benefit of the charitable beneficiary.  Any dividend or other distribution paid prior to our discovery that shares of stock have been transferred to the trustee will be paid by the recipient of the dividend or distribution to the trustee upon demand, and any dividend or other distributions authorized but unpaid will be paid when due to the trustee.  Subject to Maryland law, effective as of the date that such shares of stock have been transferred to the trust, the trustee will have the authority in its sole discretion: (1) to rescind as void any vote cast by the proposed transferee prior to our discovery that the shares have been transferred to the trust; and (2) to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary.  However, if we have already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast the vote.

Within twenty days of receiving notice from us that shares have been transferred to the trust, the trustee must sell the shares to a person or group, designated by the trustee, whose ownership of the shares will not violate the ownership limitations.  Upon the sale, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee and to the charitable beneficiary as follows.  The proposed transferee will receive the lesser of: (1) the price paid for the shares by the proposed transferee or, if the proposed transferee did not give value for the shares in connection with the event causing the shares to be held in the trust (e.g., a gift, devise or other such transaction), the market price, as defined in our articles, of the shares on the day of the event causing the shares to beheld in the trust; and (2) the price per share received by the trustee from the sale or other disposition of the shares held in the trust.  Sale proceeds exceeding the amount payable to the proposed transferee will be paid immediately to the charitable beneficiary.  If, prior to our discovery that shares of stock have been transferred to the trust, the shares are sold by the proposed transferee, then the shares will be deemed to have been sold on behalf of the trust; and if to the extent that the proposed transferee received an amount for the shares exceeding the amount that the proposed transferee was entitled to receive, the excess will be paid to the trustee upon demand.

In addition, shares of our stock held in the trust will be deemed to have been offered for sale to us or our designees, at a price per share equal to the lesser of: (1) the price per share in the transaction that resulted in the transfer to the trust, or, in the case of a devise or gift, the market price at the time of the devise or gift; and (2) the market price on the date we, or our designate, accept such offer.  We can accept this offer until the trustee has sold the shares held in the trust.  Upon a sale to us, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee.

Our articles require all persons who own more than 5%, or any lower percentage required by the Internal Revenue Code or the regulations thereunder, of our outstanding common and preferred stock, within thirty days after the end of each taxable year, to provide to us written notice stating their name and address, the number of shares of common and preferred stock they beneficially own directly or indirectly, and a description of how the shares are held.  In addition, each beneficial owner must provide us with any additional information as we may request in order to determine the effect, if any, of their beneficial ownership on our status as a REIT to ensure compliance with the 9.8% ownership limit.  In addition, each stockholder will, upon demand, be required to provide us any information as we may request, in good faith, in order to determine our status as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.

Certain Provisions of Maryland Corporate Law and Our Articles of Incorporation and Bylaws

As a condition to registering the shares of common stock offered by this prospectus, in the various states, the Company is required to, among other things, comply with the NASAA Statement of Policy regarding real estate investment trust adopted on May 7, 2007, referred to herein as “Policy Statement.” To the extent that our board of directors determine that the provisions of the Policy Statement conflict with the provisions of the Maryland General Corporation law, including those provisions described below, our board will cause the Company to act in accordance with the Policy Statement except to the extent that the relevant provision of the Maryland General Corporation law is mandatory.  Our board will apply the Policy Statement in this manner until our shares become listed on a national exchange or we are not otherwise subject to the Policy Statement.

The following paragraphs summarize provisions of Maryland corporate law and the material terms of our articles of incorporation and bylaws.  The following summary does not purport to be complete and is subject to and qualified in its entirety by reference to Maryland corporate law and our articles and bylaws.  See “Where You Can Find More Information.”

Business Combinations.  Under the Maryland Business Combination Act, completion of a business combination (including a merger, consolidation, share exchange or an asset transfer or issuance or reclassification of equity securities) between a Maryland corporation and an interested stockholder is prohibited for five years following the most recent date on which the interested stockholder becomes an interested stockholder.  Maryland law defines an interested stockholder as any person who beneficially owns 10% or more of the voting power of the corporation’s shares or an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting stock of the corporation (an interested stockholder) or an affiliate of such interested stockholder.  A person is not an interested stockholder if, prior to the most recent time at which the person would otherwise have become an interested stockholder, the board of directors of the Maryland corporation approved the transaction which otherwise would have resulted in the person becoming an interested stockholder.  The board of directors may condition its approval on the person complying with terms and conditions determined by the board.  Following the five-year period, any business combination with that interested stockholder must be recommended by the board of directors and approved by the affirmative vote of at least:

•                                          80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

•                                          two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom (or with whose affiliate) the business combination is to be effected or held by an affiliate or associate of the interested stockholder, unless, among other conditions, the corporation’s common stockholders receive a minimum price (as defined in the Maryland business combination statute) equal to the highest price paid by the interested stockholder for its shares and the consideration is received in cash or in the same form as previously paid by the interested stockholder for its shares.

These provisions of Maryland law do not apply, however, to business combinations that are approved or exempted by our board prior to the time that the interested stockholder becomes an interested stockholder.  As permitted under Maryland law, business combinations involving us and The Inland Group or any of its affiliates including our Business Manager and Property Managers are exempt from the Maryland business combinations statute.  See “Risk Factors – Risks Related to Our Corporate Structure” for additional discussion regarding these provisions of Maryland law.

Control Share Acquisition.  The Maryland Control Share Acquisition Act prohibits “interested stockholders” from engaging in self-dealing business combinations with a Maryland corporation, except to the extent approved by the corporation’s disinterested stockholders.  Maryland law provides that shares of a Maryland corporation acquired in a “control share acquisition” have no voting rights except to the extent approved by the corporation’s disinterested stockholders by a vote of two-thirds of the votes entitled to be cast on the matter, excluding shares owned by the corporation’s disinterested stockholders, whom the statute defines as: (1) the acquiring person; (2) the corporation’s officers; and (3) employees of the corporation who are also directors.  “Control shares” mean voting shares which, if aggregated with all other voting shares owned by an acquiring person, or which the acquiring person can exercise or direct the exercise of voting power, would entitle the acquiring person to exercise or direct the exercise of voting power of shares of the corporation in electing directors within one of the following ranges of voting power:

•                                          one-tenth or more but less than one-third of all voting power;

•                                          one-third or more but less than a majority of all voting power; or

•                                          a majority or more of all voting power.

Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval.  A “control share acquisition” occurs when, subject to some exceptions, a person directly or indirectly acquires ownership or the power to direct the exercise of voting power of issued and outstanding control shares.  A person who has made or proposes to make a control share acquisition, upon satisfaction of some specific conditions, including an undertaking to pay expenses, may compel our board to call a special meeting of stockholders to be held within fifty days after that person’s demand upon the corporation to consider the voting rights to be accorded to the control shares.  If no request for a meeting is made, we may present the question at any stockholders’ meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then, subject to some statutory conditions and limitations, the corporation may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquirer or of any meeting of stockholders at which the voting rights of such shares are considered and not approved.  If voting rights for control shares are approved at a stockholders meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights and be entitled to receive in cash the fair value for their shares of stock.  The fair value of the shares as determined for these purposes may not be less than the highest price per share paid by the acquirer in the control share acquisition.

The Control Share Acquisition Act does not apply to shares acquired in a merger, consolidation or share exchange if the corporation is party to the transaction or to acquisition is approved or exempted by the articles of incorporation or bylaws of the corporation.  Our articles contain a provision exempting from the Control Share Acquisition Act any and all acquisitions by The Inland Group or any affiliate of The Inland Group, including our Business Manager or Property Managers, of our shares of common stock.

SHARES ELIGIBLE FOR FUTURE SALE

Shares to be Outstanding or Issuable upon Exercise or Conversion of Other Securities

Outstanding Securities.  Upon the completion of the offering, we expect to have up to 1,019,339,753 shares of common stock issued and outstanding including:

•                                          the 20,000 shares purchased by IREIC;

•                                          469,598,762 shares of common stock sold in the “best efforts” portion of our initial public offering;

•                                          9,720,990.849 shares issued under our distribution reinvestment plan in connection with our initial public offering;

and assuming that:

•                                          we sell all 500,000,000 shares of common stock offered in the “best efforts” portion of this offering;

•                                          we sell all 40,000,000 shares to be issued under our distribution reinvestment plan described in this prospectus; and

•                                          no options are exercised.

All of the common stock we are offering by this prospectus will be free of any restrictions on transfer by any person not otherwise affiliated with the Company, which, in this offering, is deemed an underwriter.  All common stock issued by us in this offering or otherwise will be subject to the restrictions explained under “Description Of Securities – Restrictions on Ownership and Transfer.”

Securities Act Restrictions

Shares of common stock owned by our affiliates will be subject to Rule 144 adopted under the Securities Act and may not be sold in the absence of registration under the Securities Act unless an exemption from registration is available, including exemptions contained in Rule 144. In general, under Rule 144, a person, or persons whose common stock is aggregated with them in accordance with Rule 144, who has beneficially owned securities acquired from an issuer or an affiliate of the issuer for at least one year, is entitled, within any three-month period, to sell a number of shares of common stock that does not exceed the greater of: (1) 1% of the then outstanding number of shares; or (2) the average weekly reported trading volume of the common stock on a national securities exchange or national market system during the four calendar weeks preceding each sale.  Sales under Rule 144 must be transacted in the manner specified by Rule 144 and must meet requirements for public notice as well as public information about us. Any person who: (1) is not deemed to have been an affiliate at any time during the three months preceding a sale; and (2) has beneficially owned our common stock for at least two years, would be entitled to sell the common stock under Rule 144(k) without regard to the volume limitations, manner of sale provisions, notice requirements or public information requirements of Rule 144. An affiliate, for purposes of the Securities Act, is a person that directly, or indirectly, through one or more intermediaries, controls, or is controlled by, or under common control with, us.

Effect of Availability of Shares on Market Price of Shares

There is no public market for our common stock and no assurance that a public market will develop.  See “Risk Factors – Risks Related to This Offering.” If a market develops, we cannot predict the effect that future sales of common stock, including sales under Rule 144, or the availability of common stock for future sale will have on the market price, if any, prevailing from time to time.  Sales of substantial amounts of our common stock, including shares issued upon the exercise of options or the perception that these sales could occur, could adversely affect prevailing market prices of our common stock and impair our ability to obtain additional capital through the sale of equity securities.

Registration Rights

In the future we may grant “demand” or “piggyback” registration rights to persons receiving our common stock in exchange for their equity interests in assets we acquire or properties we acquire.  “Piggyback” registration rights allow the holder to have his, her or its shares registered at such time(s) in the future when we would choose to register shares.  “Demand” registration rights permit the holder of the rights to require us to register his, her or its shares at such time(s) in the future as the holder requests.  The terms and conditions of any registration rights agreement will be negotiated and determined in the future.  We could incur substantial expense in connection with filing the necessary registration statements.

LIMITATION OF LIABILITY AND INDEMNIFICATION
OF DIRECTORS AND OFFICERS

Under Maryland law and our articles and bylaws, our officers and directors are deemed to be in a fiduciary relationship to us and our stockholders.  However, subject to the limitations contained in our articles, a director will have no liability under Maryland law for monetary damages if the director performs his or her duties in good faith, in a manner he or she reasonably believes to be in our best interests, and with the care that an ordinary prudent person in a like position would use under similar circumstances.  Under Maryland law, the third party has the burden of showing that the director did not satisfy this standard of care.  We have included this limit on monetary damages in our articles and bylaws.  Thus, except as described below, our directors and officers will not be liable for monetary damages unless:

•                                          the person actually received an improper benefit or profit in money, property or services; and

•                                          the person is held liable based on a finding that the person’s action, or failure to act, was the result of active and deliberate dishonesty which was material to the cause of action before the court.

Notwithstanding the above, our articles provide that no director or officer may be held harmless for any loss or liability suffered by us unless:

•                                          the director or officer has determined, in good faith, that the course of conduct that caused the loss or liability was in our best interests;

•                                          the director or officer was acting on our behalf or performing services for us;

•                                          the liability or loss was not the result of negligence or misconduct on the part of the director or officer; provided that if the person is or was an independent director, the independent director need only establish that the liability or loss was not the result of that person’s gross negligence or willful misconduct; and

•                                          the agreement to be held harmless is recoverable out of our net assets only and not from the personal assets of any stockholder.

In addition to the foregoing, our articles prohibits us from entering into a contract or agreement with our Business Manager or any of its affiliates that includes provisions holding our Business Manager or its affiliate, as the case may be, harmless from loss or liability unless, at a minimum, the aforementioned requirements are included in the contract or agreement and are required to be satisfied.  Notwithstanding the immediately foregoing sentence, the inclusion of these requirements in any contract or agreement between us and our Business Manager or its affiliates will not limit the exposure of the Business Manager or its affiliate, as the case may be. See “Risk Factors – Risks Related to Our Corporate Structure” for additional discussion regarding claims against our officers and directors.

Notwithstanding the above, we will not indemnify any director, officer, employee or agent for losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless one or more of the following conditions are satisfied:

•                                          there has been a successful defense on the merits of each count involving alleged securities law violations;

•                                          the claims have been dismissed with prejudice by a court of competent jurisdiction; or

•                                          a court of competent jurisdiction approves a settlement of the claims and finds that indemnification of the settlement and related costs should be made; provided that the court considering the request must be advised of the Securities and Exchange Commission’s position on indemnity for securities law violations as well as the published position of any state securities regulatory authority in which our securities were offered.

In accordance with Maryland law, we will advance amounts to any person entitled to indemnification for legal and other expenses and costs incurred as a result of any legal action for which indemnification is being sought only if all of the following conditions are satisfied:

•                                          the legal action relates to acts or omissions relating to the performance of duties or services by the person seeking indemnification for us or on our behalf;

•                                          the legal action is initiated by a third party who is not a stockholder or the legal action is initiated by a stockholder acting in his or her capacity as such and a court of competent jurisdiction specifically permits us to advance expenses; and

•                                          the person seeking indemnification undertakes in writing to repay us the advanced funds, together with interest at the applicable legal rate of interest, if it is later determined that the person seeking indemnification was not entitled to indemnification.

We may purchase and maintain insurance or provide similar protection on behalf of any director, officer, employee or agent against any liability incurred in any such capacity with us or on our behalf.  We may not, however, pay the costs of any liability insurance that insures any person against liability for which he, she or it could not be indemnified under our articles.  We may enter into any contract requiring us to indemnify and advance expenses with any director, officer, employee or agent as may be determined by the board and as permitted by our articles.

We anticipate entering into separate indemnification agreements with each of our directors and officers.  These agreements will require us to indemnify our directors and officers to the fullest extent permitted by our articles and to advance all related expenses including expenses of enforcing the agreement, subject to reimbursement if it is subsequently determined that indemnification is not permitted.  Although indemnification agreements offer the same scope of coverage afforded by our articles and the bylaws, these agreements provide the directors and officers with greater assurance that indemnification will be available, because as a contract, it cannot be unilaterally modified by the board or by the stockholders.

We have been advised that, in the opinion of the Securities and Exchange Commission, indemnification of liabilities arising under the Securities Act is contrary to public policy and, therefore, unenforceable.

SUMMARY OF OUR ORGANIZATIONAL DOCUMENTS

Each stockholder is bound by and is deemed to have agreed to the terms of our organizational documents by his, her or its election to become a stockholder of our company.  Our organizational documents consist of our articles of incorporation and bylaws.  Our directors have reviewed and ratified these documents.  The following summarizes the material provisions of these documents but does not purport to be complete and is qualified in its entirety by specific reference to the organizational documents filed as exhibits to our registration statement of which this prospectus is a part.  See “Where You Can Find More Information.”

We were formed on October 4, 2004. Our current articles of incorporation were amended and restated and filed with the State Department of Assessments and Taxation of Maryland on June 14, 2007. The articles, as so amended and restated, became operative on June 14, 2007. Our current bylaws were adopted by our board on March 27, 2008, and are effective as of April 1, 2008.  Our articles of incorporation and bylaws will remain operative in their current form throughout our existence, unless they are amended or we are dissolved.

Articles of Incorporation and Bylaw Provisions

The rights of stockholders and related matters are governed by our organizational documents and Maryland law. Certain provisions of these documents or of Maryland law, summarized below, may make it more difficult to change the composition of our board and could have the effect of delaying, deferring, or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price for holders of our common stock.  See generally “Risk Factors – Risks Related to Our Corporate Structure.”

Stockholders’ Meetings and Voting Rights

Our bylaws require us to hold an annual meeting of stockholders not less than thirty days after delivering our annual report to stockholders.  The purpose of each annual meeting will be to elect directors and to transact any other business.  The chairman, the chief executive officer, the president, a majority of the directors or a majority of the independent directors may also call a special meeting of the stockholders.  The secretary must call a special meeting when stockholders holding in the aggregate not less than 10% of our outstanding shares entitled to vote make a written request.  The written request must state the purpose(s) of the meeting and the matters to be acted upon.  The secretary will inform the stockholders making the request of the reasonably estimated cost of preparing and mailing a notice of the special meeting.  Once the stockholders making the request pay these costs, the secretary will prepare and mail a notice announcing the date of and purpose for the special meeting.  The meeting will be held on a date not less than fifteen nor more than sixty days after the notice is sent, at the time and place specified in the notice.

Except as provided above, we will give notice of any annual or special meeting of stockholders not less than ten nor more than ninety days before the meeting.  The notice must state the purpose of the meeting.  At any meeting of the stockholders, each stockholder is entitled to one vote for each share owned of record on the applicable record date.  In general, the presence in person or by proxy of a majority of the outstanding shares entitled to vote at the meeting will constitute a quorum.  The affirmative vote of a majority of the shares of our stock, present in person or by proxy at a meeting of stockholders at which a quorum is present, will be sufficient to take action at the meeting such as electing directors and taking any other matter that may properly come before the meeting, unless more than a majority of the votes cast is required by law or our articles.  Any action permitted or required to be taken at a meeting of stockholders may also be taken by written consent of the requisite holders.

Board of Directors

Under our organizational documents, we must have at least three but not more than eleven directors.  We currently have eight directors.  A majority of these directors must be “independent.” A person will be “independent” if the person is not and has not been affiliated with us or IREIC and its affiliates, and has not within the two years prior to becoming a director performed any other services on our behalf.  A director may resign at any time and may be removed with or without cause by the affirmative vote of the holders of not less than a majority of the outstanding shares.  A vacancy on the board caused by the death, resignation or incapacity of a director or by an increase in the number of directors, within the limits described above, may be filled by the vote of a majority of the remaining directors whether or not the voting directors constitute a quorum.  Vacancies resulting from the removal of a director by our stockholders must be filled by a majority vote of our stockholders.  Our bylaws require our audit committee to be comprised entirely of independent directors.

Persons must have at least three years of relevant experience and demonstrate the knowledge required to successfully acquire and manage the type of assets that we intend to acquire to serve as a director.  Our articles provide that at least one of our independent directors must have three years of relevant real estate experience.

Maryland law provides that any action required or permitted to be taken at a meeting of the board also may be taken without a meeting by the unanimous written consent of all directors.

The approval by our board and by holders of at least a majority of our outstanding voting shares of stock is necessary for us to do any of the following:

•                                          amend our articles of incorporation;

•                                          transfer all or substantially all of our assets other than in the ordinary course of business;

•                                          engage in mergers, consolidations or share exchanges, except in certain circumstances; or

•                                          dissolve or liquidate.

A sale of two-thirds or more of our assets, based on the total number of assets or the current fair market value of the assets, will constitute a sale of substantially all of our assets.  See “Description of Securities — Common Stock” for an explanation of instances where stockholder approval is not required.

Under the articles, IREIC, the Business Manager and any affiliates including directors employed by IREIC are generally prohibited from voting any shares they own on any proposal brought to stockholders seeking to remove IREIC, the Business Manager, the directors or any affiliates or to vote on any transaction between us and any of them.  For these purposes, shares owned by IREIC, the Business Manager, the directors or any affiliates will not be included in the denominator to determine the number of votes needed to approve the matter.  In the case of a business combination with our Business Manager or Property Managers, IREIC and its affiliates will be permitted to vote their shares but only if the proposal would otherwise be approved by a vote of the other stockholders.

Rights of Objecting Stockholders

As permitted by Maryland law, dissenting holders are typically granted, subject to satisfying certain procedures, the right to receive a cash payment representing the fair value of their shares of common stock in lieu of receiving securities.  Our articles, however, do not grant stockholders the ability to exercise the rights of an “objecting stockholder.” As a result of this provision, our stockholders will not have the right to dissent from extraordinary transactions, such as the merger of our company into another company or the sale of all or substantially all of our assets for securities.

Inspection of Books and Records; Stockholder Lists

Any stockholder or his or her designated representative will be permitted, upon reasonable notice and during normal business hours, to inspect and obtain copies of our records, subject to the limits contained in our articles.  Specifically, the request cannot be made to secure a copy of our stockholder list or other information for the purpose of selling the list or using the list or other information for a commercial purpose.

For example, a stockholder may, subject to the limits described above, in person or by agent during normal business hours, on written request, inspect and obtain copies of our books of account and our stock ledger.  Any stockholder also may present to any officer or its resident agent a written request for a statement of our affairs or our stockholder list, an alphabetical list of names and addresses of our stockholders along with the number of shares of equity stock held by each of them.  Our stockholder list will be maintained and updated at least quarterly as part of our corporate documents and records and will be printed on white paper in a readily readable type size.  A copy of the stockholder list will be mailed to the stockholder within ten days of the request.

We may impose, and require the stockholder to pay, a reasonable charge for expenses incurred in reproducing any of our corporate documents and records.  If our Business Manager or our directors neglect or refuse to produce or mail a copy of the stockholder list requested by a stockholder, then in accordance with applicable law and our articles, our Business Manager and our directors will be liable to the stockholder for the costs, including reasonable attorneys’ fees, incurred by the stockholder in compelling production of the list and actual damages suffered by the stockholder because of the refusal or neglect.  As noted above, if the stockholder’s actual purpose is to sell the list or use it for a commercial or other purposes, we may refuse to supply the list.

Our books and records are open for inspection by state securities administrators upon reasonable notice and during normal business hours at our principal place of business.

Amendment of the Organizational Documents

Our articles may be amended, after approval by our board, by the affirmative vote of a majority of the then outstanding shares of common stock.  Our bylaws may be amended in any manner not inconsistent with the articles by a majority vote of our directors present at the board meeting.

Dissolution or Termination of the Company

As a Maryland corporation, we may be dissolved at any time upon the approval of a majority of the then outstanding shares of common stock.  Our board will determine when, and if, to:

•                                          apply to have our shares of common stock listed for trading on a national securities exchange, subject to satisfying existing listing requirements; and

•                                          commence subsequent offerings of common stock after completing this offering.

Our board does not anticipate evaluating a listing until at least 2010. If listing our shares of common stock is not feasible, our board may decide to:

•                                          sell our assets individually including seeking stockholder approval if the action would constitute the sale of all or substantially all of our assets;

•                                          continue our business and evaluate a listing of our shares of common stock at a future date; or

•                                          adopt a plan of liquidation.

Advance Notice of Director Nominations and New Business

Proposals to elect directors or conduct other business at an annual or special meeting must be brought in accordance with our bylaws.  The bylaws provide that any business may be transacted at the annual meeting without being specifically designated in the notice of meeting.  However, with respect to special meetings of stockholders, only the business specified in the notice of the special meeting may be brought at that meeting.

Our bylaws also provide that nominations of persons for election to the board may be made at an annual meeting or a special meeting, but only:

•                                          in accordance with the notice of the meeting;

•                                          by or at the direction of our board; or

•                                          provided that our board has determined that directors will be elected at the meeting, by a stockholder who was a stockholder of record at the time of the giving of notice, who is entitled to vote at the meeting and has complied with the advance notice procedures set forth in our bylaws.

A notice of a stockholder proposal to be considered at an annual meeting must be delivered to our secretary at our principal executive offices:

•                                          not later than ninety days nor earlier than one hundred twenty days prior to the first anniversary of the date of mailing of the notice of the previous year’s annual meeting; or

•                                          if the date of the meeting is advanced by more than thirty or delayed by more than sixty days from the anniversary date or if an annual meeting has not yet been held, not later than ninety days nor earlier than one hundred twenty days prior to the annual meeting or not later than the ninetieth day prior to the annual meeting or the tenth day following our first public announcement.

A notice of a stockholder proposal to be considered at a special meeting must be delivered to our secretary at our principal executive offices:

•                                          not earlier than one hundred twenty days prior to the special meeting; and

•                                          not later than the close of business on the later of either:

•                                          ninety days prior to the special meeting; or

•                                          ten days following the day of our first public announcement of the date of the special meeting and the nominees proposed by our board to be elected at the meeting.

Restrictions on Certain Conversion Transactions and Roll-ups

Our articles require that some transactions involving an acquisition, merger, conversion or consolidation in which our stockholders receive securities in a surviving entity (known in the articles as a “roll-up entity”), must be approved by the holders of a majority of our then-outstanding shares of common stock.  Approval of a transaction with, or resulting in, a “roll-up entity” is required if as part of the transaction our board determines that it is no longer in our best interest to attempt or continue to qualify as a REIT.  Transactions effected because of changes in applicable law or to preserve tax advantages for a majority in interest of our stockholders do not require stockholder approval.

A “roll-up entity” is a partnership, REIT, corporation, trust or other entity created or surviving a roll-up transaction.  A roll-up transaction does not include: (1) a transaction involving securities that have been listed on a national securities exchange for at least twelve months; or (2) a transaction involving conversion of an entity to corporate, trust or association form if, as a consequence of the transaction, there will be no significant adverse change in any of the following:

•                                          stockholders’ voting rights;

•                                          our term and existence;

•                                          sponsor or Business Manager compensation; or

•                                          investment objectives.

In the event of a proposed roll-up, an appraisal of all our assets must be obtained from a person with no current or prior business or personal relationship with our Business Manager or our directors.  Further, that person must be substantially engaged in the business of rendering valuation opinions of assets of the kind we hold or own. The appraisal must be included in a prospectus used to offer the securities of the roll-up entity and must be filed with the Securities and Exchange Commission and the state regulatory commissions as an exhibit to the registration statement for the offering of the roll-up entity’s shares.  As a result, an issuer using the appraisal will be subject to liability for violation of Section 11 of the Securities Act and comparable provisions under state laws for any material misrepresentations or material omissions in the appraisal.  The assets must be appraised in a consistent manner and the appraisal must:

•                                          be based on an evaluation of all relevant information;

•                                          indicate the value of the assets as of a date immediately prior to the announcement of the proposed roll-up transaction; and

•                                          assume an orderly liquidation of the assets over a twelve-month period.

The engagement agreement with the appraiser must clearly state that the engagement is for the benefit of the company and its stockholders.  A summary of the independent appraisal, indicating all material assumptions underlying it, must be included in a report to the stockholders in the event of a proposed roll-up.

We may not participate in any proposed roll-up that would:

•                                          result in the stockholders of the roll-up entity having rights that are more restrictive to stockholders than those provided in our articles, including any restriction on the frequency of meetings;

•                                          result in the stockholders having less comprehensive voting rights than are provided in our articles;

•                                          result in the stockholders having greater liability than provided in our articles;

•                                          result in the stockholders having fewer rights to receive reports than those provided in our articles;

•                                          result in the stockholders having access to records that are more limited than those provided for in our articles;

•                                          include provisions that would operate to materially impede or frustrate the accumulation of shares by any purchaser of the securities of the roll-up entity, except to the minimum extent necessary to preserve the tax status of the roll-up entity;

•                                          limit the ability of an investor to exercise its voting rights in the roll-up entity on the basis of the number of the shares held by that investor; or

•                                          place any of the costs of the transaction on us if the roll-up is not approved by our stockholders.

However, with the prior approval of the holders of a majority of our then outstanding shares of our stock, we may participate in a proposed roll-up if the stockholders would have rights and be subject to restrictions comparable to those contained in our articles.

Stockholders who vote “no” on the proposed roll-up must have the choice of:

•                                          accepting the securities of the roll-up entity offered; or

•                                          one of either:

•                                          remaining as our stockholder and preserving their interests on the same terms and conditions as previously existed; or

•                                          receiving cash in an amount equal to their pro rata share of the appraised value of our net assets.

These provisions, as well as others contained in our articles, bylaws and Maryland law could have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price for holders of our common stock.  See generally “Risk Factors – Risks Related to Our Corporate Structure.”

Limitation on Total Operating Expenses

In any fiscal year, our annual total operating expenses may not exceed the greater of 2% of our average assets or 25% of our net income for that year.  For these purposes, items such as organization and offering expenses, property expenses, interest payments, taxes, non-cash charges, any incentive fees payable to our Business Manager and acquisition fees and expenses are excluded from the definition of total operating expenses.  Our independent directors will have a fiduciary responsibility to ensure that we do not exceed these limits.  Our independent directors may, however, permit us to exceed these limits if they determine that doing so is justified because of unusual and non-recurring expenses.  Any finding by our independent directors and the reasons supporting it must be recorded in the minutes of meetings of our directors.  If at the end of any fiscal quarter, our total operating expenses for the twelve months then ended exceed these limits, we will disclose this in writing to the stockholders within sixty days of the end of the fiscal quarter and explain the reason for exceeding the limit.  If our board does not believe that exceeding the limit was justified, our Business Manager must, within sixty days, reimburse us the amount by which the aggregate expenses exceed the limit.

Transactions with Affiliates

Our articles also restrict certain transactions between us and IREIC, and its affiliates including our Business Manager, Property Managers and IREA and our directors as follows:

•                                          Sales and Leases.  We may not purchase real estate assets from any of these parties unless a majority of our disinterested directors, including a majority of our disinterested independent directors, approves the transaction as being fair and reasonable and the price for the real estate assets is no greater than the cost paid by these parties for the real estate assets, unless substantial justification for the excess exists and the excess is reasonable.  In no event may the cost of any real estate asset exceed its appraised value at the time we acquire the real estate asset.  We also may not sell assets to, or lease assets from any of these parties unless the sale or lease is approved by a majority of our disinterested directors, including a majority of our disinterested independent directors, as being fair and reasonable to us.

•                                          Loans.  We may not make loans to any of these parties except as provided in clauses (3) and (6) under “Restrictions on Investments” below in this section, or to our wholly owned subsidiaries.  Also, we may not borrow money from any of these parties, unless a majority of our disinterested directors, including a majority of our disinterested independent directors, approves the transaction as fair, competitive and commercially reasonable and no less favorable to us than loans between unaffiliated parties under the same circumstances.  For these purposes, amounts owed but not yet paid by us under the business management agreement, or any property management agreements, will not constitute amounts advanced pursuant to a loan.

•                                          Investments.  We may not invest in joint ventures with any of these parties as a partner, unless a majority of our disinterested directors, including a majority of our disinterested independent directors, approves the transaction as fair and reasonable to us and on substantially the same terms and conditions as those received by the other joint venturers.  We also may not invest in equity securities unless a majority of our disinterested directors, including a majority of our disinterested independent directors, approves the transaction as being fair, competitive and commercially reasonable.  We may, however, purchase interests in “publicly-traded entities.” For these purposes, a “publicly-traded entity” means any entity having securities listed on a national securities exchange.

•                                          Other Transactions.  All other transactions between us and any of these parties require approval by a majority of our disinterested directors, including a majority of our disinterested independent directors, as being fair and reasonable and on terms and conditions not less favorable to us than those available from unaffiliated third parties.

Restrictions on Borrowing

We may not borrow money to pay distributions except as necessary to satisfy the requirement to distribute at least 90% of our “REIT taxable income.” Our board will review, at least quarterly, the aggregate amount of our borrowings, both secured and unsecured, to ensure that the borrowings are reasonable in relation to our net assets.  In general, the aggregate borrowings secured by all our assets will not exceed 300% of their combined fair market value.  Any borrowings exceeding this limit must be:

•                                          approved by a majority of our independent directors; and

•                                          disclosed to our stockholders in our next quarterly report to stockholders, along with justification for the excess.

See “Risk Factors – Risks Associated with Debt Financing” for additional discussion regarding our borrowings.

Restrictions on Investments

The investment policies set forth in our articles have been approved by a majority of our independent directors.  Our articles prohibit our investments in:

•                                          any foreign currency or bullion; or

•                                          short sales of securities; and

•                                          any security in any entity holding investments or engaging in activities prohibited by our articles.

In addition, we will observe the following restrictions on our investments as set forth in our articles:

(1)                                  Not more than 10% of our total assets will be invested in unimproved real property or mortgage loans on unimproved real property.  For purposes of this paragraph, “unimproved real property” does not include properties acquired for the purpose of producing rental or other operating income, properties under development or construction, and properties under contract for development or in planning for development within one year.

(2)                                  We will not invest in commodities or commodity future contracts.  This limitation does not apply to interest rate futures when used solely for hedging purposes.

(3)                                  We will not invest in or make mortgage loans unless we obtain an appraisal of the underlying property and the mortgage indebtedness on any property would in no event exceed the property’s appraised value.  This restriction will not apply to an investment in a “publicly-traded entity” which owns, invests in or makes mortgage loans.  For these purposes, a “publicly-traded entity” means any entity having securities listed on a national securities exchange.  In cases in which the majority of independent directors so determine, and in all cases in which the mortgage loan involves IREIC, its affiliates, our Business Manager, Property Managers, directors or their respective affiliates, we must obtain the appraisal from an independent third party.  We will keep the appraisal in our records for at least five years, where it will be available to be inspected and copied by any stockholder.  In addition, we also will obtain a mortgagee’s or owner’s title insurance policy or commitment insuring the priority of the mortgage or condition of the title.

(4)                                  We will not invest in real estate contracts of sale otherwise known as land sale contracts unless the contracts are in recordable form and appropriately recorded in the chain of title.

(5)                                  We will not make or invest in mortgage loans, including construction loans, on any one property if the aggregate amount of all outstanding mortgage loans outstanding on the property, including our loans, would exceed an amount equal to 85% of the appraised value of the property unless there is, in the board’s view, substantial justification and provided further that the loans do not exceed the appraised value of the property at the date of the loans.  The aggregate amount of all mortgage loans outstanding on the property, including the loans of the REIT, must include all interest (excluding contingent participation in income or appreciation in value of the mortgaged property), the current payment of which may be deferred pursuant to the terms of such loans, to the extent that deferred interest on each loan exceeds 5% per annum of the principal balance of the loan.  This restriction will not apply to an investment in a “publicly-traded entity,” as defined in clause (3) above, which owns, invests in or makes mortgage loans.

(6)                                  We will not make or invest in any mortgage loans that are subordinated to any mortgage or equity interest of IREIC or its affiliates.

(7)                                  We will not invest in equity securities unless a majority of our disinterested directors approves the transaction as being fair, competitive and commercially reasonable.  This restriction will not apply, however, to purchases by us of: (i) our own securities through our share repurchase program or when traded on a secondary market or national securities exchange if a majority of the directors, including a majority of the independent directors, determines that the purchase is in our best interests; (ii) the securities of a “publicly-traded entity,” as defined in clause (3) above, if the purchases are otherwise approved by a majority of our disinterested directors and are effected in a recognized securities market; or (iii) the securities of a REIT or other “real estate operating company” as defined herein.

(8)                                  We will not invest in joint ventures with IREIC, our Business Manager, a director or any affiliate thereof as a partner, unless a majority of disinterested directors approves the investment as being fair and reasonable and on substantially the same terms and conditions as those received by other joint venturers.

(9)                                  We will neither engage in any short sale of securities nor will we borrow on an unsecured basis if the borrowing will result in asset coverage of less than 300%.

(10)                            A majority of the directors, including a majority of the independent directors, must approve all of our investments in real estate assets.

(11)                            We will not invest in debt that is secured by a mortgage on real property that is subordinate to the lien of other debt, except where the amount of total debt does not exceed 90% of the appraised value of the property.  The value of all of these investments may not exceed 25% of our tangible assets.  The value of all investments in subordinated debt that does not meet these requirements will be limited to 10% of our tangible assets, which would be included within the 25% limit.  This restriction will not apply to an investment in a “publicly-traded entity,” as defined in clause (3) above, owning this type of debt.

(12)                            We will not engage in trading, as compared with investment, activities.

(13)                            We will not engage in underwriting activities, or distribute as agent, securities issued by others.

(14)                            We will not invest or acquire interests or securities in any entity or trust formed to complete any Section 1031 Exchange Transaction if the entity or trust was sponsored by Inland Real Estate Exchange Corporation or any of its affiliates.

(15)                            We will not acquire interests or securities in any entity holding investments or engaging in activities prohibited by the restrictions on investments set forth in the foregoing clauses (1) through (14) except for cash which may be invested on a temporary basis in these entities.

Our independent directors will review our investment policies at least annually to determine whether these policies are in the best interests of our stockholders.  The board may make material changes to our investment policies only by amending our articles of incorporation.  Any amendment to our articles or incorporation requires the affirmative vote of a majority of the outstanding shares of our common stock.

FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of the material federal income tax consequences relating to the acquisition, holding and disposition of our common stock. For purposes of this section under the heading “Federal Income Tax Considerations,” references to “we,” “our” and “us” mean only Inland American Real Estate Trust, Inc. and not our subsidiaries or other lower-tier entities, except as otherwise indicated. This summary is based upon the Internal Revenue Code of 1986, as amended (the “Code”), the regulations promulgated by the U.S. Treasury Department, rulings and other administrative pronouncements issued by the Internal Revenue Service (the “IRS”) and judicial decisions, all as currently in effect, and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. No advance ruling has been or will be sought from the IRS regarding any matter discussed in this prospectus. The summary is also based upon the assumption that our operation, and the operation of our subsidiaries and other lower-tier and affiliated entities, will in each case be in accordance with the applicable organizational documents or partnership agreement. This summary of the material federal income tax consequences of an investment in our common stock does not purport to discuss all aspects of federal income taxation that may be relevant to a particular investor in light of the investor’s investment or tax circumstances, or to investors subject to special tax rules, such as:

•                                          financial institutions;

•                                          insurance companies;

•                                          broker-dealers;

•                                          regulated investment companies;

•                                          holders who receive our common stock through the exercise of employee stock options or otherwise as compensation;

•                                          holders of our common stock who hold as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or other integrated investment; and

•                                          partnership and other entities treated as partnerships for federal income tax purposes and the partners in these partnerships.

and, except to the extent discussed below:

•                                          tax-exempt organizations; and

•                                          foreign investors.

See “Risk Factors – Federal Income Tax Risks” for additional discussion.

This summary assumes that investors will hold our common stock as capital assets, which generally means as property held for investment.

THE FEDERAL INCOME TAX TREATMENT OF HOLDERS OF OUR COMMON STOCK DEPENDS IN SOME INSTANCES ON DETERMINATIONS OF FACT AND INTERPRETATIONS OF COMPLEX PROVISIONS OF FEDERAL INCOME TAX LAW FOR WHICH NO CLEAR PRECEDENT OR AUTHORITY MAY BE AVAILABLE. IN ADDITION, THE TAX CONSEQUENCES OF HOLDING OUR COMMON STOCK TO ANY PARTICULAR INVESTOR WILL DEPEND ON THE INVESTOR’S PARTICULAR TAX CIRCUMSTANCES. YOU ARE URGED TO CONSULT YOUR TAX ADVISOR REGARDING THE FEDERAL, STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES TO YOU, IN LIGHT OF YOUR PARTICULAR INVESTMENT OR TAX CIRCUMSTANCES, OF ACQUIRING, HOLDING, EXCHANGING OR OTHERWISE DISPOSING OF OUR COMMON STOCK.

Federal Income Taxation as a REIT

We intend to qualify as a REIT under the applicable provisions of the Code and the Treasury regulations promulgated thereunder and receive the beneficial federal income tax treatment described below. However, we cannot assure you that we will meet the applicable requirements under federal income tax laws, which are highly technical and complex. The following discusses the applicable requirements under federal income tax laws, the federal income tax consequences to maintaining REIT status and the material federal income tax consequences to you. Shefsky & Froelich Ltd. has acted and will act as our tax counsel in connection with our election to be taxed as a REIT, and has rendered the opinion set forth below. Some of the federal income tax implications of your investment are set forth in the “– Federal Income Taxation of Stockholders” section below. We, however, urge you to consult your tax advisor with respect to the federal, state, local, foreign and other tax consequences of the purchase, ownership and disposition of common stock which may be particular to your tax situation.

In brief, a corporation that invests primarily in real estate can, if it complies with the provisions in Sections 856-860 of the Code, qualify as a REIT and claim federal income tax deductions for dividends it pays to its stockholders. Such a corporation generally is not taxed on its net income that is currently distributed to its stockholders. This treatment substantially eliminates the “double taxation” that a corporation and its stockholders generally bear together. However, as discussed in greater detail below, a corporation could be subject to federal income tax in some circumstances even if it qualifies as a REIT, and would likely suffer adverse consequences, including reduced cash available for distribution to its stockholders, if it failed to qualify as a REIT. We elected REIT status for the taxable year ending December 31, 2005, and have maintained and intend to continue to maintain this status in each taxable year thereafter, so long as REIT status remains advantageous.

Shefsky & Froelich Ltd. is of the opinion that commencing with the our taxable year that ended on December 31, 2005, we were organized in conformity with the requirements for qualification as a REIT under the Code, and our actual method of operation through the date of the opinion has enabled, and our proposed method of operation will enable, us to meet the requirements for qualification and taxation as a REIT. This opinion has been filed as an exhibit to the registration statement of which this prospectus is a part, and is based and conditioned, in part, on various assumptions made by Shefsky & Froelich Ltd. and representations made to Shefsky & Froelich Ltd. by us as to factual matters. Our qualification and federal income tax treatment as a REIT depends upon our ability to meet, through operation of the properties we acquire and our investment in other assets, the applicable requirements under federal income tax laws. Shefsky & Froelich Ltd. has not reviewed, and will not in the future review, these operating results for compliance with the applicable requirements under federal income tax laws. Therefore, we cannot assure you that our actual operating results will allow us to satisfy the applicable requirements under federal income tax laws in any taxable year. In addition, this opinion represents Shefsky & Froelich Ltd.’s legal judgment and is not binding on the IRS.

General

In any year in which we qualify as a REIT and have a valid election in place, we will claim deductions for dividends we pay to the stockholders, and therefore will not be subject to federal income tax on that portion of our REIT taxable income as defined in Section 857(b)(2) of the Code or REIT capital gain which is distributed to our stockholders. We will, however, be subject to federal income tax at normal corporate rates on any REIT taxable income or capital gain not distributed.

Although we can eliminate or substantially reduce our federal income tax liability by maintaining our REIT status and paying sufficient dividends, we could be subject to federal income tax on certain items of income. If we fail to satisfy either the 95% gross income test or the 75% gross income test (each of which is described below), yet maintain our REIT status by meeting other requirements, we will be subject to a penalty tax based on the amount of income that caused us to fail these tests, as described below. If we fail to satisfy any of the REIT asset tests (other than a de minimis failure of the 5% and 10% asset tests), as described below, due to reasonable cause and we nonetheless maintain our REIT qualification because of specified cure provisions, we will be required to pay a tax equal to the greater of $50,000 or the highest corporate tax rate multiplied by the net income generated by the nonqualifying assets that caused us to fail the test. Furthermore, if we fail to satisfy any provision of the Code that would result in our failure to qualify as a REIT (other than a violation of the REIT gross income tests or certain violations of the asset tests described below) and the violation is due to reasonable cause, we may retain our REIT qualification but we will be required to pay a penalty of $50,000 for each failure. We also will be subject to a 100% federal income tax on the net income from any “prohibited transaction,” as described below. In addition, in order to retain our REIT status, we generally must distribute annually at least 90% of our REIT taxable income excluding net capital gain for such year. We will be required to pay a 4% excise tax to the extent we fail to distribute during each calendar year at least the sum of (a) 85% of our REIT ordinary income for the year, (b) 95% of our REIT capital gain net income for the year, and (c) any undistributed taxable income from prior periods. While we are not required to distribute REIT net capital gain income for any year in order to retain our REIT status, we will pay tax on our REIT net capital gain income to the extent we do not distribute it in the year we recognize the gain. We also may be subject to the corporate alternative minimum tax. Additionally, we will be subject to federal income tax at the highest corporate rate on certain “nonqualifying” income from foreclosure property. Furthermore, we will be subject to a 100% penalty tax on amounts received by us or on certain expenses deducted by our taxable REIT subsidiaries if certain arrangements among us, our taxable REIT subsidiaries and/or any operators of ours are not comparable to similar arrangements among unrelated parties. In general, foreclosure property consists of property acquired (by foreclosure or otherwise) in connection with the default of a loan secured by such property.

REIT Qualification Tests. The Code defines a REIT as a corporation, trust or association:

•                                          that is managed by one or more trustees or directors;

•                                          the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest;

•                                          that would be taxable as a domestic corporation but for its status as a REIT;

•                                          that is neither a financial institution nor an insurance company;

•                                          the beneficial ownership of which is held by 100 or more persons on at least 335 days in each full taxable year, proportionately adjusted for a partial taxable year;

•                                          generally in which, at any time during the last half of each taxable year, no more than 50% in value of the outstanding stock is owned, directly or indirectly, by five or fewer individuals or certain entities; and

•                                          that meets the gross income, asset and annual distribution requirements, described in greater detail below.

The first four conditions and the last condition must be met during each taxable year for which REIT status is sought, while the other two conditions do not have to be met until after the first taxable year for which a REIT election is made. We believe that we have been organized, have operated and have issued sufficient shares of capital stock with sufficient diversity of ownership to allow us to satisfy the conditions described above, during the relevant time periods.

Although the restrictions on assets held by a REIT (as described below) generally prevents a REIT from owning more than 10% of the stock of an entity by vote or value other than another REIT, the Code provides an exception for ownership of stock in a “qualified REIT subsidiary” or a “taxable REIT subsidiary.” A qualified REIT subsidiary is a corporation, other than a taxable REIT subsidiary, that is wholly owned by a REIT throughout the subsidiary’s existence. For purposes of the asset and income tests described below, all assets, liabilities and tax attributes of a qualified REIT subsidiary that we own are treated as owned directly by us. A qualified REIT subsidiary is not subject to federal income tax, but may be subject to state or local tax. We may hold investments through qualified REIT subsidiaries. A REIT that is a partner in a partnership generally is deemed to own its proportionate share of the partnership’s assets, and to earn its proportionate share of the partnership’s income for purposes of the REIT qualification tests. We may hold investments through partnership (and other entities, such as limited liability companies, that are treated as partnerships for federal income tax purposes).

We, in satisfying the general tests described above, must meet, among others, the following requirements:

Share Ownership Tests. The common stock and any other stock we issue must be held by a minimum of 100 persons (determined without attribution to the owners of any entity owning our stock) for at least 335 days in each full taxable year, proportionately adjusted for partial taxable years. In addition, at all times during the second half of each taxable year, no more than 50% in value of our stock may be owned, directly or indirectly, by five or fewer individuals, including certain entities (determined with attribution to the owners of any entity owning our stock). However, these two requirements do not apply until after the first taxable year an entity elects REIT status. In addition, our articles of incorporation contain provisions restricting the ownership and transfer of our stock in certain instances, which provisions are intended to assist us in satisfying both requirements. These restrictions, however, may not ensure that we will, in all cases, be able to satisfy the share ownership requirements described above. If we fail to satisfy these share ownership requirements, except as provided below, our status as a REIT will terminate. See “— Failure to Qualify as a REIT.” Furthermore, the distribution reinvestment plan contains provisions that prevent it from causing a violation of these tests as will the terms of any options, warrants or other rights to acquire our common stock. Pursuant to the applicable requirements under federal income tax laws, we will maintain records that disclose the actual ownership of the outstanding stock, and demand written statements each year from the record holders of specified percentages of the stock disclosing the beneficial owners. If, however, we comply with these rules and we do not know, or would not have known through the exercise of reasonable diligence, that we failed to meet the requirement that no more than 50% in value of our stock may be owned, directly or indirectly, by five or fewer individuals (as described above), we will be treated as having met this requirement.

Those stockholders failing or refusing to comply with our written demand are required by the Treasury regulations to submit, with their tax returns, a similar statement disclosing the actual ownership of stock and certain other information. See “Description of Securities – Restrictions on Ownership and Transfer.”

Asset Tests. We must satisfy, at the close of each calendar quarter of the taxable year, certain tests based on the composition of our assets. After initially meeting these asset tests at the close of any quarter, we will not lose our status as a REIT for failure to satisfy the asset tests at the end of a later quarter solely due to changes in value of our assets. In addition, if the failure to satisfy these asset tests results from an acquisition during a quarter, the failure can be cured by disposing of non-qualifying assets within thirty days after the close of that quarter. We intend to maintain adequate records of the value of our assets to ensure compliance with these tests, and will act within thirty days after the close of any quarter or otherwise comply with the preceding rules as may be required to cure any noncompliance.

Certain relief provisions may be available to us if we discover a failure to satisfy the asset tests described below after the 30 day cure period. Under these provisions, we will be deemed to have met the 5% and 10% REIT asset tests described below if the value of our nonqualifying assets (i) does not exceed the lesser of (a) 1% of the total value of our assets at the end of the applicable quarter or (b) $10,000,000, and (ii) we dispose of the nonqualifying assets or otherwise satisfy such asset tests within (a) six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or (b) the period of time prescribed by Treasury regulations to be issued. For violations of any of the asset tests due to reasonable cause and not due to willful neglect and that are, in the case of the 5% and 10% asset tests, in excess of the de minimis exception described above, we may avoid disqualification as a REIT after the 30 day cure period by taking steps including (i) disposing of sufficient nonqualifying assets or taking other actions which allow us to meet the asset tests within (a) six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or (b) the period of time prescribed by Treasury regulations to be issued, (ii) paying a tax equal to the greater of (a) $50,000 or (b) the highest corporate tax rate multiplied by the net income generated by the nonqualifying assets, and (iii) disclosing certain information to the IRS.

75% Asset Test. At the close of each calendar quarter, at least 75% of the value of our assets must be represented by “real estate assets,” cash, cash items (including receivables) and government securities. Real estate assets include:

•                                          real property (including interests in real property and interests in mortgages on real property);

•                                          shares in other qualifying REITs; and

•                                          any property (not otherwise a real estate asset) attributable to the temporary investment of “new capital” in stock or a debt instrument, but only for the one-year period beginning on the date we received the new capital.

Property will qualify as being attributable to the temporary investment of new capital if the money used to purchase the stock or debt instrument is received by us in exchange for our stock (other than amounts received pursuant to our distribution reinvestment plan) or in a public offering of debt obligations that have a maturity of at least five years.

Additionally, regular and residual interests in a real estate mortgage investment conduit, known as a REMIC, are considered real estate assets. However, if less than 95% of the assets of a REMIC are real estate assets, we will be treated as holding a proportionate share of the assets and income of the REMIC directly.

We intend that the purchase contracts for a new property will apportion no more than 5% of the purchase price of any property to property other than “real property,” as defined in the Code. In addition, we intend to invest funds not used to acquire properties in cash sources, “new capital” investments or other liquid investments that will allow us to qualify under the 75% asset test. Therefore, our investment in real properties will constitute “real estate assets” and should allow us to meet the 75% asset test.

Other Asset Tests. There are three other asset tests that apply to us at the close of each calendar quarter. First, the value of any one issuer’s securities owned by us may not exceed 5% of the value of our total assets. Second, we may not own more than 10% of any one issuer’s outstanding securities, as measured by either voting power or value. The 5% and 10% asset tests do not apply to certain securities of other REITs and securities of qualified REIT subsidiaries or taxable REIT subsidiaries (which are described below), and the 10% value test does not apply to “straight debt” having specified characteristics, as well as other specified debt instruments such as a loan to an individual or estate and a security issued by a REIT. Finally, the aggregate value of all securities of taxable REIT subsidiaries held by us may not exceed 20% (or 25% for taxable years begining after July 30, 2008) of the value of our total assets. We intend to invest funds not otherwise invested in properties in cash sources and other liquid investments in a manner which will enable us to satisfy the asset tests described in this paragraph.

A qualified REIT subsidiary is a corporation that is wholly owned by a REIT. All assets, liabilities and tax attributes of a qualified REIT subsidiary are treated as belonging to the REIT. A qualified REIT subsidiary is not subject to federal income tax, but may be subject to state, local or foreign taxes. We may hold investments through qualified REIT subsidiaries.

A taxable REIT subsidiary is a corporation (other than another REIT) that is owned in whole or in part by a REIT, and joins in an election with the REIT to be classified as a taxable REIT subsidiary of the REIT. Corporations that directly or indirectly operate or manage lodging or health care facilities or, generally, provide to another person, under a franchise, license or otherwise, rights to any brand name under which any lodging or health care facility is operated, cannot be taxable REIT subsidiaries. A corporation that is 35% owned by a taxable REIT subsidiary also will be treated as a taxable REIT subsidiary. A taxable REIT subsidiary may not be a qualified REIT subsidiary, and vice versa. As described below regarding the 75% gross income test, a taxable REIT subsidiary is utilized in much the same way an independent contractor is used to provide certain types of services without causing the REIT to receive or accrue certain types of non-qualifying income. In addition to utilizing independent contractors to provide certain services in connection with the operation of our properties, we also may utilize taxable REIT subsidiaries to carry out these functions.

We own a significant interest in MB REIT which must also satisfy the REIT requirements outlined herein. Under MB REIT’s organizational documents, if our ownership of capital stock in MB REIT would cause MB REIT not to qualify as a REIT, sufficient shares of capital stock to correct the defect may be transferred from us to a charitable trust. In addition, if MB REIT fails to qualify as a REIT, we would suffer adverse tax consequences, possibly including loss of status as a REIT.

In the case of a REIT that is a partner in a partnership, Treasury regulations provide that the REIT is deemed to own its proportionate share of the partnership’s assets (generally based on its percentage interest in partnership capital, subject to special rules relating to the 10% REIT value test which take into account the REIT’s interest in certain securities issues by the partnership) for purposes of the asset tests described above and to earn its proportionate share of the partnership’s income for purposes of the gross income tests applicable to REITs as described below. In addition, the assets and gross income of the partnership are deemed to retain the same character in the hands of the REIT. Thus, our proportionate share, based upon our percentage capital interest, of the assets and items of income of partnerships in which we own an equity interest are treated as our assets and items of income for purposes of applying the REIT requirements. Consequently, to the extent that we directly or indirectly hold an equity interest in a partnership, the partnership’s assets and operations may affect our ability to qualify as a REIT, even though we may have no control, or only limited influence, over the partnership. A summary of certain rules governing the federal income taxation of partnerships and their partners is provided below in “Tax Aspects of Investments in Partnerships.” We may hold investments in partnerships and other entities (such as limited liability companies) that are classified as partnerships for federal income tax purposes.

Gross Income Tests. We must satisfy for each calendar year two separate tests based on the composition of our gross income, excluding gains from prohibited transactions, certain hedging transactions and certain foreign currency transactions, as defined under our method of accounting.

75% Gross Income Test. At least 75% of our gross income for the taxable year must result from:

•                                          rents from real property;

•                                          interest on obligations secured by mortgages on real property or on interests in real property;

•                                          gains from the sale or other disposition of real property (including interests in real property and interests in mortgages on real property) other than property held primarily for sale to customers in the ordinary course of our trade or business;

•                                          dividends from other qualifying REITs and gain (other than gain from prohibited transactions) from the sale of shares of other qualifying REITs;

•                                          other specified investments relating to real property or mortgages thereon; and

•                                          for a limited time, income attributabe to temporary investment of new capital as defined under the 75%

asset test.

We intend to invest funds not otherwise invested in real properties in cash sources or other liquid investments in a manner that will allow us to qualify under the 75% gross income test.

To the extent that a REIT derives interest income from a mortgage loan or income from the rental of real property where all or a portion of the amount of interest or rental income payable is contingent, the income generally will qualify for purposes of the gross income tests only if it is based upon the gross receipts or sales, and not the net income or profits, of the borrower or lessee. This limitation does not apply, however, where the borrower or lessee leases substantially all of its interest in the property to tenants or subtenants, to the extent that the rental income derived by the borrower or lessee, as the case may be, would qualify as rents from real property had it been earned directly by a REIT, as described below.

Among the assets that we and our subsidiaries may hold are mezzanine loans, which are loans secured by equity interests in an entity that directly or indirectly owns real property, rather than by a direct mortgage of the real property. The IRS issued Revenue Procedure 2003-65, which provides a safe harbor pursuant to which a mezzanine loan, if it meets each of the requirements contained in the Revenue Procedure, will be treated by the IRS as a real estate asset for purposes of the REIT asset tests described above, and interest derived from it will be treated as qualifying mortgage interest for purposes of the 75% gross income test. Although the Revenue Procedure provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law. If we or any of our subsidiaries enter into any mezzanine loans, we will determine, after consulting with Shefsky & Froelich Ltd. that, on the basis of relevant Treasury regulations and IRS rulings, whether the mezzanine loans should qualify as real estate assets and give rise to qualifying mortgage interest for purposes of the REIT asset and income requirements, or otherwise do not adversely affect our status as a REIT; however, the loans may not meet all of the requirements for reliance on the safe harbor, and in that case, there can be no assurance that the IRS will not challenge the tax treatment of the loans.

Income attributable to a lease of real property will generally qualify as “rents from real property” under the 75% gross income test (and the 95% gross income test, described below), subject to the rules discussed below:

•                                          With the exception of “qualified lodging facilities” leased to our taxable REIT subsidiaries, rent from a particular tenant will not qualify if we, or an owner of 10% or more of our stock, directly or indirectly, owns 10% or more of the voting stock or the total number of shares of all classes of stock in, or 10% or more assets or net profits of, the tenant.

•                                          The portion of rent attributable to personal property rented in connection with real property will not qualify, unless the portion attributable to personal property is 15% or less of the total rent received under, or in connection with, the lease.

•                                          Generally, rent will not qualify if it is based in whole, or in part, on the income or profits of any person from the underlying property. However, rent will not fail to qualify if it is based on a fixed percentage (or designated varying percentages) of receipts or sales, including amounts above a base amount so long as the base amount is fixed at the time the lease is entered into, the provisions are in accordance with normal business practice and the arrangement is not an indirect method for basing rent on income or profits.

•                                          Rental income will not qualify if we furnish or render services to tenants or manage or operate the underlying property, other than through a permissible “independent contractor” from whom we derive no revenue, or through a taxable REIT subsidiary. This requirement, however, does not apply to the extent that the services, management or operations we provide are “usually or customarily rendered” in connection with the rental of space, and are not otherwise considered “rendered to the occupant.”

With respect to the “usual or customarily rendered” rule, we anticipate that our tenants will receive some services in connection with their leases and that the services to be provided are usually or customarily rendered in connection with the rental of the properties and are not services that are considered rendered to the occupant. Therefore, providing these services should not cause the rents we receive with respect to the properties to fail to qualify as rents from real property for purposes of the 75% gross income test (and the 95% gross income test, described below). Our board of directors intends to hire qualifying independent contractors or to utilize taxable REIT subsidiaries to render services that it believes, after consulting with Shefsky & Froelich Ltd., are not usually or customarily rendered in connection with the rental of space or are considered rendered to the occupant.

The 95% Gross Income Test. In addition to deriving 75% of our gross income from the sources listed above, at least 95% of our gross income (excluding gross income from prohibited transactions, certain hedging transactions and certain foreign currency transactions) for the taxable year must be derived from:

•                                          sources which satisfy the 75% gross income test;

•                                          dividends;

•                                          interest; or

•                                          gain from the sale or disposition of stock or other securities that are not assets held primarily for sale to customers in the ordinary course of our trade or business.

It is important to note that dividends and interest on obligations not collateralized by an interest in real property qualify under the 95% gross income test, but not under the 75% gross income test. We intend to invest funds not otherwise invested in properties in cash sources or other liquid investments that will allow us to qualify under the 95% gross income test.

Our share of income from the properties primarily will give rise to rental income and gains on sales of the properties, substantially all of which generally will qualify under the 75% gross income test and 95% gross income test. Our anticipated operations indicate that it is likely that we will have little or no non-qualifying income to cause adverse federal income tax consequences.

If we fail to satisfy either the 75% gross income test or the 95% gross income test for any taxable year, we may retain our status as a REIT for such year if we satisfy the IRS that the failure was due to reasonable cause and not due to willful neglect, and following our identification of the failure, we file a schedule describing each item of our gross income. If this relief provision is available, we would remain subject to a tax based upon the amount by which we failed the 75% gross income test or the 95% gross income test.

Annual Distribution Requirements. In addition to the other tests described above, we are required to distribute dividends (other than capital gain dividends) to the stockholders in an amount at least equal:

•                                          the sum of:

•                  90% of our REIT taxable income (determined without regard to the deduction for dividends paid and by excluding any net capital gain); and

•                  90% of the excess of the net income (after tax) from foreclosure property;

•                                          less the sum of certain types of items of non-cash income.

Determinations whether sufficient amounts have been distributed is based on amounts paid in the taxable year to which they relate, or in the following taxable year if we:

•                                          declare a dividend before the due date of our tax return (including extensions);

•                                          distribute the dividend within the 12-month period following the close of the taxable year (and not later than the date of the first regular dividend payment made after such declaration); and

•                                          file an election with our tax return.

Additionally, dividends that we declare in October, November or December in a given year payable to stockholders of record in any such month will be treated as having been paid on December 31 of that year so long as the dividends are actually paid during January of the following year. If we fail to meet the annual distribution requirements as a result of an adjustment to our federal income tax return by the IRS or by filing an amended return, we may cure the failure by paying a “deficiency dividend” (plus interest to the IRS) within a specified period.

If we do not distribute all of our net capital gain or distribute at least 90%, but less than 100% of our REIT taxable income, we will be subject to federal income tax on the undistributed portion. Furthermore, to the extent that we fail to distribute by year end at least the sum of (i) 85% of our REIT ordinary income for such year, (ii) 95% of our REIT capital gain net income for such year, and (iii) any undistributed taxable income from prior years, we would be subject to an excise tax equal to 4% of the difference between the amount required to be distributed under this formula and the amount actually distributed.

We intend to pay sufficient dividends each year to satisfy the annual distribution requirements and avoid federal income tax on net capital gains. It is possible that we may not have sufficient cash or other liquid assets to meet the annual distribution requirements due to tax accounting rules and other timing differences. We will closely monitor the relationship between our REIT taxable income and cash flow and, if necessary to comply with the annual distribution requirements, we may (but are not required to) borrow funds to fully provide the necessary cash flow.

Recordkeeping. In order to continue to qualify as a REIT, we must maintain records as specified in applicable Treasury regulations.  Further, we must request on an annual basis information designed to disclose the ownership of our outstanding shares.  We intend to comply with such requirements.

Failure to Qualify as a REIT. If we fail to qualify for federal income tax purposes as a REIT in any taxable year and the relief provisions are not available or cannot be met, we will not be able to deduct our dividends and will be subject to federal income tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates, thereby reducing cash available for distributions. In such event, all distributions to stockholders (to the extent of our current and accumulated earnings and profits), generally will be taxable as dividend income. Non-corporate taxpayers may be eligible for a reduced 15% maximum federal tax rate (set to expire for tax years beginning after December 31, 2010), and corporate taxpayers may be eligible for the dividend received deduction. The potential “double taxation” results from our failure to qualify as a REIT. Unless entitled to relief under specific statutory provisions, we will not be eligible to elect REIT status for the four taxable years following the year during which qualification was lost.

We should not lose our REIT status as the result of a failure to satisfy a REIT requirement (other than the asset tests and the gross income tests, which relief provisions have been described above) if the failure is due to reasonable cause and not willful neglect and we pay a tax of $50,000 for each failure. We might not be entitled to this relief in all cases of a failure to satisfy a REIT requirement. See “Risk Factors – Federal Income Tax Risks” for additional discussion regarding the failure to satisfy a REIT requirement.

Prohibited Transactions. As discussed above, we will be subject to a 100% federal income tax on any net income derived from “prohibited transactions.” Net income derived from prohibited transactions arises from the sale or exchange of property held for sale to customers in the ordinary course of our business which is not foreclosure property. There is an exception to this rule for sales of property that:

•                                          is a real estate asset under the 75% asset test;

•                                          has been held for at least two years (or four years for sales made prior to July 31, 2008);

•                                          has aggregate expenditures incurred in the two-year period (or four-year period for sales made prior to July 31, 2008) preceding sale that are includable in the basis of the property not in excess of 30% of the net selling price;

•                                          in certain cases, was held for production of rental income for at least two years (or four years for sales made prior to July 31, 2008);

•                                          when combined with other sales in the year, either does not cause the REIT to have made more than seven sales of property during the taxable year, or occurs in a year when the REIT disposes of less than 10% of its assets (measured by federal income tax basis or fair market value, with certain modifications, and ignoring involuntary dispositions and sales of foreclosure property); and

•                                          in certain cases, substantially all of the marketing and development expenditures were made through an independent contractor.

Although we may eventually sell some or all of our properties, our primary intention in acquiring and operating the properties is the production of rental income and we do not expect to hold any property for sale to customers in the ordinary course of our business.

Foreign Investments. To the extent that we and our subsidiaries hold or acquire any investments and, accordingly, pay taxes, in foreign countries, taxes paid by us in foreign jurisdictions may not be passed through to or used by, our stockholders, as a foreign tax credit or otherwise. Any foreign investments also may generate foreign currency gains and losses. Certain foreign currency gains are excluded from the 75% gross income test and the 95% gross income test, unless certain technical requirements are met. No assurance can be given that these technical requirements will be met in the case of any foreign currency gains recognized by us directly or through pass-through subsidiaries, or that any such gains will not adversely affect our ability to satisfy the REIT qualification requirements.

Derivatives and Hedging Transactions. We and our subsidiaries may enter into hedging transactions with respect to interest rate exposure on one or more of our assets or liabilities. Any hedging transactions could take a variety of forms, including the use of derivative instruments such as interest rate swap contracts, interest rate cap or floor contracts, futures or forward contracts and options. If we or a pass-through subsidiary enters into such a contract to reduce interest rate risk on indebtedness incurred to acquire or carry real estate assets and we clearly and timely identify the transaction, including gain from the sale or disposition of the financial instrument, any periodic income from the instrument, or gain from the disposition of it, would not constitute gross income for purposes of the 95% and 75% gross income tests. A different set of rules applies to hedging transactions occurring on or before July 30, 2008.  We intend to structure any hedging transactions in a manner that does not jeopardize our status as a REIT. We may conduct some or all of our hedging activities through a taxable REIT subsidiary or other corporate entity, the income from which may be subject to federal income tax, rather than participating in the arrangements directly or through pass-through subsidiaries to the extent such income would jeopardize our REIT status. No assurance can be given, however, that our hedging activities will not give rise to income that does not qualify for purposes of either or both of the gross income tests, and will not adversely affect our ability to satisfy the REIT qualification requirements.

Taxable Mortgage Pools. An entity, or a portion of an entity, may be classified as a taxable mortgage pool (“TMP”) under the Code if:

•                                          substantially all of its assets consist of debt obligations or interests in debt obligations;

•                                          more than 50% of those debt obligations are real estate mortgages or interests in real estate mortgages as of specified testing dates;

•                                          the entity has issued debt obligations (liabilities) that have two or more maturities; and

•                                          the payments required to be made by the entity on its debt obligations (liabilities) “bear a relationship” to the payments to be received by the entity on the debt obligations that it holds as assets.

Under regulations issued by the U.S. Treasury Department, if less than 80% of the assets of an entity (or a portion of an entity) consist of debt obligations, these debt obligations are considered not to comprise “substantially all” of its assets, and therefore the entity would not be treated as a TMP. Financing arrangements entered into, directly or indirectly, by us could give rise to TMPs, with the consequences as described below.

If an entity, or a portion of an entity, is classified as a TMP, it is generally treated as a taxable corporation for federal income tax purposes. In the case of a REIT, or a portion of a REIT, or a disregarded subsidiary of a REIT, that is a TMP, however, special rules apply. The TMP is not treated as a corporation that is subject to corporate income tax, and the TMP classification does not directly affect the tax status of the REIT. Rather, the consequences of the TMP classification would, in general, except as described below, be limited to the stockholders of the REIT. The Treasury Department has not yet issued regulations to govern the treatment of stockholders as described below. A portion of the REIT’s income from the TMP arrangement, which might be non-cash accrued income, could be treated as “excess inclusion income.” The REIT’s excess inclusion income would be allocated among its stockholders. A stockholder’s share of excess inclusion income (i) would not be allowed to be offset by any net operating losses otherwise available to the stockholder, (ii) would be subject to tax as unrelated business taxable income in the hands of most types of stockholders that are otherwise generally exempt from federal income tax, and (iii) would result in the application of U.S. federal income tax withholding at the maximum rate (30%), without reduction for any otherwise applicable income tax treaty, to the extent allocable to most types of foreign stockholders. See “– Federal Income Taxation of Stockholders” in this section. To the extent that excess inclusion income were allocated to a tax-exempt stockholder of a REIT that is not subject to unrelated business income tax (such as government entities or charitable remainder trusts), the REIT would be taxable on this income at the highest applicable corporate tax rate (currently 35%). The manner in which excess inclusion income would be allocated among shares of different classes of stock is not clear under current law. Tax-exempt investors, foreign investors and taxpayers with net operating losses should carefully consider the tax consequences described above and are urged to consult their tax advisors.

If a subsidiary partnership, not wholly owned by us directly or through one or more disregarded entities (such as the operating partnership), were a TMP, the foregoing rules would not apply. Rather, the partnership that is a TMP would be treated as a corporation for federal income tax purposes, and would potentially be subject to corporate income tax. In addition, this characterization would alter the calculations of our asset tests and gross income tests, and could adversely affect our compliance with those requirements. We intend to monitor the structure of any TMPs in which we have an interest to ensure that they will not adversely affect our status as a REIT.

Sale-Leaseback Transactions

Some of our investments may be in the form of sale-leaseback transactions.  In most instances, depending on the economic terms of the transaction, we will be treated for federal income tax purposes as either the owner of the property or the holder of a debt secured by the property.  We do not expect to request an opinion of counsel concerning the status of any leases of properties as true leases for federal income tax purposes.

The IRS may take the position that a specific sale-leaseback transaction that we treat as a true lease is not a true lease for federal income tax purposes but is, instead, a financing arrangement or loan.  We also may structure some sale-leaseback transactions as loans.  In this event, for purposes of the asset tests and the 75% gross income test, each such loan likely would be viewed as secured by real property to the extent of the fair market value of the underlying property.  We expect that, for this purpose, the fair market value of the underlying property would be determined without taking into account our lease.  If a sale-leaseback transaction were so recharacterized, we might fail to satisfy the asset tests or the income tests and, consequently, lose our REIT status effective with the year of recharacterization.  Alternatively, the amount of our REIT taxable income could be recalculated, which might also cause us to fail to meet the distribution requirement for a taxable year.

Tax Aspects of Investments in Partnerships

General. We may hold investments through entities (such as limited liability companies) that are classified as partnerships for federal income tax purposes. In general, partnerships are “pass-through” entities that are not subject to federal income tax. Rather, partners are allocated their proportionate shares of the items of income, gain, loss, deduction and credit of a partnership, and are potentially subject to tax on these items, without regard to whether the partners receive a distribution from the partnership. We will include in our income our proportionate share of these partnership items for purposes of the various gross income tests and in the computation of our REIT taxable income. Moreover, for purposes of the asset tests, we will include our proportionate share of assets held by subsidiary partnerships.

Consequently, to the extent that we hold an interest in a partnership, the partnership’s assets and operations may affect our ability to qualify as a REIT, even though we may have no control, or only limited influence, over the partnership.

Entity Classification. Our investment in partnerships involves special tax considerations, including the possibility of a challenge by the IRS of the status of any of our subsidiary partnerships as a partnership, as opposed to an association taxable as a corporation, for federal income tax purposes (for example, if the IRS were to assert that a subsidiary partnership is a TMP). See “– General – Taxable Mortgage Pools” in this section. If any of these entities were treated as an association for federal income tax purposes, it would be taxable as a corporation and therefore could be subject to an entity-level tax on its income. In such a situation, the character of our assets and items of gross income would change and could preclude us from satisfying the asset tests (particularly the tests generally preventing a REIT from owning more than 10% of the voting securities, or more than 10% of the securities by value, of a corporation) or the gross income tests as discussed in “– General – Asset Tests” and “– Gross Income Tests,” and in turn could prevent us from qualifying as a REIT. See “– General – Failure to Qualify as a REIT,” above, for a discussion of the effect of our failure to meet these tests for a taxable year. In addition, any change in the status of any of our subsidiary partnerships for tax purposes might be treated as a taxable event, in which case we could have taxable income that is subject to the Annual Distribution Requirements without receiving any cash.

Tax Allocations with Respect to Partnership Properties. Under the Code and the Treasury regulations, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated for tax purposes in a manner such that the contributing partner is charged with, or benefits from, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of the unrealized gain or unrealized loss is generally equal to the difference between the fair market value of the contributed property at the time of contribution, and the adjusted tax basis of such property at the time of contribution (a “book-tax difference”). Such allocations are solely for federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners.

To the extent that one of our subsidiary partnerships acquires appreciated (or depreciated) properties by way of capital contributions from its partners, allocations would need to be made in a manner consistent with these requirements. Where a partner contributes cash to a partnership at a time that the partnership holds appreciated (or depreciated) property, the Treasury regulations provide for a similar allocation of these items to the other (i.e., non-contributing) partners. These rules may apply to our contribution to any subsidiary partnerships of the cash proceeds received in offerings of our stock. As a result, partners, including us, in subsidiary partnerships, could be allocated greater or lesser amounts of depreciation and taxable income in respect of a partnership’s properties than would be the case if all of the partnership’s assets (including any contributed assets) had a tax basis equal to their fair market values at the time of any contributions to that partnership. This could cause us to recognize, over a period of time, taxable income in excess of cash flow from the partnership, which might adversely affect our ability to comply with the Annual Distribution Requirements discussed above.

Federal Income Taxation of Stockholders

Taxation of Taxable Domestic Stockholders. As long as we qualify as a REIT, distributions paid to our domestic stockholders out of current or accumulated earnings and profits (and not designated as capital gain dividends) generally will be ordinary income (subject to limited exceptions that may allow a portion to be treated as dividend income eligible for the reduced 15% maximum federal tax rate to noncorporate taxpayers). Distributions in excess of current and accumulated earnings and profits are treated first as a tax-deferred return of capital to the stockholder, reducing the tax basis in the stockholder’s common stock by the amount of the distribution, and then to the extent the distribution exceeds the stockholder’s tax basis, as capital gain. Because earnings and profits are reduced for depreciation and other non-cash items, it is possible that a portion of each distribution will constitute a tax-deferred return of capital. Additionally, because distributions in excess of earnings and profits reduce the stockholder’s tax basis in our stock, this will increase the stockholder’s gain on any subsequent sale of the stock.

Dividend income is characterized as “portfolio” income under the passive loss rules and cannot be offset by a stockholder’s current or suspended passive losses. Corporate stockholders cannot claim the dividends received deduction for such dividends unless we lose our REIT status. Distributions that are designated as capital gain dividends will be taxed as long-term capital gains to the extent they do not exceed our actual net capital gain for the taxable year. However, corporate stockholders may be required to treat up to 20% of some types of capital gain dividends as ordinary income. Although stockholders generally recognize taxable income in the year that a distribution is received, any distribution we declare in October, November or December of any year and is payable to a stockholder of record on a specific date in any such month will be treated as both paid by us and received by the stockholder on December 31 of the year it was declared even if paid by us during January of the following calendar year. Because we are not a pass-through entity for federal income tax purposes, stockholders may not use any of our operating or capital losses to reduce their tax liabilities. We also may decide to retain, rather than distribute, our net long-term capital gains and pay any tax thereon. In this case, stockholders would include their proportionate share of the gains in income and receive a credit on their returns for their proportionate share of our tax payments.  However, stockholders that are tax-exempt, such as charities or qualified pension plans, would have to file tax returns to claim a refund of their deemed payment of the tax liability.

In general, the sale of common stock held for more than twelve months will produce long-term capital gain or loss. All other sales of common stock generally will produce short-term gain or loss. In each case, the gain or loss is equal to the difference between the amount of cash and fair market value of any property received from the sale and the stockholder’s tax basis in the common stock sold. However, any loss from a sale or exchange of common stock by a stockholder who has held such stock for six months or less will be treated as a long-term capital loss, to the extent of our distributions that the stockholder treated as long-term capital gains.

We will report to our domestic stockholders and to the IRS the amount of dividends paid during each calendar year, and the amount (if any) of federal income tax we withhold. A stockholder may be subject to backup withholding (the current rate of which is 28%) with respect to dividends paid unless such stockholder: (a) is a corporation or comes within other exempt categories; or (b) provides us with a taxpayer identification number, certifies as to no loss of exemption, and otherwise complies with applicable requirements. A stockholder that does not provide us with its correct taxpayer identification number may also be subject to penalties imposed by the IRS. Any amount paid as backup withholding can be credited against the stockholder’s federal income tax liability. In addition, we may be required to withhold a portion of distributions made to any stockholders who fail to certify their non-foreign status to us. See “– Taxation of Foreign Stockholders” in this section.

Passive Activity Loss and Investment Interest Limitations. Distributions that we make and gain arising from the sale or exchange by a domestic stockholder of our stock will not be treated as passive activity income, As a result, stockholders will not be able to apply any “passive losses” against income or gain relating to our stock. To the extent that distributions we make do not constitute a return of capital they will be treated as investment income for purposes of computing the investment interest limitation.

Taxation of Tax-Exempt Stockholders. Our distributions to a stockholder that is a tax-exempt entity should not constitute unrelated business taxable income, or UBTI, unless the stockholder borrows funds (or otherwise incurs acquisition indebtedness within the meaning of the Code) to acquire the common stock, or the common stock is otherwise used in an unrelated trade or business of the tax-exempt entity.

Special rules apply to the ownership of REIT shares by certain tax-exempt pension trusts. If we would fail to satisfy the “five or fewer” share ownership test (discussed above with respect to the Share Ownership tests) because the stock held by tax-exempt pension trusts was viewed as being held by the trusts rather than by their respective beneficiaries, tax-exempt pension trusts owning more than 10% by value of our stock may be required to treat a percentage of our dividends as UBTI. This rule applies if:

•                                          at least one tax-exempt pension trust owns more than 25% by value of our shares; or

•                                          one or more tax-exempt pension trusts (each owning more than 10% by value of our shares) hold in the aggregate more than 50% by value of our shares.

The percentage treated as UBTI is our gross income (less direct expenses) derived from an unrelated trade or business (determined as if we were a tax-exempt pension trust) divided by our gross income from all sources (less direct expenses). If this percentage is less than 5%, however, none of the dividends will be treated as UBTI. Because of the restrictions in our articles of incorporation regarding the ownership concentration of our common stock, we believe that a tax-exempt pension trust should not become subject to these rules. However, because shares of our common stock may become publicly traded, we can give no assurance of this.

Prospective tax-exempt purchasers should consult their own tax advisors as to the applicability of these rules and consequences to their particular circumstances.

Taxation of Foreign Stockholders. The following discussion is intended only as a summary of the rules governing federal income taxation of non-resident alien individuals, foreign corporations, foreign partnerships, and foreign trusts and estates. These rules are quite complex and prospective foreign stockholders should consult with their own tax advisors to determine the impact of federal, state, and local income tax laws including any reporting requirements with respect to their investment in us.

In general, foreign stockholders will be subject to regular U.S. income tax with respect to their investment if such investment is “effectively connected” with the conduct of a trade or business in the U.S. A corporate foreign stockholder that receives (or is deemed to have received) income that is effectively connected with a U.S. trade or business also may be subject to the 30% “branch profits tax” under Code Section 884, which is payable in addition to regular federal corporate income tax. The following discussion applies to foreign stockholders whose investment is not considered “effectively connected.”

Generally, any dividend that constitutes ordinary income for federal income tax purposes will be subject to a U.S. tax equal to the lesser of 30% of the gross amount of dividends or the rate in an applicable tax treaty. Generally, a distribution that does not exceed our earnings and profits will be treated as a dividend taxable as ordinary income. A distribution in excess of our earnings and profits is treated first as a nontaxable return of capital that will reduce a foreign stockholder’s basis in its common stock (but not below zero) and then as gain from the disposition of such common stock, subject to the rules discussed below for dispositions.

Our distributions that are attributable to gain from the sale or exchange of a “U.S. real property interest” are taxed to a foreign stockholder as if the distributions were gains “effectively connected” with a United States trade or business conducted by such foreign stockholder. As a result, a foreign stockholder will be taxed on these amounts at the capital gain rates applicable to a U.S. stockholder (subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). In addition, such dividends also may be subject to a 30% branch profits tax when made to a corporate foreign stockholder that is not entitled to treaty exemptions.

We will report to our foreign stockholders and the IRS the amount of dividends paid during each calendar year and the amount (if any) of federal income tax that we withhold. This information reporting requirements apply regardless of whether withholding was reduced or eliminated in any applicable tax treaty. Copies of these information returns also may be made available under the provisions of a specific treaty or agreement with the tax authorities in the country in which the foreign stockholder resides. As discussed below, withholding tax rates of 30% and 35% may apply to distributions on common stock to foreign stockholders.

Although tax treaties may reduce our withholding obligations, we generally will be required to withhold:

•                                          35% of any distribution that could be designated as a capital gain dividend (regardless of the amount actually designated as a capital gain dividend) from dividends to a foreign stockholder who owns more than 5% of our stock at any time during the one-year period ending on the distribution date (or to all foreign stockholders if the dividend occurs at a time during which our stock is not regularly traded on an established securities market located in the United States) and remit to the IRS; and

•                                          30% of any other dividends paid out of earnings and profits (including capital gain dividends not subject to 35% withholding described immediately above) to all foreign stockholders.

In addition, if we designate prior dividends as capital gain dividends, subsequent dividends, up to the amount of such prior dividends, will be treated as capital gain dividends for withholding purposes. The amount of federal income tax withheld is creditable against the foreign stockholder’s federal income tax liability, and if the amount of tax we withhold exceeds the U.S. tax liability, the foreign stockholder may file for a refund of such excess from the IRS. The 35% withholding tax rate on certain capital gain dividends currently corresponds to the maximum income tax rate applicable to corporations, but is higher than the 15% maximum federal tax rate on long-term capital gains of non-corporate taxpayers.

Applicable Treasury regulations provide certain presumptions under which a foreign stockholder would be subject to backup withholding and information reporting until we receive certification from these stockholders of their foreign status. The regulations generally require a foreign stockholder to provide us with federal Form W-8BEN referred to as a Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding, Form W-8ECI referred to as a Certificate of Foreign Person’s Claim for Exemption From Withholding on Income Effectively Connected With the Conduct of a Trade or Business in the United States, or Form W-8EXP referred to as a Certificate of Foreign Government or Other Foreign Organization for United States Tax Withholding certifying the foreign stockholder’s entitlement to the benefits of any treaty.

Unless the shares of common stock constitute a “U.S. real property interest” under Section 897 of the Code, gain on a sale of common stock by a foreign stockholder generally will not be subject to U.S. income taxation unless (i) investment in the common stock is effectively connected with the foreign stockholder’s U.S. trade or business, in which case, as discussed above, the foreign stockholder would be subject to the federal income tax, or (ii) the foreign stockholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year, in which case the nonresident alien individual may be subject to a 30% tax on such gain.

Shares of our common stock will not constitute a “U.S. real property interest” if we are a “domestically controlled qualified investment entity.” A domestically controlled qualified investment entity is a REIT, which at all times during the shorter of (i) the period during which we are in existence or (ii) the five-year period ending on the disposition or distribution date, had less than 50% in value of its common stock held directly or indirectly by foreign stockholders. We expect to be a domestically controlled qualified investment entity once we satisfy the five-year period requirement, and, therefore, the sale of our shares should not be subject to such taxation for foreign stockholders after that date, except as discussed above or in the next sentence. Even if we constitute a domestically controlled qualified investment entity, upon disposition of our common stock (subject to the exception applicable to “regularly traded” stock described below), a foreign stockholder may be treated as having gain from the sale or exchange of a U.S. real property interest if the foreign stockholder (1) disposes of our common stock within a 30-day period preceding the ex-dividend date of a distribution, any portion of which, but for the disposition, would have been treated as gain from the sale or exchange of a U.S. real property interest and (2) acquires, or enters into a contract or option to acquire, other shares of our common stock within 30 days after such ex-dividend date. Because shares of our common stock may become (but are not guaranteed to become) publicly traded, we cannot assure you that we will be a domestically controlled qualified investment entity. If we do not constitute a domestically controlled qualified investment entity, whether a foreign stockholder’s gain on the sale of stock is subject to federal income tax as a sale of a U.S. real property interest depends primarily on whether the common stock is “regularly traded” on an established securities market and on whether the stockholder owns less than 5% of our common stock through the five-year period ending on the date of the sale. If the gain on the sale of common stock is subject to federal income tax under these rules, the foreign stockholder would be subject to the same treatment as a U.S. stockholder with respect to the gain (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). In any event, a purchaser of common stock from a foreign stockholder will not be required to withhold on the purchase price if the purchased shares are “regularly traded” on an established securities market or if we are a domestically controlled qualified investment entity. Otherwise, the purchaser of stock may be required to withhold 10% of the purchase price and remit this amount to the IRS.

If the proceeds of a disposition of common stock are paid by or through a U.S. office of a broker-dealer, the payment is generally subject to information reporting and to backup withholding (the current rate of which is 28%) unless the disposing foreign stockholder certifies as to his name, address and non-U.S. status or otherwise establishes an exemption. Generally, U.S. information reporting and backup withholding may not apply to a payment of disposition proceeds if the payment is made outside the U.S. through a foreign office of a foreign broker-dealer. Prospective foreign purchasers should consult their tax advisers concerning these rules.

Information Reporting Requirements and Backup Withholding for U.S. Stockholders

In general, information reporting requirements will apply to payments of distributions on our common stock and to payments of the proceeds of the sale of our common stock, unless an exception applies.  Under some circumstances, U.S. stockholders may be subject to backup withholding at a rate of 28% on payments made with respect to, or cash proceeds of a sale or exchange of, our shares.  Backup withholding will apply only if the stockholder:

•                                          fails to furnish the stockholder’s taxpayer identification number, which, for an individual, would be his or her Social Security Number;

•                                          furnishes an incorrect tax identification number;

•                                          is notified by the IRS that the stockholder has failed properly to report payments of interest and distributions or is otherwise subject to backup withholding; or

•                                          under some circumstances, fails to certify, under penalties of perjury, that the stockholder has furnished a correct tax identification number and that (a) the stockholder has not been notified by the IRS that the stockholder is subject to backup withholding for failure to report interest and distribution payments or (b) the stockholder has been notified by the IRS that he or she is no longer subject to backup withholding.

Backup withholding will not apply with respect to payments made to some stockholders, such as corporations and tax-exempt organizations.  Backup withholding is not an additional tax.  Rather, the amount of any backup withholding with respect to a payment to a U.S. stockholder will be allowed as a credit against the U.S. stockholder’s U.S. federal income tax liability and may entitle the U.S. stockholder to a refund, provided that the required information is furnished to the IRS.  U.S. stockholders should consult their tax advisors regarding their qualifications for exemption from backup withholding and the procedure for obtaining an exemption.

Other Tax Considerations

Distribution Reinvestment Plan. Stockholders who participate in the distribution reinvestment plan will recognize taxable dividend income in the amount they would have received had they elected not to participate, even though they receive no cash. These deemed dividends will be treated as actual dividends from us to the participating stockholders and will retain the character and federal income tax effects applicable to all dividends from a REIT. If a stockholder purchases stock through the distribution reinvestment plan at a discount to fair market value, the stockholder will be treated for tax purposes as receiving an additional distribution equal to the amount of the discount. See “Taxation of Stockholders” in this section. Stock received throughout our distribution reinvestment plan will have a holding period beginning with the day after purchase, and a federal income tax basis equal to its cost, which is the gross amount of the deemed distribution.

State and Local Taxes. We and you may be subject to state or local taxation in various jurisdictions, including those in which we transact business or reside. Our and your state and local tax treatment may not conform to the federal income tax consequences discussed above. Consequently, you should consult your own tax advisors regarding the effect of state and local tax laws on an investment in shares of our common stock.

Legislative Proposals. You should recognize that our and your present federal income tax treatment may be modified by legislative, judicial or administrative actions at any time, which may be retroactive in effect. The rules dealing with federal income taxation are constantly under review by Congress, the IRS and the Treasury Department, and statutory changes as well as promulgation of new regulations, revisions to existing statutes, and revised interpretations of established concepts occur frequently. We are not currently aware of any pending legislation that would materially affect our or your taxation as described in this prospectus. You should, however, consult your advisors concerning the status of legislative proposals that may pertain to a purchase of common stock. President Bush has proposed to exempt certain dividend payments made by certain corporations from federal taxation. We cannot be sure what impact, if any, any possible legislation could have on us or you as a stockholder.

ERISA CONSIDERATIONS

The following is a summary of material considerations arising under ERISA, including the prohibited transaction provisions of ERISA, and of Section 4975 of the Internal Revenue Code that may be relevant to a prospective purchaser of the shares where such prospective purchaser is an employee benefit plan, IRA or other tax-exempt entity under the Internal Revenue Code. This discussion does not deal with all aspects of ERISA or Section 4975 of the Internal Revenue Code or, to the extent not preempted, state law that may be relevant to particular employee benefit plan stockholders (including plans subject to Title I of ERISA, other employee benefit plans and IRAs subject to the prohibited transaction provisions of Section 4975 of the Internal Revenue Code, and governmental plans and church plans that are exempt from ERISA and Section 4975 of the Internal Revenue Code but that may be subject to state law and other Internal Revenue Code requirements) in light of their particular circumstances.

A FIDUCIARY MAKING THE DECISION TO INVEST IN SHARES ON BEHALF OF A PROSPECTIVE INVESTOR WHICH IS A PENSION, PROFIT-SHARING, RETIREMENT, IRA OR OTHER EMPLOYEE BENEFIT PLAN IS ADVISED TO CONSULT THE FIDUCIARY’S OWN LEGAL ADVISOR REGARDING THE SPECIFIC CONSIDERATIONS ARISING UNDER ERISA, SECTION 4975 OF THE INTERNAL REVENUE CODE, AND (TO THE EXTENT NOT PREEMPTED) STATE LAW WITH RESPECT TO THE PURCHASE, OWNERSHIP, OR SALE OF SHARES BY THE BENEFIT PLAN. BENEFIT PLANS ALSO SHOULD CONSIDER THE ENTIRE DISCUSSION UNDER THE PRECEDING SECTION ENTITLED “FEDERAL INCOME TAX CONSIDERATIONS,” AS MATERIAL CONTAINED THEREIN IS RELEVANT TO ANY DECISION BY A BENEFIT PLAN TO PURCHASE THE SHARES.

In considering whether to invest a portion of the assets of a benefit plan in shares, fiduciaries of the benefit plan should consider, among other things, whether the investment:

•                                          will be in accordance with the governing documents of the benefit plan and is authorized and consistent with their fiduciary responsibilities under ERISA;

•                                          will allow the benefit plan to satisfy the diversification requirements of ERISA, if applicable;

•                                          will result in UBTI to the benefit plan (see “Federal Income Tax Considerations – Federal Income Taxation of Stockholders – Taxation of Tax-Exempt Stockholders”);

•                                          will be sufficiently liquid for the benefit plan after taking this investment into account; and

•                                          is prudent and in the best interests of the benefit plan, its participants and beneficiaries under ERISA standards.

The fiduciary of an IRA or a benefit plan not subject to Title I of ERISA because it is a governmental or church plan or because it does not cover common law employees should consider that such an IRA or non-ERISA plan may be subject to prohibitions against certain related-party transactions under Section 503 of the Internal Revenue Code, which operate similar to the prohibited transaction rules of ERISA and the Internal Revenue Code. In addition, the fiduciary of any governmental or church plan must consider applicable state or local laws, if any, and the restrictions and duties of common law, if any, imposed upon such plan. We express no opinion on whether an investment in shares is appropriate or permissible for any governmental or church plan under Section 503 of the Internal Revenue Code, or under any state, county, local, or other law respecting such plan.

Fiduciary Obligations—Prohibited Transactions

Any person identified as a “fiduciary” with respect to a plan incurs duties and obligations under ERISA as discussed herein. For purposes of ERISA, any person who exercises any authority or control with respect to the management or disposition of the assets of a plan is considered to be a fiduciary of the plan. Further, many transactions between plans or IRAs and “parties-in-interest” or “disqualified persons” are prohibited by ERISA or the Internal Revenue Code. ERISA also requires generally that the assets of plans be held in trust and that the trustee, or a duly authorized investment manager, have exclusive authority and discretion to manage and control the assets of the plan.

In the event that our properties and other assets were deemed to be assets of a plan, referred to herein as “plan assets,” our directors and our Business Manager would, and other employees of our affiliates might, be deemed fiduciaries of any plans investing as stockholders. If this were to occur, certain contemplated transactions between us, our directors and Business Manager, and other employees of or affiliates could be deemed to be “prohibited transactions.” Additionally, ERISA’s fiduciary standards applicable to investments by plans would extend to our directors and Business Manager, and possibly to other employees of our affiliates as plan fiduciaries with respect to investments made by us, and the requirement that plan assets be held in trust could be deemed to be violated.

Plan Assets—Definition

A definition of plan assets is not set forth in ERISA or the Internal Revenue Code; however, a Department of Labor regulation, referred to herein as the “Plan Asset Regulation,” provides guidelines as to whether, and under what circumstances, the underlying assets of an entity will be deemed to constitute plan assets. Under the Plan Asset Regulation, the assets of an entity in which a plan makes an equity investment will generally be deemed to be assets of such a plan unless the entity satisfies one of the exceptions to this general rule. Generally, the exceptions require that the investment in the entity be one of the following:

•                                          securities issued by an investment company registered under the Investment Company Act;

•                                          “publicly offered securities,” defined generally as interests that are “freely transferable,” “widely held” and registered with the Securities and Exchange Commission:

•                  in which equity participation by “benefit plan investors” is not significant; or

•                  in an “operating company,” which includes “venture capital operating companies” and “real estate operating companies.”

The Plan Asset Regulation provides that equity participation in an entity by benefit plan investors is “significant” if at any time 25% or more of the value of any class of equity interest is held by benefit plan investors. The term “benefit plan investors” is broadly defined for this purpose, and includes all plans subject to ERISA, as well as non-ERISA plans such as IRAs, Keogh plans, governmental plans and church plans. We anticipate that we will qualify for this exception since we do not expect to have equity participation by “benefit plan investors” exceeding 25%, which would be deemed to be significant, as defined above. However, if we are deemed to have significant participation by benefit plan investors we believe that we would qualify for the exemptions discussed below.

Publicly Offered Securities Exemption

As noted above, if a plan acquires “publicly offered securities,” the assets of the issuer of the securities will not be deemed to be “plan assets” under the Plan Asset Regulation. The definition of publicly offered securities requires that the securities be “widely held,” “freely transferable” and satisfy registration requirements under federal securities laws. Although our shares are intended to satisfy the registration requirements under this definition, the determination of whether a security is “widely held” and “freely transferable” are inherently factual matters.

Under the Plan Asset Regulation, a class of securities will be “widely held” if it is held by 100 or more persons independent of the issuer. We anticipate that this requirement will be easily met; however, even if our shares are deemed to be widely held, the “freely transferable” requirement must also be satisfied in order for us to qualify for this exemption. The Plan Asset Regulation provides that “whether a security is ‘freely transferable’ is a factual question to be determined on the basis of all relevant facts and circumstances,” and provides several examples of restrictions on transferability that, absent unusual circumstances, will not prevent the rights of ownership in question from being considered “freely transferable” if the minimum investment is $10,000 or less. The allowed restrictions in the examples are illustrative of restrictions commonly found in REITs that are imposed to comply with state and federal law, to assure continued eligibility for favorable tax treatment and to avoid certain practical administrative problems. We have been structured with the intent to satisfy the “freely transferable” requirement set forth in the Plan Asset Regulation with respect to our shares, although there are no assurances that the requirement is met by our shares.

Our shares are subject to certain restrictions on transferability intended to ensure that we continue to qualify for federal income tax treatment as a REIT. The Plan Asset Regulation provides, however, that where the minimum investment in a public offering of securities is $10,000 or less, the presence of a restriction on transferability intended to prohibit transfers that would result in a termination or reclassification of the entity for state or federal tax purposes will not ordinarily affect a determination that the securities are “freely transferable.” The minimum investment in our shares is less than $10,000; thus, the restrictions imposed in order to maintain our status as a REIT should not cause the shares to be deemed not “freely transferable.”

We believe that it is more likely than not that our shares will be deemed to constitute “publicly offered securities” and, accordingly, it is more likely than not that our underlying assets should not be considered “plan assets” under the Plan Assets Regulation, assuming the offering takes place as described in this prospectus. If our underlying assets are not deemed to be “plan assets,” the problems discussed below are not expected to arise.

Real Estate Operating Company Exemption

Even if we were deemed not to qualify for the “publicly offered securities” exemption, the Plan Asset Regulation also provides an exemption with respect to securities issued by a “real estate operating company.” We will be deemed to be a “real estate operating company” if, during the relevant valuation periods defined in the Plan Asset Regulation, at least 50% of our assets, other than short-term investments pending long-term commitment or distribution to investors valued at cost, are invested in real estate that is managed or developed and with respect to which we have the right to participate substantially in the management or development activities. We intend to devote more than 50% of our assets to the management and development of real estate.

An example in the Plan Asset Regulation indicates, however, that although some management and development activities may be performed by independent contractors, rather than by the entity itself,

if over one-half of an entity’s properties are acquired subject to long-term leases under which substantially all management and maintenance activities with respect to the properties are the responsibility of the tenants, then the entity may not be eligible for the “real estate operating company” exemption. Based on this example, and due to the uncertainty of the application of the standards set forth in the Plan Asset Regulation and the lack of further guidance as to the meaning of the term “real estate operating company,” there can be no assurance as to our ability to structure our operations to qualify for the “real estate operating company” exemption.

Consequences of Holding Plan Assets

In the event that our underlying assets were treated by the Department of Labor as plan assets, our management would be treated as fiduciaries with respect to each plan stockholder, and an investment in our shares might expose the fiduciaries of the plan to co-fiduciary liability under ERISA for any breach by our directors or Business Manager of the fiduciary duties mandated under ERISA. Further, if our assets are deemed to be plan assets, an investment by a plan in our shares might be deemed to result in an impermissible commingling of plan assets with other property.

If our Business Manager or affiliates were treated as fiduciaries with respect to plan stockholders, the prohibited transaction restrictions of ERISA would apply to any transaction involving our assets. These restrictions could, for example, require that we avoid transactions with entities that are affiliated with our affiliates or us or restructure our activities in order to obtain an administrative exemption from the prohibited transaction restrictions. Alternatively, we might have to provide plan stockholders with the opportunity to sell their shares to us or we might dissolve or terminate.

Prohibited Transactions

Generally, both ERISA and the Internal Revenue Code prohibit plans and IRAs from engaging in certain transactions involving plan assets with specified parties, such as sales or exchanges or leasing of property, loans or other extensions of credit, furnishing goods or services, or transfers to, or use of, plan assets. The specified parties are referred to as “parties-in-interest” under ERISA and as “disqualified persons” under the Internal Revenue Code. These definitions generally include both parties owning threshold percentage interests in an investment entity and “persons providing services” to the plan or IRA, as well as employer sponsors of the plan or IRA, fiduciaries and other individuals or entities affiliated with the foregoing. For this purpose, a person generally is a fiduciary with respect to a plan or IRA if, among other things, the person has discretionary authority or control with respect to plan assets or provides investment advice for a fee with respect to plan assets. Under Department of Labor regulations, a person will be deemed to be providing investment advice if that person renders advice as to the advisability of investing in our shares, and that person regularly provides investment advice to the plan or IRA pursuant to a mutual agreement or understanding that such advice will serve as the primary basis for investment decisions, and that the advice will be individualized for the plan or IRA based on its particular needs. Thus, if we are deemed to hold plan assets, our Business Manager and its affiliates could be characterized as fiduciaries with respect to our assets, and each would be deemed to be a party-in-interest under ERISA and a disqualified person under the Internal Revenue Code with respect to investing plans and IRAs. If we or our affiliates are affiliated with a plan or IRA investor, whether or not we are deemed to hold plan assets, we might be a disqualified person or party-in-interest with respect to the plan or IRA investor, resulting in a prohibited transaction merely upon investment by such plan or IRA in our shares.

Prohibited Transactions—Consequences

ERISA forbids plans from engaging in prohibited transactions. Fiduciaries of a plan which allow a prohibited transaction to occur will breach their fiduciary responsibilities under ERISA, and may be liable for any damage sustained by the plan, as well as civil (and criminal, if the violation was willful) penalties. If the Department of Labor or the IRS determines that a prohibited transaction has occurred, any disqualified person or party-in-interest involved with the prohibited transaction would be required to reverse or unwind the transaction and, for a plan, compensate the plan for any loss resulting therefrom. Additionally, the Internal Revenue Code requires a disqualified person involved with a prohibited transaction to pay an excise tax equal to a percentage of the “amount involved” in the transaction for each year in which the transaction remains uncorrected. The percentage is generally 15%, but is increased to 100% if the prohibited transaction is not corrected promptly. For IRAs, if an IRA engages in a prohibited transaction, the tax-exempt status of the IRA may be lost.

Valuation

We will send on an annual basis, to all stockholders subject to ERISA and certain other plan stockholders, a statement of value of the shares. This statement will report the value of each share of common stock based as of the close of our fiscal year. No independent appraisals will be obtained and the value will be based upon an estimated amount we determine would be received if our assets were sold as of the close of our fiscal year and if the proceeds, together with our other funds, were distributed pursuant to a liquidation. The net asset value of each share of common stock will be deemed to be $10.00 during this offering and for the first three years following the termination of this offering. Because this is only an estimate, we may subsequently revise any annual valuation that is provided.

PLAN OF DISTRIBUTION

General

Of the 540,000,000 shares of our common stock offered by this prospectus, we are offering:

•                                          up to 500,000,000 shares to the public at a purchase price of $10.00 per share through Inland Securities Corporation, the dealer manager, on a “best efforts” basis. Our dealer manager is one of our affiliates. A “best efforts” basis means that neither the dealer manager nor the soliciting dealers are under any obligation to purchase any of the shares being offered. Therefore, no specified number of shares is guaranteed to be sold and no specified amount of money is guaranteed to be raised from this offering.

•                                          up to 40,000,000 shares at a purchase price of $9.50 per share for issuance through our distribution reinvestment plan.

We reserve the right to reallocate the shares of common stock we are offering between the primary offering and the distribution reinvestment plan.

The offering price of our common stock was determined by our board of directors based on the offering price of earlier REITs organized by IREIC, the range of offering prices of other REITs that do not have a public trading market and the recommendation of the dealer manager. See “Risk Factors – Risks Related to This Offering.” The offering will commence as of the effective date of this prospectus.  This offering will end no later than August 1, 2009, unless we elect to extend it in any jurisdiction that allows us to extend. We reserve the right to terminate this offering at any time. Shares of our common stock may also be offered and sold in Canada in reliance on and in accordance with exemptions from the prospectus requirements of Canadian provincial and territorial securities laws or pursuant to discretionary exemption orders obtained in advance from applicable provincial or territorial regulatory authorities.

Escrow Conditions

If you are qualified to participate in this offering, the proceeds from your subscription will be deposited in a segregated escrow account with the escrow agent, Bank of America, N.A., 120 South LaSalle Street, Chicago, Illinois, and will be held in trust for your benefit, pending release to us. Your investment will not be commingled with any other funds. We will accept or reject subscriptions within ten days after we receive a fully completed copy of the subscription agreement and payment for the shares.

After your initial admission as a stockholder you will not be entitled to interest earned on our funds or to receive interest on your investment.

Subscription Process

The agreement between our dealer manager and the soliciting dealers requires the soliciting dealers to make diligent inquiries of you in order to determine whether a purchase of our common stock is suitable for you, and to transmit promptly to us the completed subscription document and any supporting documentation we may reasonably require.

The dealer manager or a soliciting dealer also is required to deliver to you a copy of this prospectus, its appendices and any supplements. We plan to make this prospectus, the appendices and any supplements available electronically to the dealer manager and the soliciting dealers, as well as to provide them paper copies. As a result, if the dealer manager or a soliciting dealer chooses, with your prior consent, it may provide you with the option of receiving these documents electronically. In any case, however, you may always receive a paper copy upon request. We will maintain records of the information we have to determine that an investment in our shares is suitable and appropriate for a stockholder for at least six years.

Our common stock is being sold as subscriptions for the common stock are received and accepted by us, subject to the satisfaction by us of the escrow conditions described above. We have the unconditional right to accept or reject your subscription within ten days after we receive a fully completed copy of the subscription agreement and payment for the shares. If we accept your subscription, a confirmation will be mailed to you not more than three business days after our acceptance. No sale of our common stock may be completed until at least five business days after the date you receive this prospectus and, if required by state regulatory authorities, a copy of our organizational documents. If for any reason your subscription is rejected, your funds and your subscription agreement will be returned to you, without interest or deduction, within ten days after receipt.

Representations and Warranties in the Subscription Agreement

The subscription agreement requires you to make the following factual representations:

•                                          your tax identification number set forth in the subscription agreement is accurate and you are not subject to backup withholding;

•                                          you satisfy the minimum income, net worth and any other applicable suitability standards established for you, as described in “Suitability Standards,” which appears earlier in this prospectus;

•                                          you are purchasing our common stock for your own account; and

•                                          you acknowledge that our common stock cannot be readily resold.

Each of the above representations is included in the subscription agreement in order to help satisfy our responsibility to make every reasonable effort to determine that the purchase of our common stock is a suitable and appropriate investment for you and that appropriate income tax reporting information is obtained. We will not sell any common stock to you unless you are able to make the above factual representations by executing the subscription agreement. You will not, however, be waiving any rights under the federal or state securities laws by executing the subscription agreement.

Determination of Your Suitability as an Investor

We, our dealer manager, each soliciting dealer and our sponsor will make reasonable efforts to determine that you satisfy the suitability standards set forth herein and that an investment in our common stock is an appropriate investment for you. The soliciting dealers must determine whether you can reasonably benefit from this investment. In making this determination, the soliciting dealers will consider whether:

•                                          you have the capability of understanding fundamental aspects of our business based on your employment experience, education, access to advice from qualified sources such as attorneys, accountants and tax advisors and prior experience with investments of a similar nature; and

•              you have an apparent understanding of:

•                                          the fundamental risks and possible financial hazards of this type of investment;

•                                          that shares of our common stock cannot be readily sold;

•                                          the role of our Business Manager in directing or managing your investment in us;

•                                          the tax consequences of your investment; and

•                                          you have the financial capability to invest in our common stock.

By executing the subscription agreement, each soliciting dealer acknowledges that it has determined that an investment in our common stock is suitable for you. Each soliciting dealer is required to represent and warrant that it has complied with all applicable laws in determining the suitability of our common stock as an investment for you. Our Business Manager will coordinate the processes and procedures used by the dealer manager and the soliciting dealers and, where necessary, implement additional reviews and procedures to determine that you meet the suitability standards set forth in this prospectus.

Compensation We Pay For the Sale of Our Shares

Except for the special sales or volume discounts described later in this section, we pay the dealer manager selling commissions of 7.5% of the selling price of the shares of common stock sold on a “best efforts” basis. The dealer manager may reallow up to 7% of the selling commissions to soliciting dealers as compensation for their services in soliciting and obtaining subscriptions. Except for the special sales or volume discounts described later in this section, we pay an additional 2.5% of the gross proceeds from the offering of shares sold on a “best efforts” basis to the dealer manager as a marketing contribution, and we may reimburse the dealer manager an additional 0.5% of the gross proceeds from the offering of shares sold on a “best efforts” basis for its bona fide due diligence expenses and for those of the soliciting dealers. The dealer manager may, in its discretion, reallow up to 1.5% of the marketing contribution and all or any portion of the due diligence expense allowance to soliciting dealers. Marketing and due diligence costs paid by the dealer manager on behalf of, or to, the soliciting dealers will be deducted from any marketing contribution or due diligence expense allowance otherwise payable to the soliciting dealers. The following table shows the compensation payable to our dealer manager for sale of shares in the “best efforts” portion of this offering.

Type of Compensation	Amount	Estimated Maximum Amount
Selling Commissions	7.5% of the sale price for each share	$375,000,000
Marketing Contribution	2.5% of the gross offering proceeds	$125,000,000
Due Diligence Expense Allowance	0.5% of the gross offering proceeds	$25,000,000

We do not pay selling commissions, marketing contributions or due diligence expense allowances in connection with the following special sales:

•                                          the sale of common stock as compensation for services by IREIC or any of its directors, officers, employees or affiliates;

•                                          the first purchase of common stock by each of Inland Securities or any of its or our directors, officers, employees or affiliates for $8.95 per share; however, the discount on any subsequent purchases of common stock by these entities or individuals may not exceed 5%;

•                                          the purchase of common stock under our distribution reinvestment plan; and

•                                          the issuance of shares in connection with acquiring any entity, property or other real estate asset.

Reallowable 7% selling commissions are not paid in connection with the following special sales:

•                                          the first purchase of common stock by each soliciting dealer and any of their respective directors, officers, employees or affiliates who request and are entitled to purchase common stock net of selling commissions for $9.30 per share; however, the discount on any subsequent purchases of common stock by these individuals or entities may not exceed 5%;

•                                          the sale of common stock to investors whose contracts for investment advisory and related brokerage services include a fixed or “wrap” fee feature; and

•                                          the common stock credited to an investor as a result of a volume discount.

All purchases of common stock by our dealer manager or any soliciting dealer must be made in accordance with the applicable FINRA regulations, including without limitation Rule 2790. We expect that these purchases, if any, will be made for investment purposes only.

We may not pay or award any commissions or other compensation to any person engaged by you for investment advice as an inducement to our Business Manager to advise you to purchase our common stock. A registered broker dealer or other properly licensed person may, however, earn a sales commission in connection with a sale of the common stock.

We will not pay any registered investment advisory fees in connection with any purchase by you of our common stock, although you may elect to have your registered investment advisory fees deducted from your account with us and paid directly to your registered investment advisor. See “How to Subscribe.”

Volume Discounts

Investors making an initial purchase of at least $250,000 worth of common stock (25,000 shares) through the same soliciting dealer will receive a reduction in the reallowable 7% selling commission payable in connection with the purchase of those shares in accordance with the following schedule:

Amount of Selling Commission Volume	Amount of Purchaser’s Investment		Maximum Reallowable Commission
Discount	From	To	Per Share
1%	$250,000	$499,999	6%
2%	$500,000	$999,999	5%
3%	$1,000,000	$2,499,999	4%
4%	$2,500,000	$4,999,999	3%
5%	$5,000,000	$9,999,999	2%
6%	$10,000,000	and over	1%

Any reduction in the amount of the selling commissions will be credited to the investor in the form of additional whole shares. Selling commissions will not be paid on any whole shares issued for a volume discount.

Some purchases may be combined for the purpose of qualifying for a volume discount and for determining commission payable to the dealer manager or the soliciting dealers, so long as all the combined purchases are made through the same soliciting dealer. Subscriptions made in this and any other public offering of our shares will be combined with other subscriptions in this and any other public offering of our shares for the purposes of computing amounts invested. Purchases by individuals within a “primary household group” also will be combined with other purchases by you and will be combined with other purchases of common stock to be held as a joint tenant or as tenants-in-common by you with others for purposes of computing amounts invested. For these purposes, a “primary household group” includes you, your spouse or “domestic or life partner” and all of your unmarried children under the age of twenty-one. For primary household group purposes, “domestic or life partners” means any two unmarried same-sex or opposite-sex individuals who are unrelated by blood, maintain a shared primary residence or home address, and have joint property or other insurable interests. Purchases by entities required to pay federal income tax that are combined with purchases by other entities not required to pay federal income tax for purposes of computing amounts invested if investment decisions are made by the same person may have tax consequences, and your tax advisor should be consulted prior to making the decision to combine. If the investment decisions are made by an independent investment adviser, that investment adviser may not have any direct or indirect beneficial interest in any of the entities not required to pay federal income tax whose purchases are sought to be combined. You must mark the “Additional Investment” space on the subscription agreement signature page in order for purchases to be combined. We are not responsible for failing to combine purchases if you fail to mark the “Additional Investment” space.

If the subscription agreements for the purchases to be combined are submitted at the same time, then the additional common stock to be credited to you as a result of such combined purchases will be credited on a pro rata basis. If the subscription agreements for the purchases to be combined are not submitted at the same time, then any additional common stock to be credited as a result of the combined purchases will be credited to the last purchase made, unless we are otherwise directed in writing at the time of the submission. However, the additional common stock to be credited to any entities not required to pay federal income tax whose purchases are combined for purposes of the volume discount will be credited only on a pro rata basis based on the amount of the investment of each entity not required to pay federal income tax and their combined purchases.

Notwithstanding the preceding paragraphs, you may not receive a discount greater than 5% on any purchase of shares if you already own, or may be deemed to already own, any shares. This restriction may limit the amount of the volume discount available to you after your initial purchase and the amount of additional shares that you may be credited as a result of combining purchases.

In the case of subsequent investments or combined investments, a volume discount will be given only on the portion of the subsequent or combined investment that caused the investment to exceed the breakpoint. For example, if you are investing $50,000 with us today, but had previously invested $240,000, these amounts can be combined to reach the $250,000 breakpoint, which will entitle you to a lower sales commission on your $50,000 investment.

Indemnification

We have agreed to indemnify the dealer manager and the soliciting dealers against liabilities, including liabilities under the Securities Act of 1933, if one or more of the following conditions are met:

•                                          there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee and a court of competent jurisdiction has approved indemnification of the litigation costs; or

•                                          the claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee and the court has approved indemnification of the litigation costs; or

•                                          a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and approves indemnification of the settlement and related costs after being advised of the position of the Securities and Exchange Commission and the published opinions of any state securities regulatory authority in which our common stock was offered and sold respecting the availability or propriety of indemnification for securities law violations. The soliciting dealer will be required to indemnify us and our Business Manager against such liabilities.

In the opinion of the Securities and Exchange Commission, indemnification for liabilities arising under the Securities Act of 1933 is against public policy and, therefore, unenforceable. The dealer manager and each of the soliciting dealers may be deemed to be an “underwriter” as that term is defined in the Securities Act of 1933.

HOW TO SUBSCRIBE

Investors who meet the suitability standards described herein may purchase shares of common stock. See “Suitability Standards” and “Plan of Distribution – Determination of Your Suitability as an Investor,” above, for the suitability standards. Investors who want to purchase shares must proceed as follows:

•                                          Read the entire prospectus, any appendices and supplement(s), accompanying the prospectus.

•                                          Complete the execution copy of the applicable subscription agreement. Specimen copies of the subscription agreements, including instructions for completing each agreement, are included in the prospectus as Appendix C-1.

•                                          Deliver a check for the full purchase price of the shares being subscribed for, payable to the entity designated on your subscription agreement, along with the completed subscription agreement to the soliciting dealer. If you are qualified to participate in this offering, for administrative convenience, the proceeds from your subscription will be deposited in a segregated escrow account with an escrow agent, Bank of America, N.A., 120 South LaSalle Street, Chicago, Illinois, and will be held in trust for your benefit, pending release to us. Your investment will not be commingled with any other funds. Subscription proceeds are expected to be released to us as subscriptions are accepted. We will accept or reject subscriptions within ten days after we receive them. The name of your soliciting dealer appears on your subscription agreement.

•                                          By executing the subscription agreement and paying the total purchase price for the shares subscribed for, each investor attests that he or she meets the suitability standards as stated in the subscription agreement and agrees to be bound by all of its terms.

A sale of the shares may not be completed until at least five business days after the subscriber receives the prospectus. Within ten days, and generally within twenty-four hours, of our receipt of each completed subscription agreement, we will accept or reject the subscription. If we accept the subscription, we will mail a confirmation within three days. If for any reason we reject the subscription, we will promptly return the check and the subscription agreement, without interest or deduction, within ten days after we received it.

An approved trustee must process through, and forward to, us subscriptions made through individual retirement accounts, Keogh plans and 401(k) plans. In the case of individual retirement accounts, Keogh plans and 401(k) plan stockholders, we will send the confirmation to the trustee.

You have the option of placing a transfer on death, or TOD, designation on your shares purchased in this offering. A TOD designation transfers ownership of the shares to your designated beneficiary upon your death. This designation may only be made by individuals, not entities, who are the sole or joint owners with right of survivorship of the shares. This option, however, is not available to residents of the State of Louisiana. If you would like to place a transfer on death designation on your shares, you must check the TOD box on the subscription agreement and you must complete and return the transfer on death form included as Appendix D to this prospectus in order to effect the designation.

You may elect to have any registered investment advisory fees deducted from your account with us and paid directly to your registered investment advisor by completing and signing a letter of instruction (in the form attached as Appendix E-1 to this prospectus). The letter of instruction will authorize us to deduct a specified dollar amount or percentage of distributions paid by us as business management and advisory fees payable to your registered investment advisor on a periodic basis. The letter of instruction will be irrevocable and we will continue to pay business management fees payable from your account until such time as you provide us with a notice (in the form attached as Appendix E-2 to this prospectus) of your election to terminate deductions from your account for the purposes of such business management fees.

The election to have registered investment advisory fees deducted from your account with us and paid directly to your registered investment advisor by completing and signing a letter of instruction (in the form attached as Appendix E-1 to this prospectus) is not available for custodial ownership accounts, such as individual retirement accounts, Keogh plans and 401(k) plans.

SALES LITERATURE

In addition to, and apart from, this prospectus, we use certain supplemental sales material in this offering. This material may consist of a brochure describing our Business Manager and its affiliates and our investment objectives. The material also may contain pictures and summary descriptions of properties similar to those we intend to acquire that we or entities organized and sponsored by IREIC have acquired. This material also may include audiovisual materials and taped presentations highlighting and explaining various features of the offering, properties of prior real estate programs and real estate investments in general, and articles and publications concerning real estate. Business reply cards, introductory letters and seminar invitation forms may be sent to FINRA members designated by Inland Securities Corporation and prospective investors. No person has been authorized to prepare for, or furnish to, a prospective investor any sales literature other than that described herein and “tombstone” newspaper advertisements or solicitations of interest that are limited to identifying the offering and the location of sources of further information.

The use of any sales materials is conditioned upon filing with and, if required, clearance by appropriate regulatory agencies. Clearance (if provided), however, does not indicate that the regulatory agency allowing the use of the materials has passed on the merits of the offering or the adequacy or accuracy of the materials.

This offering is made only by means of this prospectus. Except as described herein, we have not authorized the use of other supplemental literature or sales material in connection with this offering.

DISTRIBUTION REINVESTMENT PLAN AND SHARE REPURCHASE PROGRAM

Distribution Reinvestment Plan

Our distribution reinvestment plan provides our stockholders with an opportunity to purchase additional shares of common stock by reinvesting cash distributions. Stockholders who elect to participate in the distribution reinvestment plan authorize us to reinvest distributions on all or a portion of their shares to purchase additional shares of common stock, including fractional shares. A participant is not able to acquire common stock under the program if the purchase will cause him or her to exceed the 9.8% ownership limit or will violate any of the other share ownership restrictions imposed by our articles. Because our articles provide that we may not issue certificates representing shares of our common stock unless expressly authorized by our board of directors, the shares of our common stock purchased through our distribution reinvestment plan typically are issued only in book entry form.

We are able to offer shares through our distribution reinvestment plan at prices below the offering price because of a decrease in costs associated with these issuances. Common stock is purchased under the distribution reinvestment plan on the applicable payment date for the distribution used to purchase the common stock. Distributions on common stock acquired under the distribution reinvestment plan are paid at the same time that distributions are paid on common stock purchased outside the plan.

Registrar and Transfer Company serves as the plan administrator. Registrar and Transfer Company administers the plan, keeps records and, as soon as practicable after each distribution payment date, provides each participant with a summary statement of his or her reinvestment account.

Any stockholder who has received a copy of this prospectus and has shares registered in his or her name is eligible to participate in the distribution reinvestment plan; participation in this offering is not a requirement. Stockholders who own shares not registered in their name (e.g., registered in the name of a bank or trustee holding shares of common stock on their behalf) should consult with the entity holding their shares to determine if it can enroll directly in the plan. If the entity cannot enroll directly, the stockholder should register the required number of shares directly in his or her name to enroll in the plan. We do not expect to distribute a separate prospectus relating solely to the distribution reinvestment plan prior to the termination of the offering; instead, we distribute copies of this prospectus, as supplemented or amended from time-to-time. Following the termination of the offering, we intend to separately register the shares reserved for issuance under the distribution reinvestment plan on a registration statement on Form S-3 or other appropriate form. Prospective enrollees will then receive a copy of the prospectus included in that registration statement, once it is declared effective, prior to enrolling in the distribution reinvestment plan.

Stockholders who are eligible to participate in the plan may join the plan at any time by properly completing an enrollment form and returning it to the plan administrator. By signing the enrollment form, stockholders certify that they have received and read a copy of this prospectus and agree to abide by the terms and conditions of the distribution reinvestment plan. A stockholder may enroll all, or less than all, of the shares registered in his or her name. If the stockholder’s enrollment form is received by the administrator on or prior to a record date for a distribution payment date, reinvestment of distributions will begin with that distribution payment date. If the enrollment form is received after the record date for a distribution payment date, the distribution payment will be made in cash and reinvestment of distributions on the enrolled shares will begin with the next following distribution payment date. Distribution and voting rights as to any purchased shares typically commence on the applicable distribution payment date. Once enrolled in the plan, a stockholder may change his or her reinvestment options at any time by completing a new enrollment form.

Participants in the distribution reinvestment plan are able to use distributions paid by us to purchase shares at a fixed price of $9.50 per share until the earlier of: (1) the increase, if any, of the public offering price per share of common stock in the offering from $10.00 per share; and (2) termination of the offering. Thereafter, participants may acquire our shares at a price equal to 95% of the “market price” of a share of our common stock on the date of purchase until the shares become listed for trading on a national securities exchange (a “liquidity event”). For these purposes, “market price” means the last price at which shares were offered by us in a public offering of our shares and until a liquidity event occurs. If a liquidity event occurs, participants will be able to purchase shares at a price equal to 100% of the average daily open and close price per share, as reported by the national securities exchange on which our shares are listed, on the distribution payment date.

The number of shares purchased for each participant depends upon the aggregate amount of his or her cash distributions and the purchase price per share, as described above. We do not purchase shares of common stock for participants under the plan to the extent that the purchase will cause the participant to own in excess of 9.8% of our issued and outstanding shares of common stock, unless that limitation is waived by our board.

All shares of common stock held under the plan as of a given record date are entitled to the distributions, if any, that we declare and pay. However, shares acquired after the record date for a given distribution, but before the distribution payment date, are not entitled to particular distributions until next succeeding record date.

A participant who wishes to transfer whole shares held in the plan must first transfer those shares out of his or her plan account and register the whole shares in his or her name. Distributions on shares remaining in the plan after a partial transfer will continue to be invested under the plan. However, if any partial transfer would result in less than twenty-five shares remaining in a participant’s plan account, the request to transfer shares will be considered a request to terminate participation in the plan. Further, if a participant wishes to pledge, assign or otherwise encumber his or her shares, he or she must first remove those shares from the plan and register the shares in his or her name.

Participants may terminate their participation in the plan at any time. With the exception of instances where participation is automatically terminated because a participant has less than twenty-five shares remaining in his or her account, as described above, a participant must notify the plan administrator in order to terminate participation in the plan. However, we reserve the right to terminate the enrollment of any participant who has caused undue expenses under the plan. Upon termination, a participant’s fractional shares will be converted to cash at a price, calculated in the same manner as though shares were being purchased for the participant on a distribution payment date. We will send the stockholder a check for any distributions earned subsequent to the effective date of termination.

We may amend or terminate the distribution reinvestment plan at any time without prior notice to participants, but notice will be mailed to participants following the date of the amendment or termination. Neither we nor our affiliates receive a fee for selling shares through the distribution reinvestment plan. We do not warrant or guarantee that participants will acquire shares at the lowest possible price through the plan.

Stockholders who participate in the distribution reinvestment plan recognize dividend income, taxable to the extent of our current or accumulated earnings and profits, in the amount and as though they had received the cash rather than purchased shares through the distribution reinvestment plan. These deemed dividends are treated as actual dividends and retain the character and tax effects applicable to all dividends. In addition, the 5% discount applicable to shares purchased under the distribution reinvestment plan itself are treated as a deemed distribution to the purchaser. Shares received under the distribution reinvestment plan have a holding period, for tax purposes, beginning with the day after purchase, and a tax basis equal to their cost, which is the gross amount of the deemed distribution. See “Federal Income Tax Considerations – Federal Income Taxation of Stockholders” for a full discussion of the tax effects of dividend distributions.

Share Repurchase Program

The share repurchase program is designed to provide eligible stockholders with limited, interim liquidity by enabling them to sell shares back to us. Subject to certain restrictions discussed below, we may repurchase whole shares only, from time to time, at the following prices:

•	$9.25 per share for stockholders who have owned their shares for at least one year;

•	$9.50 per share for stockholders who have owned their shares for at least two years;

•	$9.75 per share for stockholders who have owned their shares for at least three years; and

•	for stockholders who have owned their shares for at least four years, a price determined by our board of directors but in no event less than $10.00 per share.

During the period of any public offering, the repurchase price will be equal to or below the price of the shares offered in the relevant offering.

Shares we purchase under the share repurchase program will be canceled, and will have the status of authorized but unissued shares. The repurchased shares will not be reissued unless they are first registered with the Securities and Exchange Commission under the Securities Act of 1933 and under appropriate state securities laws or otherwise issued in compliance with exemptions from the registration provisions contained in these laws. We will effect all repurchases on the last business day of the calendar month or any other business day that may be established by the board. Following the repurchase, we will send the stockholder the cash proceeds of the repurchase.

Our obligation to repurchase any shares under the program is conditioned upon our having sufficient funds available to complete the repurchase. We will use offering proceeds from our public offerings, as well as proceeds from our distribution reinvestment plan and other operating funds, if any, as the board, in its sole discretion, may reserve for the purpose of funding the share repurchase program. In the event that our funds exceed the amount necessary to repurchase shares, we may carry over the excess amount to the subsequent calendar month to repurchase shares during that month. In the event that our funds are insufficient to repurchase all of the shares for which repurchase requests have been submitted in a particular month, shares will be repurchased on a pro rata basis and the portion of any unfulfilled repurchase request will be held until next month unless withdrawn. Subject to funds being available, we will limit the number of shares repurchased during any consecutive twelve month period to 5% of the number of outstanding shares of common stock at the beginning of that twelve month period.

Any stockholder that has beneficially owned the shares for at least one year may participate in the share repurchase program with respect to his or her whole shares only. However, if a stockholder dies prior to owning the shares for one year, we may waive this one-year holding period for the beneficiaries or heirs, as appropriate. To request repurchase, the stockholder should direct a written request for repurchase to Ms. Roberta S. Matlin, Vice President of Administration, Inland American Real Estate Trust, Inc., 2901 Butterfield Road, Oak Brook, Illinois 60523. The share repurchase request form is available at our transfer agent’s web site, www.rtco.com.  The request must state the name of the person who owns the shares, the date that the subject shares were purchased and the number of shares to be repurchased. Once we receive this request, we will forward an assignment form to the applicable stockholder. The requesting stockholder must properly execute the form and return it to us. All shares requested to be repurchased must be beneficially owned by the stockholder of record making the request and must be fully transferable and not subject to any liens or encumbrances. In certain cases, we may ask the requesting stockholder to provide evidence satisfactory to us that the shares requested for repurchase are not subject to any liens or encumbrances. If we determine that a lien exists against the shares, we will not be obligated to repurchase any shares subject to the lien. The stockholder must notify us in writing if a stockholder wishes to withdraw his or her request to have shares repurchased. We will not repurchase that stockholder’s shares so long as we receive the written request to withdraw prior to the time we send payment to the applicable stockholder.

The share repurchase program may be suspended or terminated if:

•

our shares are listed on any national securities exchange, or are subject to bona fide quotes on any inter-dealer quotation system or electronic communications network, or are subject of bona fide quotes in the pink sheets; or

•	our board of directors determines that it is in our best interest to suspend or terminate the share repurchase program.

We may amend or modify any provision of the program at any time in our board’s discretion. In the event that we amend, suspend or terminate the share repurchase program, however, we will send stockholders notice of the change(s) at least thirty days prior to the change(s), and we will disclose the change(s) in a report filed with the SEC on either Form 8-K, Form 10-Q or Form 10-K, as appropriate.  See “Risk Factors – Risks Related to the Offering” for additional discussion regarding the amendment of our share repurchase program.

We may appoint a repurchase agent to effect all repurchases of shares and to disburse funds to the stockholders in accordance with the share repurchase program. The repurchase agent will perform all recordkeeping and administrative functions involved in the program, and we will bear all costs involved in organizing, administering and maintaining the program.

OPTIONAL INDIVIDUAL RETIREMENT ACCOUNT PROGRAM

To provide our stockholders with an opportunity to hold their investment in a Traditional, ROTH or SEP individual retirement account, we have entered into an agreement with the First Trust Company of Onaga (FTCO), a Kansas chartered trust company, pursuant to which FTCO will act as custodian for new or current accountholders of a Traditional, ROTH or SEP IRA (referred to herein as a FTCO IRA). Each new FTCO IRA account will be able to participate in this program if it satisfies the following criteria:

•	The initial investment by the FTCO IRA in shares of our common stock must be equal to or greater than $10,000.

•

A transferred retirement account to a FTCO IRA must contain an additional investment in shares of our common stock that is equal to or greater than $10,000, exclusive of any investment in our company prior to October 16, 2006.

•	Enrollment forms must be submitted directly to FTCO in order to open the FTCO IRA.

Our agreement with FTCO offers a FTCO IRA accountholder the following benefits:

•	The FTCO IRA account set up fee of $25 will be waived for those accountholders who purchase $10,000 or more of shares of our common stock to be held in that FTCO IRA.

•	The ACH distribution fee of $1 per distribution will be waived.*

•

The $8 fee charged for the first purchase of our company shares will be waived. However, subsequent purchases of our shares by the FTCO IRA will incur an $8 fee which will be charged to the accountholder.*

•	The FTCO IRA closing fee has been reduced to $100. This fee will be charged to the accountholder.*

•

The accountholder will receive an annual statement from FTCO. If an accountholder elects to receive statements on a monthly or quarterly basis, a fee will be charged to the accountholder based on the frequency of statement receipt. The annual fee to receive monthly statements is $25, and the annual fee to receive quarterly statements is $10.*

•	We will pay the annual account fee for a FTCO IRA as long as that FTCO IRA holds shares of our company worth $10,000 or more.*

The new fee schedule went into effect on March 1, 2008.

*Effective January 1, 2008, any FTCO IRA accountholder who made an investment in shares of our common stock and whose investment in shares of our common stock has transferred to or accumulated to at least $10,000, including the value of DRP shares can take advantage of these benefits. (Each account handled separately must qualify with at least a $10,000 value. FTCO IRA accounts cannot be combined to reach the $10,000 value.). FTCO IRA accounts with at least $10,000 can take advantage of these benefits for the period July 1, 2008 through June 30, 2009.

The FTCO IRA program may be suspended or terminated if:

•

our shares are listed on any national securities exchange, or are subject to bona fide quotes on any inter-dealer quotation system or electronic communications network, or are the subject of bona fide quotes in the pink sheets; or

•	our board of directors determines that it is in our best interest to suspend or terminate the FTCO IRA program.

We may amend or modify any provision of the program at any time in our board’s discretion. In the event that we amend, suspend or terminate the FTCO IRA program, however, we will send stockholders notice of the change(s) at least thirty days prior to the change(s), and we will disclose the change(s) in an annual, quarterly or current reports that we will file with the Securities and Exchange Commission.

For additional information and forms regarding the establishment of a FTCO IRA account, please contact the First Trust Company of Onaga by phone at 1-800-521-9897 (customer service) or 785-889-4213 (main phone number), by facsimile at 785-889-7169 or by visiting its web site at http://www.ftconaga.com/.

REPORTS TO STOCKHOLDERS

Our Business Manager keeps, or causes to be kept, full and true books of account on an accrual basis of accounting, in accordance with generally accepted accounting principles. All of these books of account, together with a copy of our articles, are at all times maintained at our principal office, and are open to inspection, examination and duplication at reasonable times by the stockholders or their agents.

We send an annual report to each stockholder within 120 days following the close of each fiscal year. Each annual report contains:

•

audited income statements and balance sheets for the previous three and two years, respectively or, the period of time we have been operating if less, all prepared in accordance with SEC rules and regulations governing the preparation of financial statements;

•	if applicable, the ratio of the costs of raising capital during the period to the capital raised;

•

the aggregate amount of fees paid to IREIC and its affiliates including our Business Manager, Property Managers and IREA, including fees or charges paid to IREIC and its affiliates by third parties doing business with us;

•	our total operating expenses, stated as a percentage of the average assets and as a percentage of net income for the most recently completed fiscal year;

•	a report from the independent directors that the policies we follow are in the best interests of our stockholders in the aggregate and the basis for their determination; and

•

separately stated, full disclosure of all material terms, factors and circumstances surrounding any and all transactions involving us, our directors, IREIC and its affiliates including our Business Manager, Property Managers and IREA, occurring in the most recently completed fiscal year.

In addition, unaudited quarterly reports containing the information required by Form 10-Q are submitted to each stockholder within sixty days after the end of the first three fiscal quarters.

At the same time as any distribution, we file a Form 8-K or other appropriate form or report with the Securities and Exchange Commission or otherwise provide stockholders with a statement disclosing the source of the funds distributed. If the information is not available when the distribution is made, we provide a statement setting forth the reasons why the information is not available. In no event is the information provided to stockholders more than sixty days after we make the distribution.

Within sixty days following the end of any calendar quarter during the period of the offering in which we have closed an acquisition of a material real estate asset, we submit a report to each stockholder containing:

•	a description of the asset;

•	the terms of any material leases affecting the property; and

•

the proposed method of financing, if any, including estimated down payment, leverage ratio, prepaid interest, balloon payment(s), prepayment penalties, “due-on-sale” or encumbrance clauses and possible adverse effects thereof and similar details of the proposed financing plan.

In addition, we send a report to each stockholder and notify prospective investors when our Business Manager believes a material real estate asset will “probably” be acquired.

After completing our last acquisition, our Business Manager will, upon request, send a schedule to the Commissioner of Corporations of the State of California. The schedule, verified under the penalty of perjury, will reflect: each acquisition made; the purchase price paid; the aggregate of all acquisition expenses paid on each transaction; and a computation showing compliance with our articles. We will, upon request, submit to the Commissioner of Corporations of the State of California or to any of the various state securities administrators any report or statement required to be distributed to stockholders pursuant to our articles or any applicable law or regulation.

We submit appropriate tax information to the stockholders within thirty-one days following the end of each fiscal year but we do not provide a specific reconciliation between generally accepted accounting principles and income tax information to the stockholders. However, the reconciling information is available in our office for inspection and review by any interested stockholder. At the same time we send the appropriate tax information to stockholders, we provide each stockholder with an individual report on his or her investment, including the purchase date(s), purchase price and number of shares owned, as well as the dates of distribution and amounts of distributions received during the prior fiscal year. This individual statement includes any purchases of shares under the distribution reinvestment plan. Stockholders requiring reports on a more frequent basis may request these reports. We make every reasonable effort to supply more frequent reports, as requested, but we may, at our sole discretion, require payment of an administrative charge either directly by the stockholder, or through pre-authorized deductions from distributions payable to the stockholder making the request.

PRIVACY POLICY NOTICE

To help you understand how we protect your personal information, we have included our Privacy Policy Notice as Appendix G to this prospectus. This notice describes our current privacy policy and practices. Should you decide to establish or continue a stockholder relationship with us, we will advise you of our policy and practices at least once annually, as required by law.

RELATIONSHIPS AND RELATED TRANSACTIONS

We have entered into agreements to pay IREIC and its affiliates including our Business Manager, Property Managers and IREA certain fees or other compensation for providing services to us. These arrangements were not determined by arm’s length negotiations. In those instances in which there are maximum amounts or ceilings on the compensation which may be received, IREIC and its affiliates including our Business Manager, Property Managers and IREA may not recover any excess amounts for those services by reclassifying them under a different compensation or fee category. Set forth below is a brief summary of the material terms of our agreements with our Business Manager, Property Managers and other affiliates of IREIC. For a more detailed discussion of these agreements, see “Management” above.

Business Management Agreement. We have entered into a business management agreement with Inland American Business Manager & Advisor, Inc. to serve as our Business Manager with responsibility for overseeing and managing our day-to-day operations, including entering into agreements with IREIC and its affiliates to provide the services and licenses needed to operate our business. This agreement has an initial term of one year, renewable for successive one year terms, but will terminate upon the mutual consent of the parties. We may terminate the agreement without cause or penalty upon a vote by a majority of our independent directors on sixty days written notice to our Business Manager. The agreement will also terminate upon a business combination with our Business Manager. We compensate and reimburse the Business Manager in the manner set forth in “Prospectus Summary-Compensation Paid to Affiliates of IREIC.”

Ancillary Agreements. Pursuant to the business management agreement, the Business Manager, or we, in the case of the trademark license agreement, have entered into the following service and license agreements. We have agreed to reimburse the Business Manager, IREIC and its affiliates for the expenses paid or incurred to provide these services, including direct expenses and the costs of the salaries and benefits of the persons employed by these entities that perform services for us.

•	Communications Services Agreement with Inland Communications, Inc., to provide us with marketing, communications and media relations services.

•	Computer Services Agreement with Inland Computer Services, Inc., to provide us with data processing, computer equipment and support services and other information technology services.

•	Mortgage Brokerage Services Agreement with Inland Commercial Mortgage Corporation, to provide us with mortgage brokerage services.

•	Insurance and Risk Management Services Agreement with Inland Risk and Insurance Management Services, Inc., to provide us with insurance and risk management services.

•	Legal Services Agreement with The Inland Real Estate Group, Inc., to provide us with legal services.

•	Office and Facilities Management Services Agreement with Inland Office Services, Inc. and Inland Facilities Management, Inc., to provide us with office and facilities management services.

•	Personnel Services Agreement with Inland Human Resource Services, Inc., to provide us with personnel services.

•	Property Tax Service Agreement with Investors Property Tax Services, Inc., to provide us with property tax services.

•

Software License Agreement with Inland Computer Services, Inc., to provide the Business Manager a right and license to use and copy certain software in connection with the Business Manager ‘s obligations under the business management agreement.

•

Trademark License Agreement with The Inland Real Estate Group, Inc., to provide us a non-exclusive, royalty-free right and license to use the “Inland” name and marks, and the goodwill associated with them, in connection with our business.

Property Management Agreements. We have entered into property management agreements with each of our Property Managers under which each Property Manager, its affiliates or agents will manage each of our real properties that is not managed internally or by an unaffiliated third party. Each property will be managed pursuant to a separate agreement with a term ending on December 31 of the year in which the property was acquired, renewable for successive one-year terms, unless either party notifies the other in writing of its intent to terminate between sixty and ninety days prior to the expiration of the initial or renewal term. We also may terminate these agreements without cause or penalty upon a vote by a majority of our independent directors on sixty days written notice to the Property Manager. We compensate and reimburse the Property Manager in the manner set forth in “Prospectus Summary – Compensation Paid to Affiliates of IREIC.”

Property Acquisition Agreement. We have entered into an agreement with Inland Real Estate Acquisitions, Inc., or IREA, under which IREA will assist us in acquiring properties, REITs, real estate operating companies or other real estate assets. Under the terms of this agreement, IREA has granted us a right of first refusal to acquire all properties, REITs or real estate operating companies that it identifies, acquires or obtains the right to acquire, subject to prior rights granted to certain entities sponsored by IREIC to acquire neighborhood retail facilities, community centers or single-user properties located throughout the United States. This agreement will continue until the date that none of the directors affiliated with The Inland Group and none of the officers or directors of The Inland Group, IREA or our Business Manager or their affiliates are then serving as our officers and directors. We reimburse IREA in the manner set forth in “Prospectus Summary – Compensation Paid to Affiliates of IREIC.”

Investment Advisory Agreement.  We have entered into an investment advisory agreement with Inland Investment Advisors, Inc., referred to herein as “Inland Advisors,” under which Inland Advisors will serve as our investment advisor.  The agreement provides that Inland Advisors has full discretionary authority with respect to the investment and reinvestment of our assets, subject to certain investment guidelines that we may provide from time to time, and which take effect generally fifteen days after notice to Inland Advisors.  The agreement also gives Inland Advisors the power to act as our proxy and attorney-in-fact to vote, tender or direct the voting or tendering of all of the assets of our accounts.  We will pay Inland Advisors a monthly fee for providing investment advisory services in connection with our investments in marketable securities. Both we and Inland Advisors may terminate the agreement upon thirty days’ written notice.  We reimburse Inland Advisors in the manner set forth in “Prospectus Summary – Compensation Paid to Affiliates of IREIC.”

Other Relationships.

As of January 2, 2009, we owned 692,820 shares of the common stock of Inland Real Estate Corporation, another REIT sponsored by IREIC.  On January 2, 2009, the closing price of the stock on the New York Stock Exchange was $12.48 per share.

On August 20, 2008, we deposited $25 million in a money market account at Inland Bank, a subsidiary of Inland Bancorp, Inc., which is an affiliate of The Inland Real Estate Group. Our deposit will earn interest at a rate equal to the federal funds rate, plus 25 basis points. The effective interest rate at the date of the deposit was 2.25%.

LEGAL MATTERS

Shefsky & Froelich Ltd., Chicago, Illinois, has passed upon certain legal matters in connection with this offering including our status as a REIT for federal income tax purposes. Shefsky & Froelich Ltd. has also served as counsel for the dealer manager. Shapiro Sher Guinot & Sandler P.A., Baltimore, Maryland, has passed upon the legality of the common stock offered hereby.

ELECTRONIC DELIVERY OF DOCUMENTS

You may authorize us to provide prospectuses, prospectus supplements, annual reports and other information (“documents”) electronically by so indicating on the subscription agreement, or by sending us instructions in writing in a form acceptable to us to receive such documents electronically. Unless you elect in writing to receive documents electronically, all documents will be provided in paper form by mail. You must have internet access to use electronic delivery. While we impose no additional charge for this service, there may be potential costs associated with electronic delivery, such as on-line charges. Documents will be available on our Internet web site. You may access and print all documents provided through this service. As documents become available, we will notify you of this by sending you an e-mail message that will include instructions on how to retrieve the document. If our e-mail notification is returned to us as “undeliverable,” we will contact you to obtain your updated e-mail address. If we are unable to obtain a valid e-mail address for you, we will resume sending a paper copy by regular U.S. mail to your address of record. You may revoke your consent for electronic delivery at any time and we will resume sending you a paper copy of all required documents. However, in order for us to be properly notified, your revocation must be given to us a reasonable time before electronic delivery has commenced. We will provide you with paper copies at any time upon request. Such request will not constitute revocation of your consent to receive required documents electronically.

WHERE YOU CAN FIND MORE INFORMATION

We have filed registration statements on Form S-11 with the Securities and Exchange Commission in connection with our initial public offering and current follow-on offering. We are required to file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission.

This prospectus is part of the registration statement and does not contain all of the information included in the registration statement and all of its exhibits, certificates and schedules. Whenever a reference is made in this prospectus to any contract or other document of ours, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or document.

You can read our registration statement and our SEC filings over the Internet at www.sec.gov. You also may read and copy any document we file with the SEC at its Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You also may obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at (800) SEC-0330 or e-mail at publicinfo@sec.gov for further information on the operation of the public reference facilities.

APPENDIX A

PRIOR PERFORMANCE TABLES

The following prior performance tables contain information concerning real estate programs sponsored by IREIC.  This information has been summarized in narrative form under “Prior Performance of IREIC Affiliates” in the prospectus.  The tables provide information on the performance of a number of programs.  You can use the information to evaluate the experience of IREIC and its affiliates.  The inclusion of these tables does not imply that we will make investments comparable to those reflected in the tables or that investors in our shares will experience returns comparable to those experienced in the programs referred to in these tables.  If you purchase our shares, you will not acquire any ownership in any of the programs to which these tables relate.  The tables consist of:

Table I	Experience in Raising and Investing Funds
Table II	Compensation to IREIC and Affiliates
Table III	Operating Results of Prior Programs
Table IV	Results of Completed Programs
Table V	Sales or Disposals of Properties
Table VI*	Acquisition of Properties by Programs

* Prospective investors may obtain copies of Table VI by contacting our Business Manager, Inland American Business Manager & Advisor, Inc.

Table VI is included in Part II to Form S-11 Registration Statement, as amended, that we filed with the Securities and Exchange Commission.  Upon written request to us or our Business Manager, any prospective investor may obtain, without charge, a copy of Table VI.  See also “Where You Can Find More Information” for information on examining at offices of, or obtaining copies from, the SEC.

Upon written request, any potential investor may obtain, without charge, the most recent annual report on Form 10-K filed with the SEC by any public program sponsored by any of the affiliated companies described below that has reported to the SEC within the last twenty-four months.  For a reasonable fee, these affiliated companies will provide copies of any exhibits to such annual reports upon request.

Our investment objectives are to: (i) invest in real estate assets that produce attractive current yield and long-term risk-adjusted returns to our stockholders; and (ii) generate sustainable and predictable cash flow from our operations to distribute to our stockholders.  The following programs have investment objectives similar to ours in that we all seek to provide regular distributions to stockholders, provide a hedge against inflation and preserve stockholders’ capital.  Inland Western Retail Real Estate Trust, Inc., or Inland Western, Inland Retail Real Estate Trust, Inc., or IRRETI, and Inland Real Estate Corporation, or IRC, are three REITs formed primarily to invest in multi-tenant shopping centers, and Inland Monthly Income Fund, L.P. and Inland Monthly Income Fund II, L.P. are public real estate limited partnerships formed primarily to acquire, operate and sell existing residential and commercial real properties.  Inland Mortgage Investors Fund, L.P., Inland Mortgage Investors Fund-II, L.P. and Inland Mortgage Investors Fund III, L.P. were public real estate limited partnerships formed primarily to make or acquire loans secured by mortgages on improved, income producing multifamily residential properties.  The real estate exchange private placements offered by Inland Real Estate Exchange Corporation, referred to as the 1031 Exchange Programs, are designed to provide replacement properties for persons wishing to complete an IRS Section 1031 real estate exchange.  Thus, these 1031 Exchange Programs do not have investment objectives similar to ours.  However, these 1031 Exchange Programs have owned real estate assets similar to those that we may seek to acquire, including industrial buildings, shopping centers, office buildings and other retail buildings.

TABLE I

EXPERIENCE IN RAISING AND INVESTING FUNDS

(000’s omitted)

Table I is intended to present information on a dollar and percentage basis showing the experience of programs sponsored by IREIC in raising and investing funds in Inland Western and the 1031 Exchange programs where the offering closed in the three years prior to December 31, 2007.  The information provided for IRRETI represents the three years ended September 30, 2006.  The table is intended to focus on the dollar amount available for investment in properties expressed as a percentage of total dollars raised.

	Inland Western Retail Real Estate Trust, Inc.			Inland Retail Real Estate Trust, Inc. (J)			1031 Exchange Programs
Number of programs:	1 Program		%	1 Program		%	35 Programs	%

Dollar amount offered	$5,000,000	(C)		2,500,000	(A)		390,747
Dollar amount raised	4,470,006	(D)	100.00	2,371,012	(B)	100.00	389,362	99.7
Less offering expenses:
Syndication fees (E)	442,622		9.90	194,194		8.19	29,304	7.5
Other fees (F)	14,306		0.32	21,010		0.89	49,571	12.7
Organizational fees	0		—	0		—	3,236	0.8
Reserves (G)	40,155		0.90	76,590		0.97	6,652	1.7

Available for investment	$3,972,923		89.74	2,079,218		89.95	300,598	77.2

Acquisition costs:
Cash down payments	$3,361,711			1,270,577			300,598
Repayment of indebtedness	342,419			896,304			0
Temporary cash investments	0			0			0
Investment in unconsolidated entities	0			0			0
Investment in securities	311,317			109,336			0
Total acquisition costs	$4,015,477			2,276,217			300,598

Percent leverage	55%			55%			52.5%
Date offerings commenced		(I)			(H)		2004-2007
Length of offering		(I)			(H)		1-10 months
Months to invest 90% of amount available for investment (measured from beginning of offering)		(I)			(H)		1-10 months

TABLE I-(continued)

EXPERIENCE IN RAISING AND INVESTING FUNDS (A)

NOTES TO TABLE I

(A)	This amount does not reflect shares offered for distribution to stockholders participating in IRRETI’s distribution reinvestment program.

(B)

These figures are cumulative and are as of September 30, 2006. The dollar amount raised represents the cash proceeds collected by the program, including shares sold pursuant to its distribution reinvestment program and net of shares repurchased pursuant to its share repurchase program.

(C)	This amount does not reflect shares offered for distribution to stockholders participating in Inland Western’s distribution reinvestment program.

(D)

These figures are cumulative and are as of December 31, 2007. The dollar amount raised represents the cash proceeds collected by the program, including shares sold pursuant to its distribution reinvestment program and net of shares repurchased pursuant to its share repurchase program.

(E)

Syndication fees are paid by the program to an affiliate, Inland Securities Corporation, or unaffiliated third parties commissions for the sale of shares. All of these syndication fees were used to pay commissions and expenses of the offerings.

(F)	Other fees are paid by the program to unaffiliated parties and consist principally of printing, selling and registration costs related to the offering.

(G)	Generally, a working capital reserve is established to fund property upgrades and future cash flow deficits, if any, among other things.

(H)

On February 11, 1999, the program commenced an initial public offering, on a best effort basis, of 50,000,000 shares of common stock at $10.00 per share. On February 1, 2001, the program commenced an offering of an additional 50,000,000 shares at $10.00 per share, on a best efforts basis. On June 7, 2002, the program commenced an offering of an additional 150,000,000 shares at $10.00 per share, on a best efforts basis. As of December 31, 2003 (approximately fifty-eight months from the commencement of the initial public offering), approximately 90% of the proceeds available for investment from the offerings were invested in real properties.

(I)

In September 2003, the program commenced an initial public offering, on a best effort basis, of 250,000,000 shares of common stock at $10.00 per share. In January 2005, the program commenced an offering of an additional 250,000,000 shares at $10.00 per share, on a best efforts basis. As of December 31, 2007, 100% of the proceeds available for investment from the offerings were invested in real properties.

(J)

On February 27, 2007, IRRETI and Developers Diversified Realty Corporation (“DDR”) consummated the transactions contemplated by the Agreement and Plan of Merger, dated October 20, 2006, among DDR, a subsidiary of the DDR and IRRETI. Pursuant to the agreement, DDR acquired IRRETI for a total merger consideration of $14.00 per share plus accrued but unpaid dividends for the month of February in cash, prorated in accordance with the agreement. DDR elected to pay the merger consideration to the IRRETI stockholders through combination of $12.50 in cash and $1.50 in common shares of DDR, which equates to a 0.021569 common share of DDR. The transaction has a total enterprise value of approximately $6.2 billion. No financial reports for IRRETI for the year ended 2006 will be issued.

TABLE II

COMPENSATION TO IREIC AND AFFILIATES (A)
(000’s omitted)

Table II summarizes the amount and type of compensation paid to IREIC and its affiliates during the three years ended December 31, 2007, with the exception of IRRETI, which amounts represent the three years ended September 30, 2006, in connection with the prior programs.  Some partnerships acquired their properties from IREIC or its affiliates, which had purchased the properties from unaffiliated third parties.

	Inland Western Retail Real Estate Trust, Inc.		Inland Retail Real Estate Trust, Inc. (K)		Inland Real Estate Corporation

Date offering commenced	09/15/03		02/11/99		10/14/94
Dollar amount raised	$4,470,006		2,371,012		714,789

Total amounts paid to general partner or affiliates from proceeds of offerings:
Selling commissions and underwriting fees	442,622	(C)	194,194	(C)	49,869	(C)
Other offering expenses (D)	1,909		2,762		2,350
Mortgage brokerage fees	0		0		0
Acquisition cost and expense	4,614		10,502		949

Dollar amount of cash available from operations before deducting payments to general partner or affiliates	999,346		645,898		252,945

Amounts paid to general partner or affiliates related to operations: (H)(I)(L)
Property management fees (F)	80,522		33,624		0
Advisor asset management fee (J)	84,175		34,489		0
Accounting services	0		0		0
Data processing service	0		0		0
Legal services	0		0		0
Professional services	0		180		0
Mortgage servicing fees	1,792		1,135		0
Investment advisor fees	4,279		251		435
Acquisition costs expensed	267		0		0
Other administrative services	14,946		8,489		0

Dollar amount of property sales and refinancings before payments to general partner and affiliates (G):
Cash	0		0		109,244
Notes	0		0		0

Dollar amounts paid or payable to general partner or affiliates from sales and refinancings:
Sales commissions	0		0		0
Participation in cash distributions	0		0		0

TABLE II-(continued)

COMPENSATION TO IREIC AND AFFILIATES (A)
(000’s omitted)

	Inland Monthly Income Fund, L.P.		Inland Monthly Income Fund II, L.P.		1031 Exchange Programs (69 Programs)

Date offering commenced	08/03/87		08/04/88		2003-2007
Dollar amount raised	$30,000		25,324		634,833

Total amounts paid to general partner or affiliates from proceeds of offerings:
Selling commissions and underwriting fees	273	(B)	423	(B)	39,872	(C)
Other offering expenses (D)	116		230		6,187
Acquisition cost and expense	2,550	(E)	1,706	(E)	93,330	(E)

Dollar amount of cash available from operations before deducting payments to general partner or affiliates	2,492		2,855		94,305

Amounts paid to general partner or affiliates related to operations:
Property management fees (F)	16		29		7,123
Advisor asset management fee (J)	0		0		3,912
Accounting services	26		27		0
Data processing service	14		12		0
Legal services	5		4		84
Professional services	0		0		0
Mortgage servicing fees	0		0		744
Acquisition costs expensed	0		0		0
Other administrative services	50		28		0

Dollar amount of property sales and refinancings before payments to general partner and affiliates (G):
Cash	11,446		9,765		21,539
Notes	0		0		0

Dollar amounts paid or payable to general partner or affiliates from sales and refinancings:
Sales commissions	0		0		642
Mortgage brokerage and refinancing fees	0		0		1,079
Participation in cash distributions	0		0		265

TABLE II-(continued)

COMPENSATION TO IREIC AND AFFILIATES (A)

NOTES TO TABLE II

(A)

With the exception of IRRETI, the figures in this Table II relating to proceeds of the offerings are cumulative and are as of December 31, 2007 and the figures relating to cash available from operations are for the three years ending December 31, 2007. The dollar amount raised represents the cash proceeds collected by the partnerships or program. Amounts paid or payable to IREIC or affiliates from proceeds of the offerings represent payments made or to be made to IREIC and affiliates from investor capital contributions. IRRETI’s information is as of September 30, 2006 and for the three years ending September 30, 2006.

(B)	The selling commissions paid to an affiliate are net of amounts which were in turn paid to third party soliciting dealers.

(C)	The selling commissions paid to an affiliate include amounts which were in turn paid to third party soliciting dealers.

(D)

Consists of legal, accounting, printing and other offering expenses, including amounts to be paid to Inland Securities Corporation to be used as incentive compensation to its regional marketing representatives and amounts for reimbursement of the general partner for marketing, salaries and direct expenses of its employees while directly engaged in registering and marketing the Units and other marketing and organization expenses.

(E)	Represents acquisition fees paid to IREIC and its affiliates in connection with the acquisition of properties.

(F)	An affiliate provides property management services for all properties acquired by the partnerships or program. Management fees have not exceeded 4.5% of the gross receipts from the properties managed.

(G)	See Table V and Notes thereto regarding sales and disposals of properties.

(H)

On July 1, 2000, IRC completed the acquisition of Inland Real Estate Advisory Services, Inc., its former business manager, and Inland Commercial Property Management, Inc., its former property manager (the “Merger”). Each of these entities was merged into subsidiaries that are wholly owned by IRC. As a result of the merger, IRC is now “self-administered.” IRC no longer pays advisory or property management fees or other expenses to affiliates but instead has hired an internal staff to perform these tasks.

(I)

On December 29, 2004, IRRETI completed the acquisition of Inland Retail Real Estate Advisory Services, Inc., its business manager and advisor, and Inland Southern Management Corp., Inland Mid-Atlantic Management Corp., and Inland Southeast Property Management Corp., its property managers. Each of these entities was merged into subsidiaries that are wholly owned by IRRETI. As a result of the merger, IRRETI was “self-administered” and no longer pays advisory or property management fees or other expenses to affiliates but instead has hired an internal staff to perform these tasks. Also as a result of the merger, IRRETI issued to our sponsor, IREIC, the sole stockholder of the business manager, and the stockholders of the property managers, an aggregate of 19,700,060 shares of IRRETI’s common stock, valued at $10.00 per share for purposes of the merger agreement, or approximately 7.9% of its common stock.

(J)

With respect to IRRETI only, IREIC or its affiliates deferred a total of approximately $12.3 million in advisor fees during this three year period. IRRETI paid all deferred advisor fees during the year ended December 31, 2004.

TABLE II-(continued)

COMPENSATION TO IREIC AND AFFILIATES (A)

NOTES TO TABLE II

(K)	On February 27, 2007, IRRETI and DDR merged, and as previously discussed, no financial reports for IRRETI for the year ended 2006 will be issued.

(L)

On November 15, 2007, Inland Western completed the acquisition of Inland Western Retail Real Estate Advisory Services, Inc., its business manager and advisor, and Inland Southwest Management Corp., Inland Northwest Management Corp., and Inland Western Management Corp., its property managers. Each of these entities was merged into subsidiaries that are wholly owned by Inland Western. As a result of the merger, Inland Western was “self-administered” and no longer pays advisory or property management fees or other expenses to affiliates but instead has hired an internal staff to perform these tasks. Also as a result of the merger, Inland Western issued to our sponsor, IREIC, the sole stockholder of the business manager, and the stockholders of the property managers, an aggregate of 37,500,060 shares of Inland Western’s common stock, valued at $10.00 per share for purposes of the merger agreement, or approximately 7.7% of its common stock.

TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS

With the exception of IRRETI, Table III presents operating results for programs, the offerings of which closed during each of the five years ended December 31, 2007.  IRRETI’s table reflects information for the five years ended December 31, 2005.  The operating results consist of:

•                  The components of taxable income (loss);

•                  Taxable income or loss from operations and property sales;

•                  Cash available and source, before and after cash distributions to investors; and

•                  Tax and distribution data per $1,000 invested.

Based on the following termination dates of the offerings, only Inland Western, IRRETI and the sixty-one 1031 Exchange Programs are included in Table III.

•                  Inland Monthly Income Fund, L.P. – offering terminated in 1988

•                  Inland Monthly Income Fund II, L.P. – offering terminated in 1990

•                  Inland Mortgage Investors Fund, L.P. – offering terminated in 1987

•                  Inland Mortgage Investors Fund II, L.P. – offering terminated in 1988

•                  Inland Mortgage Investors Fund III, L.P. – offering terminated in 1991

•                  Inland Real Estate Corporation – offering terminated in 1998

•                  Inland Retail Real Estate Trust, Inc. – offering terminated in 2003

•                  Inland Western Retail Real Estate Trust, Inc. – offering terminated in 2005

TABLE III-(continued)

OPERATING RESULTS OF PRIOR PROGRAMS
(000’s omitted, except for amounts presented per $1,000 invested)

Inland Western Retail Real Estate Trust Inc.

	2007	2006	2005	2004	2003

Gross revenues	$745,519	710,103	518,055	130,575	745
Profit on sale of properties	38,618	0	0	0	0
Other income (expenses)	30,636	59,403	27,056	(348)	38

Less:
Operating expenses (G)	240,294	200,106	137,454	32,522	143
Interest expense	219,298	223,098	141,039	35,043	161
Program expenses (I)	41,883	54,475	31,738	4,856	460
Depreciation & amortization	271,629	259,884	189,631	46,105	192

Net income (loss)-GAAP basis	$41,669	31,943	45,249	11,701	(173)

Taxable income (loss) (B):	$0	0	0	0	0

Cash available (deficiency) from operations	321,802	296,165	201,857	63,520	724

Cash available from investing
Payments under master leases (K)	4,790	7,659	6,805	3,025	0

Cash available from financing
Principal amortization of debt	(2,422)	(2,298)	(1,416)	(175)	0
Advances from sponsor	0	0	(3,523)	0	1,203

Total cash available before distributions and special items	317,907	301,526	203,723	66,370	1,927

Less distributions paid to investors:
From operations, financing and investing (excluding sales)	290,551	283,769	211,327	54,542	358
From sales	0	0	0	0	0
	290,551	283,769	211,327	54,542	358

Cash available after distributions before special items (D)	27,356	17,757	(7,604)	11,828	1,569

Special items:	0	0	0	0	0
Cash available after distributions and special items (D)	$27,356	17,757	(7,604)	11,828	1,569

Available cash used to partially fund distributions (D)
Excess cash available from prior years	0	0	7,604	0	0
Cash from financing activities	0	0	0	0	0

Total available cash used to partially fund distributions	$0	0	5,146	0	0
Tax data per $1,000 invested (B):	0	0	0	0	0

	2007	2006	2005	2004	2003

Distribution data per $1,000 invested:

Cash distributions to investors:
Source (on GAAP basis):
Investment income	64	64	64	66	15
Source (on cash basis):
Sales	0	0	0	0	0
Operations (F)	64	64	64	66	15

Percent of properties remaining unsold	100%	100%	100%	100%	100%

TABLE III-(continued)

OPERATING RESULTS OF PRIOR PROGRAMS
(000’s omitted, except for amounts presented per $1,000 invested)

Inland Retail Real Estate Trust Inc. (L)

	2005	2004	2003	2002	2001

Gross revenues	$499,313	465,963	317,706	116,010	37,755
Profit on sale of properties	0	0	0	0	0

Less:
Operating expenses (G)	128,327	129,397	80,301	27,614	10,178
Interest expense	119,478	111,573	65,475	23,508	9,712
Program expenses (H)	8,180	170,585	20,214	7,998	1,219
Depreciation & amortization	144,179	135,085	81,880	29,395	8,653

Net income (loss)-GAAP basis	$99,149	(80,677)	69,836	27,495	7,993

Taxable income (loss) (A):	$0	0	0	0	0

Cash available (deficiency) from operations	246,772	178,493	142,465	53,814	15,751

Cash available from investing
Payments under master leases (J)	4,360	7,337	6,687	1,780	1,676

Cash available from financing
Principal amortization of debt	(2,952)	(4,312)	(1,678)	(344)	(257)

Total cash available before distributions and special items	248,180	181,518	147,474	55,250	17,170

Less distributions to investors:
From operations, financing and investing (excluding sales)	211,301	188,698	152,888	52,156	15,963
From sales	0	0	0	0	0
	211,301	188,698	152,888	52,156	15,963

Cash available after distributions before special items (C)	36,879	(7,180)	(5,414)	3,094	1,207

Special items:	0	0	0	0	0
Cash available after distributions and special items (C)	$36,879	(7,180)	(5,414)	3,094	1,207

Available cash used to partially fund distributions (C)
Excess cash available from prior years	0	0	4,804	0	0
Cash from financing activities	0	7,180	610	0	0

Total available cash used to partially fund distributions	$0	7,180	5,414	0	0

Tax data per $1,000 invested (A):	0	0	0	0	0

Distribution data per $1,000 invested:

	2005	2004	2003	2002	2001

Cash distributions to investors:
Source (on GAAP basis):
Investment income	76	83	83	83	81
Source (on cash basis):
Sales		0	0	0	0
Operations (F)	76	83	83	83	81

Percent of properties remaining unsold	100%	100%

TABLE III-(continued)

OPERATING RESULTS OF PRIOR PROGRAMS
(000’s omitted, except for amounts presented per $1,000 invested)

1031 Exchange Programs

(61 Programs)

	2007	2006	2005	2004

Number of programs	61	48	43	27
Gross revenues	$84,114	54,221	42,866	24,497
Profit on sale of properties	6,493	0	5,554	0

Less:
Operating expenses (G)	16,014	9,652	7,471	4,333
Interest expense	29,160	16,681	13,351	8,031
Program expenses (I)	2,259	2,595	1,521	1,203
Depreciation & amortization (E)	0	0	0	0

Net income (loss)	$43,174	25,293	26,067	10,930

Taxable income (loss) (E):	0	0	0	0

Cash available (deficiency) from operations	35,871	25,293	26,067	10,930
Cash available from sales	7,993	5,670	10,604	0
Cash available from financing	0	0	0	0
Principal payment of debt amortization	(39)	(64)	(70)	(84)

Total cash available before distributions and special items	44,635	30,899	36,601	10,846

Less distributions to investors:
From operations, financing and investing (excluding sales)	35,871	24,782	19,734	10,721
From sales	7,993	5,670	10,604	0
	43,864	30,452	30,338	10,721

Cash available after distributions before special items	770	467	6,263	125

Special items	0	0	0	0
Cash available after distributions and special items	$770	467	6,263	125

Tax data per $1,000 invested (E):	0	0	0	0

Distribution data per $1,000 invested:

Cash distributions to investors:
Source (on GAAP basis):
Investment income		0	0	0
Source (on cash basis):
Sales	1,171.74	310.79	1,156.67	0
Operations	82.37	79.03	77.38	86.88

Percent of properties remaining unsold	98%	100%	100%	100%

TABLE III-(continued)

OPERATING RESULTS OF PRIOR PROGRAMS

NOTES TO TABLE III

(A)

IRRETI qualified as a real estate investment trust (“REIT”) under the Internal Revenue Code for federal income tax purposes. Since it qualified for taxation as a REIT, it generally will not be subject to federal income tax to the extent it distributes its REIT taxable income to its stockholders. If IRRETI fails to qualify as a REIT in any taxable year, it will be subject to federal income tax on its taxable income at regular corporate tax rates. However, even if the program qualifies for taxation as a REIT, it may be subject to certain state and local taxes on its income, property or its net worth and federal income and excise taxes on its undistributed income.

(B)

Inland Western qualified as REITs under the Internal Revenue Code for federal income tax purposes. Since this program qualified for taxation as a REIT, it generally will not be subject to federal income tax to the extent it distributes its REIT taxable income to its stockholders. If Inland Western fails to qualify as a REIT in any taxable year, it will be subject to federal income tax on its taxable income at regular corporate tax rates. However, even if the program qualifies for taxation as a REIT, it may be subject to certain state and local taxes on its income, property or its net worth and federal income and excise taxes on its undistributed income.

(C)

In any year in which distributions to investors exceeded total cash available before distributions and special items, IRRETI partially funded the distributions in that year with excess cash available from prior years or cash provided from financing activities, including proceeds from offerings and proceeds from issuance of debt.

(D)

In any year in which distributions to investors exceeded total cash available before distributions and special items, Inland Western partially funded the distributions in that year with excess cash available from prior years or cash provided from financing activities.

(E)	For the 1031 Exchange Programs, depreciation and amortization and tax data are calculated by each individual investor based on their individual basis.

(F)

Distributions by a REIT to the extent of its current and accumulated earnings and profits for federal income tax purposes are taxable to stockholders as ordinary income. Distributions in excess of these earnings and profits generally are treated as a non-taxable reduction of the stockholder’s basis in the shares to the extent thereof, and thereafter as taxable gain (a return of capital). These distributions in excess of earnings and profits will have the effect of deferring taxation of the amount of the distribution until the sale of the stockholder’s shares.

For the year ended December 31, 2005, IRRETI declared distributions to their stockholders of $0.83 per diluted weighted average number of shares outstanding and distributed $0.76 per share for the eleven-month period February 7, 2005 through December 7, 2005 in accordance with the Internal Revenue Code. Because of the acquisition by DDR, this information does not include information for the year ended December 31, 2006.

Inland Retail Real Estate Trust, Inc.

	2005	2004	2003	2002	2001
% of Distribution Representing:
Ordinary income	76.32	57.83	61.45	62.65	60.49
Return of Capital	23.68	42.17	38.55	37.35	39.51
	100.00	100.00	100.00	100.00	100.00

TABLE III-(continued)

OPERATING RESULTS OF PRIOR PROGRAMS

NOTES TO TABLE III

Inland Western Retail Real Estate Trust, Inc.

	2007	2006	2005	2004	2003
% of Distribution Representing:
Ordinary income	49.00	45.00	54.00	55.00	0.00
Return of Capital	51.00	55.00	46.00	45.00	100.00
	100.00	100.00	100.00	100.00	100.00

(G)

Operating expenses include property operating expenses such as real estate tax expense, insurance expense, property management fees, utilities, repairs, maintenance and any provisions for asset impairment.

(H)

Program expenses include advisor fees and general and administrative costs such as salaries, audit and tax services, D&O insurance, printing and postage. In 2004, IRRETI program expenses also included one-time “terminated contract costs” incurred by Inland Retail as a result of the merger with its advisor and property managers.

(I)	Program expenses include advisor fees and general and administrative costs such as salaries, audit and tax services, D&O insurance, printing and postage.

(J)

From time to time, IRRETI may acquire a property that includes one or more unleased premises. In certain cases, IRRETI may enter into a master lease agreement with the seller of the property with respect to these unleased premises. These master lease agreements provide for payments to be made to IRRETI and are designed to offset lost rent and common area maintenance (or CAM) expenses paid by IRRETI with respect to the unleased premises. Payments are made from an escrow account established at the time of closing and may continue for a period of up to three years following the closing date as certain re-leasing conditions are satisfied. These escrow payments are recorded as a reduction in the purchase price of the property rather than as rental, or operating, income.

(K)

From time to time, Inland Western may acquire a property that includes one or more unleased premises. In certain cases, Inland Western may enter into a master lease agreement with the seller of the property with respect to these unleased premises. These master lease agreements provide for payments to be made to the program and are designed to offset lost rent and common area maintenance (or CAM) expenses paid by the program with respect to the unleased premises. Payments are made from an escrow account established at the time of closing and may continue for a period of up to three years following the closing date as certain re-leasing conditions are satisfied. These escrow payments are recorded as a reduction in the purchase price of the property rather than as rental, or operating, income.

(L)	As previously discussed, on February 27, 2007, IRRETI and DDR merged, and no financial reports for IRRETI for the year ended 2006 will be issued.

TABLE IV

RESULTS OF COMPLETED PROGRAMS

(000’s omitted, except for amounts presented per $1,000 invested)

Table IV is a summary of operating and disposition results of prior programs sponsored by IREIC, which during the five years ended prior to December 31, 2007 have sold their properties and either hold notes with respect to such sales or have liquidated.  Inland Real Estate Exchange Corporation has had one program with investment objectives similar to ours that disposed of all its properties during the five years ended prior to December 31, 2007.

Program Name	Landings of Sarasota		Taunton Broadway		Market Day		Taunton Circuit		Bell Plaza		Monthly Income Fund I	Monthly Income Fund II
Dollar amount raised	$4,000		$1,948		$3,788		$3,750		$890		$30,000	$25,324
Number of properties purchased	One		One		One		One		One		Seven	Five
Date of closing of offering	07/02		08/05		03/06		09/02		11/02		8/88	4/90
Date of first sale of property	07/05		02/07		05/07		07/07		07/07		7/94	1/91
Date of final sale of property	07/05		02/07		05/07		07/07		07/07		4/05	9/05

Tax and distribution data per $1,000 invested:
Federal income tax results:
Ordinary income (loss):
Operations		(A)		(A)		(A)		(A)		(A)	625	680
Recapture		(A)		(A)		(A)		(A)		(A)	0	0
											514	59
Capital gain		(B)		(B)		(B)		(B)		(B)

Deferred gain:
Capital		(B)		(B)		(B)		(B)		(B)	0	0
Ordinary		(B)		(B)		(B)		(B)		(B)	0	0

Cash distributions to investors (cash basis):

Source (on a GAAP basis) (D)
Sales	7,715			(C)	4,550		949		969		862	681
Operations	1,279		244		419		593		722		1,209	1,043

(A)	For the 1031 Exchange Programs, depreciation and amortization and tax data are calculated by each individual investor based on their individual basis.

(B)

For tax purposes, this sale qualified as part of a tax-deferred exchange. As a result, no taxable gain will be recognized until the replacement property is disposed of in a subsequent taxable transaction.

(C)

The Commonwealth of Massachusetts instituted an eminent domain proceeding to acquire the property for expansion of its courthouse. Upon the eminent domain taking by the Commonwealth of Massachusetts, Walgreens, the tenant, stopped making payments to the sole owner. The sole owner has retained legal counsel located in Massachusetts to negotiate and settle the proceeding.

(D)

The Landings of Sarasota, Taunton Broadway, Market Day, Taunton Circuit and Bell Plaza, as 1031 exchange programs, are not required to prepare their financial statements in conformity with GAAP, and accordingly, maintain their books on a cash basis. Therefore, the source of distributions is presented on a cash basis for these five entities.

TABLE V

SALES OR DISPOSALS OF PROPERTIES

Table V presents information on the results of the sale or disposals of properties in programs with investment objectives similar to ours during the three years ended December 31, 2007.  Since January 1, 2002, programs sponsored by IREIC had six sales transactions.  The table provides certain information to evaluate property performance over the holding period such as:

•                  Sales proceeds received by the partnerships in the form of cash down payments at the time of sale after expenses of sale and secured notes received at sale;

•                  Cash invested in properties;

•                  Cash flow (deficiency) generated by the property;

•                  Taxable gain (ordinary and total); and

•                  Terms of notes received at sale.

TABLE V-(continued)

SALES OR DISPOSALS OF PROPERTIES (A)
(000’s omitted)

	Date Acquired	Date of Sale	Cash Received net of Closing Costs(B)		Selling Commissions Paid or Payable to Inland		Mortgage at Time of Sale	Net Selling Price		Original Mortgage Financing	Partnership Capital Invested (C)	Total	Excess (deficiency) of property operating cash receipts over cash expenditures (D)	Total Taxable Gain (loss) from Sale		Ordinary Income from Sale		Capital Gain (loss)

Inland Real Estate Corporation
Sequoia Shopping Center	06/97	04/05	2,715		0		1,505	4,220		0	4,220	4,217	54	0	(E)	0		0
Vacant land (Edinburgh Festival)	10/98	04/05	291		0		0	291		0	291	291	0	33		0		33
Ace Hardware (Crystal Point)	07/04	06/05	840		0		0	840		0	840	840	0	153		0		153
Walgreens Woodstock	06/98	09/05	1,277		0		0	1,277		0	1,277	1,277	104	263		0		263
Mundelein Plaza (partial)	03/96	10/05	3,181		0		1,805	4,986		0	4,986	4,986	0	302		0		302
Calumet Square	06/97	11/05	1,878		0		1,033	2,911		0	2,911	2,911	120	0	(E)	0		0
Crestwood Plaza	12/96	02/06	1,201		0		904	2,105		0	2,105	2,105	(188)	(195)		0		(195)
Montgomery Sears	06/96	04/06	2,651		0		1,645	4,296		0	4,296	4,296	(10)	6		0		6
Bakers Shoes	09/98	06/06	3,240		0		0	3,240		0	3,240	3,240	2,365	0	(E)	0		0
Regency Point	04/96	09/06	8,016		0		0	8,016		0	8,016	8,016	4,421	0	(E)	0		0

Monthly Income Fund I
Walmart-Duncan	08/88	03/05	2,936		0		0	2,936		0	3,039	3,039	3,746	955		0		955
Douglas Living Center	01/88	04/05	2,475		0		0	2,475		0	3,574	3,574	6,513	811		0		811
Hillside Living Center	01/88	04/05	2,478		0		0	2,478		0	3,170	3,170	6,016	742		0		742

Monthly Income Fund II
Kmart	12/89	05/05	2,800		0		0	2,800		0	5,072	5,072	4,496	(863)		0		(863)
Colonial Manor Living Center	06/89	08/05	4,270		0		0	4,270		0	7,521	7,521	13,006	(89)		0		(89)
Scandinavian Health Club	10/88	09/05	2,695		0		0	2,695		0	3,017	3,017	6,170	(437)		0		437

Inland Real Estate Exchange Corporation
Landing of Sarasota	07/02	07/05	15,461		557		7,729	7,175		8,000	4,000	12,000	1,279		(F)		(F)		(F)
Taunton Broadway	08/05	02/07		(G)		(G)	1,737		(G)	1,737	1,948	3,685	228		(F)		(F)		(F)
Market Day	03/06	05/07	8,348		85		3,713	4,550		3,713	3,788	7,500	448		(F)		(F)		(F)
Taunton Circuit	09/02	07/07	7,764		265		2,800	4,699		2,800	3,750	6,550	1,112		(F)		(F)		(F)
Bell Plaza	11/02	07/07	4,109		0		3,140	969		3,140	890	4,030	539		(F)		(F)		(F)

TABLE V-(continued)

SALES OR DISPOSALS OF PROPERTIES (A)
(000’s omitted)

	Date Acquired	Date of Sale	Cash Received net of Closing Costs(B)	Selling Commissions Paid or Payable to Inland	Mortgage at Time of Sale	Net Selling Price	Original Mortgage Financing	Partnership Capital Invested (C)	Total	Excess (deficiency) of property operating cash receipts over cash expenditures (D)	Total Taxable Gain (loss) from Sale		Ordinary Income from Sale		Capital Gain (loss)
Inland Western Retail Real Estate Trust, Inc.
Sold
American Express Markham, Ontario, Canada	01/05	11/07	(4,958)	0	25,380	20,422	25,380	(4,958)	20,422	1,229		(E)		(E)		(E)
Contributed to Joint Venture
Huebner Oaks Center	01/04	04/07	29,569	0	48,000	77,569	0	80,486	80,486	530		(H)		(H)		(H)
John’s Creek Village	06/04	04/07	22,365	0	23,300	45,665	0	42,866	42,866	356		(H)		(H)		(H)
Lincoln Park	09/04	04/07	21,093	0	26,153	47,246	0	47,287	47,287	458		(H)		(H)		(H)
Oswego Commons	11/04	04/07	17,367	0	19,262	36,629	19,262	15,816	35,078	495		(H)		(H)		(H)
The Commons at Royal Palm	05/05	04/07	11,218	0	14,144	25,362	14,472	10,254	24,726	232		(H)		(H)		(H)
Gardiner Manor Mall	07/05	04/07	29,005	0	36,300	65,305	38,484	26,743	65,227	225		(H)		(H)		(H)
Southlake Corners	10/06	04/07	16,661	0	20,625	37,286	0	37,546	37,546	191		(H)		(H)		(H)

TABLE V-(continued)

SALES OR DISPOSALS OF PROPERTIES

NOTES TO TABLE V

(A)

The table includes all sales of properties by the programs with investment objectives similar to ours during the three years ended December 31, 2007. All sales have been made to parties unaffiliated with the partnerships. None of the sales involved secured notes received at sale or adjustments resulting from the application of U.S. GAAP.

(B)	Consists of cash payments received from the buyers and the assumption of certain liabilities by the buyers at the date of sale, less expenses of sale.

(C)	Amounts represent the dollar amount raised from the offerings, less sales commissions and other offering expenses plus additional costs incurred on the development of the land parcels.

(D)	Represents “Cash Available (Deficiency) from Operations (including subsidies)” as adjusted for applicable “Fixed Asset Additions” through the year of sale.

(E)

For tax purposes, this sale qualified as part of a tax-deferred exchange. As a result, no taxable gain will be recognized until the replacement property is disposed of in a subsequent taxable transaction.

(F)	For the 1031 Exchange Programs, depreciation and amortization and tax data are calculated by each individual investor based on their individual basis.

(G)

The Commonwealth of Massachusetts instituted an eminent domain proceeding to acquire the property for expansion of its courthouse. Upon the eminent domain taking by the Commonwealth of Massachusetts, Walgreens, the tenant, stopped making payments to the sole owner. The sole owner has retained legal counsel located in Massachusetts to negotiate and settle the proceeding.

(H)	Properties were contributed to a joint venture. There was no taxable gain or loss recognized as a result of the transaction.

APPENDIX B

INLAND AMERICAN REAL ESTATE TRUST, INC.
DISTRIBUTION REINVESTMENT PLAN

Inland American Real Estate Trust, Inc. (“Inland American” or the “Company”), as a service to its stockholders, hereby offers participation in its Distribution Reinvestment Plan (the “Plan”). The Plan is designed to provide participants with a simple, convenient and economical way to purchase shares of the Company’s common stock. Stockholders who choose not to participate in the Plan will receive cash distributions, as declared and paid by the Company.

To aid in your understanding of the question-and-answer statements set forth below, you may find the following basic definitions useful:

“Shares registered in your name” means shares of the Company’s common stock for which you are the owner of record. If you own shares of the Company’s common stock but are not the owner of record for those shares, it is likely that the shares you own are registered in the name of another (e.g., in the name of a bank or trustee holding shares of common stock on your behalf) and are held for you by the registered owner in an account in your name.

“Shares enrolled in the Plan” means shares registered in your name that you have chosen to enroll in the Plan. Distributions on all shares enrolled in the Plan are automatically reinvested in additional shares of the Company’s common stock. You do not have to enroll all of your shares of common stock in the Plan.

“Shares held in the Plan” or “Plan Shares” are shares of the Company’s common stock purchased by your reinvested distributions. Shares held in the Plan are registered in the name of the Administrator, or its nominee, but are credited to your individual Plan Account maintained by the Administrator. Distributions on all shares held in the Plan are automatically reinvested in additional shares of the Company’s common stock.

The following question-and-answer statements define the Company’s Distribution Reinvestment Plan, effective as of August 31, 2005.

Purpose

1.             What is the purpose of the Plan?

The purpose of the Plan is to provide eligible stockholders (see Question 5) with a simple, convenient and economical way to invest cash distributions in additional shares of the Company’s common stock. The Plan is intended to be used by you as a vehicle for long-term investment in the Company’s common stock and for building your holdings in the Company’s common stock.

Maximum Ownership of Shares. To maintain our qualification as a REIT, no more than 50% of our outstanding shares of common stock may be owned directly or indirectly by five or fewer individuals at any time during July through December of each year. To ensure that we meet this test, our articles of incorporation provide that no person may own more than 9.8% of our issued and outstanding common stock. Therefore, to the extent that any purchase of shares of common stock under the Plan would cause you to own in excess of 9.8% of our issued and outstanding common stock, you may not reinvest your distributions to purchase additional shares of common stock.

Investment Options

2.             What investment options are available to participants in the Plan?

The Plan provides two options for purchasing additional shares of common stock. Cash distributions on all shares held in the Plan for you are automatically reinvested to purchase additional shares of common stock regardless of which investment option is selected:

Full Distribution Reinvestment Option. You may have cash distributions on all of your shares of common stock automatically reinvested; or

Partial Distribution Reinvestment Option. You may reinvest distributions on a portion of the shares of common stock you own and continue to receive cash distributions on the other shares registered in your name. You can take advantage of this option by enrolling in the Plan only those shares for which you wish to reinvest distributions.

Benefits and Disadvantages

3.             What are the benefits and disadvantages of the Plan?

Benefits. Before deciding whether to participate, you should consider the following benefits of the Plan:

•                                          You may purchase additional shares of the Company’s common stock by automatically reinvesting cash distributions on all, or less than all, of the shares registered in your name. You will continue to receive cash distributions for those shares of common stock that you choose not to enroll in the Plan.

•              No commissions, brokerage fees or service charges will be paid by you in connection with purchases under the Plan.

•                                          Your funds will be fully invested because the Plan permits fractions of shares of common stock to be credited to your account. Distributions on such fractions, as well as on whole shares, will be reinvested in additional shares of common stock and credited to your account.

•                                          You may direct the Administrator to transfer, at any time and at no cost to you, all or a portion of your shares held in the Plan to a new or existing Plan Account for another person.

•                                          Regular statements from the Administrator reflecting all current activity in your account, including purchases, sales and latest balance, will simplify your recordkeeping.

Disadvantages. Before deciding whether to participate, you should consider the following disadvantages of the Plan:

•                                          You will be treated for federal income tax purposes as receiving a distribution equal to the fair market value of the shares of common stock credited to your Plan Account as a result of the reinvestment of cash distributions. This distribution will be taxable to the extent of our earnings and profits. Accordingly, you may have a tax liability without a corresponding distribution of cash with which to pay the liability when it comes due.

•                                          You may not know the actual number of shares of common stock credited to your Plan Account until after the applicable Distribution Payment Date, as defined in Question 15.

•                                          Transfers or withdrawal of common stock held in your Plan Account may take up to five business days to process.

•                                          You may incur brokerage commissions, fees and income taxes, as described in Question 23.

•                                          You may not pledge shares of common stock deposited in your Plan Account unless you withdraw the shares from the Plan.

•                                          We may amend, suspend, modify or terminate the Plan at any time, without prior notice to, or the prior consent of, participants in the Plan.

Administration

4.             Who administers the Plan for participants?

Registrar and Transfer Company (the “Administrator”) administers the Plan, keeps records, sends statements of account to each participant, and performs other duties related to the Plan. Shares purchased under the Plan will be registered in the name of the Administrator, or its nominee, and the Administrator will maintain an individual account for you to record your interests in the Plan.

The Company, in conjunction with the Administrator, may adopt rules and regulations to facilitate the administration of the Plan. The Company reserves the right to interpret the provisions of the Plan, and any rules and regulations adopted in accordance therewith, in its sole discretion. The determination of any matter with respect to the Plan made by the Company in good faith shall be final and conclusive and binding on the Administrator and all participants in the Plan. The Administrator currently acts as distribution disbursing and transfer agent and registrar for the Company’s common stock and may have other business relationships with the Company from time to time.

The Administrator may be reached as shown below:

INFORMATION ABOUT THE PLAN
For answers to questions regarding the Plan and to request Plan forms, please contact:

Registrar and Transfer Company Investor Relations Department
(800) 368-5948
email: info@rtco.com
website: http://www.rtco.com

From outside the continental United States, call (908) 497-2300

Send enrollment forms or termination requests to:

Registrar and Transfer Company Distribution Reinvestment Department
P.O. Box 664 Cranford, New Jersey 07016

Please include your account number or Social Security number on all correspondence. Also, please include a telephone number where you can be reached during business hours.

Eligibility and Enrollment

5.             Who is eligible to participate?

If you are a stockholder in the Company and have shares registered in your name, you are eligible to participate in the Plan. If your shares of common stock are registered in a name other than your own (e.g., in the name of a bank or trustee holding shares of common stock on your behalf) and you want to participate in the Plan, you should consult directly with the entity holding your shares to determine if they can enroll in the Plan. If not, you should become the owner of record by having your shares of common stock registered directly in your own name. You will not be eligible to participate in the Plan, however, if you reside in a jurisdiction in which it is unlawful or unduly burdensome for the Company or the Administrator to let you participate.

The Company reserves the right to reject the enrollment of any participant who has abused the Plan through excessive sales, terminations and enrollments, or otherwise (see Questions 1 and 29).

6.             When may an eligible person join the Plan?

If you are eligible to participate as described in Question 5 and have been furnished a copy of the Company’s Prospectus, you may join the Plan at any time. Your enrollment will become effective as described below in Question 11.

7.             How does an eligible person join the Plan?

You may join the Plan by signing an Enrollment Form and returning it to the Administrator. In the event you wish to enroll shares of common stock that are registered in more than one name (i.e., joint tenants, trustees, etc.), all registered stockholders must sign the Enrollment Form. You may obtain an Enrollment Form at any time by calling the telephone number for the Administrator set forth in Question 4.

8.             Is partial participation possible under the Plan?

Yes.  You may elect to enroll in the Plan all, or less than all, of the shares registered in your name. However, distributions on all Plan Shares will be reinvested so long as those shares of common stock are held in the Plan.

9.             For what reinvestment options does the Enrollment Form provide?

The Enrollment Form authorizes the Administrator to invest in accordance with the Plan all cash distributions paid on your shares then or subsequently enrolled in the Plan. Cash distributions paid on your shares of common stock held by the Administrator in your Plan Account will be reinvested in accordance with the Plan. The Enrollment Form also provides for the partial enrollment in the Plan of your shares of common stock. If you do not wish all of the shares of common stock held in your name to be enrolled in the Plan, you may designate the number of shares of common stock you do wish enrolled.

10.          How may a participant change options under the Plan?

As a participant, you may change your reinvestment options at any time by requesting a new Enrollment Form and returning it to the Administrator at the address set forth in Question 4. Any change in reinvestment option must be received by the Administrator not later than the Record Date for the next Distribution Payment Date in order to make a change with respect to that distribution payment (see also Questions 11, 13 and 15).

11.          When does enrollment in the Plan become effective?

Your signed Enrollment Form will be processed as quickly as practicable after its receipt by the Administrator. Reinvestment of cash distributions on your shares enrolled in the Plan will take place as follows:

•              If your signed Enrollment Form is received by the Administrator on or prior to the Record Date for a Distribution Payment Date, reinvestment of distributions on your enrolled shares of common stock will begin with that Distribution Payment Date.

•              If your signed Enrollment Form is received by the Administrator after the Record Date for a Distribution Payment Date, that distribution payment will be made in cash and reinvestment of distributions on your enrolled shares of common stock will begin with the next following Distribution Payment Date.

For a discussion of Record Dates and Distribution Payment Dates, see Questions 13 and 15.

Costs

12.          Are there any costs to participants in the Plan?

All costs to administer the Plan are paid by the Company, except that you may incur brokerage commissions, fees and income taxes as a result of your participation in the Plan (see Question 23).

Purchases

13.          When are the Record Dates and Distribution Payment Dates for the Company’s distributions?

You should not assume that the Company will pay distributions or pay them in any particular amount or on any particular date. For a given distribution, the Company will announce the Distribution Payment Date and corresponding Record Date at least ten days prior to the Record Date in question.

The Company currently has no plans to declare any special or extraordinary distributions. However, should any such special distribution be declared, the Record Dates and Distribution Payment Dates for it will be announced by the Company, and the amount due on shares enrolled in the Plan will be paid to your account under the Plan and invested in accordance with the Plan, subject to your right to withdraw at any time.

14.          What is the source of shares purchased under the Plan?

The sole source of shares purchased under the Plan is newly issued shares of common stock purchased directly from the Company.

15.          When will shares be purchased under the Plan?

Cash distributions reinvested under the Plan will be applied to the purchase of shares of common stock on the dates that cash distributions are paid on the Company’s common stock (each, a “Distribution Payment Date”). Your Plan Account generally will be credited with purchased shares on the Distribution Payment Date, and your distribution and voting rights as to purchased shares of common stock generally will commence on that date.

16.          What will be the price of the shares purchased under the Plan?

The price per share for shares of common stock purchased for you under the Plan on any Distribution Payment Date will be equal to $9.50 per share until the earlier of:

•                                          the increase of the public offering price per share of common stock in the initial public offering of the Company’s common stock from $10.00 per share, if there is an increase; and

•                                          termination of the initial public offering of the Company’s common stock.

After the termination of the initial public offering of the Company’s common stock, the price per share for shares of common stock purchased for you under the Plan on any Distribution Payment Date will be equal to 95% of the “market price” of a share of the Company’s common stock until the shares become listed for trading on a national securities exchange (a “liquidity event”). For these purposes, “market price” means the last price at which shares were offered by the Company in a public offering of its shares and until a liquidity event occurs. If a liquidity event occurs, the price per share for shares of common stock purchased for you under the Plan will be equal to 100% of the average daily open and close sales price per share, as reported by the national securities exchange or inter-dealer quotation system, whichever is applicable, on any Dividend Payment Date.

17.          How many shares will be purchased for participants?

The number of shares of common stock purchased for you depends on the aggregate amount of your cash distributions and the purchase price per share, determined in accordance with Question 16. Your account will be credited with that number of shares of common stock, including fractions computed to four decimal places, equal to the aggregate amount of your cash distributions on any particular Distribution Payment Date, less taxes on distributions (if applicable, see Question 23), divided by the applicable purchase price per share. The Administrator and the Company will not accept orders to purchase a specific number of shares or to purchase on days other than the applicable Distribution Payment Date. We will not purchase shares of common stock for you under the Plan to the extent that the purchase would cause you to own in excess of 9.8% of our issued and outstanding shares of common stock, unless that limitation is waived by our board of directors.

18.          Will shares purchased through the Plan earn distributions?

Yes. All Plan Shares held for your account under the Plan, including fractional shares, will be entitled to any distributions when and as declared by the Company. All cash distributions payable on all shares credited to your account under the Plan will be automatically reinvested in additional shares at a price as described in Question 16.

Only shares of common stock held as of the Record Date for a given distribution are entitled to that distribution. Thus, shares of common stock acquired after the Record Date for a given distribution, but before the Distribution Payment Date for that distribution, will not be entitled to that particular distribution, but will be entitled to any subsequent distribution for which they are shares of record on the Record Date (see also Question 13).

Sales and Transfers of Shares Held in the Plan

19.          May a participant sell shares held in a Plan Account?

Yes. You may request to have any whole number of shares held in your Plan Account transferred out of your Plan Account and registered in your name. Once the shares are registered in your name and no longer part of the Plan, you can either sell them to a third party through efforts of your own or you can sell them back to the Company by participating in the Company’s Share Repurchase Program. There is no guarantee, however, that you will be able to sell your shares to the Company through the Share Repurchase Program.

If shares are transferred out of your Plan Account on or after an “ex-distribution date” but before the related Distribution Payment Date, the transfer will be processed as described above and you will be entitled to receive the distribution on those shares. This distribution will be reinvested in the Plan unless the transfer is part of a termination (see Question 28). An “ex-distribution date” is generally two business days before the Record Date for the distribution.

Distributions on shares of common stock remaining in your Plan Account after a partial transfer will continue to be reinvested under the Plan. However, a request to transfer shares, the execution of which would result in less than 25 shares remaining in your Plan Account, will be considered by the

Administrator to be a request to terminate participation in the Plan. Following such a request, your Plan Account will be closed (see Question 29).

20.          May a participant assign, transfer or pledge to another person all or part of his or her shares held in the Plan?

You may change the ownership of all or part of your shares held in the Plan through gift, private sale or otherwise. If you wish to transfer ownership, you should contact the Administrator by telephone as set forth in Question 4. The Administrator will provide you with instructions on how to complete the transfer. This transfer generally will be completed at no cost to you.

You may not pledge (e.g., use as security for a loan), assign or otherwise encumber shares held in the Plan. If you wish to pledge, assign or encumber Plan Shares, you must request that your Plan Shares be removed from the Plan and registered in your name (see Question 27).

21.          If Plan Shares are transferred to another person, how will the Company document the transfer on its books?

The Administrator will remain the registered owner for the shares but the shares will be credited to the transferee’s Plan Account. If the transferee is not already a Plan participant, the transfer will be accomplished as soon as the Administrator receives a signed Enrollment Form (the transferee will be considered a registered stockholder for purposes of enrollment whether or not he or she owned shares of the Company’s common stock prior to the transfer). Distributions on all shares transferred to and held in the transferee’s Plan Account will be reinvested under the terms of the Plan.

22.          How will a transferee be advised of his or her stock ownership?

The transferee will begin to receive Statements of Account just like other Plan participants.

Taxes

23.          What are the income tax consequences of participation in the Plan?

The Company believes the following to be an accurate summary of the federal income tax consequences for Plan participants as of the effective date of this Plan. You are urged to consult with your own tax advisor to determine the particular tax consequences that may result from your participation in the Plan and the subsequent disposition by you of shares of common stock purchased pursuant to the Plan.

(1)           Cash distributions reinvested under the Plan are, in effect, treated for federal income tax purposes as having been received in cash on the Distribution Payment Date even though they are used to purchase additional shares of common stock.

(2)           The tax basis per share of shares of common stock purchased under the Plan is the average purchase price per share of the common stock as described in Question 16.

(3)           The holding period for shares of common stock acquired with reinvested distributions will begin on the day following the Distribution Payment Date on which the shares were credited to your Plan Account (see Question 15).

(4)           You may realize a gain or loss if you withdraw from the Plan and receive a cash payment for a fraction of a share credited to your Plan Account. The amount of the gain or loss will be the difference between the amount you receive for the fraction of a share and the tax basis attributable to the fraction of a share, as defined in subsection (2) above.

24.          How are income tax withholding provisions applied to participants in the Plan?

If you fail to furnish a valid taxpayer identification number to the Administrator and to certify that you are not subject to backup withholding, then the Administrator is required by law to withhold taxes from the amount of distributions and the proceeds from any sale of your shares. The withheld amount will be deducted from the amount of distributions and the remaining amount of distributions reinvested. In the case of a sale, the withheld amount will be deducted from the sale proceeds and the remaining amount will be sent to you.

If you are a non-U.S. stockholder whose distributions are subject to United States income tax withholding, the amount of tax to be withheld will be deducted from the amount of distributions and the remaining amount of distributions will be reinvested.

Reports to Participants

25.          What kinds of reports will be sent to participants in the Plan?

As soon as practicable after each Distribution Payment Date, a summary statement of your account will be mailed to you by the Administrator. These statements are your continuing record of current activity including the cost of your purchases and proceeds from your sales in the Plan. They also will include the tax consequences of reinvestment, and should be retained for tax purposes. In addition, you will be sent copies of other communications sent to holders of the Company’s common stock, including the Company’s annual report, the notice of annual meeting, proxy statement, and the information you will need for reporting your distribution income for federal income tax purposes. If, after receiving and reviewing this information, you no longer wish to participate in the Plan, you may withdraw from the Plan in accordance with the terms set forth in Questions 27 and 28 below.

All notices, statements and reports from the Administrator and Company to you will be addressed to your latest address of record with the Administrator. Therefore, you must promptly notify the Administrator of any change of address. To be effective with respect to mailings of distribution checks, address changes must be received by the Administrator prior to the Record Date for the next Distribution Payment Date.

Certificates for Shares

26.          Will certificates be issued for shares purchased?

No. Shares of our common stock purchased through the Plan will be issued in book entry form only. This means that we will not issue actual share certificates to you or any holders of our common stock. The use of book entry only registration protects you against loss, theft or destruction of stock certificates and reduces costs. Shares of common stock purchased through the Plan will be credited to your Plan Account under your name, but they will not be registered in your name. The number of shares of common stock credited to your Plan Account will be shown on your statement of your account.

Termination of Participation

27.          How does a participant terminate participation in the Plan?

To terminate your participation in the Plan, you must notify the Administrator that you wish to do so. Notice of termination should be sent to the address set forth in Question 4. To expedite your transaction request, please use the tear-off stub and business reply envelope enclosed with your summary statement. Upon termination, you will receive a check for the net proceeds from the sale of all fractional shares of common stock held in your Plan Account.

On the termination date, the Administrator will convert to cash any fractional shares held in your Plan Account at the same price that the shares could be purchased through the Plan, calculated in accordance with Question 16 above, on the termination date.

28.          When may a participant terminate participation in the Plan?

You may request termination of your participation in the Plan at any time. However, you should allow for several weeks from the time you request termination until you receive a check for the net proceeds of any fractional shares converted to cash, as described in Question 27. Any distributions earned subsequent to the effective date of your termination will be paid to you by check unless you re-enroll in the Plan.

29.          May an individual’s participation be terminated by the Company or the Administrator?

The Company reserves the right to terminate the participation of any participant who, in the Company’s sole discretion, is abusing the Plan or causing undue expense. Also, as described in Question 19, a request to transfer shares, the transfer of which would result in less than 25 shares remaining in your Plan Account, will be considered by the Administrator to be a request to terminate participation in the Plan. The Company also reserves the right to terminate the Plan with respect to participants in one or more jurisdictions (see Question 36).

Sales of Shares Registered in your Name

30.          What happens when a participant sells or transfers all of the shares registered in the participant’s name?

If you sell or transfer all the shares registered in your name, the Administrator will continue to reinvest any distributions received after your disposition of the shares (for example, if the shares of common stock are disposed after the Record Date and before the Distribution Payment Date), subject to your right to withdraw from the Plan at any time. Also, the Administrator will continue to reinvest distributions on Plan Shares held in your Plan Account.

31.          What happens when a participant sells or transfers some but not all of the shares registered in the participant’s name?

If you have elected the “Full Distribution Reinvestment” option described in Question 2, and you transfer or sell a portion of the shares registered in your name, then the Administrator will continue to reinvest the distributions on all remaining shares registered in your name.

If you have elected the “Partial Distribution Reinvestment” option described at Question 2 by enrolling in the Plan only a portion of the shares you own, and you transfer or sell a portion of the shares registered in your name, then the Administrator will continue to reinvest the distributions on the remaining shares registered in your name up to the number of shares originally enrolled in the Plan. For example, if you requested the Company to enroll in the Plan 50 shares of the 100 shares registered in your name, and then you transferred or sold 25 shares, the Company would continue to reinvest the distributions on 50 shares. If instead, you transferred or sold 75 shares, the Company would continue to reinvest the distributions on all of the remaining 25 shares. If you later acquire additional shares registered in your name, those shares will automatically be enrolled in the Plan (and their distributions reinvested) so long as your total enrollment is less than your original enrollment request of 50.

In all cases, after a sale or transfer of shares registered in your name, the Administrator will continue to reinvest distributions on Plan Shares held in your Plan Account.

Other Information

32.          If the Company has a rights offering, how will the rights on the Plan Shares be handled?

You will participate in any rights offering, based upon your total holdings of whole shares, including whole shares enrolled in the Plan and whole shares credited to your Plan Account.

33.          What happens if the Company issues a distribution payable in stock or declares a stock split?

Any distribution payable in stock or split shares distributed by the Company on shares enrolled in the Plan and on shares of common stock held in your Plan Account will be credited to your account.

34.          How will a participant’s shares held by the Administrator be voted at stockholders’ meetings?

Shares of common stock held by the Administrator for you will be voted as you direct. A proxy card will be sent to you in connection with any annual or special meeting of stockholders, as in the case of stockholders not participating in the Plan. This proxy will apply to all whole shares registered in your own name including those enrolled in the Plan, if any, as well as to all whole shares credited to your account under the Plan and, if properly signed, will be voted in accordance with the instructions that you give on the proxy card. If the proxy card is not returned, or if it is returned unsigned by you, none of your shares will be voted.

As in the case of non-participating stockholders, if no instructions are indicated on a properly signed and returned proxy card, all of your whole shares – those shares registered in your name (including those enrolled in the Plan), and those credited to your account under the Plan – will be voted in accordance with the recommendation of the Company’s management.

35.          What are the responsibilities of the Administrator and the Company under the Plan?

Subject to the limitations contained in the Company’s articles of incorporation, the Administrator and the Company will not be liable under the Plan for any act done in good faith or for any good faith omission to act, including, without limitation, any claim of liability arising with respect to the prices or times at which shares are purchased for you or from failure to terminate your Plan Account upon your death or any change in the market value of the Company’s common stock.

You should not assume that the Company will pay distributions or pay them in any particular amount or on any particular date.

You should recognize that neither the Administrator nor the Company can assure you of a profit or protect you against a loss on the shares of common stock purchased by you under the Plan.

36.          May the Plan be changed or discontinued?

Notwithstanding any other provisions of the Plan, the Company reserves the right to amend, modify, suspend or terminate the Plan at any time, in whole or in part, or in respect to participants in one or more jurisdictions, without prior notice to, or the prior consent of, participants in the Plan. Notice of any material amendment or modification, or of any suspension or termination, will be mailed to all affected participants following the date of such amendment, modification, suspension or termination.

Appendix C-1

Second Offering Dated 01/07/09

Inland American Real Estate Trust, Inc. 2901 Butterfield Road, Oak Brook, Illinois 60523 ~ 800.826.8228 NOT VALID FOR RESIDENTS OF ARIZONA, NEBRASKA, OKLAHOMA AND TEXAS

INSTRUCTIONS TO INVESTORS – For Prospectus Dated January 7, 2009

Any person desiring to subscribe for shares of our common stock should carefully read and review the Prospectus, as supplemented to date,and if he/she desires to subscribe for shares, complete the Subscription Agreement/Signature Page that follows these instructions. Follow the appropriate instructions listed below for the items indicated. Please print in ballpoint pen or type the information.
AN INVESTMENT IN INLAND AMERICAN REAL ESTATE TRUST, INC. CANNOT BE COMPLETED UNTIL AT LEAST FIVE (5) BUSINESS DAYS AFTER THE DATE THE INVESTOR RECEIVES THE PROSPECTUS.

A - INVESTMENT

Item (1)a

Enter the dollar amount of the purchase and the number of shares to be purchased. Dollar amount and number of shares in whole numbers only. Minimum purchase 300 shares ($3,000). Qualified Plans 100 shares ($1,000). Check the box to indicate whether this is an initial or an additional investment. The “Additional Investment” box must be checked in order for this subscription to be combined with another subscription for purposes of a volume discount. Check the box to indicate whether a check is enclosed or funds will be wired. A completed Subscription Agreement is required for each initial and additional investment.

Item (1)b	Check the box to indicate if Registered Representative is purchasing common stock net of selling commissions (NAV). Representative will not receive selling commission.

B - TYPE OF OWNERSHIP

FOR NON-CUSTODIAL OWNERSHIP ACCOUNTS, PLEASE MAIL THE COMPLETED AND EXECUTED SUBSCRIPTION AGREEMENT/SIGNATURE PAGE AND YOUR CHECK MADE PAYABLE TO “INLAND AMERICAN REAL ESTATE TRUST, INC.” TO:
Inland Securities Corporation Attn: Investor Services 2901 Butterfield Road Oak Brook, Illinois 60523
FOR CUSTODIAL OWNERSHIP ACCOUNTS, CHECKS SHOULD BE MADE PAYABLE TO THE CUSTODIAN AND SENT ALONG WITH THE COMPLETED AND EXECUTED SUBSCRIPTION AGREEMENT/SIGNATURE PAGE TO THE CUSTODIAN.
Item (2)a

Check the appropriate box to indicate the type of entity that is subscribing (entities for non-custodial ownership accounts appear on the top of item 2(a); entities for custodial ownership accounts appear on the bottom). If this is an additional purchase, ownership information should be completed exactly the same as the previous investment. If the entity is a pension or profit sharing plan, indicate whether it is taxable or exempt from taxation under Section 501A of the Internal Revenue Code. Note: Pension or profit sharing plan appears under non-custodial ownership as well as custodial ownership — check non-custodial ownership if the plan has a trustee; custodial ownership if the plan has a custodian. If you check the Individual Ownership box and you wish to designate a Transfer on Death beneficiary, you may check the “TOD” box and you must fill out the included Transfer on Death Form in order to effect the designation.

Item (2)b	Enter the exact name of the custodian or trustee and mailing address. If this is an additional purchase by a qualified plan, please use the same exact plan name as the previous investment.
Item (2)c	The custodian must complete this box by entering its custodian Tax ID number (for tax purposes), custodial account number and its telephone number.

C - INVESTOR INFORMATION

Item (3)

For non-custodial ownership accounts, enter the exact name in which the shares are to be held. For co-investors, enter the names of all investors. For custodial ownership accounts, enter “FBO” followed by the name of the investor.

Item (4)	Enter residence address, city, state, and zip code of the investor. Note: The custodian or trustee of custodial ownership accounts is the mailing address or address of record completed in Item (2)b.
Item (5)	Enter the alternate mailing address if different than the residence address in Item (4). For custodial ownership accounts, enter the residence address of the investor.
Item (6) Item (7)

Enter home telephone and business telephone.

Check the box if you consent to the electronic delivery of documents including prospectus supplements, post-effective amendments, annual and quarterly reports. E-mail address is required. Please carefully read the representations set forth on page 2 before consenting to receive documents electronically. Electronic delivery is not permitted in Alaska. We are unable to provide electronic delivery in Minnesota and Washington D.C.

Item (8)	Enter birth date of investor and co-investor, if applicable, or date of incorporation.
Item (9)

Enter the Social Security number of investor and co-investor, if applicable. The investor is certifying that this number is correct. For custodial ownership accounts, enter the investor’s Social Security number (for identification purposes). Enter Tax ID number, if applicable.

Item (10)

Check the appropriate box. If the investor is a non-resident alien, he / she must apply to the Internal Revenue Service for an identification number via Form SS-4 for an individual or SS-5 for a corporation, and supply the number to the Company as soon as it is available. If non-resident alien, investor must submit an original of the appropriate W-8 Form (W-8BEN, W-8ECI, W-8EXP OR W-8IMY) in order to make an investment.

Item (11)	Check if the investor is an employee of Inland or an affiliate.

D - DISTRIBUTION OPTIONS

CHECK THE APPROPRIATE BOX TO INDICATE DISTRIBUTION OPTIONS FOR NON-CUSTODIAL OWNERSHIP ACCOUNTS:
Item (12)a	Check to mail distributions to the address of record in Section C, Item (4) above.
Item (12)b	Check to participate in the Distribution Reinvestment Plan if you are reinvesting your entire cash distribution.*
Item (12)c

If investor prefers direct deposit of cash distributions to an account or address other than as set forth in the Subscription Agreement/Signature Page, check the preferred option and complete the required information. For Automatic Clearing House (ACH), indicate whether it is a checking or savings account, and  enter the name of the institution/individual, mailing address, ABA number and account number. MUST ENCLOSE VOIDED CHECK, if applicable.

CHECK THE APPROPRIATE BOX TO INDICATE DISTRIBUTION OPTIONS FOR CUSTODIAL OWNERSHIP ACCOUNTS:

Item (13)a	Check to mail distributions to custodian.
Item (13)b	Check to participate in the Distribution Reinvestment Plan if you are reinvesting your entire cash distribution.*

*If you are electing a partial cash distribution/reinvestment, complete the enclosed Distribution Election Change Form.

E - SIGNATURE

Item (14)	The Subscription Agreement/Signature Page must be executed by the investor; and, if applicable, the trustee or custodian.

F - BROKER/DEALER - REGISTERED REPRESENTATIVE

Item (15)

Enter the Registered Representative name, address, B/D Rep ID number, telephone number and email address. Also, enter the name of the broker/dealer, home office address and B/D Client Account number. By executing the Subscription Agreement/Signature Page, the Registered Representative substantiates compliance with the conduct rules of FINRA by certifying that the Registered Representative has reasonable grounds to believe, based on information obtained from the investor concerning his, her or its investment objectives, other investments, financial situation and needs and any other information known by such Registered Representative, that investment in the Company is suitable for such investor in light of his, her or its financial position, net worth and other suitability characteristics and that the Registered Representative has informed the investor of all pertinent facts relating to the liability, liquidity and marketability of an investment in the Company during its term. The Registered Representative (authorized signature) should sign where provided.

G - REGISTERED INVESTMENT ADVISOR (RIA)

Item (16)

Check the box to indicate whether this subscription was solicited or recommended by an investment advisor/broker/dealer whose agreement with the investor includes a fixed or “wrap” fee feature for advisory and related brokerage services, and, accordingly, may not charge the regular selling commission. No sales commissions are paid on these accounts. This box must be checked in order for such investor(s) to purchase shares net of the selling commissions.

C-1-1

SUBMISSION OF SUBSCRIPTION

FOR NON-CUSTODIAL OWNERSHIP ACCOUNTS, THE COMPLETED AND EXECUTED SUBSCRIPTION AGREEMENT/SIGNATURE PAGE WITH A CHECK MADE PAYABLE TO “INLAND AMERICAN REAL ESTATE TRUST, INC.” SHOULD BE MAILED TO:
Inland Securities Corporation Attn: Investor Services 2901 Butterfield Road Oak Brook, Illinois 60523
FOR CUSTODIAL OWNERSHIP ACCOUNTS, MAKE CHECKS PAYABLE TO THE CUSTODIAN AND SEND ALONG WITH THE COMPLETED AND EXECUTED SUBSCRIPTION AGREEMENT/SIGNATURE PAGE TO THE CUSTODIAN.
NOTE:

If a person other than the person in whose name the shares will be held is reporting the income received from the Company, you must notify the Company in writing of that person’s name, address and Social Security number.

ALL INVESTORS AND THEIR REGISTERED REPRESENTATIVES MUST SIGN THE SUBSCRIPTION AGREEMENT/SIGNATURE PAGE PRIOR TO TENDERING ANY FUNDS FOR INVESTMENT IN SHARES.

SPECIAL SUITABILITY STANDARDS

Certain states have imposed special financial suitability standards for investors who purchase shares. In determining your net worth, do not include your home, home furnishings or automobile.

In general, each investor must have either: (i) minimum net worth of at least $250,000; or (ii) minimum annual gross income of at least $70,000 and a minimum net worth of at least $70,000.

In addition, if the investor is a resident of Kentucky, Massachusetts, Michigan, Missouri, Ohio, Oregon or Pennsylvania, the investment may not exceed 10.0% of the investor’s liquid net worth.

If the investor is a resident of Kansas, the Office of the Kansas Securities Commissioner recommends that the investor’s aggregate investment in these securities and similar direct participation investments should not exceed 10% of the investor’s liquid net worth. For these purposes, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.

In the case of sales to fiduciary accounts (such as an IRA, Keogh Plan or pension or profit-sharing plan), these suitability standards must be satisfied by the beneficiary, the fiduciary account, or by the donor or grantor who directly or indirectly supplies the funds to purchase the shares if the donor or the grantor is the fiduciary. In the case of gifts to minors, the minimum suitability standards must be met by the custodian of the account or by the donor.

We intend to assert the foregoing representations as a defense in any subsequent litigation where such assertion would be relevant. We have the right to accept or reject this subscription in whole or in part, so long as such partial acceptance or rejection does not result in an investment of less than the minimum number of shares specified in the Prospectus. As used above, the singular includes the plural in all respects if shares are being acquired by more than one person. As used in the Subscription Agreement/Signature Page, “Inland” refers to The Inland Real Estate Group, Inc. and its affiliates. The Subscription Agreement/Signature Page and all rights hereunder shall be governed by, and interpreted in accordance with, the laws of the State of Illinois without giving effect to its conflict of laws principles.

By executing the Subscription Agreement/Signature Page, the investor is not waiving any rights under the federal or state securities laws.

AUTOMATIC CLEARING HOUSE (ACH) LANGUAGE

I (we) hereby authorize Inland American Real Estate Trust, Inc. (“Company”) to deposit distributions from my (our) common stock of the Company into the account listed in Section D of the Subscription Agreement/Signature Page at the financial institution indicated in Section D of the Subscription Agreement/Signature Page. I further authorize the Company to debit my account noted in Section D of the Subscription Agreement/Signature Page in the event that the Company erroneously deposits additional funds to which I am not entitled, provided that such debit shall not exceed the original amount of the erroneous deposit. In the event that I withdraw funds erroneously deposited into my account before the Company reverses such deposit, I agree that the Company has the right to retain any future distributions to which I am entitled until the erroneously deposited amounts are recovered by the Company.

This authorization is to remain in full force and effect until the Company has received written notice from me of the termination of this authorization in time to allow reasonable opportunity to act on it, or until the Company has sent me written notice of termination of this authorization. This authorization is not valid to the extent that distributions are reinvested pursuant to the Distribution Reinvestment Plan.

CONSENT TO ELECTRONIC DELIVERY OF DOCUMENTS

(a) I acknowledge that access to both Internet e-mail and the World Wide Web is required in order to access documents electronically. I may receive by e-mail notification of the availability of a document in electronic format. The notification e-mail will contain a web address (or hyperlink) where the document can be found. By entering this address into my web browser, I can view, download and print the document from my computer. I acknowledge that there may be costs associated with the electronic access, such as usage charges from my Internet provider and telephone provider, and that these costs are my responsibility.

(b) I acknowledge that documents distributed electronically may be provided in Adobe’s Portable Document Format (PDF). The Adobe Reader® software is required to view documents in PDF format. The Reader software is available free of charge from Adobe’s web site at www.adobe.com. The Reader software must be correctly installed on my system before I will be able to view documents in PDF format. Electronic delivery also involves risks related to system or network outage that could impair my timely receipt of or access to stockholder communications.

(c) I acknowledge that I may receive at no cost from Inland American a paper copy of any documents delivered electronically by calling Inland Customer Relations at 800.826.8228 from 8:15 am to 5:00 pm CT Monday-Friday.

(d) I understand that if the e-mail notification is returned to Inland American as “undeliverable”, a letter will be mailed to me with instructions on how to update my e-mail address to begin receiving communication via electronic delivery. I further understand that if Inland American is unable to obtain a valid e-mail address for me, Inland American will resume sending a paper copy of Inland American’s filings by U.S. mail to my address of record.

(e) I understand that my consent may be updated or canceled, including any updates in e-mail address to which documents are delivered, at any time by going to the Registrar & Transfer Company website at www.rtco.com/inlandedelivery and clicking on the Enroll, Update, or Cancel links.

C-1-2

Second Offering Dated 01/07/09

Inland American Real Estate Trust, Inc. 2901 Butterfield Road, Oak Brook, Illinois 60523 ~ 800.826.8228 NOT VALID FOR RESIDENTS OF ARIZONA, NEBRASKA, OKLAHOMA AND TEXAS

INSTRUCTIONS TO INVESTORS – For Prospectus Dated January 7, 2009

Please read this Subscription Agreement/Signature Page and the Terms and Conditions of the Offering set forth in the Prospectus before signing. Investor must read the Instructions to Investors.
AN INVESTMENT IN INLAND AMERICAN REAL ESTATE TRUST, INC. CANNOT BE COMPLETED UNTIL AT LEAST FIVE (5) BUSINESS DAYS AFTER THE DATE THE INVESTOR RECEIVES THE PROSPECTUS.

A - INVESTMENT

(1)a	This subscription is in the amount of $				or the purchase of	shares of Inland
American Real Estate Trust, Inc. at $10 per share. Minimum initial investment: 300 shares; 100 shares for Qualified Plans. Dollar amount and number of shares in whole numbers only.
	This is an:	☐	INITIAL INVESTMENT; or	☐	ADDITIONAL INVESTMENT	Payment will be made:
	☐	CHECK ENCLOSED; or	☐		FUNDS WIRED
A completed Subscription Agreement/Signature Page is required for each initial and additional investment.
(1)b	☐		REGISTERED REPRESENTATIVE NAV PURCHASE (NET OF SELLING COMMISSION). Representative will not receive selling commission.

B - TYPE OF OWNERSHIP

Non-Custodial Ownership - Make check payable to: INLAND AMERICAN REAL ESTATE TRUST, INC.

(2)a	☐	Individual Ownership one signature required	☐	Corporate Ownership authorized signature required	☐	Community Property all parties must sign	☐	Uniform Gifts to Minors Act - custodian signature required
	☐	Joint Tenants with Right of Survivorship all parties must sign	☐	LLC Ownership authorized signature required	☐	Tenants by the Entirety all parties must sign		State of a Custodian for
	☐	Tenants in Common all parties must sign	☐	TOD (Fill out included TOD Form to effect designation)	☐	Partnership Ownership authorized signature required	☐	Pension or Profit Sharing Plan - trustee signature(s) required
	☐	Trust trustee or grantor signature(s) required						☐ Taxable	☐	Exempt under §501A
		☐ Taxable ☐	Grantor A or B		Date Established	MM /DD/YYYY	☐	Estate - personal representative signature required
							☐	Other (Specify)
If Pension, Profit Sharing or Trust, complete the following: Name of Trustee or other Administrator

Custodial Ownership - Make check payable to the Custodian listed below and SEND ALL paperwork directly to the Custodian

(2)a	☐	Traditional IRA custodian signature required		(2)b	Name of Custodian or Trustee
	☐	Roth IRA custodian signature required			Mailing Address
	☐	KEOGH trustee signature required			City		State	Zip
CUSTODIAN INFORMATION To Be Completed By Custodian Listed Above

	☐	Simplified Employee Pension/Trust (S.E.P.) custodian signature required			(2)c	Custodian Tax ID #	-
	☐	Pension or Profit Sharing Plan custodian signature required				Custodial Account #
		☐	Taxable	☐	Exempt under §501A	Custodian Telephone	- -
Name of Custodian or other Administrator
	☐	Other (Specify)

C - INVESTOR INFORMATION

(3)	INVESTOR ☐	Mr.	☐	Mrs.	☐	Ms.
	CO-INVESTOR ☐	Mr.	☐	Mrs.	☐	Ms.
(4)	Residence Address (Required)
	City							State	Zip
(5)	Alternate Mailing Address
	City							State	Zip
(6)	Home Telephone	- -						Business Telephone	- -

(7)	I consent to the electronic delivery of documents:					☐ *Yes	*	Electronic Delivery is not permitted in Alaska. We are unable to provide electronic delivery in Minnesota and Washington D.C.
Email Address (Required)
(8)	Birth Date / Date of Incorporation	/ / / /					MM/DD/YYYY	Co-Investor Birth Date	/ /	MM/DD/YYYY
(9)	Social Security #	- -						Co-Investor Social Security #	- -
	Tax ID #	-
(10)	Please Indicate Citizenship Status (Required)
	☐ U.S. Citizen	☐ Resident Alien			☐ Non-Resident Alien*			(11) ☐	Employee or Affiliate

*If non-resident alien, investor must submit an original of the appropriate W-8 Form (W-8BEN, W-8ECI, W-8EXP OR W-8IMY) in order to make an investment.

C-1-3

D - DISTRIBUTION OPTIONS

Distribution Options for Non-Custodial Accounts

(12)a ☐	Mail To Address of Record
(12)b ☐

Distribution Reinvestment Plan: Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvest the entire cash distribtuion. If you are electing a partial cash distribution/reinvestment, please complete the Distribution Election Change Form.

(12)c ☐	Distributions Directed To:	☐	Via Electronic Deposit (ACH) Complete information below. See ACH language on page 2 of the Instructions. (Required)
☐	Via Mail Complete information below	☐ Checking	☐ Savings

Name of Bank, Brokerage Firm or Individual

Distribution Mailing Address

City			State	Zip

Bank ABA # (For ACH Only) MUST enclose voided check			Account Number - (Required)

Distribution Options for Custodial Accounts

(13)a	☐	Mail To Custodial Account	(13)b	☐

Distribution Reinvestment Plan: Investor Elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvest the entire cash distribution. If you are electing a partial cash distribution/reinvestment, please complete the Distribution Election Change Form.

E - SIGNATURE

(14)

THE UNDERSIGNED CERTIFIES, under penalties of perjury (i) that the taxpayer identification number shown on the Subscription Agreement/Signature Page is true, correct and complete, and (ii) that I (we) am (are) not subject to backup withholding either because I (we) have not been notified that I (we) am (are) subject to backup withholding as a result of a failure to report all interest or distributions, or the Internal Revenue Service has notified me (us) that I (we) am (are) no longer subject to backup withholding. The undersigned further acknowledges and/or represents (or in the case of fiduciary accounts, the person authorized to sign on such Investor’s behalf) the following:

(A)

For all investors except those that are residents of the State of Minnesota, acknowledges receipt, not less than five (5) business days prior to the signing of this Subscription Agreement, of the Prospectus of the Company relating to the shares, wherein the terms and conditions of the offering of the shares are described, including among other things, the restrictions on ownership and transfer of shares, which require, under certain circumstances, that a holder of shares shall give written notice and provide certain information to the Company.

(B)

Represents that I (we) either: (i) have a net worth (excluding home, home furnishings and automobiles) of at least $70,000 and estimate that (without regard to investment in the Company) I (we) have gross income due in the current year of at least $70,000; (ii) have a net worth (excluding home, home furnishings and automobiles) of at least $250,000; or (iii) have such higher suitability as may be required by certain states as set forth on page 2 of the Instructions to Investors attached hereto; in the case of sales to fiduciary accounts, the suitability standards must be met by the beneficiary, the fiduciary account or by the donor or grantor who directly or indirectly supplies the funds for the purchase of the shares.

(C)

Represents that the investor is purchasing the shares for his or her own account and if I am (we are) purchasing shares on behalf of a trust or other entity of which I am (we are) trustee(s) or authorized agent(s) I (we) have due authority to execute the Subscription Agreement/Signature Page and do hereby legally bind the trust or other entity of which I am (we are) trustee(s) or authorized agent(s).

	(D)	Acknowledges that the shares are not liquid, there is no current market for the shares and the investors may not be able to sell the securities.

(E)

If an employee or affiliate of the Company, represents that the shares are being purchased for investment purposes only and not for immediate resale; If not an employee or affiliate, I acknowledge that I have read this item.

Signature — Investor	Date

Signature — Co-Investor (If Applicable)	Authorized Signature (Custodian or Trustee If Applicable)

AN INVESTMENT IN INLAND AMERICAN REAL ESTATE TRUST, INC. CANNOT BE COMPLETED UNTIL AT LEAST FIVE (5) BUSINESS DAYS AFTER THE DATE THE INVESTOR RECEIVES THE PROSPECTUS.

F - BROKER/DEALER-REGISTERED REPRESENTATIVE

(15)	BROKER/DEALER DATA—completed by selling Registered Representative (Please use Representative address—not home office address)

	Registered Representative Name	Mr.	☐	Mrs.	☐	Ms.	☐

Mailing Address

		City						State	Zip

Broker/Dealer Name

B/D Home Office Mailing Address

		City						State	Zip

		B/D Client Account Number	#

		B/D Rep ID Number	#					Registered Representative Telephone - -

		Have you changed Broker/Dealers?	Registered Representative E-mail

		☐ Yes ☐	No

Signature - Registered Representative	Signature - Broker / Dealer (If Applicable)

G - REGISTERED INVESTMENT ADVISOR (RIA)

(16)

REGISTERED INVESTMENT ADVISOR (RIA) NO SALES COMMISSIONS ARE PAID ON THESE ACCOUNTS.   ☐ Check only if investment is made through the RIA in its capacity as an RIA and not in its capacity as a Registered Representative, if applicable, whose agreement with the investor includes a fixed or “wrap” fee feature for advisory and related brokerage services. If an owner or principal or any member of the RIA firm is an FINRA licensed Registered Representative affiliated with a broker/dealer, the transaction should be conducted through that broker/dealer, not through the RIA.

C-1-4

Second Offering Dated 01/07/09

Inland American Real Estate Trust, Inc. 2901 Butterfield Road, Oak Brook, Illinois 60523 ~ 800.826.8228 FOR RESIDENTS OF ARIZONA, NEBRASKA, OKLAHOMA AND TEXAS

INSTRUCTIONS TO INVESTORS – For Prospectus Dated January 7, 2009

Any person desiring to subscribe for shares of our common stock should carefully read and review the Prospectus, as supplemented to date, and if he/she desires to subscribe for shares, complete the Subscription Agreement/Signature Page that follows these instructions. Follow the appropriate instructions listed below for the items indicated. Please print in ballpoint pen or type the information.
AN INVESTMENT IN INLAND AMERICAN REAL ESTATE TRUST, INC. CANNOT BE COMPLETED UNTIL AT LEAST FIVE (5) BUSINESS DAYS AFTER THE DATE THE INVESTOR RECEIVES THE PROSPECTUS.

A - INVESTMENT

Item (1)a

Enter the dollar amount of the purchase and the number of shares to be purchased. Dollar amount and number of shares in whole numbers only. Minimum purchase 300 shares ($3,000). Qualified Plans 100 shares ($1,000). Check the box to indicate whether this is an initial or an additional investment. The “Additional Investment” box must be checked in order for this subscription to be combined with another subscription for purposes of a volume discount. Check the box to indicate whether a check is enclosed or funds will be wired. A completed Subscription Agreement is required for each initial and additional investment.

Item (1)b	Check the box to indicate if the Registered Representative is purchasing common stock net of selling commissions (NAV). Representative will not receive selling commission.

B - TYPE OF OWNERSHIP

FOR NON-CUSTODIAL OWNERSHIP ACCOUNTS, PLEASE MAIL THE COMPLETED AND EXECUTED SUBSCRIPTION AGREEMENT/SIGNATURE PAGE AND YOUR CHECK MADE PAYABLE TO “INLAND AMERICAN REAL ESTATE TRUST, INC.” TO:
Inland Securities Corporation Attn: Investor Services 2901 Butterfield Road Oak Brook, Illinois 60523
FOR CUSTODIAL OWNERSHIP ACCOUNTS, CHECKS SHOULD BE MADE PAYABLE TO THE CUSTODIAN AND SENT ALONG WITH THE COMPLETED AND EXECUTED SUBSCRIPTION AGREEMENT/SIGNATURE PAGE TO THE CUSTODIAN.
Item (2)a

Check the appropriate box to indicate the type of entity that is subscribing (entities for non-custodial ownership accounts appear on the top of item 2(a); entities for custodial ownership accounts appear on the bottom). If this is an additional purchase, ownership information should be completed exactly the same as the previous investment. If the entity is a pension or profit sharing plan, indicate whether it is taxable or exempt from taxation under Section 501A of the Internal Revenue Code. Note: Pension or profit sharing plan appears under non-custodial ownership as well as custodial ownership — check non-custodial ownership if the plan has a trustee; custodial ownership if the plan has a custodian. If you check the Individual Ownership box and you wish to designate a Transfer on Death beneficiary, you may check the “TOD” box and you must fill out the included Transfer on Death Form in order to effect the designation.

Item (2)b	Enter the exact name of the custodian or trustee and mailing address. If this is an additional purchase by a qualified plan, please use the same exact plan name as the previous investment.
Item (2)c	The custodian must complete this box by entering its custodian Tax ID number (for tax purposes), custodial account number and its telephone number.

C - INVESTOR INFORMATION

Item (3)

For non-custodial ownership accounts, enter the exact name in which the shares are to be held. For co-investors, enter the names of all investors. For custodial ownership accounts, enter “FBO” followed by the name of the investor.

Item (4)	Enter residence address, city, state, and zip code of the investor. Note: The custodian or trustee of custodial ownership accounts is the mailing address or address of record completed in Item (2)b.
Item (5)	Enter the alternate mailing address if different than the residence address in Item (4). For custodial ownership accounts, enter the residence address of the investor.
Item (6) Item (7)

Enter home telephone and business telephone.

Check the box if you consent to the electronic delivery of documents including prospectus supplements, post-effective amendments, annual and quarterly reports. E-mail address is required. Please carefully read the representations set forth on page 2 before consenting to receive documents electronically. Electronic delivery is not permitted in Alaska. We are unable to provide electronic delivery in Minnesota and Washington D.C.

Item (8)	Enter birth date of investor and co-investor, if applicable, or date of incorporation.
Item (9)

Enter the Social Security number of investor and co-investor, if applicable. The investor is certifying that this number is correct. For custodial ownership accounts, enter the investor’s Social Security number (for identification purposes). Enter Tax ID number, if applicable.

Item (10)

Check the appropriate box. If the investor is a non-resident alien, he / she must apply to the Internal Revenue Service for an identification number via Form SS-4 for an individual or SS-5 for a corporation, and supply the number to the Company as soon as it is available. If non-resident alien, investor must submit an original of the appropriate W-8 Form (W-8BEN, W-8ECI, W-8EXP OR W-8IMY) in order to make an investment.

Item (11)	Check if the investor is an employee of Inland or an affiliate.

D - DISTRIBUTION OPTIONS

CHECK THE APPROPRIATE BOX TO INDICATE DISTRIBUTION OPTIONS FOR NON-CUSTODIAL OWNERSHIP ACCOUNTS:
Item (12)a	Check to mail distributions to the address of record in Section C, Item (4) above.
Item (12)b	Check to participate in the Distribution Reinvestment Plan if you are reinvesting your entire cash distribution.*
Item (12)c

If investor prefers direct deposit of cash distributions to an account or address other than as set forth in the Subscription Agreement/Signature Page, check the preferred option and complete the required information. For Automatic Clearing House (ACH), indicate whether it is a checking or savings account, and  enter the name of the institution/individual, mailing address, ABA number and account number. MUST ENCLOSE VOIDED CHECK, if applicable.

CHECK THE APPROPRIATE BOX TO INDICATE DISTRIBUTION OPTIONS FOR CUSTODIAL OWNERSHIP ACCOUNTS:

Item (13)a	Check to mail distributions to custodian.
Item (13)b	Check to participate in the Distribution Reinvestment Plan if you are reinvesting your entire cash distribution.*

*If you are electing a partial cash distribution/reinvestment, complete the included Distribution Election Change Form.

E - SIGNATURE

Item (14)

The Subscription Agreement/Signature Page must be executed and items A through E must be initialed by the investor indicating that they have read each item; and, if applicable, the trustee or custodian.

F - BROKER/DEALER - REGISTERED REPRESENTATIVE

Item (15)

Enter the Registered Representative name, address, B/D Rep ID number, telephone number and email address. Also, enter the name of the broker/dealer, home office address and B/D Client Account number. By executing the Subscription Agreement/Signature Page, the Registered Representative substantiates compliance with the conduct rules of FINRA by certifying that the Registered Representative has reasonable grounds to believe, based on information obtained from the investor concerning his, her or its investment objectives, other investments, financial situation and needs and any other information known by such Registered Representative, that investment in the Company is suitable for such investor in light of his, her or its financial position, net worth and other suitability characteristics and that the Registered Representative has informed the investor of all pertinent facts relating to the liability, liquidity and marketability of an investment in the Company during its term. The Registered Representative (authorized signature) should sign where provided.

G - REGISTERED INVESTMENT ADVISOR (RIA)

Item (16)

Check the box to indicate whether this subscription was solicited or recommended by an investment advisor/broker/dealer whose agreement with the investor includes a fixed or “wrap” fee feature for advisory and related brokerage services, and, accordingly, may not charge the regular selling commission. No sales commissions are paid on these accounts. This box must be checked in order for such investor(s) to purchase shares net of the selling commissions.

C-1-5

SUBMISSION OF SUBSCRIPTION

FOR NON-CUSTODIAL OWNERSHIP ACCOUNTS, THE COMPLETED AND EXECUTED SUBSCRIPTION AGREEMENT/SIGNATURE PAGE WITH A CHECK MADE PAYABLE TO “INLAND AMERICAN REAL ESTATE TRUST, INC.” SHOULD BE MAILED TO:
Inland Securities Corporation Attn: Investor Services 2901 Butterfield Road Oak Brook, Illinois 60523
FOR CUSTODIAL OWNERSHIP ACCOUNTS, MAKE CHECKS PAYABLE TO THE CUSTODIAN AND SEND ALONG WITH THE COMPLETED AND EXECUTED SUBSCRIPTION AGREEMENT/SIGNATURE PAGE TO THE CUSTODIAN.
NOTE:

If a person other than the person in whose name the shares will be held is reporting the income received from the Company, you must notify the Company in writing of that person’s name, address and Social Security number.

ALL INVESTORS AND THEIR REGISTERED REPRESENTATIVES MUST SIGN THE SUBSCRIPTION AGREEMENT/SIGNATURE PAGE PRIOR TO TENDERING ANY FUNDS FOR INVESTMENT IN SHARES.

SPECIAL SUITABILITY STANDARDS

Certain states have imposed special financial suitability standards for investors who purchase shares. In determining your net worth, do not include your home, home furnishings or automobile.

In general, each investor must have either: (i) minimum net worth of at least $250,000; or (ii) minimum annual gross income of at least $70,000 and a minimum net worth of at least $70,000.

In addition, if the investor is a resident of Kentucky, Massachusetts, Michigan, Missouri, Ohio, Oregon or Pennsylvania, the investment may not exceed 10.0% of the investor’s liquid net worth.

If the investor is a resident of Kansas, the Office of the Kansas Securities Commissioner recommends that the investor’s aggregate investment in these securities and similar direct participation investments should not exceed 10% of the investor’s liquid net worth. For these purposes, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.

In the case of sales to fiduciary accounts (such as an IRA, Keogh Plan or pension or profit-sharing plan), these suitability standards must be satisfied by the beneficiary, the fiduciary account, or by the donor or grantor who directly or indirectly supplies the funds to purchase the shares if the donor or the grantor is the fiduciary. In the case of gifts to minors, the minimum suitability standards must be met by the custodian of the account or by the donor.

We intend to assert the foregoing representations as a defense in any subsequent litigation where such assertion would be relevant. We have the right to accept or reject this subscription in whole or in part, so long as such partial acceptance or rejection does not result in an investment of less than the minimum number of shares specified in the Prospectus. As used above, the singular includes the plural in all respects if shares are being acquired by more than one person. As used in the Subscription Agreement/Signature Page, “Inland” refers to The Inland Real Estate Group, Inc. and its affiliates. The Subscription Agreement/Signature Page and all rights hereunder shall be governed by, and interpreted in accordance with, the laws of the State of Illinois without giving effect to its conflict of laws principles.

By executing the Subscription Agreement/Signature Page, the investor is not waiving any rights under the federal or state securities laws.

AUTOMATIC CLEARING HOUSE (ACH) LANGUAGE

I (we) hereby authorize Inland American Real Estate Trust, Inc. (“Company”) to deposit distributions from my (our) common stock of the Company into the account listed in Section D of the Subscription Agreement/Signature Page at the financial institution indicated in Section D of the Subscription Agreement/Signature Page. I further authorize the Company to debit my account noted in Section D of the Subscription Agreement/Signature Page in the event that the Company erroneously deposits additional funds to which I am not entitled, provided that such debit shall not exceed the original amount of the erroneous deposit. In the event that I withdraw funds erroneously deposited into my account before the Company reverses such deposit, I agree that the Company has the right to retain any future distributions to which I am entitled until the erroneously deposited amounts are recovered by the Company.

This authorization is to remain in full force and effect until the Company has received written notice from me of the termination of this authorization in time to allow reasonable opportunity to act on it, or until the Company has sent me written notice of termination of this authorization. This authorization is not valid to the extent that distributions are reinvested pursuant to the Distribution Reinvestment Plan.

CONSENT TO ELECTRONIC DELIVERY OF DOCUMENTS

(a) I acknowledge that access to both Internet e-mail and the World Wide Web is required in order to access documents electronically. I may receive by e-mail notification of the availability of a document in electronic format. The notification e-mail will contain a web address (or hyperlink) where the document can be found. By entering this address into my web browser, I can view, download and print the document from my computer. I acknowledge that there may be costs associated with the electronic access, such as usage charges from my Internet provider and telephone provider, and that these costs are my responsibility.

(b) I acknowledge that documents distributed electronically may be provided in Adobe’s Portable Document Format (PDF). The Adobe Reader® software is required to view documents in PDF format. The Reader software is available free of charge from Adobe’s web site at www.adobe.com. The Reader software must be correctly installed on my system before I will be able to view documents in PDF format. Electronic delivery also involves risks related to system or network outage that could impair my timely receipt of or access to stockholder communications.

(c) I acknowledge that I may receive at no cost from Inland American a paper copy of any documents delivered electronically by calling Inland Customer Relations at 800.826.8228 from 8:15 am to 5:00 pm CT Monday-Friday.

(d) I understand that if the e-mail notification is returned to Inland American as “undeliverable”, a letter will be mailed to me with instructions on how to update my e-mail address to begin receiving communication via electronic delivery. I further understand that if Inland American is unable to obtain a valid e-mail address for me, Inland American will resume sending a paper copy of Inland American’s filings by U.S. mail to my address of record.

(e) I understand that my consent may be updated or canceled, including any updates in e-mail address to which documents are delivered, at any time by going to the Registrar & Transfer Company website at www.rtco.com/inlandedelivery and clicking on the Enroll, Update, or Cancel links.

C-1-6

Second Offering
Dated 01/07/09

Inland American Real Estate Trust, Inc. 2901 Butterfield Road, Oak Brook, Illinois 60523 ~ 800.826.8228 FOR RESIDENTS OF ARIZONA, NEBRASKA, OKLAHOMA AND TEXAS

INSTRUCTIONS TO INVESTORS – For Prospectus Dated January 7, 2009

Please read this Subscription Agreement/Signature Page and the Terms and Conditions of the Offering set forth in the Prospectus before signing. Investor must read the Instructions to Investors.
AN INVESTMENT IN INLAND AMERICAN REAL ESTATE TRUST, INC. CANNOT BE COMPLETED UNTIL AT LEAST FIVE (5) BUSINESS DAYS AFTER THE DATE THE INVESTOR RECEIVES THE PROSPECTUS.

A - INVESTMENT

(1)a	This subscription is in the amount of $				or the purchase of	shares of Inland
American Real Estate Trust, Inc. at $10 per share. Minimum initial investment: 300 shares; 100 shares for Qualified Plans. Dollar amount and number of shares in whole numbers only.
	This is an:	☐	INITIAL INVESTMENT; or	☐	ADDITIONAL INVESTMENT	Payment will be made:
	☐	CHECK ENCLOSED; or	☐	FUNDS WIRED
A completed Subscription Agreement/Signature Page is required for each initial and additional investment.
(1)b	☐		REGISTERED REPRESENTATIVE NAV PURCHASE (NET OF SELLING COMMISSION). Representative will not receive selling commission.

B - TYPE OF OWNERSHIP

Non-Custodial Ownership - Make check payable to: INLAND AMERICAN REAL ESTATE TRUST, INC.

(2)a	☐	Individual Ownership one signature required	☐	Corporate Ownership authorized signature required	☐	Community Property all parties must sign	☐	Uniform Gifts to Minors Act - custodian signature required
	☐	Joint Tenants with Right of Survivorship all parties must sign	☐	LLC Ownership authorized signature required	☐	Tenants by the Entirety all parties must sign		State of a Custodian for
	☐	Tenants in Common all parties must sign	☐	TOD (Fill out included TOD Form to effect designation)	☐	Partnership Ownership authorized signature required	☐	Pension or Profit Sharing Plan - trustee signature(s) required
	☐	Trust trustee or grantor signature(s) required						Taxable	Exempt under §501A
		☐ Taxable ☐	Grantor A or B		Date Established	MM /DD/YYYY	☐	Estate - personal representative signature required
							☐	Other (Specify)
If Pension, Profit Sharing or Trust, complete the following: Name of Trustee or other Administrator

Custodial Ownership - Make check payable to the Custodian listed below and SEND ALL paperwork directly to the Custodian

(2)a	☐	Traditional IRA custodian signature required		(2)b	Name of Custodian or Trustee
	☐	Roth IRA custodian signature required			Mailing Address
	☐	KEOGH trustee signature required			City		State	Zip
CUSTODIAN INFORMATION To Be Completed By Custodian Listed Above

	☐	Simplified Employee Pension/Trust (S.E.P.) custodian signature required			(2)c	Custodian Tax ID #	-
	☐	Pension or Profit Sharing Plan custodian signature required				Custodial Account #
		☐	Taxable	☐	Exempt under §501A	Custodian Telephone	- -
Name of Custodian or other Administrator
	☐	Other (Specify)

C - INVESTOR INFORMATION

(3)	INVESTOR ☐	Mr.	☐	Mrs.	☐	Ms.
	CO-INVESTOR ☐	Mr.	☐	Mrs.	☐	Ms.
(4)	Residence Address (Required)
	City								State	Zip
(5)	Alternate Mailing Address
	City								State	Zip
(6)	Home Telephone	- -						Business Telephone	- -

(7)	I consent to the electronic delivery of documents:					☐ *Yes	*	Electronic Delivery is not permitted in Alaska. We are unable to provide electronic delivery in Minnesota and Washington D.C.
Email Address (Required)
(8)	Birth Date / Dateof Incorporation	/ /					MM/DD/YYYY	Co-Investor Birth Date	/ /		MM/DD/YYYY
(9)	Social Security #	- -						Co-Investor Social Security #	- -
	Tax ID #	-
(10)	Please Indicate Citizenship Status (Required)
	☐ U.S. Citizen ☐	Resident Alien				☐	Non-Resident Alien*		(11) ☐		Employee or Affiliate

*If non-resident alien, investor must submit an original of the appropriate W-8 Form (W-8BEN, W-8ECI, W-8EXP OR W-8IMY) in order to make an investment.

C-1-7

D - DISTRIBUTION OPTIONS

Distribution Options for Non-Custodial Accounts

(12)a ☐	Mail To Address of Record
(12)b ☐

Distribution Reinvestment Plan: Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvest the entire cash distribution. If you are electing a partial cash distribution/reinvestment, please complete the Distribution Election Change Form.

(12)c ☐	Distributions Directed To:	☐	Via Electronic Deposit (ACH) Complete information below. See ACH language on page 2 of the instructions. (Required)
☐	Via Mail Complete information below	☐ Checking	☐ Savings

Name of Bank, Brokerage Firm or Individual

Distribution Mailing Address

City			State	Zip

Bank ABA # (For ACH Only) MUST enclose voided check			Account Number - (Required)

Distribution Options for Custodial Accounts

(13)a	☐	Mail To Custodial Account	(13)b	☐

Distribution Reinvestment Plan: Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvest the entire cash distribution. If you are electing a partial cash distribution/reinvestment, please complete the Distribution Election Change Form.

E - SIGNATURE

(14)

THE UNDERSIGNED CERTIFIES, under penalties of perjury (i) that the taxpayer identification number shown on the Subscription Agreement/Signature Page is true, correct and complete, and (ii) that I (we) am (are) not subject to backup withholding either because I (we) have not been notified that I (we) am (are) subject to backup withholding as a result of a failure to report all interest or distributions, or the Internal Revenue Service has notified me (us) that I (we) am (are) no longer subject to backup withholding. The undersigned further acknowledges and/or represents (or in the case of fiduciary accounts, the person authorized to sign on such Investor’s behalf) the following:

☐ Initial	(A)

Acknowledges receipt, not less than five (5) business days prior to the signing of this Subscription Agreement, of the Prospectus of the Company relating to the shares, wherein the terms and conditions of the offering of the shares are described, including among other things, the restrictions on ownership and transfer of shares, which require, under certain circumstances, that a holder of shares shall give written notice and provide certain information to the Company.

☐ Initial	(B)

Represents that I (we) either: (i) have a net worth (excluding home, home furnishings and automobiles) of at least $70,000 and estimate that (without regard to investment in the Company) I (we) have gross income due in the current year of at least $70,000; (ii) have a net worth (excluding home, home furnishings and automobiles) of at least $250,000; or (iii) have such higher suitability as may be required by certain states as set forth on page 2 of the Instructions to Investors attached hereto; in the case of sales to fiduciary accounts, the suitability standards must be met by the beneficiary, the fiduciary account or by the donor or grantor who directly or indirectly supplies the funds for the purchase of the shares.

☐ Initial	(C)

Represents that the investor is purchasing the shares for his or her own account and if I am (we are) purchasing shares on behalf of a trust or other entity of which I am (we are) trustee(s) or authorized agent(s) I (we) have due authority to execute the Subscription Agreement/Signature Page and do hereby legally bind the trust or other entity of which I am (we are) trustee(s) or authorized agent(s).

☐ Initial	(D)	Acknowledges that the shares are not liquid, there is no current market for the shares and the investors may not be able to sell the securities.

☐ Initial	(E)

If an employee or affiliate of the Company, represents that the shares are being purchased for investment purposes only and not for immediate resale; if not an employee or affiliate, I acknowledge that I have read this item.

Signature — Investor	Date

Signature — Co-Investor (If Applicable)	Authorized Signature (Custodian or Trustee If Applicable)

AN INVESTMENT IN INLAND AMERICAN REAL ESTATE TRUST, INC. CANNOT BE COMPLETED UNTIL AT LEAST FIVE (5) BUSINESS DAYS AFTER THE DATE THE INVESTOR RECEIVES THE PROSPECTUS.

F - BROKER/DEALER-REGISTERED REPRESENTATIVE

(15)	BROKER/DEALER DATA—completed by selling Registered Representative (Please use Representative address—not home office address)

	Registered Representative Name	Mr.	☐	Mrs.	☐	Ms.	☐

Mailing Address

		City						State	Zip

Broker/Dealer Name

B/D Home Office Mailin[g] Address

		City						State	Zip

		B/D Client Account Number	#

		B/D Rep ID Number	#					Registered Representative Telephone - -

		Have you changed Broker/Dealers?	Registered Representative E-mail

		☐ Yes ☐	No

Signature - Registered Representative	Signature - Broker / Dealer (If Applicable)

G - REGISTERED INVESTMENT ADVISOR (RIA)

(16)

REGISTERED INVESTMENT ADVISOR (RIA) NO SALES COMMISSIONS ARE PAID ON THESE ACCOUNTS.   ☐ Check only if investment is made through the RIA in its capacity as an RIA and not in its capacity as a Registered Representative, if applicable, whose agreement with the investor includes a fixed or “wrap” fee feature for advisory and related brokerage services. If an owner or principal or any member of the RIA firm is an FINRA licensed Registered Representative affiliated with a broker/dealer, the transaction should be conducted through that broker/dealer, not through the RIA.

C-1-8

Second Offering Dated 01/07/09

AMPF

Inland American Real Estate Trust, Inc. NOT VALID FOR RESIDENTS OF ARIZONA, NEBRASKA, OKLAHOMA AND TEXAS

INSTRUCTIONS TO INVESTORS OF AMERIPRISE FINANCIAL SERVICES – For Prospectus Dated January 7, 2009

Any person desiring to subscribe for shares of our common stock should carefully read and review the Prospectus, as supplemented or amended to date, and if he/she desires to subscribe for shares, complete the Subscription Agreement/Signature Page that follows these instructions. Follow the appropriate instructions listed below for the items indicated. Please print in ballpoint pen or type the information. AN INVESTMENT IN INLAND AMERICAN REAL ESTATE TRUST, INC. CANNOT BE COMPLETED UNTIL AT LEAST FIVE (5) BUSINESS DAYS AFTER THE DATE THE INVESTOR RECEIVES THE PROSPECTUS.

A - INVESTMENT

Item (1)a

Enter the dollar amount of the purchase and the number of shares to be purchased. Dollar amount and number of shares in whole numbers only.

Minimum purchase 300 shares ($3,000). Qualified Plans 100 shares ($1,000). Check the box to indicate whether this is an initial or an additional investment. The “Additional Investment” box must be checked in order for this subscription to be combined with another subscription for purposes of a volume discount. Check the box to indicate whether a check is enclosed or funds will be wired. A completed Subscription Agreement and AMPF Form 200728 are required for each initial and additional investment.

Item (1)b	Check the box to indicate if the Registered Representative is purchasing common stock net of selling commissions (NAV). Representative will not receive selling commision.

B - TYPE OF OWNERSHIP

FOR ALL ACCOUNTS, PLEASE MAIL THE COMPLETED AND EXECUTED SUBSCRIPTION AGREEMENT, AMPF FORM 200728, AND FUNDING INSTRUCTIONS TO:
Ameriprise Financial Services 9954 AMPF Financial Center Minneapolis, MN 55474
ALL CHECKS SHOULD BE MADE PAYABLE TO AMERIPRISE.
Item (2)a

Check the appropriate box to indicate the type of entity that is subscribing [entities for non-custodial ownership accounts appear on the top of item 2(a); entities for custodial ownership accounts appear on the bottom]. If this is an additional purchase, ownership information should be completed exactly the same as the previous investment. If the entity is a pension or profit sharing plan, indicate whether it is taxable or exempt from taxation under Section 501A of the Internal Revenue Code. Note: Pension or profit sharing plan appears under non-custodial ownership as well as custodial ownership — check non-custodial ownership if the plan has a trustee; custodial ownership if the plan has a custodian. If you check the Individual Ownership box and you wish to designate a Transfer on Death beneficiary, you may check the “TOD” box and you must fill out the included Transfer on Death Form in order to effect the designation.

Item (2)b	Enter the exact name of the custodian or trustee and mailing address. If this is an additional purchase by a qualified plan, please use the same exact plan name as the previous investment.
Item (2)c	The custodian must complete this box by entering its custodian Tax ID number (for tax purposes), custodial account number and its telephone number.

C - INVESTOR INFORMATION

Item (3)

For non-custodial ownership accounts, enter the exact name in which the shares are to be held. For co-investors, enter the names of all investors. For custodial ownership accounts, enter “FBO” followed by the name of the investor.

Item (4)	Enter residence address, city, state, and zip code of the investor. Note: The custodian or trustee of custodial ownership accounts is the mailing address or address of record completed in Item (2)b.
Item (5)	Enter the alternate mailing address if different than the residence address in Item (4). For custodial ownership accounts, enter the residence address of the investor.
Item (6) Item (7)

Enter home telephone, business telephone and email address.

Check the box if you consent to the electronic delivery of documents including prospectus supplements, post-effective amendments, annual and quarterly reports. E-mail address is required. Please carefully read the representations set forth on page 2 before consenting to receive documents electronically. Electronic delivery is not permitted in Alaska. We are unable to provide electronic delivery in Minnesota and Washington D.C.

Item (8)	Enter birth date of investor and co-investor, if applicable, or date of incorporation.
Item (9)

Enter the Social Security number of investor and co-investor, if applicable. The investor is certifying that this number is correct. For custodial ownership accounts, enter the investor’s Social Security number (for identification purposes). Enter Tax ID number, if applicable.

Item (10)

Check the appropriate box. If the investor is a non-resident alien, he / she must apply to the Internal Revenue Service for an identification number via Form SS-4 for an individual or SS-5 for a corporation, and supply the number to the Company as soon as it is available. If non-resident alien, investor must submit an original of the appropriate W-8 Form (W-8BEN, W-8ECI, W-8EXP OR W-8IMY) in order to make an investment.

Item (11)	Check if the investor is an employee of Inland or an affiliate.

D - DISTRIBUTION OPTIONS

CHECK THE APPROPRIATE BOX TO INDICATE DISTRIBUTION OPTIONS FOR ACCOUNTS:
Item (12)a	Check to mail distributions to custodian.
Item (12)b

Check to participate in the Distribution Reinvestment Plan if you are reinvesting your entire cash distribution. Complete the included Distribution Election Change Form only if you are electing a partial cash distribution reinvestment. In the event the Distribution Reinvestment Plan is terminated by Inland American, and Inland American continues to pay cash distributions, any future cash distribution will be placed into the Ameriprise brokerage account.

E - SIGNATURE

Item (13)	The Subscription Agreement/Signature Page must be executed by the investor; and, if applicable, the trustee or custodian.

F - BROKER/DEALER - REGISTERED REPRESENTATIVE

Item (14)

Enter the Registered Representative name, address, B/D Rep ID number, telephone number, and email address. Also, enter the name of the broker/dealer home office address and B/D Client Account number. By executing the Subscription Agreement/Signature Page, the Registered Representative substantiates compliance with the conduct rules of the FINRA, by certifying that the Registered Representative has reasonable grounds to believe, based on information obtained from the investor concerning his, her or its investment objectives, other investments, financial situation and needs and any other information known by such Registered Representative, that investment in the Company is suitable for such investor in light of his, her or its financial position, net worth and other suitability characteristics and that the Registered Representative has informed the investor of all pertinent facts relating to the liability, liquidity and marketability of an investment in the Company during its term. The Registered Representative (authorized signature) should sign where provided.

G - REGISTERED INVESTMENT ADVISOR (RIA)

Item (15)

Check the box to indicate whether this subscription was solicited or recommended by an investment advisor/broker/dealer whose agreement with the investor includes a fixed or “wrap” fee feature for advisory and related brokerage services, and, accordingly, may not charge the regular selling commission. No sales commissions are paid on these accounts. This box must be checked in order for such investor(s) to purchase shares net of the selling commissions.

C-1-9

AMPF

SUBMISSION OF SUBSCRIPTION

FOR ALL ACCOUNTS, PLEASE MAIL THE COMPLETED AND EXECUTED SUBSCRIPTION AGREEMENT, AMPF FORM 200728, AND FUNDING INSTRUCTIONS TO:

Ameriprise Financial Services
9954 AMPF Financial Center
Minneapolis, MN 55474

ALL CHECKS SHOULD BE MADE PAYABLE TO AMERIPRISE.

If you have questions, please call Ameriprise at 800-297-6663 and say “Direct Investments.”

NOTE:

If a person other than the person in whose name the shares will be held is reporting the income received from the Company, you must notify the Company in writing of that person’s name, address and Social Security number.

ALL INVESTORS AND THEIR REGISTERED REPRESENTATIVES MUST SIGN THE SUBSCRIPTION AGREEMENT/SIGNATURE PAGE PRIOR TO TENDERING ANY FUNDS FOR INVESTMENT IN SHARES.

SPECIAL SUITABILITY STANDARDS

Certain states have imposed special financial suitability standards for investors who purchase shares. In determining your net worth, do not include your home, home furnishings or automobile.

In general, each investor must have either: (i) minimum net worth of at least $250,000; or (ii) minimum annual gross income of at least $70,000 and a minimum net worth of at least $70,000.

In addition, if the investor is a resident of Kentucky, Massachusetts, Michigan, Missouri, Ohio, Oregon or Pennsylvania, the investment may not exceed 10.0% of the investor’s liquid net worth.

If the investor is a resident of Kansas, the Office of the Kansas Securities Commissioner recommends that the investor’s aggregate investment in these securities and similar direct participation investments should not exceed 10% of the investor’s liquid net worth. For these purposes, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.

In the case of sales to fiduciary accounts (such as an IRA, Keogh Plan or pension or profit-sharing plan), these suitability standards must be satisfied by the beneficiary, the fiduciary account, or by the donor or grantor who directly or indirectly supplies the funds to purchase the shares if the donor or the grantor is the fiduciary. In the case of gifts to minors, the minimum suitability standards must be met by the custodian of the account or by the donor.

We intend to assert the foregoing representations as a defense in any subsequent litigation where such assertion would be relevant. We have the right to accept or reject this subscription in whole or in part, so long as such partial acceptance or rejection does not result in an investment of less than the minimum number of shares specified in the Prospectus. As used above, the singular includes the plural in all respects if shares are being acquired by more than one person. As used in the Subscription Agreement/Signature Page, “Inland” refers to The Inland Real Estate Group, Inc. and its affiliates. The Subscription Agreement/Signature Page and all rights hereunder shall be governed by, and interpreted in accordance with, the internal laws of the State of Illinois without giving effect to its conflict of laws principles.

By executing the Subscription Agreement/Signature Page, the investor is not waiving any rights under the federal or state securities laws.

AUTOMATIC CLEARING HOUSE (ACH) LANGUAGE

I (we) hereby authorize Inland American Real Estate Trust, Inc. (“Company”) to deposit distributions from my (our) common stock of the Company into the account listed in Section D of the Subscription Agreement/Signature Page at the financial institution indicated in Section D of the Subscription Agreement/Signature Page. I further authorize the Company to debit my account noted in Section D of the Subscription Agreement/Signature Page in the event that the Company erroneously deposits additional funds to which I am not entitled, provided that such debit shall not exceed the original amount of the erroneous deposit. In the event that I withdraw funds erroneously deposited into my account before the Company reverses such deposit, I agree that the Company has the right to retain any future distributions to which I am entitled until the erroneously deposited amounts are recovered by the Company.

This authorization is to remain in full force and effect until the Company has received written notice from me of the termination of this authorization in time to allow reasonable opportunity to act on it, or until the Company has sent me written notice of termination of this authorization. This authorization is not valid to the extent that distributions are reinvested pursuant to the Distribution Reinvestment Plan.

CONSENT TO ELECTRONIC DELIVERY OF DOCUMENTS

(a) I acknowledge that access to both Internet e-mail and the World Wide Web is required in order to access documents electronically. I may receive by e-mail notification of the availability of a document in electronic format. The notification e-mail will contain a web address (or hyperlink) where the document can be found. By entering this address into my web browser, I can view, download and print the document from my computer. I acknowledge that there may be costs associated with the electronic access, such as usage charges from my Internet provider and telephone provider, and that these costs are my responsibility.

(b) I acknowledge that documents distributed electronically may be provided in Adobe’s Portable Document Format (PDF). The Adobe Reader® software is required to view documents in PDF format. The Reader software is available free of charge from Adobe’s web site at www.adobe.com. The Reader software must be correctly installed on my system before I will be able to view documents in PDF format. Electronic delivery also involves risks related to system or network outage that could impair my timely receipt of or access to stockholder communications.

(c) I acknowledge that I may receive at no cost from Inland American a paper copy of any documents delivered electronically by calling Inland Customer Relations at 800.826.8228 from 8:15 am to 5:00 pm CT Monday-Friday.

(d) I understand that if the e-mail notification is returned to Inland American as “undeliverable”, a letter will be mailed to me with instructions on how to update my e-mail address to begin receiving communication via electronic delivery. I further understand that if Inland American is unable to obtain a valid e-mail address for me, Inland American will resume sending a paper copy of Inland American’s filings by U.S. mail to my address of record.

(e) I understand that my consent may be updated or canceled, including any updates in e-mail address to which documents are delivered, at any time by going to the Registrar & Transfer Company website at www.rtco.com/inlandedelivery and clicking on the Enroll, Update, or Cancel links.

C-1-10

Second Offering Dated 01/07/09

AMPF

Inland American Real Estate Trust, Inc. NOT VALID FOR RESIDENTS OF ARIZONA, NEBRASKA, OKLAHOMA AND TEXAS

INSTRUCTIONS TO INVESTORS OF AMERIPRISE FINANCIAL SERVICES – For Prospectus Dated January 7, 2009

Please read this Subscription Agreement/Signature Page and the Terms and Conditions of the Offering set forth in the Prospectus before signing. Investor must read the Instructions to Investors. Please mail the completed and executed Subscription Agreement, AMPF Form 200728, and funding instructions to: Ameriprise Financial Services, 9954 AMPF Financial Center, Minneapolis, MN 55474. AN INVESTMENT IN INLAND AMERICAN REAL ESTATE TRUST, INC. CANNOT BE COMPLETED UNTIL AT LEAST FIVE (5) BUSINESS DAYS AFTER THE DATE THE INVESTOR RECEIVES THE PROSPECTUS.

A - INVESTMENT

(1)a	This subscription is in the amount of $				or the purchase of		shares of Inland
American Real Estate Trust, Inc. at $10 per share. Minimum initial investment: 300 shares; 100 shares for Qualified Plans. Dollar amount and number of shares in whole numbers only.
	This is an:	☐	INITIAL INVESTMENT; or	☐	ADDITIONAL INVESTMENT	☐	Payment will be made:
	☐	CHECK ENCLOSED; or	☐	FUNDS WIRED
A completed Subscription Agreement/Signature Page and AMPF Form 200728 are required for each initial and additional investment.
(1)b	☐		REGISTERED REPRESENTATIVE NAV PURCHASE (NET OF SELLING COMMISSION). Representative will not receive selling commission.

B - TYPE OF OWNERSHIP

Non-Custodial Ownership - Make check payable to: AMERIPRISE

(2)a	☐	Individual Ownership one signature required	☐	Corporate Ownership authorized signature required	☐	Community Property all parties must sign	☐	Uniform Gifts to Minors Act - custodian signature required
	☐	Joint Tenants with Right of Survivorship all parties must sign	☐	LLC Ownership authorized signature required	☐	Tenants by the Entirety all parties must sign		State of a Custodian for
	☐	Tenants in Common all parties must sign	☐	TOD (Fill out included TOD Form to effect designation)	☐	Partnership Ownership authorized signature required	☐	Pension or Profit Sharing Plan - trustee signature(s) required
	☐	Trust trustee or grantor signature(s) required					☐	Taxable	☐	Exempt under §501A
		☐ Taxable ☐	Grantor A or B		Date Established	MM /DD/YYYY	☐	Estate - personal representative signature required
							☐	Other (Specify)
If Pension, Profit Sharing or Trust, complete the following: Name of Trustee or other Administrator

Custodial Ownership - Make check payable to: AMERIPRISE

(2)a	☐	Traditional IRA custodian signature required		(2)b		Name of Custodian or Trustee
	☐	Roth IRA custodian signature required				Mailing Address	9954 AMPF Financial Center
	☐	KEOGH trustee signature required				City	Minneapolis	State	MN	Zip	55474
CUSTODIAN INFORMATION To Be Completed By Custodian Listed Above

	☐	Simplified Employee Pension/Trust (S.E.P.) custodian signature required			(2)c	Custodian Tax ID #	51-6041053
	☐	Pension or Profit Sharing Plan custodian signature required				Custodial Account #
		☐	Taxable	☐	Exempt under §501A	Custodian Telephone	800-297-6663

Name of Custodian or other Administrator
	☐	Other (Specify)

C - INVESTOR INFORMATION

(3)	INVESTOR ☐	Mr.	☐	Mrs.	☐	Ms.
	CO-INVESTOR ☐	Mr.	☐	Mrs.	☐	Ms.
(4)	Residence Address (Required)
	City							State	Zip
(5)	Alternate Mailing Address
	City							State	Zip
(6)	Home Telephone	- -					Business Telephone	- -

(7)	I consent to the electronic delivery of documents:					☐ *Yes	*Electronic Delivery is not permitted in Alaska. We are unable to provide electronic delivery in Minnesota and Washington D.C.
Email Address (Required)
(8)	Birth Date / Date of Incorporation	/ /					MM/DD/YYYY	Co-Investor Birth Date	/ /	MM/DD/YYYY
(9)	Social Security #	- -					Co-Investor Social Security #	- -
	Tax ID #	-
(10)	Please Indicate Citizenship Status (Required)
	☐ U.S. Citizen ☐	Resident Alien				☐	Non-Resident Alien*	(11) ☐		Employee or Affiliate

*If non-resident alien, investor must submit an original of the appropriate W-8 Form (W-8BEN, W-8ECI, W-8EXP OR W-8IMY) in order to make an investment.

C-1-11

AMPF

D - DISTRIBUTION OPTIONS

Distribution Options for  Accounts

(12)a	☐	Mail To Ameriprise Brokerage Account

(12)b	☐

Distribution Reinvestment Plan: Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvest the entire cash distribution. If you are electing a partial cash distribution/reinvestment, please complete the Distribution Election Change Form. In the event the Distribution Reinvestment Plan is terminated by Inland American, and Inland American continues to pay cash distributions, any future cash distribution will be placed into the Ameriprise brokerage account.

Insert Account Number

E - SIGNATURE

(13)

THE UNDERSIGNED CERTIFIES, under penalties of perjury (i) that the taxpayer identification number shown on the Subscription Agreement/Signature Page is true, correct and complete, and (ii) that I (we) am (are) not subject to backup withholding either because I (we) have not been notified that I (we) am (are) subject to backup withholding as a result of a failure to report all interest or distributions, or the Internal Revenue Service has notified me (us) that I (we) am (are) no longer subject to backup withholding. The undersigned further acknowledges and/or represents (or in the case of fiduciary accounts, the person authorized to sign on such Investor’s behalf) the following:

(A)

For all investors except those that are residents of the State of Minnesota, acknowledges receipt, not less than five (5) business days prior to the signing of this Subscription Agreement, of the Prospectus of the Company relating to the shares, wherein the terms and conditions of the offering of the shares are described, including among other things, the restrictions on ownership and transfer of shares, which require, under certain circumstances, that a holder of shares shall give written notice and provide certain information to the Company.

(B)

Represents that I (we) either: (i) have a net worth (excluding home, home furnishings and automobiles) of at least $70,000 and estimate that (without regard to investment in the Company) I (we) have gross income due in the current year of at least $70,000; (ii) have a net worth (excluding home, home furnishings and automobiles) of at least $250,000; or (iii) have such higher suitability as may be required by certain states as set forth on page 2 of the Instructions to Investors attached hereto; in the case of sales to fiduciary accounts, the suitability standards must be met by the beneficiary, the fiduciary account or by the donor or grantor who directly or indirectly supplies the funds for the purchase of the shares.

(C)

Represents that the investor is purchasing the shares for his or her own account and if I am (we are) purchasing shares on behalf of a trust or other entity of which I am (we are) trustee(s) or authorized agent(s) I (we) have due authority to execute the Subscription Agreement/Signature Page and do hereby legally bind the trust or other entity of which I am (we are) trustee(s) or authorized agent(s).

	(D)	Acknowledges that the shares are not liquid, there is no current market for the shares and the investors may not be able to sell the securities.

(E)

If an employee or affiliate of the Company, represents that the shares are being purchased for investment purposes only and not for immediate resale; If not an employee or affiliate, I acknowledge that I have read this item.

Signature — Investor	Date

Signature — Co-Investor (If Applicable)	Authorized Signature (Custodian or Trustee If Applicable)

AN INVESTMENT IN INLAND AMERICAN REAL ESTATE TRUST, INC. CANNOT BE COMPLETED UNTIL AT LEAST FIVE (5) BUSINESS DAYS AFTER THE DATE THE INVESTOR RECEIVES THE PROSPECTUS.

F - BROKER/DEALER-REGISTERED REPRESENTATIVE

(14)	BROKER/DEALER DATA—completed by selling Registered Representative (Please use Representative address—not home office address)

	Registered Representative Name	Mr.	☐	Mrs.	☐	Ms.	☐

Mailing Address

		City						State		Zip

Broker/Dealer Name

		B/D Home Office Mailing Address	9954 AMPF Financial Center

		City	Minneapolis					State	MN	Zip	55474

		B/D Client Account Number	#

		B/D Rep ID Number	#					Registered Representative Telephone - -

		Have you changed Broker/Dealers?	Registered Representative E-mail

		☐ Yes ☐	No

Signature - Registered Representative	Signature - Broker / Dealer (If Applicable)

G - REGISTERED INVESTMENT ADVISOR (RIA)

(15)

REGISTERED INVESTMENT ADVISOR (RIA) NO SALES COMMISSIONS ARE PAID ON THESE ACCOUNTS.   ☐ Check only if investment is made through the RIA in its capacity as an RIA and not in its capacity as a Registered Representative, if applicable, whose agreement with the investor includes a fixed or “wrap” fee feature for advisory and related brokerage services. If an owner or principal or any member of the RIA firm is an FINRA licensed Registered Representative affiliated with a broker/dealer the transaction should be conducted through that broker/dealer not through the RIA.

C-1-12

Second Offering Dated 01/07/09

Inland American Real Estate Trust, Inc. FOR RESIDENTS OF ARIZONA, NEBRASKA, OKLAHOMA AND TEXAS	AMPF

INSTRUCTIONS TO INVESTORS OF AMERIPRISE FINANCIAL SERVICES – For Prospectus Dated January 7, 2009

Any person desiring to subscribe for shares of our common stock should carefully read and review the Prospectus, as supplemented or amended to date, and if he/she desires to subscribe for shares, complete the Subscription Agreement/Signature Page that follows these instructions. Follow the appropriate instructions listed below for the items indicated. Please print in ballpoint pen or type the information. AN INVESTMENT IN INLAND AMERICAN REAL ESTATE TRUST, INC. CANNOT BE COMPLETED UNTIL AT LEAST FIVE (5) BUSINESS DAYS AFTER THE DATE THE INVESTOR RECEIVES THE PROSPECTUS.

A - INVESTMENT

Item (1)a

Enter the dollar amount of the purchase and the number of shares to be purchased. Dollar amount and number of shares in whole numbers only. Minimum purchase 300 shares ($3,000). Qualified Plans 100 shares ($1,000). Check the box to indicate whether this is an initial or an additional investment. The “Additional Investment” box must be checked in order for this subscription to be combined with another subscription for purposes of a volume discount. Check the box to indicate whether a check is enclosed or funds will be wired. A completed Subscription Agreement and AMPF Form 200728 are required for each initial and additional investment.

Item (1)b	Check the box to indicate if the Registered Representative is purchasing common stock net of selling commissions (NAV). Representative will not receive selling commision.

B - TYPE OF OWNERSHIP

FOR ALL ACCOUNTS, PLEASE MAIL THE COMPLETED AND EXECUTED SUBSCRIPTION AGREEMENT, AMPF FORM 200728, AND FUNDING INSTRUCTIONS TO:
Ameriprise Financial Services 9954 AMPF Financial Center Minneapolis, MN 55474
ALL CHECKS SHOULD BE MADE PAYABLE TO AMERIPRISE.
Item (2)a

Check the appropriate box to indicate the type of entity that is subscribing [entities for non-custodial ownership accounts appear on the top of item 2(a); entities for custodial ownership accounts appear on the bottom]. If this is an additional purchase, ownership information should be completed exactly the same as the previous investment. If the entity is a pension or profit sharing plan, indicate whether it is taxable or exempt from taxation under Section 501A of the Internal Revenue Code. Note: Pension or profit sharing plan appears under non-custodial ownership as well as custodial ownership — check non-custodial ownership if the plan has a trustee; custodial ownership if the plan has a custodian. If you check the Individual Ownership box and you wish to designate a Transfer on Death beneficiary, you may check the “TOD” box and you must fill out the included Transfer on Death Form in order to effect the designation.

Item (2)b	Enter the exact name of the custodian or trustee and mailing address. If this is an additional purchase by a qualified plan, please use the same exact plan name as the previous investment.
Item (2)c	The custodian must complete this box by entering its custodian Tax ID number (for tax purposes), custodial account number and its telephone number.

C - INVESTOR INFORMATION

Item (3)

For non-custodial ownership accounts, enter the exact name in which the shares are to be held. For co-investors, enter the names of all investors. For custodial ownership accounts, enter “FBO” followed by the name of the investor.

Item (4)	Enter residence address, city, state, and zip code of the investor. Note: The custodian or trustee of custodial ownership accounts is the mailing address or address of record completed in Item (2)b.
Item (5)	Enter the alternate mailing address if different than the residence address in Item (4). For custodial ownership accounts, enter the residence address of the investor.
Item (6) Item (7)

Enter home telephone, business telephone and email address.

Check the box if you consent to the electronic delivery of documents including prospectus supplements, post-effective amendments, annual and quarterly reports. E-mail address is required. Please carefully read the representations set forth on page 2 before consenting to receive documents electronically. Electronic delivery is not permitted in Alaska. We are unable to provide electronic delivery in Minnesota and Washington D.C.

Item (8)	Enter birth date of investor and co-investor, if applicable, or date of incorporation.
Item (9)

Enter the Social Security number of investor and co-investor, if applicable. The investor is certifying that this number is correct. For custodial ownership accounts, enter the investor’s Social Security number (for identification purposes). Enter Tax ID number, if applicable.

Item (10)

Check the appropriate box. If the investor is a non-resident alien, he/she must apply to the Internal Revenue Service for an identification number via Form SS-4 for an individual or SS-5 for a corporation, and supply the number to the Company as soon as it is available. If non-resident alien, investor must submit an original of the appropriate W-8 Form (W-8BEN, W-8ECI, W-8EXP OR W-8IMY) in order to make an investment.

Item (11)	Check if the investor is an employee of Inland or an affiliate.

D - DISTRIBUTION OPTIONS

CHECK THE APPROPRIATE BOX TO INDICATE DISTRIBUTION OPTIONS FOR ACCOUNTS:
Item (12)a	Check to mail distributions to custodian.
Item (12)b

Check to participate in the Distribution Reinvestment Plan if you are reinvesting your entire cash distribution. Complete the included Distribution Election Change Form only if you are electing a partial cash distribution reinvestment. In the event the Distribution Reinvestment Plan is terminated by Inland American, and Inland American continues to pay cash distributions, any future cash distribution will be placed into the Ameriprise brokerage account.

E - SIGNATURE

Item (13)

The Subscription Agreement/Signature Page must be executed and items A through E must be initialed by the investor indicating that they have read each item; and, if applicable, the trustee or custodian.

F - BROKER/DEALER - REGISTERED REPRESENTATIVE

Item (14)

Enter the Registered Representative name, address, B/D Rep ID number, telephone number, and email address. Also, enter the name of the broker/dealer, home office address and B/D Client Account number. By executing the Subscription Agreement/Signature Page, the Registered Representative substantiates compliance with the conduct rules of the FINRA, by certifying that the Registered Representative has reasonable grounds to believe, based on information obtained from the investor concerning his, her or its investment objectives, other investments, financial situation and needs and any other information known by such Registered Representative, that investment in the Company is suitable for such investor in light of his, her or its financial position, net worth and other suitability characteristics and that the Registered Representative has informed the investor of all pertinent facts relating to the liability, liquidity and marketability of an investment in the Company during its term. The Registered Representative (authorized signature) should sign where provided.

G - REGISTERED INVESTMENT ADVISOR (RIA)

Item (15)

Check the box to indicate whether this subscription was solicited or recommended by an investment advisor/broker/dealer whose agreement with the investor includes a fixed or “wrap” fee feature for advisory and related brokerage services, and, accordingly, may not charge the regular selling commission. No sale commissions are paid on these accounts. This box must be checked in order for such investor(s) to purchase shares net of the selling commissions.

C-1-13

AMPF

SUBMISSION OF SUBSCRIPTION

FOR ALL ACCOUNTS, PLEASE MAIL THE COMPLETED AND EXECUTED SUBSCRIPTION AGREEMENT, AMPF FORM 200728, AND FUNDING INSTRUCTIONS TO:

Ameriprise Financial Services

9954 AMPF Financial Center

Minneapolis, MN 55474

ALL CHECKS SHOULD BE MADE PAYABLE TO AMERIPRISE.

If you have questions, please call Ameriprise at 800-297-6663 and say “Direct Investments.”

NOTE:

If a person other than the person in whose name the shares will be held is reporting the income received from the Company, you must notify the Company in writing of that person’s name, address and Social Security number.

ALL INVESTORS AND THEIR REGISTERED REPRESENTATIVES MUST SIGN THE SUBSCRIPTION AGREEMENT/SIGNATURE PAGE PRIOR TO TENDERING ANY FUNDS FOR INVESTMENT IN SHARES.

SPECIAL SUITABILITY STANDARDS

Certain states have imposed special financial suitability standards for investors who purchase shares. In determining your net worth, do not include your home, home furnishings or automobile.

In general, each investor must have either: (i) minimum net worth of at least $250,000; or (ii) minimum annual gross income of at least $70,000 and a minimum net worth of at least $70,000.

In addition, if the investor is a resident of Kentucky, Massachusetts, Michigan, Missouri, Ohio, Oregon or Pennsylvania, the investment may not exceed 10.0% of the investor’s liquid net worth.

If the investor is a resident of Kansas, the Office of the Kansas Securities Commissioner recommends that the investor’s aggregate investment in these securities and similar direct participation investments should not exceed 10% of the investor’s liquid net worth. For these purposes, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.

In the case of sales to fiduciary accounts (such as an IRA, Keogh Plan or pension or profit-sharing plan), these suitability standards must be satisfied by the beneficiary, the fiduciary account, or by the donor or grantor who directly or indirectly supplies the funds to purchase the shares if the donor or the grantor is the fiduciary. In the case of gifts to minors, the minimum suitability standards must be met by the custodian of the account or by the donor.

We intend to assert the foregoing representations as a defense in any subsequent litigation where such assertion would be relevant. We have the right to accept or reject this subscription in whole or in part, so long as such partial acceptance or rejection does not result in an investment of less than the minimum number of shares specified in the Prospectus. As used above, the singular includes the plural in all respects if shares are being acquired by more than one person. As used in the Subscription Agreement/Signature Page, “Inland” refers to The Inland Real Estate Group, Inc. and its affiliates. The Subscription Agreement/Signature Page and all rights hereunder shall be governed by, and interpreted in accordance with, the internal laws of the State of Illinois without giving effect to its conflict of laws principles.

By executing the Subscription Agreement/Signature Page, the investor is not waiving any rights under the federal or state securities laws.

AUTOMATIC CLEARING HOUSE (ACH) LANGUAGE

I (we) hereby authorize Inland American Real Estate Trust, Inc. (“Company”) to deposit distributions from my (our) common stock of the Company into the account listed in Section D of the Subscription Agreement/Signature Page at the financial institution indicated in Section D of the Subscription Agreement/Signature Page. I further authorize the Company to debit my account noted in Section D of the Subscription Agreement/Signature Page in the event that the Company erroneously deposits additional funds to which I am not entitled, provided that such debit shall not exceed the original amount of the erroneous deposit. In the event that I withdraw funds erroneously deposited into my account before the Company reverses such deposit, I agree that the Company has the right to retain any future distributions to which I am entitled until the erroneously deposited amounts are recovered by the Company.

This authorization is to remain in full force and effect until the Company has received written notice from me of the termination of this authorization in time to allow reasonable opportunity to act on it, or until the Company has sent me written notice of termination of this authorization. This authorization is not valid to the extent that distributions are reinvested pursuant to the Distribution Reinvestment Plan.

CONSENT TO ELECTRONIC DELIVERY OF DOCUMENTS

(a)           I acknowledge that access to both Internet e-mail and the World Wide Web is required in order to access documents electronically. I may receive by e-mail notification of the availability of a document in electronic format. The notification e-mail will contain a web address (or hyperlink) where the document can be found. By entering this address into my web browser, I can view, download and print the document from my computer. I acknowledge that there may be costs associated with the electronic access, such as usage charges from my Internet provider and telephone provider, and that these costs are my responsibility.

(b)           I acknowledge that documents distributed electronically may be provided in Adobe’s Portable Document Format (PDF). The Adobe Reader® software is required to view documents in PDF format. The Reader software is available free of charge from Adobe’s web site at www.adobe.com. The Reader software must be correctly installed on my system before I will be able to view documents in PDF format. Electronic delivery also involves risks related to system or network outage that could impair my timely receipt of or access to stockholder communications.

(c)           I acknowledge that I may receive at no cost from Inland American a paper copy of any documents delivered electronically by calling Inland Customer Relations at 800.826.8228 from 8:15 am to 5:00 pm CT Monday-Friday.

(d)           I understand that if the e-mail notification is returned to Inland American as “undeliverable”, a letter will be mailed to me with instructions on how to update my e-mail address to begin receiving communication via electronic delivery. I further understand that if Inland American is unable to obtain a valid e-mail address for me, Inland American will resume sending a paper copy of Inland American’s filings by U.S. mail to my address of record.

(e)           I understand that my consent may be updated or canceled, including any updates in e-mail address to which documents are delivered, at any time by going to the Registrar & Transfer Company website at www.rtco.com/inlandedelivery and clicking on the Enroll, Update, or Cancel links.

C-1-14

Second Offering Dated 01/07/09

Inland American Real Estate Trust, Inc. FOR RESIDENTS OF ARIZONA, NEBRASKA, OKLAHOMA AND TEXAS	AMPF

INSTRUCTIONS TO INVESTORS OF AMERIPRISE FINANCIAL SERVICES – For Prospectus Dated January 7, 2009

Please read this Subscription Agreement/Signature Page and the Terms and Conditions of the Offering set forth in the Prospectus before signing. Investor must read the Instructions to Investors. Please mail the completed and executed Subscription Agreement, AMPF Form 200728, and funding instructions to: Ameriprise Financial Services, 9954 AMPF Financial Center, Minneapolis, MN 55474.

AN INVESTMENT IN INLAND AMERICAN REAL ESTATE TRUST, INC. CANNOT BE COMPLETED UNTIL AT LEAST FIVE (5) BUSINESS DAYS AFTER THE DATE THE INVESTOR RECEIVES THE PROSPECTUS.

A - INVESTMENT

(1)a	This subscription is in the amount of $				or the purchase of	shares of Inland
American Real Estate Trust, Inc. at $10 per share. Minimum initial investment: 300 shares; 100 shares for Qualified Plans. Dollar amount and number of shares in whole numbers only.
	This is an:	☐	INITIAL INVESTMENT; or	☐	ADDITIONAL INVESTMENT	Payment will be made:
	☐	CHECK ENCLOSED; or	☐	FUNDS WIRED
A completed Subscription Agreement/Signature Page and AMPF Form 200728 are required for each initial and additional investment.
(1)b	☐		REGISTERED REPRESENTATIVE NAV PURCHASE (NET OF SELLING COMMISSION). Representative will not receive selling commission.

B - TYPE OF OWNERSHIP

Non-Custodial Ownership - Make check payable to: AMERIPRISE

(2)a	☐	Individual Ownership one signature required	☐	Corporate Ownership authorized signature required	☐	Community Property all parties must sign	☐	Uniform Gifts to Minors Act - custodian signature required
	☐	Joint Tenants with Right of Survivorship all parties must sign	☐	LLC Ownership authorized signature required	☐	Tenants by the Entirety all parties must sign		State of a Custodian for
	☐	Tenants in Common all parties must sign	☐	TOD (Fill out included TOD Form to effect designation)	☐	Partnership Ownership authorized signature required	☐	Pension or Profit Sharing Plan - trustee signature(s) required
	☐	Trust trustee or grantor signature(s) required					☐	Taxable	☐	Exempt under §501A
		☐ Taxable ☐	Grantor A or B		Date Established	MM /DD/YYYY	☐	Estate - personal representative signature required
	If Pension, Profit Sharing or Trust, complete the following: Name of Trustee or other Administrator						☐	Other (Specify)

Custodial Ownership - Make check payable to: AMERIPRISE

(2)a	☐	Traditional IRA custodian signature required		(2)b	Name of Custodian or Trustee
	☐	Roth IRA custodian signature required			Mailing Address	9954 AMPF Financial Center
	☐	KEOGH trustee signature required			City	Minneapolis	State	MN	Zip	55474
CUSTODIAN INFORMATION To Be Completed By Custodian Listed Above

	☐	Simplified Employee Pension/Trust (S.E.P.) custodian signature required			(2)c	Custodian Tax ID #	51-6041053
	☐	Pension or Profit Sharing Plan custodian signature required				Custodial Account #
		☐	Taxable	☐	Exempt under §501A	Custodian Telephone	800-297-6663
Name of Custodian or other Administrator
	☐	Other (Specify)

C - INVESTOR INFORMATION

(3)	INVESTOR	☐ Mr. ☐ Mrs. ☐ Ms.
	CO-INVESTOR	☐ Mr. ☐ Mrs. ☐ Ms.
(4)	Residence Address (Required)
	City			State	Zip
(5)	Alternate Mailing Address
	City			State	Zip
(6)	Home Telephone	- -		Business Telephone	- -

(7)	I consent to the electronic delivery of documents:	☐ *Yes	*	Electronic Delivery is not permitted in Alaska. We are unable to provide electronic delivery in Minnesota and Washington D.C.
Email Address (Required)
(8)	Birth Date / Date of Incorporation	/ /	MM/DD/YYYY	Co-Investor Birth Date	/ /	MM/DD/YYYY
(9)	Social Security #	- -		Co-Investor Social Security #	- -
	Tax ID #	-
(10)	Please Indicate Citizenship Status (Required)
	☐ U.S. Citizen	☐ Resident Alien ☐	Non-Resident Alien*	(11) ☐		Employee or Affiliate

*If non-resident alien, investor must submit an original of the appropriate W-8 Form (W-8BEN, W-8ECI, W-8EXP OR W-8IMY) in order to make an investment.

C-1-15

AMPF

D - DISTRIBUTION OPTIONS

Distribution Options for Custodial Accounts

(12)a	☐	Mail To Ameriprise Brokerage Account
(12)b	☐

Distribution Reinvestment Plan: Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvest the entire cash distribution. If you are electing a partial cash distribution/reinvestment, please complete the Distribution Election Change Form. In the event the Distribution Reinvestment Plan is terminated by Inland American, and Inland American continues to pay cash distributions, any future cash distribution will be placed into the Ameriprise brokerage account.

Insert Account Number

E - SIGNATURE

(13)

THE UNDERSIGNED CERTIFIES, under penalties of perjury (i) that the taxpayer identification number shown on the Subscription Agreement/Signature Page is true, correct and complete, and (ii) that I (we) am (are) not subject to backup withholding either because I (we) have not been notified that I (we) am (are) subject to backup withholding as a result of a failure to report all interest or distributions, or the Internal Revenue Service has notified me (us) that I (we) am (are) no longer subject to backup withholding. The undersigned further acknowledges and/or represents (or in the case of fiduciary accounts, the person authorized to sign on such Investor’s behalf) the following:

☐ Initial	(A)

Acknowledges receipt, not less than five (5) business days prior to the signing of this Subscription Agreement, of the Prospectus of the Company relating to the shares, wherein the terms and conditions of the offering of the shares are described, including among other things, the restrictions on ownership and transfer of shares, which require, under certain circumstances, that a holder of shares shall give written notice and provide certain information to the Company.

☐ Initial	(B)

Represents that I (we) either: (i) have a net worth (excluding home, home furnishings and automobiles) of at least $70,000 and estimate that (without regard to investment in the Company) I (we) have gross income due in the current year of at least $70,000; (ii) have a net worth (excluding home, home furnishings and automobiles) of at least $250,000; or (iii) have such higher suitability as may be required by certain states as set forth on page 2 of the Instructions to Investors attached hereto; in the case of sales to fiduciary accounts, the suitability standards must be met by the beneficiary, the fiduciary account or by the donor or grantor who directly or indirectly supplies the funds for the purchase of the shares.

☐ Initial	(C)

Represents that the investor is purchasing the shares for his or her own account and if I am (we are) purchasing shares on behalf of a trust or other entity of which I am (we are) trustee(s) or authorized agent(s) I (we) have due authority to execute the Subscription Agreement/Signature Page and do hereby legally bind the trust or other entity of which I am (we are) trustee(s) or authorized agent(s).

☐ Initial	(D)	Acknowledges that the shares are not liquid, there is no current market for the shares and the investors may not be able to sell the securities.

☐ Initial	(E)

If an employee or affiliate of the Company, represents that the shares are being purchased for investment purposes only and not for immediate resale; if not an employee or affiliate, I acknowledge that I have read this item.

Signature — Investor	Date

Signature — Co-Investor (If Applicable)	Authorized Signature (Custodian or Trustee If Applicable)

AN INVESTMENT IN INLAND AMERICAN REAL ESTATE TRUST, INC. CANNOT BE COMPLETED UNTIL AT LEAST FIVE (5) BUSINESS DAYS AFTER THE DATE THE INVESTOR RECEIVES THE PROSPECTUS.

F - BROKER/DEALER-REGISTERED REPRESENTATIVE

(14)	BROKER/DEALER DATA—completed by selling Registered Representative (Please use Representative address—not home office address)

	Registered Representative Name	Mr.	☐	Mrs.	☐	Ms.	☐

Mailing Address

		City						State		Zip

Broker/Dealer Name

		B/D Home Office Mailing Address	9954 AMPF Financial Center

		City	Minneapolis					State	MN	Zip	55474

		B/D Client Account Number	#

		B/D Rep ID Number	#					Registered Representative Telephone - -

		Have you changed Broker/Dealers?	Registered Representative E-mail

		☐ Yes ☐	No

Signature - Registered Representative	Signature - Broker / Dealer (If Applicable)

G - REGISTERED INVESTMENT ADVISOR (RIA)

(15)

REGISTERED INVESTMENT ADVISOR (RIA) NO SALES COMMISSIONS ARE PAID ON THESE ACCOUNTS.   ☐ Check only if investment is made through the RIA in its capacity as an RIA and not in its capacity as a Registered Representative, if applicable, whose agreement with the investor includes a fixed or “wrap” fee feature for advisory and related brokerage services. If an owner or principal or any member of the RIA firm is an FINRA licensed Registered Representative affiliated with a broker/dealer, the transaction should be conducted through that broker/dealer, not through the RIA.

C-1-16

Appendix C-2

Inland American Real Estate Trust, Inc. DISTRIBUTION REINVESTMENT PLAN FORM

Any current shareholder wishing to begin or terminate participation in the Distribution Reinvestment Plan (“Plan”) described in the Prospectus must check one of the following boxes.

☐ BEGIN Participation in the Distribution Reinvestment Plan. I hereby direct that future cash distributions be used to purchase additional shares in the Company through the Distribution Reinvestment Plan, as described in the Prospectus.

(Go to Distribution Reinvestment Options section below).

☐ TERMINATE Participation in the Distribution Reinvestment Plan (Go to Receipt of Distributions section on back).

INSTRUCTIONS

Initial Investment (Non Custodial)

If this is an initial investment and you would like to reinvest cash distributions on all of your shares of common stock, you can do so by filling out the Distribution Options section of the Subscription Agreement and returning it to Inland Securities Corporation at the address shown below. You do not need to complete this form.

If this is an initial investment and you are electing a partial cash distribution reinvestment of your shares of common stock, this form must accompany the original Subscription Agreement and be sent to Inland Securities Corporation at the address shown below.

Inland Securities Corporation
2901 Butterfield Road

Oak Brook, IL 60523

Questions:                800-826-8228

Initial Investment (Custodial)

If this is an initial investment for a custodial account electing full distribution reinvestment, fill out the Distribution Options section of the Subscription Agreement and return it to your custodian. This form does not need to be completed.

If this is an initial investment for a custodial account electing partial cash distribution reinvestment, this form must accompany the original Subscription Agreement and be sent to your custodian.

Change to Distribution Election

If this is a change to your current participation in the Distribution Reinvestment Plan (beginning or terminating your current option), this form must be sent directly to Registrar and Transfer Company at the address shown below.

Shares of Common Stock Registered in Multiple Names  In the event you wish to enroll shares of common stock in the Plan that are registered in more than one name, all registered owners must sign this form and return it to Registrar and Transfer Company at the address shown below. Terms that are used but not defined in this form can be found in the Distribution Reinvestment Plan section in the Prospectus.

Registrar and Transfer Company

Attn: Dividend Reinvestment Department
P.O. Box 1727

10 Commerce Drive

Cranford, NJ 07016

Questions:	866-734-7010

Fax:	908-272-9481

DISTRIBUTION REINVESTMENT OPTIONS

You may choose to enroll in the Plan with all or part of the shares registered in your name. Cash distributions on all shares enrolled in the Plan are automatically reinvested in additional shares of Inland American Real Estate Trust, Inc. common stock. You do not have to enroll all of your shares of common stock in the Plan. Cash distributions on shares held in the Plan (i.e., shares of common stock that were purchased by your reinvested cash distributions) are automatically used to purchase additional shares of common stock regardless of which reinvestment option is selected. Please check the appropriate box below and provide the requested information.

☐ Full Distribution Reinvestment Option - Please automatically reinvest cash distributions on all of my shares of common stock; or

☐ Partial Distribution Reinvestment Option – (Provide whole number of shares only; not percentages.)

Please automatically reinvest cash distributions on                                    of my shares of common stock. I understand that cash distributions on my remaining shares of common stock can be received via mail or electronic deposit.

CONTINUE ON REVERSE SIDE

C-2-1

RECEIPT OF DISTRIBUTIONS

I would like my distributions sent (check one):

(By electing an option below, participation in the Distribution Reinvestment Plan will be terminated - if applicable.)

☐ Via Mail Complete information below

☐ Via Electronic Deposit (ACH) Not available for custodial accounts

☐ Checking Complete information below	☐ Savings Complete information below

Bank ABA # (For ACH Only) MUST enclose voided check and complete information below

Account Number - if applicable

Name of Bank, Brokerage Firm or Individual

Mailing Address

City	State	Zip

SIGNATURES

Please confirm that you would like to either Begin or Terminate participation in the Distribution Reinvestment Plan, and provide your signature and information as required below.

☐ BEGIN Participation in the Distribution Reinvestment Plan.

By signing this form, I (we) request enrollment in the Plan, certify that I (we) have received and read the Prospectus describing the Inland American Real Estate Trust, Inc. Distribution Reinvestment Plan, and agree to abide by the terms and conditions of the Plan. I (we) hereby appoint Registrar and Transfer Company as my agent with respect to the Plan and authorize Registrar and Transfer Company (and any successor Plan administrator) to apply cash distributions toward the purchase of additional shares of common stock of Inland American Real Estate Trust, Inc. as specified in this form and in accordance with the terms and conditions of the Plan. I (we) understand that I (we) may revoke or change this authorization at any time by written notice to Registrar and Transfer Company in accordance with the terms and conditions of the Plan. ALL REGISTERED OWNERS AND CUSTODIANS MUST SIGN.

☐ TERMINATE Participation in the Distribution Reinvestment Plan.

Signature of Registered Owner	Signature of Co-Owner (If Applicable)

Printed Name of Registered Owner	Printed Name of Co-Owner (If Applicable)

Social Security#	Social Security #

Date	MM/DD/YYYY	Date	MM/DD/YYYY

Telephone Number
Signature of Custodian (Required if custodial account.)

NOT FDIC INSURED - MAY LOSE VALUE - NOT BANK GUARANTEED

C-2-2

Appendix D

Inland American Real Estate Trust, Inc. TRANSFER ON DEATH FORM (TOD) This form is NOT VALID for Trust or IRA accounts.	Please mail this form to: Inland Securities Corporation Attn: Investor Services 2901 Butterfield Road Oak Brook, Illinois 60523 800.826.8228

TRANSFER ON DEATH INFORMATION

•                  Use this form to designate a TOD beneficiary for individual and joint accounts at the time of initial purchase. To change the beneficiar(ies) or percentage allocated to each beneficiary whom you have previously designated to your account, please fill out a Change of Transfer On Death (TOD) Beneficiary Form.

•                  A TOD designation transfers ownership of shares to the investor’s beneficiary(ies) upon death; provided that Inland American Real Estate Trust, Inc. receives proof of death and other documentation it deems necessary, appropriate or advisable to transfer ownership.

•                  Until the death of the account investor(s), the TOD beneficiary has no present interest in, or authority over, the shares.

•                  A TOD designation will be accepted only where shares are owned (1) by a natural person and registered in that individual’s name or (2) by two or more natural persons as joint tenants with rights of survivorship.

•                  Accounts registered to trusts, corporations, charities and other such entities may not declare a TOD designation because they are considered perpetual. These entities, however, may be listed as a TOD beneficiary for shares registered to a natural person.

•                  A TOD designation made by joint tenants with rights of survivorship does not take effect until the last of all multiple investors dies. The surviving investors may revoke or change the TOD designation at any time.

•                  If the beneficiary does not survive the investor(s), the shares will be treated as belonging to the deceased stockholder’s estate.

•                  A minor may not be named as a TOD beneficiary.

•                  A TOD designation will not be accepted from residents of Louisiana.

•                  A TOD designation pursuant to this form and all rights related thereto shall be governed by the laws of the State of Illinois without giving effect to its conflict of laws principles.

•                  A TOD designation may be voided at any time by Inland American Real Estate Trust, Inc., in its sole discretion, if there is any doubt as to the validity or effectiveness of the TOD designation.

A - INVESTOR INFORMATION

1.                                      Name of investor(s), exactly as name(s) appear(s) on subscription agreement or statement of account:

First Name:

Last Name:

2.                                      Social Security number(s) of investor(s):

4.             Daytime Phone Number:

5.             State of Residence:

Not accepted from residents of Louisiana

3.                                      Account number (if known):

B - TRANSFER ON DEATH DESIGNATION

I (we) authorize Inland American Real Estate Trust, Inc. to register the percentage of shares of common stock set forth below in beneficiary form, assigning investorship on my (our) death to the TOD beneficiary named below. Use an additional sheet of paper or the reverse side of this form if space is needed to designate multiple TOD beneficiaries.

1.             First Name of TOD Beneficiary:

2.             Last Name of TOD Beneficiary:

3.                                       Select either the percentage of shares or 100% of common stock to be registered in beneficiary form. Please note: Multiple TOD beneficiary percentages must total 100%.

☐  Percentage of Shares                        ; or              100%

C - SIGNATURE

By signing below, I (we) authorize Inland American Real Estate Trust, Inc. to register the percentage of shares of common stock set forth above in beneficiary form. The designation will be effective on the date this form is received and accepted by the Company. Accordingly, I (we) hereby revoke any TOD designation(s) made previously with respect to these shares. I (we) have reviewed the information set forth below. I (we) agree on behalf of myself (ourselves) and my (our) heirs, assigns, executors, administrators and beneficiaries to indemnify and hold harmless Inland American Real Estate Trust, Inc. and any and all of its affiliates, agents, successors and assigns, and their respective directors, officers and employees, from and against any and all claims, liabilities, damages, actions and expenses arising directly or indirectly out of or resulting from the transfer of my (our) shares in accordance with this TOD designation.

I (we) further understand that Inland American Real Estate Trust, Inc. cannot provide any legal advice and I (we) agree to consult with my (our) attorney, if necessary, to make certain that any TOD designation is consistent with my (our) estate and tax planning. Sign exactly as the name(s) appear(s) on the subscription agreement or statement of account. All investors must sign. This authorization form is subject to the acceptance of Inland American Real Estate Trust, Inc.

☒			☒

	Investor	Date		Co-Investor	Date

D-1

APPENDIX E-1

LETTER OF DIRECTION

                                 , 20

Inland American Real Estate Trust, Inc.

2901 Butterfield Road

Oak Brook, Illinois 60523

Re:          Registered Investment Advisory Fees

Account No.                                    (“Account”)

Ladies and Gentlemen:

You are hereby instructed and authorized by me to deduct advisory fees payable to                                   , my registered investment advisor, in the following amount from my Account, and to pay such amount by wire transfer in immediately available funds to my registered investment advisor, upon each distribution by Inland American Real Estate Trust, Inc. (the “Company”) on my Account, as payment for my registered investment advisor’s advisory fees (select only one):

(a)           $                                      ; or

(b)                                               % Annual Fee (calculated on a monthly basis) of the Asset Value to be paid by the Company on my Account.

I understand and acknowledge that any and all advisory fees payable to my registered investment advisor are my sole responsibility and you are paying the amounts directed by me as an accommodation.

This letter shall serve as an irrevocable instruction to you to pay such advisory fees from my Account until such time as I provide you with written notice of my election to revoke this instruction.

Sincerely,

*              This election is not available for custodial ownership accounts, such as individual retirement accounts, Keogh plans and 401(k) plans.

E-1-1

APPENDIX E-2

NOTICE OF REVOCATION

                                      , 20

Inland American Real Estate Trust, Inc.

2901 Butterfield Road

Oak Brook, Illinois 60523

Re:          Revocation of Instruction

Account No.                                           (“Account”)

Ladies and Gentlemen:

This letter shall serve as notice to you of my revocation of my instruction to you to deduct advisory fees from my Account any pay such fees directly to                                       , my registered investment advisor, pursuant to my letter to you dated                                       .

I hereby instruct you to cease any and all future deductions from my Account for the purpose of such advisory fee payments. I understand and acknowledge that this revocation will be effective within one business day of receipt by you.

Sincerely,

E-2-1

APPENDIX G

INLAND AMERICAN REAL ESTATE TRUST, INC.
PRIVACY POLICY NOTICE

OUR COMMITMENT TO PROTECTING YOUR PRIVACY. We consider customer privacy to be fundamental to our relationship with our stockholders. In the course of servicing your account, we collect personal information about you (“Non-Public Personal Information”). We collect this information to know who you are so that we can provide you with products and services that meet your particular financial and investing needs, and to meet our obligations under the laws and regulations that govern us.

We are committed to maintaining the confidentiality, integrity and security of our stockholders’ personal information. It is our policy to respect the privacy of our current and former stockholders and to protect the personal information entrusted to us. This Privacy Policy Notice (the “Policy”) describes the standards we follow for handling your personal information, with the dual goals of meeting your financial needs while respecting your privacy.

This Policy applies to the Inland family of companies, which includes Inland American Real Estate Trust, Inc.

Information We May Collect. We may collect Non-Public Personal Information about you from three sources:

•

Information on applications, subscription agreements or other forms. This category may include your name, address, tax identification number, age, marital status, number of dependents, assets, debts, income, employment history, beneficiary information and personal bank account information.

•	Information about your transactions with us, our affiliates and others, such as the types of products you purchase, your account balances, margin loan history and payment history.

•

Information obtained from others, such as from consumer credit reporting agencies. This may include information about your creditworthiness, financial circumstances and credit history, including any bankruptcies and foreclosures.

Persons to Whom We May Disclose Information. We may disclose all three types of Non-Public Personal Information about you to the unaffiliated third parties and in the circumstances described below, as permitted by applicable laws and regulations.

•

Companies with whom we have contracted to provide account-related services, such as statement preparation, execution services, custodial services, and report preparation. Please note that our contracts with these service providers prohibit the service providers from disclosing or using your Non-Public Personal Information for any purpose except to provide the services for which we have contracted.

•	Our lawyers, accountants, auditors, regulators, advisors and quality-control consultants.

•	If we suspect fraud.

•	To protect the security of our records, web site and telephone customer service center.

G-1

•	Information you have authorized us to disclose.

Protecting Your Information. Our employees are required to follow the procedures we have developed to protect the integrity of your information. These procedures include:

Restricting physical and other access to your Non-Public Personal Information to persons with a legitimate business need to know the information in order to service your account.

Contractually obligating third parties doing business with us to comply with all applicable privacy and security laws.

Providing information to you only after we have used reasonable efforts to assure ourselves of your identity by asking for and receiving from you information only you should know.

Maintaining reasonably adequate physical, electronic and procedural safeguards to protect your information.

Former Customers. We treat information concerning our former customers the same way we treat information about our current customers.

Keeping You Informed. We will send you a copy of this Policy annually. We will also send you all changes to this Policy as they occur. You have the right to “opt out” of this Policy by notifying us in writing.

QUESTIONS?

If you have any questions about this Policy,

please do not hesitate to call Ms. Roberta S. Matlin at (630) 218-8000.

G-2

Up to 540,000,000 shares

Inland American Real Estate Trust, Inc.

Common Stock

PROSPECTUS

January 7, 2009

Inland Securities Corporation

You should rely only on the information contained in this prospectus. No dealer, salesperson or other person is authorized to make any representations other than those contained in the prospectus and supplemental literature authorized by Inland American Real Estate Trust, Inc. and referred to in this prospectus, and, if given or made, such information and representations must not be relied upon. This prospectus is not an offer to sell nor is it seeking an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of these securities. You should not assume that the delivery of this prospectus or that any sale made pursuant to this prospectus implies that the information contained in this prospectus will remain fully accurate and correct of any time subsequent to the date of this prospectus.

SUPPLEMENT NO. 1
DATED JANUARY 7, 2009
TO THE PROSPECTUS DATED JANUARY 7, 2009
OF INLAND AMERICAN REAL ESTATE TRUST, INC.

This Supplement No. 1 supplements certain information contained in our prospectus dated January 7, 2009, as described below.  You should read this Supplement No. 1 together with our prospectus dated January 7, 2009.  Unless otherwise defined in this Supplement No. 1, capitalized terms used in this Supplement No. 1 have the same meanings as set forth in the prospectus.

This Supplement No. 1 includes references to certain trademarks. Courtyard by Marriott®, Marriott®, Marriott Suites®, Residence Inn by Marriott® and SpringHill Suites by Marriott® trademarks are the property of Marriott International, Inc. (“Marriott”) or one of its affiliates. Doubletree®, Embassy Suites®, Hampton Inn®, Hilton Garden Inn®, Hilton Hotels® and Homewood Suites by Hilton® trademarks are the property of Hilton Hotels Corporation (“Hilton”) or one or more of its affiliates. Hyatt Place® trademark is the property of Hyatt Corporation (“Hyatt”).  For convenience, the applicable trademark or service mark symbol has been omitted but will be deemed to be included wherever the above-referenced terms are used.

SUMMARY OVERVIEW

Status of the Offering

This public offering commenced on August 1, 2007.  The primary offering will be terminated on or before August 1, 2009, and we reserve the right to extend this offering with respect to the shares offered under our distribution reinvestment plan, or DRP, or as otherwise permitted under applicable law.  Through January 2, 2009, we have sold approximately 295.7 million shares of our common stock in our primary offering and approximately 31.8 million shares of our common stock under our DRP, resulting in aggregate gross proceeds of approximately $3.3 billion.  As of January 2, 2009, approximately 204.3 million shares of our common stock remain available for sale in our primary offering, and approximately 8.2 million shares of our common stock remain available for issuance under our DRP.  We reserve the right to reallocate the shares of common stock we are offering between the primary offering and our DRP.

Property Overview

As of September 30, 2008, we, directly or indirectly, including through joint ventures in which we have a controlling interest, owned fee simple and leasehold interests in 793 properties, excluding our lodging and development properties, located in thirty-five states and the District of Columbia.  In addition, we, through our wholly-owned subsidiaries, Inland American Winston Hotels, Inc., Inland American Orchard Hotels, Inc., Inland American Urban Hotels, Inc., and Inland American Lodging Corporation, owned ninety-eight lodging properties in twenty-three states and the District of Columbia

The chart below describes the diversification of our property portfolio described above across real estate property type as of September 30, 2008. Percentages in the chart correspond to real property investments as reported on our unaudited consolidated balance sheet as of September 30, 2008, which are based on the original purchase price of those properties, including debt.

1

The chart below describes the diversification of our portfolio within the continental United States, as of September 30, 2008.

The following tables set forth certain summary information about the location and character of our properties, by segment, that we owned as of September 30, 2008.  (Dollar amounts stated in thousands, except for revenue per available room and average daily rate).

Retail Segment

Retail Properties	Location	GLA Occupied as of 09/30/08	% Occupied as of 09/30/08	Number of Occupied Tenants as of 09/30/08	Mortgage Payable as of 09/30/08 ($)
Bradley Portfolio (3 properties)	Multiple States	106,820	93%	4	11,126
Citizens Bank Portfolio (158 properties)	Multiple States	993,926	100%	160	200,000
NewQuest Portfolio (34 properties)(1)	Multiple States	2,023,922	92%	430	37,060
Six Pines Portfolio (21 properties)(1)	Multiple States	1,372,430	90%	238	158,500
Stop & Shop Portfolio (8 properties)	Multiple States	599,830	100%	9	85,053
SunTrust Portfolio (421 properties)	Multiple States	1,976,720	100%	420	464,672
Paradise Shops of Largo	Largo, FL	50,441	92%	5	7,325
Triangle Center	Longview, WA	245,007	97%	35	23,600
Monadnock Marketplace	Keene, NH	200,791	100%	12	26,785
Lakewood Shopping Center, Phase 1 (1)	Margate, FL	141,377	95%	29	11,715
Canfield Plaza	Canfield, OH	85,411	85%	9	7,575

2

Retail Properties	Location	GLA Occupied as of 09/30/08	% Occupied as of 09/30/08		Number of Occupied Tenants as of 09/30/08	Mortgage Payable as of 09/30/08 ($)
Shakopee Shopping Center	Shakopee, MN	35,972	35%		1	8,800
Lincoln Mall (1)	Lincoln, RI	380,507	87%		36	33,835
Brooks Corner (1)	San Antonio, TX	165,388	96%		20	14,276
Fabyan Randall	Batavia, IL	81,085	89%		10	13,405
The Market at Hilliard	Hilliard, OH	115,223	100%		14	11,220
Buckhorn Plaza (1)	Bloomsburg, PA	79,359	100%		15	9,025
Lincoln Village (1)	Chicago, IL	163,168	100%		29	22,035
Parkway Center North (Stringtown)	Grove City, OH	128,841	97%		11	13,892
Plaza at Eagles Landing	Stockbridge, GA	29,265	88%		9	5,310
State Street Market	Rockford, IL	193,657	100%		6	10,450
New Forest Crossing II	Houston, TX	26,700	100%		8	3,438
Sherman Plaza	Evanston, IL	147,057	98%		20	30,275
Market at Morse/Hamilton (1)	Gahanna, OH	44,742	100%		12	7,893
Parkway Centre North Outlot Building B	Grove City, OH	10,245	100%		6	2,198
Crossroads at Chesapeake Square (1)	Chesapeake, VA	121,629	100%		21	11,210
Chesapeake Commons	Chesapeake, VA	79,476	100%		3	8,950
Gravois Dillon Plaza Phase I and II	Highridge, MO	145,110	98%		23	12,630
Pavilions at Hartman Heritage	Independence, MO	179,057	80%		22	23,450
Shallotte Commons	Shallotte, NC	85,897	100%		11	6,078
Legacy Crossing	Marion, OH	124,236	92%		15	10,890
Lakewood Shopping Center, Phase II (1)	Margate, FL	87,602	100%		6	—
Northwest Marketplace (1)	Houston, TX	179,080	97%		27	19,965
Spring Town Center III	Spring, TX	22,460	74%		5	—
Lord Salisbury Center	Salisbury, MD	113,821	100%		11	12,600
Riverstone Shopping Center	Missouri City, TX	264,909	97%		15	21,000
Middleburg Crossing	Middleburg, FL	59,170	92%		10	6,432
Washington Park Plaza (1)	Homewood, IL	229,033	96%		26	30,600
823 Rand Road	Lake Zurich, IL	—	0%		—	5,767
McKinney TC Outlots (1)	McKinney, TX	18,846	100%		5	—
Forest Plaza (1)	Fond du Lac, WI	119,859	98%		7	2,210
Lakeport Commons	Sioux City, IA	257,873	91%		27	—
Penn Park (1)	Oklahoma City, OK	241,349	100%		19	31,000
Streets of Cranberry (2)	Cranberry Township, PA	88,203	82%		23	24,425
Alcoa Exchange (1)	Bryant, AR	88,640	98%		24	12,810
95th & Cicero	Oak Lawn, IL	74,405	96%		4	—
Poplin Place (1)	Monroe, NC	227,721	100%		30	25,390
Total Retail Properties		12,206,260	94	%(3)	1,882	1,484,870

(1)   The square footage for New Quest Portfolio, Six Pines Portfolio, Northwest Marketplace, Brooks Corner, Crossroads at Chesapeake Square, Lakewood Shopping Center, Lincoln Mall, Lincoln Village, Market at Morse, Gravois Dillon Plaza, Buckhorn Plaza, Forest Plaza, McKinney Town Center, Penn Park, Washington Park Plaza, Alcoa Exchange and Poplin Place includes an aggregate of 777,087 square feet leased to tenants under ground lease agreements.

(2)   We purchased this property through our joint venture with Streets of Cranberry, Ltd., or SOCL.  We made a capital contribution of $0.5 million to the venture, for which we received 890 limited partnership units and 10 general partnership units in the venture.  SOCL contributed the property to the venture in exchange for 100 limited partnership units.

(3)   Weighted average physical occupancy.

3

Office Segment

Office Properties	Location	GLA Occupied as of 09/30/08	% Occupied as of 09/30/08		Number of Occupied Tenants as of 09/30/08	Mortgage Payable as of 09/30/08 ($)
Bradley Portfolio (6 properties)	Multiple States	413,184	76%		5	54,415
NewQuest Portfolio (2 properties)	Texas	20,659	70%		3	—
SunTrust Portfolio (13 properties)	Multiple States	293,981	100%		13	32,434
Lakeview Technology Center	Suffolk, VA	110,007	100%		2	14,470
Bridgeside Point	Pittsburg, PA	153,110	100%		1	17,325
SBC Center	Hoffman Estates, IL	1,690,214	100%		1	200,472
Dulles Executive Plaza I and II	Herndon, VA	379,596	100%		5	68,750
IDS	Minneapolis, MN	1,338,250	90%		286	161,000
Washington Mutual	Arlington, TX	239,905	100%		1	20,115
AT&T St. Louis	St. Louis, MO	1,461,274	100%		1	112,695
AT&T Cleveland	Cleveland, OH	458,936	100%		1	29,242
Worldgate Plaza	Herndon, VA	322,326	100%		8	59,950
Total Office Properties		6,881,442	96	%(1)	327	770,868

(1)   Weighted average physical occupancy.

Industrial/Distribution Segment

Industrial/Distribution Properties	Location	GLA Occupied as of 09/30/08	% Occupied as of 09/30/08		Number of Occupied Tenants as of 09/30/08	Mortgage Payable as of 09/30/08 ($)
Atlas Cold Storage Portfolio (11 properties)	Multiple States	1,896,815	100%		11	94,486
Bradley Portfolio (21 properties) (1)	Multiple States	5,076,439	86%		19	205,646
C & S Portfolio (5 properties)	Multiple States	3,031,295	100%		5	82,500
Persis Portfolio (2 properties)	Multiple States	583,900	100%		2	16,800
Prologis Portfolio (20 properties)	Memphis and Chattanooga, TN	2,051,491	89%		34	32,450
McKesson Distribution Center	Conroe, TX	162,613	100%		1	5,760
Thermo Process Facility	Sugarland, TX	150,000	100%		1	8,201
Schneider Electric	Loves Park, IL	545,000	100%		1	11,000
Total Industrial/Distribution Properties		13,497,553	92	%(2)	74	456,843

(1)   The portfolio has 100% economic occupancy.

(2)   Weighted average physical occupancy.

4

Multi-Family Segment

Multi-Family Properties	Location	GLA Occupied as of 09/30/08	% Occupied as of 09/30/08		Number of Occupied Tenants as of 09/30/08	Mortgage Payable as of 09/30/08 ($ )
Fields Apartment Homes	Bloomington, IN	309,722	96%		276	18,700
Southgate Apartments	Louisville, KY	195,029	84%		218	10,725
The Landings at Clear Lakes	Webster, TX	323,423	95%		349	18,590
The Villages at Kitty Hawk	Universal City, TX	199,661	81%		251	11,550
Waterford Place at Shadow Creek	Pearland, TX	305,777	93%		275	16,500
Encino Canyon Apartments	San Antonio, TX	220,094	87%		199	12,000
Seven Palms	Webster, TX	331,165	99%		356	18,750
University House Birmingham	Birmingham, AL	184,321	97%		483	—
The Radian	Philadelphia, PA	212,585	100%		498	37,940
University House 13th Street	Gainesville, FL	150,152	76%		439	20,299
University House Lake Road	Huntsville, TX	171,165	71%		465	14,061
University House Acadiana	Lafayette, LA	130,772	94%		361	8,519
Total Multi-Family Properties		2,733,866	91	%(1)	4,170	187,634

(1)   Weighted average physical occupancy.

Lodging Segment

Lodging Properties	Location	Franchisor (1)	Number of Rooms	Revenue Per Available Room for the Period Ended 09/30/08 ($)	Average Daily Rate for the Period Ended 09/30/08 ($)	Occupancy for the Period Ended 09/30/08	Mortgage Payable as of 9/30/08 ($)
Inland American Winston Hotels, Inc.
Comfort Inn Riverview	Charleston, SC	Choice	129	58	91	63%	—
Comfort Inn University	Durham, NC	Choice	136	43	74	57%	—
Comfort Inn Cross Creek	Fayetteville, NC	Choice	123	69	84	82%	—
Comfort Inn Orlando	Orlando, FL	Choice	214	39	62	63%	—
Courtyard by Marriott	Ann Arbor, MI	Marriott	160	88	118	74%	12,225
Courtyard by Marriott Brookhollow	Houston, TX	Marriott	197	74	131	57%	—
Courtyard by Marriott Northwest	Houston, TX	Marriott	126	86	128	67%	7,263
Courtyard by Marriott Roanoke Airport	Roanoke, VA	Marriott	135	98	133	74%	14,651
Courtyard by Marriott Chicago- St. Charles	St. Charles, IL	Marriott	121	72	113	64%	—
Courtyard by Marriott	Wilmington, NC	Marriott	128	81	109	74%	—
Courtyard By Marriott Richmond Airport	Sandston (Richmond), VA	Marriott	142	91	113	80%	11,800
Fairfield Inn	Ann Arbor, MI	Marriott	110	62	96	65%	—
Hampton Inn Suites Duluth- Gwinnett	Duluth, GA	Hilton	136	65	102	64%	9,585
Hampton Inn Baltimore-Inner Harbor	Baltimore, MD	Hilton	116	118	169	70%	13,700
Hampton Inn Raleigh-Cary	Cary, NC	Hilton	129	68	96	71%	7,024

5

Lodging Properties	Location	Franchisor (1)	Number of Rooms	Revenue Per Available Room for the Period Ended 09/30/08 ($)	Average Daily Rate for the Period Ended 09/30/08 ($)	Occupancy for the Period Ended 09/30/08	Mortgage Payable as of 9/30/08 ($)
Hampton Inn University Place	Charlotte, NC	Hilton	126	68	106	64%	8,164
Comfort Inn Medical Park	Durham, NC	Choice	136	43	76	57%	—
Hampton Inn	Jacksonville, NC	Hilton	122	88	99	89%	—
Hampton Inn Atlanta- Perimeter Center	Atlanta, GA	Hilton	131	71	113	62%	8,450
Hampton Inn Crabtree Valley	Raleigh, NC	Hilton	141	62	105	59%	—
Hampton Inn White Plains- Tarrytown	Elmsford, NY	Hilton	156	87	154	56%	15,643
Hilton Garden Inn Albany Airport	Albany, NY	Hilton	155	92	129	72%	12,050
Hilton Garden Inn Atlanta Winward	Alpharetta, GA	Hilton	164	71	128	55%	10,503
Hilton Garden Inn	Evanston, IL	Hilton	178	114	151	76%	19,928
Hilton Garden Inn RDU Airport	Morrisville, NC	Hilton	155	97	132	74%	—
Hilton Garden Inn Chelsea	New York, NY	Hilton	169	191	239	80%	30,250
Hilton Garden Inn Hartford North Bradley International	Windsor, CT	Hilton	157	81	127	64%	10,384
Holiday Inn Express Clearwater Gateway	Clearwater, FL	IHG	127	55	94	58%	—
Holiday Inn Harmon Meadow- Secaucus	Secaucus, NJ	IHG	161	104	148	70%	—
Homewood Suites	Cary, NC	Hilton	150	89	121	74%	12,747
Homewood Suites	Durham, NC	Hilton	96	79	104	76%	7,950
Homewood Suites Houston- Clearlake	Houston, TX	Hilton	92	96	119	81%	7,222
Homewood Suites	Lake Mary, FL	Hilton	112	72	106	68%	9,900
Homewood Suites Metro Center	Phoenix, AZ	Hilton	126	64	109	59%	6,330
Homewood Suites	Princeton, NJ	Hilton	142	92	128	72%	11,800
Homewood Suites Crabtree Valley	Raleigh, NC	Hilton	137	86	117	74%	12,869
Quality Suites	Charleston, SC	Choice	168	62	99	63%	10,350
Residence Inn	Phoenix, AZ	Marriott	168	58	118	49%	7,500
Residence Inn Roanoke Airport	Roanoke, VA	Marriott	79	87	123	71%	5,754
Towneplace Suites Northwest	Austin, TX	Marriott	127	62	93	67%	7,082
Towneplace Suites Birmingham-Homewood	Birmingham, AL	Marriott	128	52	85	61%	—
Towneplace Suites	College Station, TX	Marriott	94	67	91	73%	—
Towneplace Suites Northwest	Houston, TX	Marriott	128	60	110	55%	—
Towneplace Suites	Houston, TX (Clearlake)	Marriott	94	73	96	76%	—
Courtyard by Marriott Country Club Plaza	Kansas City, MO	Marriott	123	100	140	72%	10,278

6

Lodging Properties	Location	Franchisor (1)	Number of Rooms	Revenue Per Available Room for the Period Ended 09/30/08 ($)	Average Daily Rate for the Period Ended 09/30/08 ($)	Occupancy for the Period Ended 09/30/08	Mortgage Payable as of 9/30/08 ($)
Hilton Garden Inn	North Canton, OH	Hilton	121	88	129	68%	7,572
Hilton Garden Inn	Wilmington, NC	Hilton	119	86	126	68%	—
Inland American Orchard Hotels, Inc.
Courtyard by Marriott Williams Center	Tucson, AZ	Marriott	153	79	112	70%	16,030
Courtyard by Marriott	Lebanon, NJ	Marriott	125	80	122	66%	10,320
Courtyard by Marriott Quorum	Addison, TX	Marriott	176	74	126	59%	18,860
Courtyard by Marriott	Harlingen, TX	Marriott	114	72	101	72%	6,790
Courtyard by Marriott Westchase	Houston, TX	Marriott	153	98	141	70%	16,680
Courtyard by Marriott West University	Houston, TX	Marriott	100	101	136	74%	10,980
Courtyard by Marriott West Lands End	Fort Worth, TX	Marriott	92	80	118	68%	7,550
Courtyard by Marriott Dunn Loring-Fairfax	Vienna, VA	Marriott	206	105	143	74%	30,810
Courtyard by Marriott Seattle- Federal Way	Federal Way, WA	Marriott	160	110	136	81%	22,830
Hilton Garden Inn Tampa Ybor	Tampa, FL	Hilton	95	108	139	77%	9,460
Hilton Garden Inn	Westbury, NY	Hilton	140	136	164	83%	21,680
Homewood Suites Colorado Springs North	Colorado Springs, CO	Hilton	127	63	94	66%	7,830
Homewood Suites	Baton Rouge, LA	Hilton	115	99	132	75%	12,930
Homewood Suites	Albuquerque, NM	Hilton	151	75	98	76%	10,160
Homewood Suites Cleveland- Solon	Solon, OH	Hilton	86	83	111	75%	5,490
Residence Inn Williams Centre	Tucson, AZ	Marriott	120	99	119	83%	12,770
Residence Inn Cypress- Los Alamitos	Cypress, CA	Marriott	155	103	130	79%	20,650
Residence Inn South Brunswick-Cranbury	Cranbury, NJ	Marriott	108	87	121	72%	10,000
Residence Inn Somerset- Franklin	Franklin, NJ	Marriott	108	96	113	85%	9,890
Residence Inn	Hauppauge, NY	Marriott	100	118	137	86%	10,810
Residence Inn Nashville Airport	Nashville, TN	Marriott	168	80	100	80%	12,120
Residence Inn West University	Houston, TX	Marriott	120	107	127	85%	13,100
Residence Inn	Brownsville, TX	Marriott	102	82	106	77%	6,900
Residence Inn DFW Airport North	Dallas-Fort Worth, TX	Marriott	100	91	122	74%	9,560
Residence Inn Westchase	Houston Westchase, TX	Marriott	120	98	126	78%	12,550
Residence Inn Park Central	Dallas, TX	Marriott	139	72	102	72%	8,970

7

Lodging Properties	Location	Franchisor (1)	Number of Rooms	Revenue Per Available Room for the Period Ended 09/30/08 ($)	Average Daily Rate for the Period Ended 09/30/08 ($)	Occupancy for the Period Ended 09/30/08	Mortgage Payable as of 9/30/08 ($)
SpringHill Suites	Danbury, CT	Marriott	106	80	109	73%	9,130
Inland American Urban Hotels, Inc. (2)
Courtyard by Marriott	Annapolis-Ft Meade, MD	Marriott	140	94	131	72%	14,400
Marriott Atlanta Century Center	Atlanta, GA	Marriott	287	74	120	62%	16,705
Courtyard by Marriott	Birmingham, AL	Marriott	122	109	140	78%	10,500
Marriott Residence Inn	Cambridge, MA	Marriott	221	172	199	86%	44,000
Courtyard by Marriott	Elizabeth, NJ	Marriott	203	98	111	89%	16,030
Marriott Residence Inn	Elizabeth, NJ	Marriott	198	101	117	86%	18,710
Courtyard by Marriott	Ft Worth, TX	Marriott	203	108	149	72%	15,410
Marriott Residence Inn	Poughkeepsie, NY	Marriott	128	101	140	73%	13,350
Embassy Suites	Beachwood/ Cleveland, OH	Hilton	216	94	127	74%	15,140
Marriott	Chicago, IL	Marriott	113	159	185	86%	13,000
Doubletree	Washington, DC	Hilton	220	146	177	82%	26,398
Residence Inn	Baltimore, MD	Marriott	188	146	173	85%	40,040
Hilton Garden Inn	Burlington, MA	Hilton	179	89	122	73%	15,529
Hilton Garden Inn	Washington, DC	Hilton	300	198	214	93%	61,000
Hampton Inn Suites	Denver, CO	Hilton	148	108	144	75%	11,880
Embassy Suites	Hunt Valley, MD	Hilton	223	85	123	69%	13,943
Hilton Suites	Phoenix, AZ	Hilton	226	95	156	61%	22,661
Hilton Garden Inn	Colorado Springs, CO	Hilton	154	62	100	62%	8,765
Homewood Suites	Houston, TX	Hilton	162	116	143	81%	15,500
Hilton Garden Inn	San Antonio, TX	Hilton	117	85	124	69%	10,420
Hyatt Place	Medford/Boston, MA	Hyatt	157	100	128	78%	13,404
Doubletree	Atlanta, GA	Hilton	154	76	108	71%	10,085

Inland American Lodging Corporation
Hilton University of Florida Hotel & Convention Center	Gainesville, FL	Hilton	248	98	147	66%	27,775
The Woodlands Waterway Marriott Hotel & Convention Center	The Woodlands, TX	Marriott	341	144	195	74%	60,000
Total Lodging Properties:			14,471	93	128	72%	1,168,469

(1)   Our hotels are operated under franchise agreements with franchisors including Marriott, Hilton, Hyatt, Intercontinental Hotels Group PLC (“IHG”) and Choice Hotels International (“Choice”).

(2)   The information presented for those hotels owned by Inland American Urban Hotels, Inc. reflects the period from February 8, 2008 to September 30, 2008.

8

Recent Acquisitions

From July 1, 2008 through September 30, 2008, we completed the following property acquisitions (dollar amounts stated in thousands):

Property	Type	Date of Acquisition	Purchase Price ($)	Mortgage Payable as of 09/30/08 ($)	Occupancy Rate as of 09/30/08	Effective Annual Rental Per Square Foot ($)
95th & Cicero	Retail	08/28/2008	15,493	—	96%	16.67
Poplin Place	Retail	08/29/2008	40,500	25,390	100%	13.88

The weighted average capitalization rate for these recently acquired properties is 7.14%. Capitalization rate is one method used to estimate the value of income producing properties.  Capitalization rates may be calculated in different ways.  In this case, the capitalization rate for each of these properties is determined by dividing the projected 2008 cash flows, prepared on a property-by-property basis, before debt service and without giving effect to any corporate-level general and administrative expenses, by the purchase price of the portfolio or individual property.  These cash flows are based on projections of rent, property-level operating expenses and tenant recoveries, if applicable, and excluding depreciation and amortization.

Tenant Concentration

The following table sets forth information regarding the ten individual tenants, irrespective of property type, generating the greatest 2008 annualized base rent based on the properties owned as of September 30, 2008, excluding our multi-family, lodging and development properties. (Dollar amounts stated in thousands.)

Tenant Name	Type	Annualized Base Rental Income ($)	% of Total Portfolio Annualized Income	Square Footage	% of Total Portfolio Square Footage
SunTrust Banks	Retail/Office	52,111	12.59%	2,241,396	5.87%
AT&T Centers	Office	44,770	10.81%	3,610,424	9.46%
Citizens Banks	Retail	18,237	4.41%	907,005	2.38%
C&S Wholesalers	Industrial/Distribution	14,429	3.49%	3,031,295	7.94%
Atlas Cold Storage	Industrial/Distribution	12,370	2.99%	1,896,815	4.97%
Stop & Shop	Retail	10,164	2.46%	601,652	1.58%
Lockheed Martin Corporation	Office	8,648	2.09%	342,516	0.90%
Cornerstone Consolidated Services Group	Industrial/Distribution	5,617	1.36%	970,168	2.54%
Randall’s Food and Drug	Retail	5,557	1.34%	635,580	1.67%
Pearson Education, Inc	Industrial/Distribution	3,665	0.89%	1,091,435	2.86%

9

Lease Expirations

The following table presents, on an aggregate basis, all of the scheduled lease expirations over each of the years ending December 31, 2008 through 2017, for the properties we owned as of September 30, 2008.  The table shows approximate gross leasable area in square feet (“GLA”) represented by the applicable lease expirations, excluding our multi-family, lodging and development properties.  (Dollar amounts stated in thousands.)

Year	Number of Leases Expiring	Approximate GLA of Expiring Leases (Sq. Ft.)	% of Total Portfolio GLA Represented by Expiring Leases (1)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases (2)
2008	169	558,710	1.65%	7,611	2.01%
2009	233	2,169,235	6.55%	20,546	5.50%
2010	229	2,320,923	7.50%	26,827	7.50%
2011	310	2,186,622	7.62%	31,495	9.36%
2012	182	2,971,745	11.19%	29,268	9.46%
2013	117	1,408,990	5.98%	19,531	6.91%
2014	112	1,662,310	7.50%	20,727	7.79%
2015	102	3,967,874	19.35%	49,802	20.09%
2016	77	4,052,768	24.50%	39,145	19.50%
2017	464	2,595,608	20.79%	65,406	40.19%

(1)

For purposes of the table, the “total annual base rental income” column represents annualized base rent of each tenant as of January 1 of each year. Therefore, as each lease expires, no amount is included in this column for any subsequent year for that lease. In view of the assumption made with regard to total annual base rent, the percent of annual base rent represented by expiring leases may not be reflective of the actual amounts collected.

(2)	Annual base rental income is based on leases in place as of September 30, 2008.

Average Rents

The following table presents, by property type, the average base rent per square foot for the properties we owned as of September 30, 2008.  Unless otherwise noted, these rates are as of the end of the period and do not represent the average rate during the nine months ended September 30, 2008.

Property Type	Average Base Rent Per Square Foot as of September 30, 2008
Retail	$16.47
Office	$15.07
Industrial/Distribution	$5.08
Multi-Family	$795.00	(1)
Lodging	$128.00	(2)

(1) End of month scheduled base rent per unit per month.

(2) Average daily rate for the three months ended September 30, 2008 was $124.00 and $128.00 for the nine       months ended September 30, 2008.

10

Developments

As of September 30, 2008, we owned several properties, which, for financial statement purposes, are consolidated, that are in various stages of development, as described below.  We fund cash needs for these development activities from our working capital and by borrowings secured by the properties.  Specifically identifiable direct acquisition, development and construction costs are capitalized, including, where applicable, salaries and related costs, real estate taxes and interest incurred in developing the property.  (Dollar amounts stated in thousands.)

Name	Property Type	Square Feet		Costs Incurred to Date ($)	Total Estimated Costs ($)(1)	Estimated Placed in Service Date (2)		Percent Pre- Leased as of 09/30/08 (3)	Note Payable as of 09/30/08 ($)

Cityville Perimeter –Atlanta, GA	Multi-Family	255,364		2,319	45,572	Q1 2010		(4)	—
Block 121 –Birmingham, AL	Multi-Family	216,602		4,668	32,758	Q1 2010		(4)	—
Haskell –Dallas, TX	Multi-Family	588,500		27,317	100,000	Q2 2010		(4)	16,405
Oak Park –Dallas, TX	Multi-Family	557,504		49,058	92,178	Q3 2010		(4)	25,566
Cityville Carlisle –Dallas, TX	Multi-Family	211,512		7,570	32,109	Q3 2010		(4)	2,755
Stonebriar –Plano, TX	Retail	329,968		47,634	121,000		(5)	7%	28,858
Stone Creek –San Marcus, TX	Retail	506,169		31,050	76,100		(5)	55%	3,691
Woodbridge –Wylie, TX	Retail	268,210		19,029	49,415		(5)	43%	—
Hudson Correctional Facility –Hudson, CO	Correctional Facility		(6)	877	100,000	Q4 2009		100%	—
		2,933,829		189,522	649,132				77,275

(1)

The “total estimated costs” represent 100% of the development’s estimated costs, including the acquisition cost of the land and building, if any. The total estimated costs are subject to change upon, or prior to, the completion of the development and include amounts required to lease the property.

(2)

The “estimated placed in-service date” represents the date the certificate of occupancy is currently anticipated to be obtained. Subsequent to obtaining a certificate of occupancy, each property will go through a lease-up period.

(3)	The percent pre-leased represents the percentage of square feet leased, of the total projected square footage of the entire development.
(4)	Leasing activities related to multi-family properties do not begin until six to nine months prior to the time the property is placed in service.
(5)

Stonebriar, Stone Creek and Woodbridge are retail shopping centers and development is planned to be completed in phases. As the construction and lease-up of individual phases are completed, the respective phase will be placed in service, resulting in a range of estimated placed-in-service dates from third quarter 2008 to 2010.

(6)	This property is a $100 million correctional facility that is triple-net leased for ten years.

11

Funds From Operations

Funds from operations, or “FFO,” a non-GAAP financial measure that is widely recognized as a measure of REIT operating performance, for the nine months ended September 30, 2008 and 2007 was (in thousands):

		Nine Months Ended September 30,
		2008	2007
	Net income (loss) applicable to common shares, in accordance with GAAP	$(37,731)	52,113
Add:	Depreciation and amortization:
	Related to investment properties	231,777	113,771
	Related to income (loss) from investment in unconsolidated entities	39,139	1,744

Less:	Minority interests’ share
	Depreciation and amortization related to investment properties	1,923	1,786

	Funds from operations (1)(2)	$231,262	165,842

(1)

Due to certain unique operating characteristics of real estate companies, the National Association of Real Estate Investment Trusts, or NAREIT, an industry trade group, has promulgated a standard known as “Funds from Operations” which it believes more accurately reflects the operating performance of a REIT such as us. As defined by NAREIT, FFO means net income computed in accordance with GAAP, excluding gains (or losses) from sales of property, plus depreciation and amortization on real property and after adjustments for unconsolidated partnerships and joint ventures in which we hold an interest. FFO is not intended to be an alternative to “Net Income” as an indicator of our performance nor to “Cash Flows from Operating Activities” as determined by GAAP as a measure of our capacity to pay distributions. We believe that FFO is a better measure of our operating performance because FFO excludes non-cash items from GAAP net income. This allows us to compare our property performance to our investment objectives. See the “Selected Financial Data” section of this supplement.

(2)

Our funds from operations per weighted average share decreased from $0.47 per share to $0.36 per share from the nine months ended September 30, 2007 to the nine months ended September 30, 2008. The decline resulted from non-cash impairments on investment securities. These impairments are taken where we determine declines in the stock price of our marketable securities are other-than-temporary. Other-than-temporary impairments are not necessarily considered permanent. These securities continue to pay significant dividends and we realized a leveraged yield of 7.2% during the nine months ended September 30, 2008. We view these as long term investments.

We have declared distributions and have generated FFO and FFO per share in the following amounts.  (Dollar amounts stated in thousands, except per share amounts.)

Period	Distributions Declared ($)	Distributions Paid ($)	Distributions Declared, per weighted average common share ($)		Funds From Operations ($)	Funds From Operations, per weighted average common share ($)
Year ended 12/31/07	242,606	222,697.61		(1)	234,215.59
Three months ended 03/31/08	89,291	86,556.16			90,930.16
Six months ended 06/30/08	188,239	182,096.31			150,139.25
Nine months ended 09/30/08	298,596	288,524.47			231,262.36

(1)

Effective November 1, 2007, we began paying cash distributions equal to $0.62 per share on an annualized basis. Because we pay distributions in arrears, the cash distribution paid on December 12, 2007, for stockholders of record on November 30, 2007, was the first to reflect this increase.

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We generally use FFO as a measure of our operating performance, rather than as a measure of our ability to pay distributions. We believe that “cash flows from operating activities” is a more accurate measure of our ability to pay distributions because, unlike FFO, cash flows from operating activities are determined by U.S. generally accepted accounting principles, or “GAAP.”  In addition, unlike FFO, which adjusts net income primarily for the impact of depreciation, amortization and non-recurring gains, cash flows from operating activities are adjusted for additional items, both positively and negatively, to, in our view, more accurately reflect actual cash available to pay distributions.  As illustrated in the following table, during the year ended December 31, 2007 and for each of the periods presented, with the exception of the three months ended March 31, 2008, our cash flows from operating activities exceeded the amount of distributions declared and paid during the applicable periods.  Accordingly, the distributions paid during these periods were funded entirely from our cash flows from operating activities.  During the three months ended March 31, 2008, approximately $69.7 million of the $86.6 million cash distributions paid during the period were funded from our cash flows from operating activities, and the remaining $16.9 million were funded with cash provided from our financing activities, including specifically borrowings secured by our assets.  See “Prospectus Summary – Distribution Policy.”

Period	Distributions Declared ($)	Distributions Paid ($)	Net cash flows provided by operating activities ($)
	(Dollar amounts stated in thousands.)
Year ended 12/31/07	242,606	222,697	263,420
Three months ended 03/31/08	89,291	86,556	69,715
Six months ended 06/30/08	188,239	182,096	194,267
Nine months ended 09/30/08	298,596	288,524	299,649

Rental Income, Tenant Recovery Income, Lodging Income and Other Property Income

Rental income consists of basic monthly rent, straight-line rent adjustments, amortization of acquired above and below market leases, fee income and percentage rental income recorded pursuant to tenant leases.  Tenant recovery income consists of reimbursements for real estate taxes, common area maintenance costs, management fees and insurance costs.  Lodging income consists of room revenues, food and beverage revenues, telephone revenues and miscellaneous revenues.  Other property income consists of other miscellaneous property income.  (Dollar amounts stated in thousands.)

	Nine months ended September 30, 2008	Year ended December 31, 2007
Property rentals	$290,398	$267,816
Straight-line rents	13,326	12,765
Amortization of acquired above and below market leases, net	865	155

Total rental income	$304,589	$280,736

Tenant recoveries	53,634	55,192
Other income	11,642	16,416
Lodging operating income	400,588	126,392

Total property revenues	$770,453	$478,736

13

Property Operating Expenses and Real Estate Taxes

Property operating expenses for properties other than lodging consist of property management fees paid to property managers including affiliates of our sponsor and operating expenses, including costs of owning and maintaining investment properties, real estate taxes, insurance, utilities, maintenance to the exterior of the buildings and the parking lots.  Lodging operating expenses include, but are not limited to, rooms, food and beverage, utility, administrative and marketing, franchise and management fees and repairs and maintenance expenses.  (Dollar amounts stated in thousands.)

	Nine months ended September 30, 2008	Year ended December 31, 2007
Property operating expenses	$62,098	$59,678
Lodging operating expenses	231,943	75,412
Real estate taxes	52,439	39,665

Total property expenses	$346,480	$174,755

Property Income and Expenses by Property Type

The following five tables present, by property type, property operating information for the properties that we owned as of September 30, 2008 and December 31, 2007.

Retail Segment.  The table below presents operating information generated by our retail properties for the nine months ended September 30, 2008 and the fiscal year ended December 31, 2007, respectively.  (Dollar amounts stated in thousands.)

	Nine months ended	Year ended
	September 30, 2008	December 31, 2007
Revenues:
Rental income	$152,075	$121,428
Tenant recovery incomes	32,082	30,103
Other property income	3,455	3,128

Total revenues	$187,612	$154,659

Expenses:
Property operating expenses	$29,310	$25,308
Real estate taxes	20,154	19,400

Total operating expenses	$49,464	$44,708

Net property operations	$138,148	$109,951

14

Office Segment.  The table below presents operating information generated by our office properties for the nine months ended September 30, 2008 and the fiscal year ended December 31, 2007, respectively.  (Dollar amounts stated in thousands.)

	Nine months ended	Year ended
	September 30, 2008	December 31, 2007
Revenues:
Rental income	$81,675	$98,764
Tenant recovery incomes	19,267	22,743
Other property income	5,853	7,066

Total revenues	$106,795	$128,573

Expenses:
Property operating expenses	$21,665	$25,842
Real estate taxes	10,434	11,494

Total operating expenses	$32,099	$37,336

Net property operations	$74,696	$91,237

Industrial Segment.  The table below presents operating information generated by our industrial properties for the nine months ended September 30, 2008 and the fiscal year ended December 31, 2007, respectively.  (Dollar amounts stated in thousands.)

	Nine months ended	Year ended
	September 30, 2008	December 31, 2007
Revenues:
Rental income	$52,849	$47,039
Tenant recovery incomes	2,285	2,346
Other property income	463	4,801

Total revenues	$55,597	$54,186

Expenses:
Property operating expenses	$3,589	$3,277
Real estate taxes	1,601	1,740

Total operating expenses	$5,190	$5,017

Net property operations	$50,407	$49,169

15

Multi-Family Segment.  The table below presents operating information generated by our multi-family properties for the nine months ended September 30, 2008 and the fiscal year ended December 31, 2007, respectively.  (Dollar amounts stated in thousands.)

	Nine months ended	Year ended
	September 30, 2008	December 31, 2007
Revenues:
Rental income	$17,990	$13,505
Other property income	1,871	1,421

Total revenues	$19,861	$14,926

Expenses:
Property operating expenses	$7,534	$5,251
Real estate taxes	3,030	1,815

Total operating expenses	$10,564	$7,066

Net property operations	$9,297	$7,860

Lodging Segment.  The table below presents operating information generated by our lodging properties for the six months ended September 30, 2008 and the fiscal year ended December 31, 2007, respectively.  (Dollar amounts stated in thousands.)

	Nine months ended	Year ended
	September 30, 2008	December 31, 2007
Revenues:
Lodging operating income	$400,588	$126,392

Total revenues	$400,588	$126,392

Expenses:
Lodging operating expenses to non-related parties	$231,943	$75,412
Real estate taxes	17,220	5,216

Total operating expenses	$249,163	$80,628

Net lodging operations	$151,425	$45,764

16

Other Operating Income and Expenses

Other operating expenses are summarized as follows.  (Dollar amounts stated in thousands.)

	Nine months ended September 30, 2008	Year ended December 31, 2007
Depreciation and amortization	$232,029	$174,163
Interest expense	161,205	108,060
General and administrative (1)	22,108	19,466
Business manager fee	18,500	9,000

	$433,842	$310,689

(1)  Includes expenses paid to affiliates of our sponsor.

Interest Expense

A summary of interest expense for the nine months ended September 30, 2008 and the year ended December 31, 2007 appears below.  (Dollar amounts stated in thousands.)

	Nine months ended September 30, 2008	Year ended December 31, 2007
Debt Type
Margin and other interest expense	$10,288	$15,933
Mortgages	150,917	92,127

Total	$161,205	$108,060

Interest and Dividend Income and Realized Gain on Securities

Interest income consists of interest earned on short term investments and notes receivable.  Dividends are earned from investments in our portfolio of marketable securities.  (Dollar amounts stated in thousands.)

	Nine months ended September 30, 2008	Year ended December 31, 2007
Interest Income	$32,344	$61,546
Dividend Income	21,757	22,742

Total	$54,101	$84,288

Realized gain on investment securities	793	19,280
Other than temporary impairments	(76,492)	(21,746)
Total	$(75,699)	$(2,466)

17

The following analysis outlines our dividend performance.  (Dollar amounts stated in thousands.)

	Nine months ended September 30, 2008	Year ended December 31, 2007
Dividend income	$21,757	$22,742
Margin interest expense	(3,284)	(5,479)
Investment advisor fee	(1,847)	(2,120)

	$16,626	$15,143

Average investment in marketable securities (1)	$439,310	$269,848
Average margin payable balance	(131,415)	(87,839)

Net investment	$307,895	$182,009

Leveraged yield (annualized)	7.2%	8.3%

(1)	The average investment in marketable securities represents our cost basis of these securities. Unrealized gains and losses, including impairments, are not reflected.

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Compensation Paid To Our Business Manager and Its Affiliates

Set forth below is a summary of the most significant fees and expenses that we have paid to Inland Securities, our Business Manager, our Property Managers, The Inland Real Estate Group and their affiliates.  The compensation set forth under “Offering Stage” relates only to fees and expenses paid or accrued in connection with this follow-on offering.  (Dollar amounts stated in thousands.)

	As of September 30, 2008	As of December 31, 2007

Offering Stage

Selling Commissions	$184,541	$44,949
Marketing Contribution	$47,866	$12,163
Due Diligence Expense Allowance	$12,213	$2,992
Reimbursable Expenses And Other Expenses Of Issuance Paid to Affiliates	$2,041	$740

	For the nine months ended September 30, 2008		For the year ended December 31, 2007

Operational Stage

Acquisition Expenses	$2,406	(1)	$3,432
Acquisition Fee	$22,326	(2)	$37,060
Property Management Fee	$15,277		$15,129
Oversight Fee	—		—
Business Management Fee	$18,500	(3)	$9,000
Incentive Fee	—		—
Interest Expense	—		—
Service Fee Associated with Purchasing, Selling and Servicing Mortgages	$1,591		$2,908
Ancillary Services Reimbursements	$3,308	(4)	$3,227	(5)
Investment Advisor Fee	$1,847	(6)	$2,120	(7)

Liquidation Stage

Property Disposition Fee	—		—

(1) As of September 30, 2008, approximately $635 remained unpaid.

(2) As of September 30, 2008, approximately $493 remained unpaid.

(3) As of September 30, 2008, approximately $6,000 remained unpaid.

(4) As of September 30, 2008, approximately $1,708 remained unpaid.

(5) As of December 31, 2007, approximately $1,690 remained unpaid.

(6) As of September 30, 2008, approximately $347 remained unpaid.

(7) As of December 31, 2007, approximately $340 remained unpaid.

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INCORPORATION BY REFERENCE

We have elected to “incorporate by reference” certain information into this prospectus.  By incorporating by reference, we are disclosing important information to you by referring you to documents we have filed separately with the Securities and Exchange Commission, or “SEC.”  The information incorporated by reference is deemed to be part of this prospectus, except for information incorporated by reference that is superseded by information contained in this prospectus.  The following documents filed with the SEC are incorporated by reference in this prospectus (Commission File No. 333-139504), except for any document or portion thereof deemed to be “furnished” and not filed in accordance with SEC rules:

•

Annual Report on Form 10-K for the fiscal year ended December 31, 2007 filed with the SEC on March 31, 2008, including the information specifically incorporated by reference into our Form 10-K from our definitive proxy statement for our 2008 Annual Meeting of Stockholders;

•	Definitive Proxy Statement filed with the SEC on April 7, 2008 in connection with our Annual Meeting of Stockholders held on June 3, 2008;

•	Quarterly Report on Form 10-Q for the quarter ended September 30, 2008 filed with the SEC on November 14, 2008;

•	Current Report on Form 8-K filed with the SEC on July 6, 2007 (includes the financial statements of Winston Hotels, Inc.);

•	Current Report on Form 8-K filed with the SEC on August 9, 2007;

•	Current Report on Form 8-K filed with the SEC on September 19, 2007 (includes the financial statements of Apple Hospitality Five, Inc.);

•	Current Report on Form 8-K filed with the SEC on October 10, 2007;

•	Current Report on Form 8-K filed with the SEC on November 28, 2007;

•	Current Report on Form 8-K filed with the SEC on December 14, 2007;

•	Current Report on Form 8-K filed with the SEC on December 20, 2007;

•	Current Report on Form 8-K/A filed with the SEC on January 3, 2008;

•	Current Report on Form 8-K/A filed with the SEC on February 5, 2008 (includes financial statements for The Woodlands Waterway® Marriott Hotel and Convention Center in The Woodlands, Texas);

•	Current Report on Form 8-K filed with the SEC on February 14, 2008;

•	Current Report on Form 8-K filed with the SEC on April 1, 2008;

•	Current Report on Form 8-K/A filed with the SEC on April 2, 2008;

•	Current Report on Form 8-K filed with the SEC on April 3, 2008;

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•	Current Report on Form 8-K/A filed with the SEC on April 29, 2008 (includes the financial statements of RLJ Urban Lodging Fund, L.P. and RLJ Urban Lodging Fund (P.F.#1), L.P.);

•	Current Report on Form 8-K/A filed with the SEC on April 29, 2008 (includes summary financial information for SunTrust Banks, Inc. and the required pro forma financial information);

•	Current Report on Form 8-K filed with the SEC on May 22, 2008;

•	Current Report on Form 8-K filed with the SEC on June 13, 2008;

•	Current Report on Form 8-K filed with the SEC on July 18, 2008 (includes the interim financial statements of Winston Hotels, Inc.);

•	Current Report on Form 8-K filed with the SEC on August 7, 2008;

•	Current Report on Form 8-K filed with the SEC on August 25, 2008;

•	Current Report on Form 8-K filed with the SEC on September 16, 2008;

•	Current Report on Form 8-K filed with the SEC on September 17, 2008;

•	Current Report on Form 8-K filed with the SEC on November 20, 2008; and

•	The description of our common stock contained in our Registration Statement on Form 8-A (File No. 000-51609), filed with the SEC on November 10, 2005.

All of the documents that we have incorporated by reference into this prospectus are available on the SEC’s website, www.sec.gov.  In addition, these documents can be inspected and copied at the Public Reference Room maintained by the SEC at 100 F Street, NE, Washington, D.C.  20549.  Copies also can be obtained by mail from the Public Reference Room at prescribed rates.  Please call the SEC at (800) SEC-0330 for further information on the operation of the Public Reference Room.

In addition, we will provide to each person, including any beneficial owner of our common stock, to whom this prospectus is delivered, a copy of any or all of the information that we have incorporated by reference into this prospectus, as supplemented, but not delivered with this prospectus.  To receive a free copy of any of the documents incorporated by reference in this prospectus, other than exhibits, unless they are specifically incorporated by reference in those documents, call or write us at 2901 Butterfield Road, Oak Brook, Illinois 60523, Attention: Roberta S. Matlin, (630) 218-8000.  The documents also may be accessed on our website at www.inland-american.com. The information relating to us contained in this prospectus does not purport to be comprehensive and should be read together with the information contained in the documents incorporated or deemed to be incorporated by reference in this prospectus.

21

PROSPECTUS SUMMARY

We May Borrow Money

This subsection, which begins on page 5  in the “Prospectus Summary” section of the prospectus, is supplemented as follows:

As of September 30, 2008, on a consolidated basis, we had mortgage debt excluding mortgage discounts associated with debt assumed at acquisition secured by 832 properties totaling approximately $4.1 billion, equivalent to approximately 54% of the combined fair market value of our encumbered assets on a consolidated basis.  For these purposes, the “fair market value” of each asset is equal to the purchase price paid for the asset or the value reported in the most recent appraisal of the asset, whichever is later.  The weighted average interest rate on this mortgage debt was 5.41% as of September 30, 2008.  See “Business and Policies – Borrowing” for additional discussion of our borrowing policies.

Distribution Policy

This subsection is inserted to the “Prospectus Summary” section of the prospectus, directly following “Investment Objectives,” which appears on page 17 of the prospectus.

We intend to continue paying regular monthly cash distributions to our stockholders. For the period from August 31, 2005 (when we commenced our initial public offering) through September 30, 2008, we paid cash distributions to our stockholders aggregating approximately $544.7 million.  Approximately $544.6 million of these distributions were funded with cash provided from our operating and investing activities and approximately $0.1 million of the distributions were funded from financing activities including contributions from our sponsor.  For the period beginning January 1, 2008 and ending September 30, 2008, we paid cash distributions of approximately $288.5 million, all of which, cumulatively, were funded with cash provided from our operating activities; however, $16.9 million of the $86.6 million cash distributions paid during the period beginning January 1, 2008 and ending March 31, 2008 were funded with cash provided from our financing activities.  For the period beginning January 1, 2007 and ending December 31, 2007, we paid cash distributions of approximately $222.7 million, all of which were funded with cash provided from our operating and investing activities. Effective November 1, 2007, we began paying cash distributions equal to $0.62 per share on an annualized basis.  Distributions at this rate are equivalent to a 6.2% annualized yield on a share purchased for $10.00. Because we pay distributions in arrears, the cash distribution paid on December 12, 2007, for stockholders of record on November 30, 2007, was the first to reflect this increase.

Approximately 54.7% of the distributions paid in 2007 was treated as ordinary income, approximately 36.7% was treated as a return of capital and approximately 8.6% was treated as a distribution of capital gain.  For the year ended December 31, 2006, approximately $16.7 million (or approximately 50% of the $33.4 million distribution paid in 2006) represented a return of capital and the remaining amount was treated as ordinary income.  For income tax purposes only, for the year ended December 31, 2005, $123,000 (or 100% of the distributions paid for 2005) represented a return of capital due to the tax loss in 2005.  No distributions were made in 2004.  The following table denotes the allocation of the monthly distribution paid in 2007 for income tax purposes only.  All amounts are stated in dollars per share.

		Total	Ordinary		Return of
Record Date	Payment Date	Distribution	Dividends	Capital Gains	Capital
12/31/2006	1/12/2007	$0.050833	$0.027805	$0.004379	$0.018649
1/31/2007	2/12/2007	$0.050833	$0.027805	$0.004379	$0.018649

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		Total	Ordinary		Return of
Record Date	Payment Date	Distribution	Dividends	Capital Gains	Capital
2/28/2007	3/12/2007	$0.050833	$0.027805	$0.004379	$0.018649
3/31/2007	4/12/2007	$0.050833	$0.027805	$0.004379	$0.018649
4/30/2007	5/11/2007	$0.050833	$0.027805	$0.004379	$0.018649
5/31/2007	6/12/2007	$0.050833	$0.027805	$0.004379	$0.018649
6/30/2007	7/12/2007	$0.050833	$0.027805	$0.004379	$0.018649
7/31/2007	8/12/2007	$0.050833	$0.027805	$0.004379	$0.018649
8/31/2007	9/12/2007	$0.050833	$0.027805	$0.004379	$0.018649
9/30/2007	10/12/2007	$0.050833	$0.027805	$0.004379	$0.018649
10/31/2007	11/12/2007	$0.050833	$0.027805	$0.004379	$0.018649
11/30/2007	12/12/2007	$0.051666	$0.028261	$0.004450	$0.018955
		$0.610829	$0.334116	$0.052619	$0.224094

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SELECTED FINANCIAL DATA

This section is inserted to the prospectus directly following “Cautionary Note Regarding Forward-Looking Statements,” which appears on page 49 of the prospectus.

The following table shows our consolidated selected financial data relating to our historical financial condition and results of operations. This selected data should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and related notes to the consolidated financial statements incorporated by reference to this prospectus. All dollar amounts are stated in thousands, except per share amounts.

	As of September 30,		As of December 31,
	2008	2007	2007	2006	2005	2004

Total assets	$11,163,911	6,922,807	8,211,758	3,040,037	865,851	731

Mortgages, notes and margins payable	$4,399,510	2,108,961	3,028,647	1,107,113	227,654	—

	For the Nine Months Ended September 30,		For the Year Ended December 31,			2004
	2008	2007	2007	2006	2005	(1)

Total income	$770,453	291,365	478,736	123,202	6,668	—

Total interest and dividend income	$54,101	64,922	84,288	22,164	1,663	—

Net income (loss) applicable to common shares	$(37,731)	52,113	55,922	1,896	(1,457)	(24)

Net income (loss) per common share, basic and diluted (2)	$(.06)	.15	.14	.03	(1.65)	(1.20)

Distributions declared to common stockholders	$298,596	161,655	242,606	41,178	438	—

Distributions per weighted average common share (2)	$.47	.45	.61	.60	.11	—

Funds From Operations	$231,262	165,842	234,215	48,088	(859)	—

Funds From Operations per weighed average share (3)	$.36	.47	.59	.70	(.97)	—

Cash flows provided by (used in) operating activities	$299,649	158,828	263,420	65,883	11,498	(14)

Cash flows used in investing activities	$(1,740,104)	(3,111,517)	(4,873,404)	(1,552,014)	(810,725)	—

Cash flows provided by financing activities	$2,413,558	3,529,673	4,716,852	1,751,494	836,156	214

Weighted average number of common shares outstanding, basic and diluted	$641,555,461	353,783,448	396,752,280	68,374,630	884,058	20,000

(1)	Reflects the period from inception (October 4, 2004) through December 31, 2004.
(2)

The net income (loss) per share basic and diluted is based upon the weighted average number of common shares outstanding for the nine months ended September 30, 2008 and 2007 and for the years ended December 31, 2007, 2006 and 2005 and the period from October 4, 2004 (inception) to December 31, 2004, respectively. The distributions per common share are based upon the

24

weighted average number of common shares outstanding for the nine months ended September 30, 2008 and 2007 and for the years ended December 31, 2007 and 2006 and for the period from August 31, 2005 (commencement of the offering) to December 31, 2005.

(3)

The decline in funds from operations per weighted average share resulted from non-cash impairments on investment securities. These impairments are taken where we determine declines in the stock price of our marketable securities are other-than-temporary. Other-than-temporary impairments are not necessarily considered permanent. These securities continue to pay significant dividends and we realized a leveraged yield of 7.2% during the nine months ended September 30, 2008. We view these as long term investments.

CAPITALIZATION

This section is inserted to the prospectus directly following “Selected Financial Data.”

The following table sets forth our capitalization as of September 30, 2008 and December 31, 2007. The table does not include shares of common stock issuable upon the exercise of options that may be, but have not been, granted under our independent director stock option plan. The information set forth in the following table should be read in conjunction with our historical financial statements.

	September 30, 2008	December 31, 2007
	(In Thousands)
Debt:
Mortgages, Notes and Margin Payable	$4,399,510	$3,028,647
Stockholders Equity:
Preferred Stock, $0.001 Par Value, 40,000,000 Shares Authorized, None Outstanding	—	—
Common Stock, $0.001 Par Value, 1,460,000,000 shares authorized, 747,485,231 and 548,168,989 shares issued and outstanding as of September 30, 2008 and December 31, 2007, respectively	747	548
Additional Paid-In Capital (1)	6,701,054	4,905,710
Accumulated distributions in excess of net income (loss)	(564,212)	(227,885)
Accumulated other comprehensive income	22,698	(64,278)
Total Stockholders’ Equity:	$6,160,287	$4,614,095

Total Capitalization:	$10,559,797	$7,642,742

(1)

Additional paid-in capital is net of offering costs of $751.2 million and $557.1 million as of September 30, 2008 and December 31, 2007, respectively, of which $716.3 million and $530.5 million was paid or accrued to affiliates as of September 30, 2008 and December 31, 2007, respectively.

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PRIOR PERFORMANCE OF IREIC AFFILIATES

This section is inserted to the prospectus directly following “Capitalization.”

Prior Investment Programs

During the ten year period ending September 30, 2008, IREIC and its affiliates have sponsored four other REITs and eighty-two real estate exchange private placements, which altogether have raised more than $8.3 billion from over 191,500 investors in offerings for which Inland Securities has served as dealer manager. During that period, Inland Real Estate Corporation, Inland Retail Real Estate Trust, Inc. and Inland Western Retail Real Estate Trust, Inc. the other REITs sponsored by IREIC, raised approximately $7.6 billion from over 189,900 investors.  Inland Diversified Real Estate Trust, Inc., the latest REIT sponsored by IREIC, has filed a registration statement with the SEC but has not commenced its initial public offering.  These REITs have, or, with respect to Inland Retail Real Estate Trust, Inc., had, investment objectives similar to ours in that they seek to invest in real estate that produces both current income and long-term capital appreciation for stockholders.  Inland Real Estate Corporation and Inland Western acquire and manage retail properties.  Inland Diversified intends to purchase, acquire and develop commercial real estate located in the United States and internationally.  We will actively seek to invest in the same type of assets as these entities.  Another entity sponsored by IREIC, Inland Real Estate Exchange Corporation, offers real estate exchange transactions, on a private basis, designed, among other things, to provide replacement properties for persons wishing to complete an IRS Section 1031 real estate exchange or as cash investments. Thus, these private placement programs do not have investment objectives similar to ours. However, these private placement programs have owned real estate assets similar to those that we may seek to acquire, including industrial/distribution buildings, shopping centers, office buildings, other retail buildings and multi-family residential businesses.  The REITs represent approximately 91% of the aggregate amount raised in offerings for which Inland Securities has served as dealer manager, approximately 99% of the aggregate number of investors, approximately 90% of properties purchased and approximately 90% of the aggregate cost of the properties purchased by the prior programs sponsored by IREIC and its affiliates.

With respect to the disclosures set forth herein, we have not provided information for Inland Retail Real Estate Trust, Inc., or IRRETI, as of September 30, 2008. On February 27, 2007, all of the outstanding common stock of IRRETI was acquired in a merger with Developers Diversified Realty Corporation (“DDR”).  Pursuant to the merger agreement, DDR acquired IRRETI for a total merger consideration of $14.00 per share plus accrued but unpaid dividends for the month of February 2007 in cash, prorated in accordance with the agreement. DDR elected to pay the merger consideration to the IRRETI stockholders through a combination of $12.50 in cash and $1.50 in common shares of DDR, which equates to a 0.021569 common share of DDR. The transaction had a total enterprise value of approximately $6.2 billion. No further information regarding IRRETI is available.

We will pay fees to, and reimburse expenses incurred by, Inland Securities and our Business Manager, Property Managers, TIREG and their affiliates, as described in more detail in the section of this prospectus captioned “Compensation Table.”  The other REITs previously sponsored by IREIC have similarly compensated IREIC and each of their respective business managers, property managers and affiliates.  However, Inland Diversified is the only REIT that anticipates paying an acquisition fee to its business manager or an oversight fee to its property managers.  The private placement programs sponsored by Inland Real Estate Exchange Corporation pay some of the same types of fees and expenses that we pay, such as selling commissions, marketing contributions, due diligence expenses, acquisition fees and real estate management fees. However, because the business conducted by, and the underlying investment objectives of, these private placement programs are substantially different than our business and

26

investment objectives, other fees and expenses paid by the private placement programs are not directly comparable to ours.

The following discussion and the Prior Performance Tables, included in this prospectus as Appendix A, provide information on the prior performance of the real estate programs sponsored by IREIC and its affiliates.  Because Inland Diversified has not commenced its initial public offering, no information is provided for this program.  Past performance is not necessarily indicative of future performance.

Summary Information

The table below provides summarized information concerning prior programs sponsored by IREIC or its affiliates, with the exception of IRRETI, for the ten year period ending September 30, 2008, and is qualified in its entirety by reference to the introductory discussion above and the detailed information appearing in the Prior Performance Tables in Appendix A of the prospectus. With respect to IRRETI, information is presented for the ten year period ended September 30, 2006. This information set forth in this table, and in the narrative that follows, represents capital raised by these prior programs only through offerings for which Inland Securities has served as dealer manager. All information regarding Inland Western, Inland Real Estate Corporation and IRRETI is derived from the public filings by these entities. WE ARE NOT, BY INCLUDING THESE TABLES, IMPLYING THAT WE WILL HAVE RESULTS COMPARABLE TO THOSE REFLECTED IN THE TABLES BECAUSE OUR YIELD, CASH AVAILABLE FOR DISTRIBUTION AND OTHER FACTORS MAY BE SUBSTANTIALLY DIFFERENT. ACQUIRING OUR SHARES WILL NOT GIVE YOU ANY INTEREST IN ANY PRIOR PROGRAM.

	Inland Western Retail Real Estate Trust, Inc. as of September 30, 2008	Inland Retail Real Estate Trust, Inc. as of September 30, 2006	Inland Real Estate Corporation as of September 30, 2008 (1)	Inland Real Estate Exchange Private Placement Offerings as of September 30, 2008
Number of programs sponsored	1	1	1	82
Number of public offerings	2	3	4	0
Aggregate amount raised from investors	$4,409,628,000	2,424,515,000	733,432,000	754,000,000
Approximate aggregate number of investors	110,300	57,600	22,000	1,600
Number of properties purchased	316	287	182 (2)	85
Aggregate cost of properties	$8,460,950,000	4,138,046,000	1,687,042,000	1,501,000,000
Number of mortgages/notes receivable	1	0	0	0
Principal amount of mortgages/notes receivable	$27,364,000	0	0	0
Number of investments in unconsolidated entities	3	1	8	0
Investment in unconsolidated entities	$97,455	22,626	133,130	0
Percentage of properties (based on cost) that were:
Commercial—
Retail	76.00%	89.00%	79.00%	32.00%
Single-user net lease	24.00%	11.00%	21.00%	10.00%
Nursing homes	0.00%	0.00%	0.00%	0.00%
Offices	0.00%	0.00%	0.00%	45.00%
Industrial	0.00%	0.00%	0.00%	13.00%
Health clubs	0.00%	0.00%	0.00%	0.00%
Mini-storage	0.00%	0.00%	0.00%	0.00%
Multi-family residential	0.00%	0.00%	0.00%	0.00%
Total commercial	100.00%	100.00%	100.00%	100.00%
Land	0.00%	0.00%	0.00%	0.00%
Percentage of properties (based on cost) that were:
Newly constructed (within a year of acquisition)	37.00%	39.00%	37.00%	34.00%
Existing construction	63.00%	61.00%	63.00%	66.00%

Number of properties sold in whole or in part	11	13	32 (2)	6

Number of properties exchanged	0	0	0	0

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(1)

On November 13, 2006, Inland Real Estate Corporation, or IRC, issued $180 million aggregate principal amount of its 4.625% convertible senior notes due in 2026, which included the exercise by the initial purchasers of their option to purchase an additional $10 million to cover over-allotments. IRC received net proceeds of approximately $177.3 million after deducting selling discounts and commissions. IRC used the net proceeds from the offering to repurchase 2,776,000 shares of its common stock at a price equal to $18.01 per share (approximately $50 million in the aggregate) concurrently with the closing of the offering. Neither Inland Securities nor any Inland affiliate received any fees in connection with this private placement. Accordingly, information regarding this private placement has been excluded from the table and the narrative below.

(2)

IRC’s joint venture with Inland Real Estate Exchange Corporation has offered tenant-in-common (“TIC”) interest in properties that it holds together with its joint venture partner, to investors in a private placement exempt from registration under the Securities Act of 1933, as amended. Included in the amounts above are all properties purchased for this joint venture. During 2007, IRC purchased ten properties, of which nine have been either partially or entirely contributed to the joint venture and subsequently sold to TIC investors by the joint venture. During 2008, IRC purchased five properties which it contributed to the joint venture and the joint venture purchased one property directly. Interests in three of these properties have partially or entirely been sold.

During the three years prior to September 30, 2008, Inland Western purchased 74 properties and Inland Real Estate Corporation purchased eleven commercial properties. During the three years prior to September 30, 2006, IRRETI purchased sixty-eight commercial properties. Upon written request, you may obtain, without charge, a copy of Table VI filed with the Securities and Exchange Commission in Part II of our registration statement. Table VI provides more information about these acquisitions. In addition, upon written request, you may obtain, without charge, a copy of the most recent Form 10-K annual report filed with the Securities and Exchange Commission by any of these REITs within the last twenty-four months. We will provide exhibits to each such Form 10-K upon payment of a reasonable fee for copying and mailing expenses.

Publicly Registered REITs

Inland Real Estate Corporation was formed in May 1994. Through a total of four public offerings, the last of which was completed in 1998, Inland Real Estate Corporation, which we refer to herein as IRC, sold a total of 51.6 million shares of common stock. In addition, through September 30, 2008, IRC had issued approximately 16.3 million shares of common stock through its distribution reinvestment program and repurchased approximately 5.3 million shares of common stock through its share repurchase program. As a result, IRC has realized total gross offering proceeds of approximately $683.3 million as of September 30, 2008. On June 9, 2004, IRC listed its shares on the New York Stock Exchange and began trading under the ticker “IRC”. On September 30, 2008, the closing price of the stock on the New York Stock Exchange was $15.69 per share.

IRC focuses on purchasing neighborhood, community, power, lifestyle and single tenant retail centers, which primarily provide “everyday” goods and services to consumers.  IRC seeks to provide stockholders with regular cash distributions and a hedge against inflation through capital appreciation. IRC also may acquire single-user retail properties throughout the United States. As of September 30, 2008, the properties owned by IRC were generating sufficient cash flow to pay operating expenses and an annual cash distribution of $0.98 per share, equal portions of which are paid monthly.

As of September 30, 2008, IRC owned 145 properties for an aggregate purchase price of approximately $1.7 billion. These properties were purchased in part with proceeds received from the above

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described offerings of shares of its common stock, borrowings secured by its properties draws on its line of credit or sales proceeds from previous sales of properties. As of September 30, 2008, IRC had debt of approximately $530.3 million secured by its properties and had $50 million and $140 million outstanding through an unsecured line of credit and term loan, respectively.

On July 1, 2000, IRC became a self-administered REIT by acquiring, through merger, Inland Real Estate Advisory Services, Inc., its advisor, and Inland Commercial Property Management, Inc., its property manager. As a result of the merger, IREIC, the sole stockholder of the advisor, and The Inland Property Management Group, Inc., the sole stockholder of its property manager, received an aggregate of approximately 6.2 million shares of IRC’s common stock valued at $11.00 per share, or approximately 9% of its common stock.

Inland Retail Real Estate Trust, Inc. was formed in February 1999. Through a total of three public offerings, the last of which was completed by Inland Securities in 2003, Inland Retail Real Estate Trust, Inc., which we refer to herein as IRRETI, sold a total of approximately 213.7 million shares of its common stock. In addition, through September 30, 2006, IRRETI had issued approximately 41.1 million shares through its distribution reinvestment program, and has repurchased a total of approximately 11.4 million shares through the share reinvestment program. As a result, IRRETI had realized total net offering proceeds of approximately $2.4 billion as of September 30, 2006. On December 29, 2004, IRRETI issued approximately 19.7 million shares as a result of a merger with its advisor and property managers, as described below.

IRRETI focused on purchasing shopping centers located east of the Mississippi River in addition to single-user retail properties in locations throughout the United States. IRRETI sought to provide investors with regular cash distributions and a hedge against inflation through capital appreciation. As of September 30, 2006, the properties owned by IRRETI were generating sufficient cash flow to pay operating expenses and an annual cash distribution of $0.83 per share, a portion of which was paid monthly.

As of September 30, 2006, IRRETI owned 287 properties for an aggregate purchase price of approximately $4.1 billion. These properties were purchased with proceeds received from the above described offerings of shares of its common stock, financings sole of properties and the line of credit. As of September 30, 2006, IRRETI had borrowed approximately $2.3 billion secured by its properties.

On December 29, 2004, IRRETI became a self-administered REIT by acquiring, through merger, Inland Retail Real Estate Advisory Services, Inc., its business manager and advisor, and Inland Southern Management Corp., Inland Mid-Atlantic Management Corp., and Inland Southeast Property Management Corp., its property managers. As a result of the merger, IRRETI issued to our sponsor, IREIC, the sole stockholder of the business manager and advisor, and the stockholders of the property managers, an aggregate of approximately 19.7 million shares of IRRETI’s common stock, valued at $10.00 per share for purposes of the merger agreement, or approximately 7.9% of its common stock.

As noted above, on February 27, 2007, IRRETI and DDR completed a merger.

Inland Western Retail Real Estate Trust, Inc. was formed in March 2003. Through a total of two public offerings, the last of which was completed in 2005, Inland Western Retail Real Estate Trust, Inc., which we refer to herein as Inland Western, sold a total of approximately 422 million shares of its common stock. In addition, through September 30, 2008, Inland Western had issued approximately 58 million shares through its distribution reinvestment program and had repurchased approximately 38 million shares through its share repurchase program. As a result, Inland Western has realized total gross offering proceeds of approximately $4.4 billion as of September 30, 2008.  On October 14, 2008, the board of directors of Inland Western voted to suspend its share repurchase program until further notice, effective

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November 19, 2008; however, share repurchases under the plan could be terminated prior to November 19, 2008 if the 5% repurchase limit was reached prior to November 19, 2008.  On October 22, 2008, the 5% limit was reached.

Inland Western focuses on the acquisition and management of strategically located retail assets, including lifestyle, power, neighborhood and community centers, as well as single-user net lease properties throughout the United States. Inland Western seeks to provide investors with regular cash distributions and a hedge against inflation through capital appreciation. As of September 30, 2008, the properties owned by Inland Western were generating sufficient cash flow to pay operating expenses and an annualized cash distribution of $0.6425 per share, a portion of which is paid monthly.

As of September 30, 2008, Inland Western owned 305 properties for an aggregate purchase price of approximately $7.9 billion. These properties were purchased with proceeds received from the above described offering of shares of its common stock and financings. Inland Western also has invested in seven operating properties that it does not consolidate and twenty-three properties in eight development joint ventures, six of which it consolidates. As of September 30, 2008, Inland Western had borrowed approximately $4.5 billion secured by its properties.

On November 15, 2007, Inland Western became a self-administered REIT by acquiring, through merger, Inland Western Retail Real Estate Advisory Services, Inc., its business manager and advisor, and Inland Southwest Management Corp., Inland Northwest Management Corp., and Inland Western Management Corp., its property managers. As a result of the merger, Inland Western issued to our sponsor, IREIC, the sole stockholder of the business manager and advisor, and the stockholders of the property managers, an aggregate of approximately 37.5 million shares of Inland Western’s common stock, valued at $10.00 per share for purposes of the merger agreement, or approximately 7.7% of its common stock.

On November 1, 2007, a single stockholder filed a class action complaint in the United States District Court for the Northern District of Illinois alleging violations of the federal securities laws and common law causes of action in connection with Inland Western’s merger with its business manager/advisor and property managers as reflected in its proxy statement dated September 10, 2007 (the “Proxy Statement”).  On June 12, 2008, the stockholder filed an amended complaint that named Madison Investment Trust as an additional plaintiff, and KPMG LLP, Inland Western’s independent registered public accounting firm, as an additional defendant.  The amended complaint alleges, among other things, (1) that the consideration paid as part of the merger was excessive; (2) the Proxy Statement violated Section 14(a), including Rule 14a-9 thereunder, and Section 20(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), based upon allegations that the Proxy Statement contained false and misleading statements or omitted to state material facts; (3) that the business manager/advisor, property managers, certain directors and other defendants breached their fiduciary duties to the class; and (4) that the merger unjustly enriched the business manager/advisor and property managers, and other defendants. The amended complaint seeks, among other things, (a) certification of the class action; (b) a judgment declaring the Proxy Statement false and misleading; (c) unspecified monetary damages; (d) to nullify any stockholder approvals obtained during the proxy process; (e) nullification of the merger and the related merger agreements with the business manager/advisor and the property managers; and (f) the payment of reasonable attorneys’ fees and experts’ fees.  Inland Western believes that the allegations in the amended complaint are without merit, and intends to vigorously defend the lawsuit.

The following tables summarize distributions paid by IRC, IRRETI and Inland Western through September 30, 2008. The rate at which each company raises capital, acquires properties and generates cash from all sources determines the amount of cash available for distribution. As described in more detail below, IREIC or its affiliates agreed, from time to time, to either forgo or defer all or a portion of the business management and advisory fees due them to increase the amount of cash available to pay distributions while each REIT raised capital and acquired properties. As described below, IREIC also advanced monies to Inland Western to pay distributions. Inland Western has since repaid these advances. With respect to IRC,

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from 1995 through 2000, IREIC or its affiliates agreed to forgo approximately $10.5 million in advisor fees. With respect to IRRETI, from 1999 through 2004, IREIC or its affiliates agreed to forgo approximately $3.2 million and deferred an additional $13.1 million in advisor fees. As of December 31, 2004, IRRETI had paid IREIC or its affiliates all deferred advisor fees. With respect to Inland Western, since 2003 through September 30, 2008, IREIC or its affiliates agreed to forgo an additional $168 million. During this time, IREIC also advanced funds to Inland Western to pay distributions. In 2003 and 2004, Inland Western received approximately $1.2 million and $4.7 million, respectively, for an aggregate amount of approximately $5.9 million. IREIC forgave approximately $2.4 million of this amount, which is included as “additional paid in capital” in Inland Western’s financial statements, and Inland Western had repaid the remaining $3.5 million.

In each case, if IREIC or its affiliates had not agreed to forgo or defer all or a portion of the advisor fee, or, in the case of Inland Western, advance monies to pay distributions, the aggregate amount of distributions made by each REIT may have been reduced or the REIT would have likely had to decrease the number of properties acquired or the pace at which it acquired properties. Our Business Manager may agree to forgo or defer all or a portion of its business management fee during the periods that we are raising capital and acquiring real estate assets with this capital. Our Business Manager is not, however, obligated to forgo any portion of this fee, thus we may pay less in distributions or have less cash available to acquire real estate assets. In 2007, IREIC or its affiliates were paid approximately $34.8 million less in business management fees than they were entitled to be paid. See “Risk Factors — Risks Related to Our Business” for a discussion of risks associated with the availability and timing of our cash distributions.

Inland Real Estate Corporation – Last Offering By Inland Securities Completed In 1998

	Total Distribution	Ordinary Income(1)	Non Taxable Distribution(2)	Capital Gain Distribution(3)	Total Distributions per Share
	$	$	$	$	$
1998	35,443,213	27,015,143	8,428,070	—	.88
1999	48,379,621	35,640,732	12,738,889	—	.89
2000	52,964,010	40,445,730	12,518,280	—	.90
2001	58,791,604	45,754,604	12,662,414	374,586.93
2002	60,090,685	41,579,944	18,315,640	195,101.94
2003	61,165,608	47,254,096	13,577,679	333,833.94
2004	62,586,577	53,458,760	7,883,026	1,244,791.94
2005 (4)	58,867,790	57,502,980	—	1,364,810.87
2006 (5)	64,689,179	55,737,360	8,520,125	431,694.96
2007	63,659,150	59,860,450	516,781	3,281,919.98
2008	48,509,000	48,509,000	—	—	.74
	615,146,437	512,758,799	95,160,904	7,226,734

(1)      The breakout between ordinary income and return of capital is finalized on an annual basis after the calendar year end.

(2)      Represents a reduction in basis for federal income tax purposes resulting from cash distributions (other than in respect of property sale proceeds) in excess of current or accumulated earnings and profits.

(3)      Represents a capital gain distribution for federal income tax purposes.

(4)      For the year ended December 31, 2005, IRC declared distributions of $0.95 per diluted weighted average number of shares outstanding and distributed $0.87 per share for the eleven-month period February 17, 2005 through December 19, 2005. The distribution declared on December 20, 2005 with a record date of January 3, 2006 and payment date of January 17, 2006 is reportable for tax purposes in 2006 and is not reflected in the 2005 calculation.

(5)      The December distribution declared on December 20, 2006, with a record date of January 2, 2007 and payment date of January 17, 2007, is reportable for tax purposes in 2007 and is not reflected in the 2006 calculation.

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Inland Retail Real Estate Trust, Inc. – Last Offering By Inland Securities Completed In 2003

	Total Distribution		Ordinary Income(1)		Non Taxable Distribution(2)		Capital Gain Distribution(3)		Total Distributions per Share
	$		$		$		$		$
1999	1,396,861		318,484		1,078,377		—		.49	(4)
2000	6,615,454		3,612,577		3,002,877		—		.77
2001	17,491,342		10,538,534		6,952,808		—		.80
2002	58,061,491		36,387,136		21,674,355		—		.82
2003	160,350,811		97,571,099		62,779,712		—		.83
2004	190,630,575		110,922,403		79,708,172		—		.83
2005	193,733,000		146,820,000		45,713,000		1,200,000.76			(5)
2006	162,705,000	(1)	162,705,000	(1)	—	(1)	—	(1)
	790,894,534		568,875,233		220,909,301		1,200,000

(1)      The breakout between ordinary income and return of capital is finalized on an annual basis after the calendar year end. Because of the acquisition by DDR, this information reflects distributions as of September 30, 2006.

(2)      Represents a reduction in basis for federal income tax purposes resulting from cash distributions (other than in respect of property sale proceeds) in excess of current or accumulated earnings and profits.

(3)      Represents a capital gain distribution for federal income tax purposes.

(4)      IRRETI began paying monthly distributions in May 1999. This amount represents total distributions per share made during the period from May 1999 through December 1999.

(5)      For the year ended December 31, 2005, IRRETI declared distributions of $0.83 per diluted weighted average number of shares outstanding and distributed $0.76 per share for the eleven-month period February 7, 2005 through December 7, 2005.

Inland Western Retail Real Estate Trust, Inc. – Last Offering By Inland Securities Completed In 2005

	Total Distribution	Ordinary Income(1)	Non Taxable Distribution(2)	Capital Gain Distribution~~(3)~~	Total Distributions per Share
	$	$	$	$	$
2003	358,000	—	358,000	—	.13	(4)
2004	54,542,000	29,998,000	24,544,000	—	.66
2005	211,327,000	114,117,000	97,210,000	—	.64
2006	283,769,000	128,962,000	154,807,000	—	.64
2007	290,550,000	141,560,000	148,990,000	—	.64
2008	232,599,000	232,599,000	—	—	.48
	1,073,145,000	647,236,000	425,909,000	—

(1)      The breakout between ordinary income and return of capital is finalized on an annual basis after the calendar year end.

(2)      Represents a reduction in basis for federal income tax purposes resulting from cash distributions (other than in respect of property sale proceeds) in excess of current or accumulated earnings and profits.

(3)      Represents a capital gain distribution for federal income tax purposes.

(4)      Inland Western began paying monthly distributions in November 2003. This amount represents total distributions per share paid during the period from November 2003 through December 2003.

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Private Partnerships

Through September 30, 2008, affiliates of IREIC have sponsored 514 private placement limited partnerships which have raised more than $524.2 million from approximately 17,000 investors and invested in properties for an aggregate price of more than $1 billion in cash and notes. Of the 522 properties purchased, 93% have been located in Illinois. Approximately 90% of the funds were invested in apartment buildings, 6% in shopping centers, 2% in office buildings and 2% in other properties. Including sales to affiliates, 506 partnerships have sold their original property investments. Officers and employees of IREIC and its affiliates invested more than $17 million in these limited partnerships.

From October 1, 1998 through September 30, 2008, investors in these private partnerships have received total distributions in excess of $598 million consisting of cash flow from partnership operations, interest earnings, sales and refinancing proceeds and cash received from the course of property exchanges.

1031 Exchange Private Placement Offering Programs

In March 2001, IREIC formed Inland Real Estate Exchange Corporation, or IREX, to, among other things, provide replacement properties for people wishing to complete an IRS Section 1031 real estate exchange as well as investors seeking  a quality multi-owner real estate investment. Through September 30, 2008, IREX had offered the sale of eighty-two real estate exchange private placements containing eighty-five properties with a total property value of approximately $1.5 billion.

The following table summarizes certain aspects of the offering and distributions for each of the 1031 exchange private placement offerings through September 30, 2008:

Name of Entity	Number of Investors	Offering Equity	Offering Completed	Distributions To Date	2008 Annualized Distribution	2007 Annual Distribution	2006 Annual Distribution
		($)		($)	(%)	(%)	(%)
Landings of Sarasota DBT(A)	9	4,000,000	05/2002	8,381,766	N/A	N/A	N/A
Sentry Office Building DBT	7	3,500,000	04/2002	2,942,343	16.91	16.28	13.43
Pets Bowie DBT	7	2,600,000	07/2002	2,868,150	15.70	15.70	9.29
1031 Chattanooga DBT	9	1,900,000	05/2002	1,674,825	11.20	11.20	8.26
Lansing Shopping Center DBT	5	5,000,000	09/2001	3,871,418	11.59	11.19	9.07
Inland 220 Celebration Place DBT	35	15,800,000	09/2003	7,997,867	9.72	9.31	8.89
Taunton Circuit DBT (B)	1	3,750,000	09/2002	6,210,312	N/A	8.31	8.31
Broadway Commons DBT (C)	32	8,400,000	12/2003	5,697,510	10.41	11.55	10.18
Bell Plaza 1031, LLC (B)	1	890,000	11/2003	1,690,298	N/A	6.93	17.33
Inland 210 Celebration Place DBT (D)	1	6,300,000	01/2003	3,044,397	9.72	11.21	8.90
CompUSA Retail Building, LLC (E)	11	3,950,000	02/2004	1,391,807	0.00	7.00	8.396
Janesville Deere Distribution Facility 1031, LLC (F)	35	10,050,000	01/2004	3,813,777	6.96	8.15	7.75
Fleet Office Building 1031, LLC (C)	30	10,000,000	01/2004	21,765,758	8.52	8.77	8.52
Davenport Deere Distribution Facility 1031, LLC	35	15,700,000	04/2004	5,567,791	8.40	7.36	7.36
Grand Chute DST (C)	29	6,370,000	03/2004	2,679,582	8.58	9.32	8.52
Macon Office DST	29	6,600,000	03/2004	2,582,229	8.54	8.35	8.20
White Settlement Road Investment, LLC	1	1,420,000	12/2003	568,954	8.34	8.34	8.34
Plainfield Marketplace 1031, LLC	31	12,475,000	06/2004	3,956,092	7.24	7.21	7.21
Pier 1 Retail Center 1031, LLC	22	4,300,000	06/2004	1,161,260	0.00	8.14	7.43
Long Run 1031, LLC (I)	1	4,935,000	05/2004	2,119,113	N/A	8.69	8.32
Forestville 1031, LLC	1	3,900,000	05/2004	1,191,557	6.98	6.98	7.55
Bed, Bath & Beyond 1031, LLC	20	6,633,000	08/2004	2,048,723	7.65	7.53	7.51
Cross Creek Commons 1031, LLC	26	6,930,000	08/2004	2,194,035	7.75	7.68	7.34
BJ’s Shopping Center 1031, LLC	22	8,365,000	01/2005	2,672,487	8.55	8.12	7.86
Barnes & Noble Retail Center 1031, LLC	12	3,930,000	02/2005	1,025,699	6.68	6.68	6.67

33

Name of Entity	Number of Investors	Offering Equity	Offering Completed	Distributions To Date	2008 Annualized Distribution		2007 Annual Distribution		2006 Annual Distribution
		($)		($)	(%)		(%)		(%)
Port Richey 1031, LLC	1	3,075,000	07/2004	1,141,872	8.28		8.28		9.50
Walgreen Store Hobart 1031, LLC	24	6,534,000	02/2005	4,385,496	6.91		6.91		6.91
Kraft Cold Storage Facility 1031, LLC	19	5,667,000	12/2004	1,543,853	7.21		7.00		7.00
Huntington Square Plaza 1031, LLC	39	39,200,000	06/2005	4,585,412	6.66		6.51		6.47
Best Buy Store Reynoldsburg 1031, LLC	19	10,345,000	02/2005	1,327,984	6.73		6.73		6.73
Jefferson City 1031, LLC	28	10,973,000	04/2005	3,043,567	7.96		7.96		7.96
Stoughton 1031, LLC	27	19,950,000	05/2005	2,431,004	6.66		6.66		6.66
Indianapolis Entertainment 1031, LLC	1	2,190,000	11/2004	317,907	7.79		7.31		7.15
Mobile Entertainment 1031, LLC	1	1,578,000	11/2004	230,629	7.82		7.65		7.16
Chenal Commons 1031, LLC (C)	19	14,346,000	06/2005	2,013,975	7.64		7.87		7.51
Oak Brook Kensington 1031, LLC	60	23,500,000	12/2006	5,633,031	7.45		7.42		7.09
Columbus 1031, LLC	38	23,230,000	12/2006	5,595,975	8.12		7.81		7.87
Edmond 1031, LLC	1	1,920,000	05/2005	510,530	7.96		7.96		7.96
Taunton Broadway 1031, LLC (D)	1	1,948,000	08/2005	239,051		(D)		(D)	7.79
Wilmington 1031, LLC	1	2,495,000	09/2005	530,882	7.09		7.09		7.09
Wood Dale 1031, LLC (B)	16	3,787,500	03/2006	4,966,252	N/A		7.34		6.82
Cincinnati Eastgate 1031, LLC	13	3,210,000	06/2006	600,541	7.00		7.00		7.00
Norcross 1031, LLC	1	3,000,000	11/2005	598,592	6.90		6.90		6.90
Martinsville 1031, LLC	1	2,360,000	12/2005	442,204	6.74		6.74		6.74
Indiana Office 1031, LLC	34	18,200,000	03/2006	3,883,254	7.73		7.65		7.62
Yorkville 1031, LLC	21	8,910,000	03/2006	1,321,369	6.09		5.91		5.75
Louisville 1031, LLC	39	18,830,000	06/2006	3,174,447	7.00		7.00		7.00
Madison 1031, LLC	1	1,472,000	03/2006	235,859	7.00		7.00		6.70
Murfreesboro 1031, LLC	20	7,185,000	06/2006	979,892	6.06		6.00		5.75
Aurora 1031, LLC	1	1,740,000	06/2006	265,151	7.01		7.00		6.73
Craig Crossing 1031, LLC	29	14,030,000	08/2006	1,891,873	6.17		6.17		6.07
Charlotte 1031, LLC	52	24,105,000	03/2007	3,115,510	6.05		6.06		6.05
Olivet Church 1031, LLC	33	10,760,000	03/2007	1,285,332	6.24		6.27		6.25
Glenview 1031, LLC	38	23,350,000	05/2007	2,589,428	6.25		6.25		6.25
Yuma Palms 1031, LLC	32	42,550,000	06/2007	4,518,994	6.25		6.23		6.17
Honey Creek, LLC	40	13,137,300	06/2007	1,424,017	6.29		6.29		6.29
Dublin 1031, LLC	19	10,550,000	05/2007	1,054,645	6.40		6.40		N/A
Inland Riverwoods, LLC	40	15,712,805	06/2007	1,488,149	6.86		6.48		N/A
Inland Sioux Falls, LLC	40	18,110,000	07/2007	1,605,283	7.03		6.89		N/A
Burbank 1031 Venture, LLC	1	5,285,000	09/2007	336,694	6.20		6.20		N/A
Houston 1031 Limited Partnership	35	32,900,000	09/2007	2,174,224	6.09		6.00		N/A
Inland Chicago Grace Office L.L.C.	30	7,097,195	08/2007	501,814	6.30		6.06		N/A
Plano 1031 Limited Partnership	28	16,050,000	11/2007	1,258,026	7.33		7.19		N/A
Eden Prairie 1031, DST	23	9,573,827	11/2007	772,864	8.06		8.05		N/A
Carmel 1031 Venture L.L.C. (K)	1	3,655,000	11/2007	195,736	6.40		6.68		N/A
West St. Paul 1031 Venture L.L.C.	28	4,315,000	03/2008	240,132	6.30		6.32		N/A
Schaumburg 1031 Venture L.L. C.	16	9,950,000	01/2008	492,171	6.23		6.05		N/A
Waukesha 1031 DST	28	11,490,000	01/2008	718,021	7.43		7.44		N/A
Tampa-Coconut Palms Office Bldg 1031, LLC	23	13,866,000	03/2008	511,479	5.58		5.58		N/A
Delavan Crossing 1031 Venture, LLC	1	5,295,000	03/2008	163,737	6.11		N/A		N/A
Geneva 1031, LLC	38	15,030,000	05/2008	573,884	6.69		N/A		N/A
Memorial Square Retail Center	35	19,840,000	*	347,955	N/A		N/A		N/A
Greenfield Commons Retail Building	1	3,556,000	07/2008	45,146	N/A		N/A		N/A
Telecommunications 1031 Venture, DST	60	23,265,000	06/2008	695,995	6.38		N/A		N/A
GE Inspections Technologies Buildings	24	6,915,000	08/2008	132,378	6.14		N/A		N/A

34

Name of Entity	Number of Investors	Offering Equity	Offering Completed	Distributions To Date	2008 Annualized Distribution	2007 Annual Distribution	2006 Annual Distribution
		($)		($)	(%)	(%)	(%)
Flowserve Industrial Building	21	5,515,000	08/2008	117,788	6.41	N/A	N/A
Pueblo 1031, DST	29	10,070,000	09/2008	261,192	6.23	N/A	N/A
Countrywood Crossing Shopping Center	20	28,990,000	*	148,286	N/A	N/A	N/A
Fox Run Square Shopping Center	21	13,435,000		85,898	N/A	N/A	N/A
Midwest ISO Office Building	6	15,420,000	*	63,785	N/A	N/A	N/A
LV-H Venture Holdings DST	1	37,789,715	*	203,115	N/A	N/A	N/A
University of Phoenix Building	0	6,635,000	*	—	N/A	N/A	N/A
		$868,381,342		178,130,033

*     Offering was not complete as of September 30, 2008.

(A)  This property was sold in 2005.

(B)  These properties were sold in 2007.

(C)  For calendar years 2006 and 2007, these properties outperformed the projections contained in the private placement memorandum. With the completion of the calendar year 2008, a determination will be made as to any additional operational cash and it will be distributed as additional distribution to the investor.

(D)  The owner of this property chose to allocate September 2008 net rental cash flow to fund landlord required capital improvements.

(E)   CompUSA vacated its space in October, 2006 and continued paying rent through August, 2007. CompUSA ceased paying rent in September 2007. CompUSA never filed bankruptcy but instead settled out of court with creditors and vendors. The settlement is expected to provide approximately $550,000 to the owners. Approximately $465,000 has been received to date. In November 2007, the co-owners voted to cease quarterly distributions until the facility is re-tenanted.

(F)   This property was refinanced in February 2008, and the interest rate increased from 4.84% to 6.1%

(G)  This property was sold in 2008.

(H)  In January 2008 Bombay Company, a tenant who occupied approximately 38.9% of the leasable square feet in the center, left the center after filing bankruptcy. It was the unanimous consent of the Pier 1 Center owners to cease quarterly distributions until the facility is re-tenanted. The property is currently generating excess cash flow that is being added to the property reserve.

(I)    In June 2007, the sole investor of the Long Run property elected to terminate the property management agreement with an affiliate of the sponsor.

(J)   The Commonwealth of Massachusetts instituted an eminent domain proceeding to acquire the property for expansion of its courthouse. Upon the eminent domain taking by the Commonwealth of Massachusetts, Walgreens, the tenant, stopped making payments to the sole owner. The sole owner has retained legal counsel located in Massachusetts to negotiate and settle the proceeding.

(K)  Higher distributions in 2007 resulted from additional rent from amortized tenant improvements.

Liquidity of Prior Programs

While engaged in a public offering of its common stock, each of the four REITs sponsored by IREIC disclosed in its prospectus the time at which it anticipated its board would consider listing, liquidating or selling its assets individually. The following summary sets forth both the dates on which these REITs anticipated considering a liquidity event and the dates on which the liquidity events occurred, if ever.

•              Inland Real Estate Corporation. IRC stated that the company anticipated that, by 1999, its directors would determine whether to apply to have the shares of its common stock listed for trading on a national stock exchange. In July 2000, IRC became a self-administered REIT by acquiring, through merger, its advisor and its property manager. The board evaluated market conditions each year thereafter. The board decided that conditions were finally favorable in 2004, and IRC listed its shares on the New York Stock Exchange and began trading in June 2004. On September 30, 2008, the closing price of IRC’s common stock on the New York Stock Exchange was $15.69 per share.

35

•              Inland Retail Real Estate Trust, Inc. IRRETI stated that the company anticipated that, by February 2004, its directors would determine whether to apply to have shares of its common stock listed for trading on a national stock exchange. In December 2004, IRRETI became a self-administered REIT by acquiring, through merger, its business manager and advisor and its property managers. The board of directors of IRRETI thereafter considered market conditions and chose not to list its common stock. IRRETI instead consummated a liquidity event by merging with Developers Diversified Realty Corporation, a New York Stock Exchange-listed REIT, in February 2007. IRRETI’s stockholders received, for each share of common stock held, $12.50 in cash and $1.50 in common shares of DDR, which equates to a 0.021569 common share of DDR.

•              Inland Western Retail Real Estate Trust, Inc. Inland Western stated that the company anticipated that, by September 2008, its directors would determine whether to apply to have the shares of its common stock listed for trading on a national stock exchange, or whether to commence subsequent offerings of its common stock. In November 2007, Inland Western became a self-administered REIT by acquiring, through merger, its business manager and advisor and its property managers. Inland Western’s board of directors, in accordance with the prospectus, then conducted due diligence to determine when, and if, to apply to have Inland Western’s common shares listed for trading on a national exchange. The process incorporated outside advisors, detailed reports on the current real estate and financial markets, as well as the applicable listing requirements for various national stock exchanges. After these discussions and review of the reports received, the board of directors determined, as of October 2008, not to list the shares on a national exchange at this time. The Inland Western board of directors will proceed to position the company for a liquidity event in the future, as it believes market conditions and other circumstances may warrant, whether through a listing of shares on a national exchange, a merger or a sale of its assets.

•              Inland Diversified Real Estate Trust, Inc. Inland Diversified has disclosed that its board does not anticipate evaluating a listing until at least 2014. As of September 30, 2008, Inland Diversified had filed a registration statement with the SEC but had not commenced its initial public offering.

36

MANAGEMENT

Property Management Agreements – Our Lodging Facilities

This section updates the discussion contained in our prospectus under the heading “Management — Property Management Agreements – Our Lodging Facilities,” which begins on page 67 of the prospectus.

As of September 30, 2008, Alliance Hospitality Management, LLC managed thirty-eight, or 37%, of our hotels, Marriott managed twenty-seven, or 26%, of our hotels, Interstate Hotel and Resorts, Inc. and Hilton each managed eleven, or 11%, of our hotels, Davidson Hotel Group managed four, or 4%, of our hotels, Winston Hospitality, Inc., White Lodging Services Corporation and Urgo Hotels each managed three, or 3%, of our hotels and Grand Heritage Hotel Group and Hyatt Select Hotels Group, LLC each managed one hotel.

PLAN OF DISTRIBUTION

The following information is inserted at the end of the “Plan of Distribution” section on page 19 of our prospectus.

The following table provides information regarding shares sold in both our initial offering and our current follow-on offering as of January 2, 2009.

	Shares	Gross Proceeds ($) (1)	Commissions and Fees ($) (2)	Net Proceeds ($) (3)

From our Sponsor:	20,000	200,000	—	200,000

Shares sold in the initial offering:	469,598,762	4,695,987,620	493,078,705	4,202,908,915

Shares sold in the follow-on offering:	295,742,111	2,957,421,110	310,529,217	2,646,891,893

Shares sold pursuant to our distribution reinvestment plan in the initial offering:	9,720,991	92,349,415	—	92,349,415

Shares sold pursuant to our distribution reinvestment plan in the follow-on offering:	31,843,240	302,510,780	—	302,510,780

Shares repurchased pursuant to our share repurchase program:	(12,361,770)	(115,162,017)	—	(115,162,017)
	794,563,334	7,933,306,908	803,607,922	7,129,698,986

(1)      Gross proceeds received by us as of the date of this table for shares sold to investors pursuant to accepted subscription agreements.

(2)      Inland Securities Corporation serves as dealer manager of these offerings and is entitled to receive selling commissions and certain other fees, as discussed further in our prospectus.

(3)      Number reflects net proceeds prior to paying organizational and offering expenses other than selling commissions, marketing contributions and due diligence expense allowances.

37

EXPERTS

This section is inserted to the prospectus directly following “Legal Matters,” which appears on page 152 of the prospectus.

The consolidated balance sheets of Inland American Real Estate Trust, Inc. and subsidiaries as of December 31, 2007 and 2006, and the related consolidated statements of operations and other comprehensive income, stockholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2007, and the related financial statement Schedule III have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The balance sheet of The Woodlands Hotel, L.P. as of December 29, 2006 and the related statements of operations, partners’ equity (deficit), and cash flows for the period January 1, 2006 to December 29, 2006, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of Apple Hospitality Five, Inc. appearing in Inland American Real Estate Trust, Inc.’s 8-K filed on September 19, 2007, and Apple Hospitality Five, Inc. management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2006 included therein have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated by reference elsewhere herein. Such consolidated financial statements and management’s assessment are incorporated herein by reference in reliance upon such reports given on authority of such firm as experts in accounting and auditing.

The audited historical consolidated financial statements of Winston Hotels, Inc. included on pages F-1 through F-63 of Inland American Real Estate Trust, Inc.’s Current Report on Form 8-K dated July 6, 2007 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The audited historical combined consolidated financial statements of RLJ Urban Lodging Fund, L.P. and RLJ Urban Lodging Fund (P.F. #1), L.P. included on pages F-1 through F-30 of Inland American Real Estate Trust, Inc.’s Current Report on Form 8-K/A dated April 29, 2008 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

38

Index to Financial Statements

Page
Inland American Real Estate Trust, Inc.:

Report of Independent Registered Public Accounting Firm	*

Consolidated Balance Sheets at December 31, 2007 and December 31, 2006	*

Consolidated Statements of Operations and Other Comprehensive Income for the years ended December 31, 2007, 2006 and 2005	*

Consolidated Statement of Stockholders’ Equity for the years ended December 31, 2007, 2006 and 2005	*

Consolidated Statements of Cash Flows for the years ended December 31, 2007, 2006 and 2005	*

Notes to Consolidated Financial Statements at December 31, 2007, 2006 and 2005	*

Schedule III Real Estate and Accumulated Depreciation	*

Pro Forma Consolidated Balance Sheet at December 31, 2007 (unaudited)	*

Notes to Pro Forma Consolidated Balance Sheet at December 31, 2007 (unaudited)	*

Pro Forma Consolidated Statement of Operations for the year ended December 31, 2007 (unaudited)	*

Notes to Pro Forma Consolidated Statement of Operations for the year ended December 31, 2007 (unaudited)	*

Consolidated Balance Sheets at September 30, 2008 (unaudited) and December 31, 2007	*

Consolidated Statements of Operations and Other Comprehensive Income for the three and nine months ended September 30, 2008 and 2007 (unaudited)	*

Consolidated Statement of Stockholders’ Equity for the nine months ended September 30, 2008 (unaudited)	*

Consolidated Statements of Cash Flows for the nine months ended September 30, 2008 and 2007 (unaudited)	*

Notes to Consolidated Financial Statements	*

Apple Hospitality Five, Inc.:

Report of Independent Registered Public Accounting Firm	*

Consolidated Balance Sheets for the years ended December 31, 2006 and 2005	*

Consolidated Statements of Operations for the years ended December 31, 2006, 2005 and 2004	*

Consolidated Statements of Shareholders’ Equity for the years ended December 31, 2006, 2005 and 2004	*

Consolidated Statements of Cash Flows for the years ended December 31, 2006, 2005 and 2004	*

Notes to Consolidated Financial Statements	*

Schedule III Real Estate and Accumulated Depreciation	*

Consolidated Balance Sheets September 30, 2007 (unaudited) and December 31, 2006	*

Unaudited Consolidated Statements of Operations for the three and nine months ended September 30, 2007	*

Unaudited Consolidated Statements of Cash Flows for the nine months ended September 30, 2007	*

Notes to Unaudited Consolidated Financial Statements	*

Winston Hotels, Inc.:

Report of Independent Registered Public Accounting Firm	*

Consolidated Balance Sheets as of December 31, 2006 and 2005	*

Consolidated Statements of Operations for the years ended December 31, 2006, 2005 and 2004	*

Consolidated Statements of Shareholders’ Equity for the years ended December 31, 2006, 2005 and 2004	*

Consolidated Statements of Cash Flows for the years ended December 31, 2006, 2005 and 2004	*

Notes to Consolidated Financial Statements	*

Safe Harbor For Forward-Looking Statements	*

Consolidated Balance Sheet as of June 30, 2007 (unaudited) and December 31, 2006	*

Unaudited Consolidated Statements of Operations for the three months ended June 30, 2007 and 2006	*

Unaudited Consolidated Statements of Operations for the six months ended June 30, 2007 and 2006	*

Unaudited Consolidated Statement of Shareholders’ Equity for the six months ended June 30, 2007 and 2006	*

Unaudited Consolidated Statements of Cash Flows for the six months ended June 30, 2007 and 2006	*

Notes to Unaudited Consolidated Financial Statements	*

RLJ Urban Lodging Fund, L.P. and RLJ Urban Lodging Fund (P.F. #1), L.P.:

Report of Independent Auditors	*

Combined Consolidated Financial Statements	*

Combined Consolidated Balance Sheets of Discontinued Business as of December 31, 2007 and 2006	*

Combined Consolidated Statements of Discontinued Operations for the years ended December 31, 2007, 2006 and 2005	*

Combined Consolidated Statements of Changes in Partners’ Equity (Deficit) of Discontinued Business for the years ended December 31, 2007, 2006 and 2005	*

Combined Consolidated Statements of Cash Flows of Discontinued Business for the years ended December 31, 2007, 2006 and 2005	*

Notes to Combined Consolidated Financial Statements of Discontinued Business for the years ended December 31, 2007, 2006 and 2005	*

The Woodlands Waterway Marriott Hotel and Convention Center

Independent Auditors’ Report	*

Balance Sheet as of December 29, 2006	*

Statement of Operations for the period from January 1, 2006 to December 29, 2006	*

Statement of Partners’ Equity (Deficit) for the period from January 1, 2006 to December 29, 2006	*

Statement of Cash Flows for the period from January 1, 2006 to December 29, 2006	*

Notes to the Financial Statements	*

SunTrust Banks, Inc.:

Summary Financial Information for SunTrust Banks, Inc., which is subject to net lease, as of December 31, 2007, 2006 and 2005	*

Summary Financial Information for SunTrust Banks, Inc., which is subject to net lease, as of September 30, 2007 and 2006	*

* Incorporated by reference herein. See “Incorporation by Reference.”

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 30.  Quantitative and Qualitative Disclosures about Market Risk.

Incorporated by reference from Part I, “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Quantitative and Qualitative Disclosures about Market Risk.”

Item 31.  Other Expenses of Issuance and Distribution.

The following table sets forth the expenses (other than selling commissions) we will incur in connection with the issuance and distribution of the securities to be registered pursuant to this registration statement.  All amounts other than the Securities and Exchange Commission registration fee and FINRA filing fee have been estimated.

Securities and Exchange Commission Registration Fee	$535,000
FINRA Filing Fee	$75,500
Printing and Mailing Expenses	$20,000,000	*
Blue Sky Fees and Expenses	$1,000,000	*
Legal Fees and Expenses	$2,500,000	*
Accounting Fees and Expenses	$2,500,000	*
Advertising and Sales Literature	$16,500,000	*
Due Diligence	$3,500,000	*
Transfer Agent Fees	$—
Data Processing Fees	$1,000,000	*
Bank Fees and Other Administrative Expenses	$2,889,500	*

TOTAL	$50,500,000	*

*  Estimated

Item 32.  Sales to Special Parties.

Inland Securities or any of its directors, officers, employees or affiliates may initially purchase shares net of sales commissions and the marketing contribution and due diligence expense allowance for $8.95 per share; however, the discount on any subsequent purchases of shares by these entities or individuals may not exceed 5.0%.  Each soliciting dealer and any of their respective directors, officers, employees or affiliates may initially purchase shares net of selling commissions for $9.30 per share; however, the discount on any subsequent purchases of shares by these entities or individuals may not exceed 5.0%.  All purchases of common stock by Inland Securities or any soliciting dealer must be made in accordance with FINRA regulations, including without limitation Rule 2790.

Item 33.  Recent Sales of Unregistered Securities.

On October 20, 2004, we issued 20,000 shares of our common stock for $10.00 per share, or an aggregate purchase price of $200,000, to Inland Real Estate Investment Corporation, our sponsor, in connection with our formation.  No sales commission or other consideration was paid in connection with the issuance.  The issuance was consummated without registration under the Securities Act of 1933, as amended, in reliance upon the exemption from registration set forth in Section 4(2) of the Act as transactions not involving any public offering.

On October 19, 2007, we issued 450,000 shares of our common stock, valued at $10.00 per share, to Inland American Business Manager & Advisor, Inc., our business manager, in partial payment of an acquisition fee.  No sales commission or other consideration was paid in connection with the issuance.  The issuance was consummated without registration under the Securities Act of 1933, as amended, in reliance upon the exemption from registration set forth in Section 4(2) of the Act as transactions not involving any public offering.

On December 28, 2007, we issued 200,000 shares of our common stock, valued at $10.00 per share, to Inland American Business Manager & Advisor, Inc., our business manager, in partial payment of an acquisition fee.  No sales commission or other consideration was paid in connection with the issuance.  The issuance was consummated without registration under the Securities Act of 1933, as amended, in reliance upon the exemption from registration set forth in Section 4(2) of the Act as transactions not involving any public offering.

Item 34.  Indemnification of Directors and Officers.

Article XV of our articles of incorporation provides as follows:

Section 15.3           Indemnification.

(a)           Subject to paragraphs (b), (c) and (d) of this Section 15.3, the company shall indemnify and pay, advance or reimburse reasonable expenses to any director, officer, employee and agent of the company including the Business Manager or the Property Managers and each of their affiliates (each an “Indemnified Party”) from and against any liability or loss to which the Indemnified Party may become subject or which the Indemnified Party may incur by reason of his, her or its service as a director, officer, employee or agent of the company, the Business Manager, the Property Managers and their respective affiliates.

(b)           The company shall not indemnify an Indemnified Party unless:  (i) the directors have determined, in good faith, that the course of conduct that caused the loss or liability was in the best interest of the company; (ii) the Indemnified Party was acting on behalf of or performing services on the part of the company; (iii) the liability or loss was not the result of gross negligence or willful misconduct by any independent director or negligence or misconduct by any other Indemnified Party (excluding the independent directors); and (iv) the indemnification is recoverable only out of the Net Assets of the company and not from the stockholders.

(c)           Notwithstanding anything to the contrary in Section 15.3(b) hereof, the company shall not indemnify a director, officer, employee or agent of the company or the Business Manager or any Property Manager or their affiliates for loses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws by such party unless one or more of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular person; (ii) the claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular person; or (iii) a court of competent jurisdiction approves a settlement of the claims and finds that indemnification of the settlement and related costs should be made and the court considering the request has been advised of the position of the Securities and Exchange Commission and the published opinions of any state securities regulatory authority in which securities of the company were offered or sold as to indemnification for violations of securities laws.

(d)           The company shall advance amounts to an Indemnified Party for legal and other expenses and costs incurred as a result of any legal action for which indemnification is being sought only in accordance with Section 2-418 of the MGCL, and only if all of the following conditions are satisfied: (i) the legal action relates to acts or omissions with respect to the performance of duties or services by the person, for or on behalf of the company; (ii) the legal action is initiated by a third party who is not a stockholder or the legal action is initiated by a stockholder acting in his or her capacity as such and a court of competent jurisdiction specifically approves advancement; and (iii) the Indemnified Party receiving advances undertakes in writing to repay the advanced funds to the company, together with the applicable legal rate of interest thereon, in cases in which such party is found not to be entitled to indemnification.

(e)           The company shall have the power to purchase and maintain insurance or provide similar protection on behalf of an Indemnified Party against any liability or loss asserted that was incurred in any such capacity with the company or arising out of such status; provided, however, that the company shall not incur the costs of any liability insurance that insures any person against liability or loss for which he, she or it could not be indemnified under these articles.  Nothing contained herein shall constitute a waiver by any Indemnified Party of any right which he, she or it may have against any party under federal or state securities laws.  The company shall also have power to enter into any contract for indemnity and advancement of expenses with a director, officer, employee or agent to such further extent consistent with law.

Subject to the limitations contained in Section 15.3 of our articles of incorporation, we will indemnify, and pay or reimburse reasonable expenses to, any director, officer, employee or agent we employ.  The Maryland General Corporation Law provides that a Maryland corporation may indemnify a director, officer, employee or agent made a party to any proceeding by reason of service in that capacity unless it has been established that (1) the act or omission was material to the matter giving rise to the proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty; or (2) the individual actually received an improper personal benefit in money, property, or services; or (3) in the case of a criminal proceeding, the individual had reasonable cause to believe that the act or omission was unlawful.

Our bylaws provide that neither the amendment, nor the repeal, nor the adoption of any other provision of the articles of incorporation or the bylaws will apply to or affect, in any respect, the Indemnitee’s right to indemnification for actions or failures to act which occurred prior to such amendment, repeal or adoption.  To the extent that the indemnification may apply to liabilities arising under the Act, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is contrary to public policy and, therefore, unenforceable.

We may enter into separate indemnification agreements with each of our directors and some of our executive officers.  Subject to the limitations contained in our articles of incorporation, these indemnification agreements will require, among other things, that we indemnify the directors and officers to the fullest extent permitted by our articles, and advance to the directors and officers all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted.  We will also be required to indemnify and advance all expenses incurred by directors and officers seeking to enforce their rights under the indemnification agreements and cover directors and officers under our directors’ and officers’ liability insurance, if any.  Although the form of indemnification agreement will offer the same scope of coverage afforded by provisions in the articles of incorporation and the bylaws, as a contract, it will be unable to be unilaterally modified by the board or by the stockholders to eliminate the rights provided.

Item 35.  Treatment of Proceeds from Stock Being Registered.

Not applicable.

Item 36.  Financial Statements and Exhibits.

(a)           Financial Statements:  The list of financial statements filed as part of this Pre-Effective Amendment No. 2 to Post-Effective Amendment No. 7 to Registration Statement on Form S-11 is set forth on page F-i to Supplement No. 1 included herein.

(b)           Exhibits:  The list of exhibits filed as part of this Pre-Effective Amendment No. 2 to Post-Effective Amendment No. 7 to Registration Statement on Form S-11 is set forth on the Exhibit Index following the signature pages hereto.

Item 37.  Undertakings.

(a)           The undersigned registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)            to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)           to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a twenty percent (20.0%) change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)          to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)           That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           That all post-effective amendments will comply with the applicable forms, rules and regulations of the Commission in effect at the time such post-effective amendments are filed.

(4)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(5)           That, for purpose of determining any liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6)           That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)            any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)           any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)          the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)          any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)           The registrant undertakes to send to each stockholder at least on annual basis a detailed statement of any transactions with the advisor or its affiliates, and of fees, commissions, compensation and other benefits paid, or accrued to the advisor or its affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

(c)           The registrant undertakes to provide to the stockholders the financial statements required by Form 10-K for the first full fiscal year of operations of the company.

(d)           (1)           The registrant undertakes to file a sticker supplement pursuant to Rule 424(c) under the Act during the distribution period describing each property not identified in the prospectus at such time as there arises a reasonable probability that such property will be acquired and to consolidate all such stickers into a post-effective amendment filed at least once every three months, with the information contained in such amendment provided simultaneously to the existing stockholders.  Each sticker supplement should disclose all compensation and fees received by the advisor and its affiliates in connection with any such acquisition.  The post-effective amendment shall include audited financial statements meeting the requirements of Rule 3-14 of Regulation S-X only for properties acquired during the distribution period.

(2)           The registrant also undertakes to file, after the end of the distribution period, a current report on Form 8-K containing the financial statements and any additional information required by Rule 3-14 of Regulation S-X, to reflect each commitment (i.e., the signing of a binding purchase agreement) made after the end of the distribution period involving the use of ten percent (10.0%) or more (on a cumulative basis) of the net proceeds of the offering and to provide the information contained in such report to the stockholders at least once each quarter after the distribution period of the offering has ended.

(e)           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (A)

(000’s omitted, except for Square Feet or Acres)

Table VI presents information concerning the acquisition of real properties by programs with similar investment objectives, sponsored by Inland Real Estate Investment Corporation (“IREIC”), with the exception of Inland Retail Real Estate Trust, Inc. (“IRRETI”),  in the three years ended December 31, 2007.  With respect to IRRETI, information is presented only for the three years ended December 31, 2005, due to the merger between IRRETI and Developers Diversified Realty Corporation on February 27, 2007. The detail provided with respect to each acquisition includes the property size, location, purchase price and the amount of mortgage financing.  This information is intended to assist the prospective investor in evaluating the property mix as well as the terms involved in acquisitions by programs sponsored by IREIC.

TABLE Vl - (Continued)

ACQUISITIONS OF PROPERTIES BY PROGRAMS (A)

(000’s omitted, except for Number of Square Feet)

Property	Number of Square Feet	Date of Purchase	Purchase Price Plus Acquisition Fee	Mortgage Financing at Date of Purchase	Cash Down Payment	Other Cash Expenditures Capitalized (A)	Total Acquisition Cost (B)

Inland Real Estate Corporation:

Single-User Properties
AT&T, Davenport, IA	75,000	12/07	13,876	—	13,876	—	13,876
AT&T, Evansville, IN	102,530	12/07	13,915	—	13,915	—	13,915
AT&T, Joplin, MO	75,000	12/07	11,489	—	11,489	—	11,489
Single-User Properties Total	252,530		39,280	0	39,280	0	39,280

Retail Properties
Greentree Center and Outlot, Caledonia, WI	163,398	02/05	11,909	—	11,909	—	11,909
Northgate Shopping Center, Sheboygan, WI	74,200	04/05	9,718	—	9,718	5	9,723
Home Goods Store, Coon Rapids, MN	25,145	10/05	4,683	—	4,683	—	4,683
Big Lake Town Square, Big Lake, MN	67,858	01/06	10,007	—	10,007	—	10,007
Shoppes at Grayhawk, Omaha, NB	227,350	02/06	27,105	18,521	8,584	—	27,105
Roundy’s, Waupaca, WI	63,780	03/06	8,138	—	8,138	—	8,138
Shakopee Retail Building, Shakopee, MN	—	03/06	865	—	865	—	865
Wauconda Crossing, Wauconda, IL	90,290	08/06	13,949	—	13,949	—	13,949
Apache Shoppes, Rochester, MN	60,780	12/06	11,309	—	11,309	—	11,309
Delavan Crossing, Delavan, WI	60,930	05/07	8,612	—	8,612	—	8,612
Orland Park Place Outlots, Orland Park, IL	—	08/07	10,737	5,800	4,937	—	4,937
Greenfield Commons, Aurora, IL	32,258	10/07	5,423	—	5,423	—	5,423
Retail Properties Total	865,989		122,455	24,321	98,134	5	116,660

Total for Inland Real Estate Corporation	1,118,519		161,735	24,321	137,414	5	155,940

TABLE VI - (Continued)

ACQUISITION OF PROPERTIES BY PROGRAMS (A)

(000’s omitted, except for Number of Square Feet)

Property	Number of Square Feet	Date of Purchase	Purchase Price Plus Acquisition Fee	Mortgage Financing at Date of Purchase	Cash Down Payment	Other Cash Expenditures Capitalized (A)	Total Acquisition Cost (B)

Inland Retail Real Estate Trust, Inc.:

Retail Properties
Circuit City - Dothan, Dothan, AL	33,906	4/05	6,596	—	6,596	—	6,596
Clearwater Collection, Clearwater, FL	131,335	4/05	3,688	—	3,688	—	3,688
Birkdale Village Outlot, Charlotte, NC	14,225	5/05	5,280	—	5,280	—	5,280
Heather Island, Silver Springs Shores, FL	70,970	5/05	9,478	—	9,478	—	9,478
Center Pointe Plaza Ph. II, Easley, SC	7,800	6/05	1,136	—	1,136	—	1,136
Columbiana Station II, Columbia, SC	88,956	10/05	17,001	—	17,001	—	17,001
Walgreen’s - Dearborn Heights, Dearborn Heights, MI	13,905	10/05	5,472	—	5,472	—	5,472
Walgreen’s - Livonia, Livonia, MI	13,905	10/05	3,819	2,477	1,342	—	3,819
Walgreen’s - Rockford, Rockford, IL	14,725	10/05	4,947	—	4,947	—	4,947
Retail Properties Total	389,727		57,417	2,477	54,940	0	57,417

Total for 2005 acquisitions	389,727		57,417	2,477	54,940	0	57,417

Development Projects:
Shoppes of Golden Acres, Newport Richey, FL	N/A	10/02	5,806	—	5,806	—	5,806
Douglasville Depot, Douglasville, GA	N/A	04/05	5,253	—	5,253	—	5,253
New Tampa Commons, New Tampa, FL	N/A	03/05	2,462	—	2,462	—	2,462
Eisenhower Annex, Macon, GA	N/A	05/05	1,826	—	1,826	—	1,826
Just for Feet - Augusta, Augusta, GA	N/A	02/02	1,764	—	1,764	—	1,764
Shoppes of Lake Mary, Lake Mary, FL	N/A	08/02	1,342	—	1,342	—	1,342
Clearwater Collection, Clearwater, FL	N/A	04/05	1,166	—	1,166	—	1,166

Total for Development Projects at 12/31/05	N/A		19,619	0	19,619	0	19,619

TABLE VI - (Continued)

ACQUISITION OF PROPERTIES BY PROGRAMS (A)

(000’s omitted, except for Number of Square Feet)

Property	Number of Square Feet	Date of Purchase	Purchase Price Plus Acquisition Fee	Mortgage Financing at Date of Purchase	Cash Down Payment	Other Cash Expenditures Capitalized (A)	Total Acquisition Cost (B)

Inland Western Retail Real Estate Trust, Inc.:

Retail Properties
Fairgrounds Plaza, Middletown, NY	87,446	01/05	25,942	15,982	9,960	(30)	25,912
Maytag Distribution Center, Iowa City, IA	750,000	01/05	23,159	—	23,159	—	23,159
Hobby Lobby, Concord, NC	60,000	01/05	5,500	—	5,500	—	5,500
Midtown Center, Milwaukee, WI	363,312	01/05	53,000	—	53,000	4,169	57,169
Stanley Works/Mac Tools, Westerville, OH	72,500	01/05	10,000	—	10,000	—	10,000
Academy Sports, San Antonio, TX	70,910	01/05	7,150	—	7,150	—	7,150
American Express, Markham, Ontario, Canada	306,710	01/05	42,000	25,380	16,620	—	42,000
Magnolia Square, Houma, LA	116,049	02/05	19,114	10,265	8,849	45	19,159
Cottage Plaza, Pawtucket, RI	85,463	02/05	23,440	—	23,440	—	23,440
Holliday Towne Center, Duncansville, PA	83,122	02/05	14,829	—	14,829	(426)	14,403
The Village at Quail Springs, Oklahoma City, OK	100,404	02/05	10,429	—	10,429	—	10,429
Trenton Crossing, McAllen, TX	248,237	02/05	33,464	—	33,464	47	33,511
CVS Pharmacy, Jacksonville, FL	13,824	03/05	5,895	—	5,895	2	5,897
CarMax, San Antonio, TX	60,772	03/05	14,600	—	14,600	—	14,600
Southgate Plaza, Heath, OH	85,920	03/05	12,253	—	12,253	—	12,253
Stateline Station, Kansas City, MO	141,401	03/05	32,000	—	32,000	(480)	31,520
High Ridge Crossing, High Ridge, MO	76,857	03/05	13,200	—	13,200	(267)	12,933
American Express, Taylorsville, UT	395,787	03/05	48,000	30,149	17,851	—	48,000
CVS Pharmacy, Montevallo, AL	10,055	03/05	3,064	—	3,064	—	3,064
Blockbuster at Five Forks, Greenville, SC	6,000	03/05	1,500	—	1,500	—	1,500
Cinemark Theatre, Woodridge, IL	68,857	03/05	15,650	—	15,650	—	15,650
CVS Pharmacy, Saginaw, TX	13,824	03/05	4,435	—	4,435	—	4,435
Four Peaks Plaza, Fountain Hills, AZ	130,838	03/05	29,414	—	29,414	(13)	29,401
Lake Forest Crossing, McKinney, TX	29,897	03/05	8,300	—	8,300	34	8,334
The Brickyard, Chicago, IL	262,715	04/05	81,554	—	81,554	469	82,023
Walgreens, Northwoods, MO	16,335	04/05	5,850	—	5,850	—	5,850
Greensburg Commons, Greensburg, IN	272,673	04/05	24,200	14,200	10,000	(12)	24,188

TABLE VI - (Continued)

ACQUISITION OF PROPERTIES BY PROGRAMS (A)

(000’s omitted, except for Number of Square Feet)

Property	Number of Square Feet	Date of Purchase	Purchase Price Plus Acquisition Fee	Mortgage Financing at Date of Purchase	Cash Down Payment	Other Cash Expenditures Capitalized (A)	Total Acquisition Cost (B)
Walgreens, West Allis, WI	13,905	04/05	4,415	—	4,415	—	4,415
Bear Creek, Houston, TX	87,912	04/05	19,406	—	19,406	70	19,476
Grapevine crossing, Grapevine, TX	125,381	04/05	23,300	—	23,300	55	23,355
Publix, Mountain Brook, AL	44,271	04/05	7,970	—	7,970	—	7,970
Bison Hollow, Traverse City, MI	134,798	04/05	19,525	—	19,525	(18)	19,507
Vail Ranch, Temecula, CA	101,766	04/05	24,525	—	24,525	(16)	24,509
Boulevard Plaza, Pawtucket, RI	108,879	04/05	17,068	—	17,068	271	17,339
Brown’s Lane, Middletown, RI	74,715	04/05	11,425	—	11,425	93	11,518
The Commons at Temecula, Temecula, CA	292,545	04/05	51,536	—	51,536	—	51,536
Cuyahoga Falls Market Center, Cuyahoga Falls, OH	76,358	04/05	15,062	—	15,062	127	15,189
Edwards Megaplex Theater, Ontario, CA	124,614	04/05	47,242	—	47,242	—	47,242
Massillon Commons, Massillon, OH	245,945	04/05	18,411	—	18,411	203	18,614
Clearlake Shores, Clear Lake, TX	59,002	04/05	10,881	—	10,881	(221)	10,660
Edwards Megaplex Theater, Fresno, CA	94,600	05/05	33,437	—	33,437	—	33,437
Page Field Commons, Fort Meyers, FL	322,516	05/05	46,507	—	46,507	236	46,743
University Square, University Heights OH	287,094	05/05	54,481	—	54,481	(22,208)	32,273
Circuit City Headquarters, Richmond, VA	382,570	05/05	53,000	—	53,000	—	53,000
The Gateway, Salt Lake City, UT	618,295	05/05	177,327	—	177,327	(7,804)	169,523
Lakepointe Towne Crossing, Lewisville, TX	184,968	05/05	35,188	—	35,188	(52)	35,136
CVS Pharmacy, Moore, OK	13,813	05/05	3,427	—	3,427	—	3,427
Boston Commons, Springfield, MA	103,453	05/05	14,748	9,880	4,868	68	14,816
The Commons at Royal Palm, Royal Palm Beach, FL	158,142	05/05	24,701	14,472	10,229	25	24,726
Crossroads Plaza, North Attelborough, MA	16,000	05/05	5,882	4,978	904	—	5,882
Eckerd Drug Store, Colesville, MD	13,361	05/05	7,438	—	7,438	35	7,473
Hewitt Associates Campus, Lincolnshire, IL	1,161,686	05/05	220,000	129,800	90,200	(3)	219,997
Ashland & Roosevelt, Chicago, IL	110,958	05/05	24,139	1,889	22,250	433	24,572
Cornerstone Plaza, Cocoa Beach, FL	68,577	05/05	14,250	8,400	5,850	(176)	14,074
Gloucester Town Center, Gloucester, NJ	108,420	05/05	22,500	—	22,500	32	22,532
Chantilly Crossing, Chantilly, VA	80,176	05/05	27,800	—	27,800	8	27,808
Maple Tree Place, Williston, VT	489,175	05/05	102,332	—	102,332	2,008	104,340
Orange Plaza (Golfland Plaza), Orange, CT	45,654	05/05	9,604	—	9,604	3	9,607

TABLE VI - (Continued)

ACQUISITION OF PROPERTIES BY PROGRAMS (A)

(000’s omitted, except for Number of Square Feet)

Property	Number of Square Feet	Date of Purchase	Purchase Price Plus Acquisition Fee	Mortgage Financing at Date of Purchase	Cash Down Payment	Other Cash Expenditures Capitalized (A)	Total Acquisition Cost (B)
CVS Pharmacy, Lawton, OK	10,908	05/05	2,847	—	2,847	—	2,847
Eckerd Drug Store, Atlanta, GA	10,908	05/05	2,206	—	2,206	—	2,206
Wickes Furniture Store, Naperville, IL	41,331	05/05	8,488	—	8,488	—	8,488
Galvez Shopping Center, Galveston, TX	28,797	06/05	7,056	—	7,056	—	7,056
Southwest Crossing, Fort Worth, TX	113,528	06/05	24,900	—	24,900	152	25,052
Beachway Plaza, Bradenton, FL	120,990	06/05	17,264	10,235	7,029	(54)	17,210
Shops at 5, Plymouth, MA	421,863	06/05	68,100	—	68,100	186	68,286
Fisher Scientific, Kalamazoo, MI	114,700	06/05	14,000	—	14,000	—	14,000
CVS Pharmacy, Burleston, TX	10,908	06/05	3,986	—	3,986	—	3,986
Century III Plaza, West Mifflin, PA	283,839	06/05	42,903	—	42,903	—	42,903
Home Depot Center, Pittsburgh, PA	136,123	06/05	17,705	—	17,705	—	17,705
Home Depot Center, Orange, CT	135,643	06/05	28,363	—	28,363	—	28,363
West Town Market, Fort Mill, CT	67,940	06/05	10,250	—	10,250	(4)	10,246
Kaiser Permanente Office Buildings, Cupertino, CA	100,352	06/05	59,000	—	59,000	—	59,000
Shoppes of Warner Robins, Warner Robins, GA	70,747	06/05	13,246	—	13,246	(12)	13,234
New Forest Crossing, Houston, TX	147,965	06/05	18,264	—	18,264	(70)	18,194
CVS Pharmacy, Oklahoma City, OK	10,908	06/05	4,417	—	4,417	—	4,417
Rite Aid Store (Eckerd), Chattanooga, TN	10,908	06/05	2,934	—	2,934	—	2,934
Mission Crossing, San Antonio, TX	178,198	07/05	24,421	—	24,421	701	25,122
Southpark Meadows, Austin, TX	266,840	07/05	26,916	—	26,916	152	27,068
Wild Oats Marketplace, Hinsdale, IL	48,000	07/05	13,580	—	13,580	—	13,580
PETsMART Distribution Center, Ottawa, IL	1,000,350	07/05	42,762	—	42,762	—	42,762
Diebold Warehouse, Green, OH	158,652	07/05	12,272	—	12,272	2	12,274
Pacheco Pass, Gilroy, CA	99,258	07/05	25,021	—	25,021	(117)	24,904
Gardiner Manor Mall, Bay Shore, NY	220,716	07/05	65,227	38,484	26,743	—	65,227
Bed, Bath & Beyond Plaza, Westbury, NY	61,639	07/05	16,640	9,818	6,822	—	16,640
Crown Theater, Hartford, CT	74,170	07/05	17,033	10,050	6,983	—	17,033
Wilton Square, Saratoga Springs, NY	438,097	07/05	47,161	27,825	19,336	13	47,174
Mid-Hudson Center, Poughkeepsie, NY	235,599	07/05	42,637	25,156	17,481	1	42,638
Computershare Shareholder Services, Canton, MA	185,171	07/05	68,777	—	68,777	—	68,777
The Orchard, New Hartford, NY	165,758	07/05	22,012	—	22,012	(2)	22,010

TABLE VI - (Continued)

ACQUISITION OF PROPERTIES BY PROGRAMS (A)

(000’s omitted, except for Number of Square Feet)

Property	Number of Square Feet	Date of Purchase	Purchase Price Plus Acquisition Fee	Mortgage Financing at Date of Purchase	Cash Down Payment	Other Cash Expenditures Capitalized (A)	Total Acquisition Cost (B)
Raytheon Office and Research and Development Building, State College, PA	105,000	08/05	20,069	—	20,069	2	20,071
Eckerd Drug Store, Punxsutawney, PA	13,824	08/05	5,607	—	5,607	5	5,612
Eckerd Drug Store, Hellertown, PA	13,813	08/05	5,781	—	5,781	6	5,787
Eckerd Drug Store, Leanon, PA	13,813	08/05	5,621	—	5,621	6	5,627
Stonebridge Plaza, McKinney, TX	33,700	08/05	7,251	—	7,251	52	7,303
Rasmussen College Office Center, Brooklyn Park, MN	26,660	08/05	5,175	—	5,175	6	5,181
Hartford Fire Insurance, Maple Grove, MN	97,377	08/05	16,294	—	16,294	6	16,300
Citizens Property Insurance, Jacksonville, FL	59,800	08/05	10,165	—	10,165	6	10,171
Lowe’s/Bed Bath & Beyond, Butler, NJ	158,063	08/05	23,333	—	23,333	(8)	23,325
Sprint Data Center, Santa Clara, CA	185,000	09/05	95,700	52,800	42,900	1	95,701
Quakertown, Quakerton, PA	61,839	09/05	12,665	—	12,665	1	12,666
Lincoln Plaza, Worchester, MA	515,389	09/05	75,006	—	75,006	221	75,227
Great Southwest Crossing, Grand Prairie, TX	92,270	09/05	16,233	9,137	7,096	165	16,398
Broadway Shopping Center, Bangor, ME	187,135	09/05	15,235	—	15,235	476	15,711
Mervyn’s, McAllen, TX	78,027	09/05	8,585	5,100	3,485	1	8,586
Mervyn’s, El Paso, TX	75,522	09/05	8,309	5,000	3,309	1	8,310
Mervyn’s, Bakersfield, CA	75,140	09/05	8,267	5,000	3,267	1	8,268
Mervyn’s, Elk Grove, CA	77,874	09/05	8,568	5,500	3,068	2	8,570
Mervyn’s, Escondido, CA	75,712	09/05	12,642	6,700	5,942	1	12,643
Mervyn’s, Fontana, CA	78,961	09/05	8,688	5,200	3,488	1	8,689
Mervyn’s, Fresno, CA	77,431	09/05	8,519	5,100	3,419	1	8,520
Mervyn’s, Hanford, CA	78,459	09/05	8,633	4,700	3,933	1	8,634
Mervyn’s, Highland, CA	80,521	09/05	8,859	5,300	3,559	1	8,860
Mervyn’s, Lodi, CA	68,017	09/05	7,484	4,400	3,084	1	7,485
Mervyn’s, Manteca, CA	88,515	09/05	9,739	5,700	4,039	1	9,740
Mervyn’s, Moreno Valley, CA	77,192	09/05	8,493	5,100	3,393	2	8,495
Mervyn’s, Morgan Hill, CA	77,185	09/05	8,492	5,100	3,392	1	8,493
Mervyn’s, Oceanside, CA	75,360	09/05	12,584	6,400	6,184	1	12,585
Mervyn’s, Rancho Cucamonga, CA	74,991	09/05	8,251	5,000	3,251	1	8,252
Mervyn’s, Redland, CA	75,890	09/05	8,350	5,000	3,350	1	8,351

TABLE VI - (Continued)

ACQUISITION OF PROPERTIES BY PROGRAMS (A)

(000’s omitted, except for Number of Square Feet)

Property	Number of Square Feet	Date of Purchase	Purchase Price Plus Acquisition Fee	Mortgage Financing at Date of Purchase	Cash Down Payment	Other Cash Expenditures Capitalized (A)	Total Acquisition Cost (B)
Mervyn’s, Ridgecrest, CA	59,042	09/05	6,496	3,300	3,196	2	6,498
Mervyn’s, Roseville, CA	75,928	09/05	8,354	5,400	2,954	1	8,355
Mervyn’s, Sacramento, CA	72,304	09/05	7,955	4,800	3,155	1	7,956
Mervyn’s, San Diego, CA	78,657	09/05	13,134	7,900	5,234	1	13,135
Mervyn’s, Sun Valley, CA	85,783	09/05	9,438	6,000	3,438	1	9,439
Mervyn’s, Temecula, CA	76,248	09/05	8,389	5,100	3,289	2	8,391
Mervyn’s, Turlock, CA	61,026	09/05	6,714	4,000	2,714	1	6,715
Mervyn’s, Vacaville, CA	77,936	09/05	8,575	5,200	3,375	1	8,576
Mervyn’s, Ventura, CA	75,247	09/05	8,279	5,000	3,279	2	8,281
Village Shoppes of Gainsville, Gainsville, GA	229,750	09/05	43,959	—	43,959	(43)	43,916
Ridge Tool Company Distribution Facility, Cambridge, OH	128,537	09/05	7,718	—	7,718	1	7,719
McDermott Towne Crossing, McAllen, TX	42,700	09/05	9,100	—	9,100	(6)	9,094
Montecito Crossing, Las Vegas, NV	168,360	10/05	42,728	—	42,728	(23)	42,705
Newburgh Crossing, Newburgh, NY	62,893	10/05	15,300	8,415	6,885	6	15,306
Wickes Furniture Store, Murrieta, CA	37,329	10/05	9,208	—	9,208	5	9,213
Coventry/First Health Corp., San Antonio, TX	79,198	10/05	11,968	—	11,968	(1)	11,967
Mountain View Plaza-Phase I & II, Kalispell, MT	161,962	10/05 & 11/06	25,237	—	25,237	34	25,271
Kohl’s, Georgetown, KY	88,408	10/05	10,313	—	10,313	5	10,318
Rite Aid Store (Eckerd), Yorkshire, NY	12,000	11/05	2,338	—	2,338	—	2,338
Rite Aid Store (Eckerd), - Main St., Buffalo, NY	10,908	11/05	3,705	—	3,705	—	3,705
Rite Aid Store (Eckerd), - Sheridan Dr., Amherst, NY	10,908	11/05	4,949	—	4,949	—	4,949
Rite Aid Store (Eckerd), Cheektowaga, NY	10,908	11/05	3,609	—	3,609	—	3,609
Rite Aid Store (Eckerd), Olean, NY	10,908	11/05	4,180	—	4,180	—	4,180
Rite Aid Store (Eckerd), Grand Island, NY	10,908	11/05	2,838	—	2,838	—	2,838
Rite Aid Store (Eckerd), - West Main St., Batavia, NY	12,738	11/05	4,341	—	4,341	—	4,341
Rite Aid Store (Eckerd), North Chili, NY	10,908	11/05	2,867	—	2,867	—	2,867
Rite Aid Store (Eckerd), Tonawanda, NY	12,738	11/05	4,040	—	4,040	—	4,040
Rite Aid Store (Eckerd) - Union Rd., West Seneca, NY	10,908	11/05	4,082	—	4,082	—	4,082
Rite Aid Store (Eckerd), Lancaster, NY	10,908	11/05	3,044	—	3,044	—	3,044
Rite Aid Store (Eckerd) - Ferry St., Buffalo, NY	10,908	11/05	3,746	—	3,746	—	3,746

TABLE VI - (Continued)

ACQUISITION OF PROPERTIES BY PROGRAMS (A)

(000’s omitted, except for Number of Square Feet)

Property	Number of Square Feet	Date of Purchase	Purchase Price Plus Acquisition Fee	Mortgage Financing at Date of Purchase	Cash Down Payment	Other Cash Expenditures Capitalized (A)	Total Acquisition Cost (B)
Rite Aid Store (Eckerd) - Lake Ave., Rochester, NY	13,198	11/05	5,472	—	5,472	2	5,474
Rite Aid Store (Eckerd) - Culver Rd., Rochester, NY	10,908	11/05	4,050	—	4,050	—	4,050
Rite Aid Store (Eckerd), Greece, NY	10,908	11/05	3,282	—	3,282	—	3,282
Rite Aid Store (Eckerd), Irondequoit, NY	12,738	11/05	4,903	—	4,903	—	4,903
Rite Aid Store (Eckerd), Lockport, NY	13,824	11/05	4,630	—	4,630	—	4,630
Rite Aid Store (Eckerd), Hudson, NY	10,908	11/05	4,106	—	4,106	—	4,106
Rite Aid Store (Eckerd), - Transit Rd., Amherst, NY	13,824	11/05	5,528	—	5,528	2	5,530
Rite Aid Store (Eckerd), Canandaigua, NY	13,813	11/05	4,756	—	4,756	1	4,757
Rite Aid Store (Eckerd), - Harlem Rd., West Seneca, NY	13,813	11/05	4,721	—	4,721	—	4,721
Rite Aid Store (Eckerd), - East Main St., Batavia, NY	13,824	11/05	4,867	—	4,867	—	4,867
Tim Horton’s Donut Shop, Canandaigua, NY	2,790	11/05	513	—	513	—	513
Golfsmith, Altamonte Springs, FL	14,920	11/05	4,485	2,476	2,009	2	4,487
Target South Center, Austin, TX	61,837	11/05	11,975	—	11,975	5	11,980
Stop & Shop, Beekman, NY	50,015	11/05	13,705	7,349	6,356	6	13,711
Cypress Mill Plaza, Cypress, TX	116,406	11/05	16,690	—	16,690	(48)	16,642
Royal Oaks Village II, Houston, TX	59,811	11/05	15,132	—	15,132	(83)	15,049
Duck Creek Plaza, Bettendorf, IA	138,176	11/05	23,370	—	23,370	51	23,421
King Phillip’s Crossing, Seekonk, MA	105,940	11/05	23,161	—	23,161	(194)	22,967
Humblewood, Humble, TX	88,292	11/05	16,200	—	16,200	(303)	15,897
The Market at Polaris, Columbus, OH	208,544	11/05	62,152	36,196	25,956	(196)	61,956
The Market at Clifty Crossing, Columbus, IN	175,924	11/05	21,334	15,166	6,168	396	21,730
Giant Eagle, Columbus, OH	116,129	11/05	21,323	12,154	9,169	10	21,333
CVS Pharmacy, Cave Creek, AZ	13,813	12/05	6,250	—	6,250	8	6,258
Carrier Towne Crossing, Grand Prairie, TX	88,438	12/05	17,931	—	17,931	170	18,101
HQ Building, San Antonio, TX	91,862	12/05	16,912	—	16,912	10	16,922
Red Bug Village, winter Springs, FL	26,204	12/05	8,252	—	8,252	161	8,413
Town Square Plaza, Pottstown, PA	242,709	12/05	31,715	—	31,715	(193)	31,522
Rave Theater Property, Houston, TX	79,883	12/05	30,114	17,889	12,225	(16)	30,098
Northwood Crossing, Tuscaloosa, AL	160,043	01/06	18,015	—	18,015	367	18,382
Travelers Office Building, Knoxville, TN	50,759	01/06	8,365	—	8,365	60	8,425
Crockett Square, Morristown, TN	107,122	02/06	10,567	—	10,567	42	10,609

TABLE VI - (Continued)

ACQUISITION OF PROPERTIES BY PROGRAMS (A)

(000’s omitted, except for Number of Square Feet)

Property	Number of Square Feet	Date of Purchase	Purchase Price Plus Acquisition Fee	Mortgage Financing at Date of Purchase	Cash Down Payment	Other Cash Expenditures Capitalized (A)	Total Acquisition Cost (B)
The Centre at Laurel, Laurel, MD	159,166	02/06	46,552	27,200	19,352	116	46,668
Greenwich Center, Morristown, TN	106,503	02/06	20,637	—	20,637	107	20,744
Bangor Parkade, Bangor, ME	232,760	03/06	31,457	17,250	14,207	94	31,551
Cost Plus World Market, Stockton, CA	1,035,840	04/06	67,083	16,300	50,783	111	67,194
Riverpark Phase I & IIA, Sugar Land, TX	250,734	04/06 & 09/06	57,950	30,766	27,184	55	58,005
Battle Ridge Pavilion, Powder Ridge, GA	103,517	05/06	17,287	—	17,287	(87)	17,200
Colony Square, Sugar Land, TX	435,268	05/06	43,200	—	43,200	111	43,311
Pavilion at King’s Grant II, Concord, NC	142,471	06/06	17,864	—	17,864	38	17,902
South Towne Crossing, Burleson, TX	53,774	06/06	12,902	—	12,902	130	13,032
Lake Worth Towne Crossing, Lake Worth, TX	231,651	06/06	42,747	—	42,747	301	43,048
Old Time Pottery, Douglasville, GA	110,174	06/06	5,509	—	5,509	19	5,528
East Stone Commons, Kingsport, TN	266,697	06/06	34,924	—	34,924	91	35,015
Walters Crossing, Tampa, FL	126,248	07/06	34,960	20,626	14,334	21	34,981
Rivery Town Crossing, Georgetown, TX	63,798	10/06	10,615	—	10,615	(19)	10,596
Southlake Corners, Southlake, TX	134,894	10/06	37,500	—	37,500	46	37,546
Central Texas Marketplace, Waco, TX	500,007	12/06	70,251	—	70,251	(82)	70,169
Southpark Meadows II, Austin, TX	461,097	03/07	87,041	—	87,041	(2,103)	84,938
Coppell Town Center, Coppell, TX	91,357	04/07	18,200	—	18,200	37	18,237
Suntree Square, Southlake, TX	96,390	04/07	15,975	—	15,975	21	15,996
Powell Center, Lewis Center, OH	86,072	04/07	14,168	—	14,168	15	14,183
Southlake Town Square IV, Southlake, TX	265,419	05/07	88,771	—	88,771	76	88,847
Gateway Station II, College Station, TX	57,564	05/07	10,890	—	10,890	(3)	10,887
The Shops at Legacy	364,927	06/07	133,237	—	133,237	(27)	133,210
Pacheco Pass II, Gilroy, CA	95,211	06/07	24,687	—	24,687	(32)	24,655
Gerry Centennial Plaza, Oswego, IL	122,922	06/07	23,386	—	23,386	58	23,444
Azalea Square III, Summerville, SC	81,880	10/07	14,650	—	14,650	59	14,709
Retail Properties Total	27,049,415		4,647,978	791,687	3,856,291	(21,979)	4,625,999

Total for Inland Western Retail Real Estate Trust, Inc.	27,049,415		4,647,978	791,687	3,856,291	(21,979)	4,625,999

TABLE Vl - (Continued)

ACQUISITIONS OF PROPERTIES BY PROGRAMS (A)

(000’s omitted, except for Number of Square Feet)

Property	Number of Square Feet	Date of Purchase	Purchase Price Plus Acquisition Fee	Mortgage Financing at Date of Purchase	Cash Down Payment	Other Cash Expenditures Capitalized (A)	Total Acquisition Cost (B)

1031 Exchange Programs:

Office Properties
Bisys – Columbus	238,641	05/05	53,475	30,245	23,230	—	53,475
Market Day, Wood Dale	82,114	08/05	7,500	3,712	3,788	—	7,500
Indiana Office	137,702	10/05	39,050	20,850	18,200	—	39,050
Yorkville	21,359	10/05	8,910	0	8,910	—	8,910
Anthem Healthcare	234,287	11/05	45,410	26,580	18,830	—	45,410
Glenview	256,700	05/06	57,025	33,675	23,350	—	57,025
Charlotte	293,059	03/06	58,750	34,645	24,105	—	58,750
Pewaukee Office Building	176,960	12/06	32,925	17,212	15,713	—	32,925
Sioux Falls	158,000	01/07	31,865	13,755	18,110	—	31,865
Plano Data Center	40,966	03/07	28,550	12,500	16,050	—	28,550
FMC Technologies Headquarters - Houston	462,717	03/07	71,900	39,000	32,900	—	71,900
Chicago Grace Office Building	93,086	04/07	14,885	7,788	7,097	—	14,885
Apria Healthcare – Schaumburg	40,884	05/07	9,950	—	9,950	—	9,950
Office Properties Total	2,236,475		460,195	239,962	220,233	0	460,195

Retail Properties
Eckerd’s, Edmond	13,813	03/05	3,765	1,845	1,920	—	3,765
CVS – Wilmington	12,180	04/05	4,830	2,335	2,495	—	4,830
HH Gregg – Cincinnati Eastgate	48,820	04/05	6,110	2,900	3,210	—	6,110
Aurora	10,113	11/05	3,550	1,900	1,650	—	3,550
Craig Crossing	128,394	10/05	30,630	16,600	14,030	—	30,630
Madison	48,478	11/05	2,988	1,600	1,388	—	2,988
Yuma	496,631	06/06	105,250	62,530	42,720	—	105,250
Olivet Church	165,598	03/06	23,270	12,510	10,760	—	23,270
Honey Creek	172,866	10/06	29,270	16,000	13,270	—	29,270
Burbank	71,113	01/07	16,630	5,285	11,345	—	16,630
Borders Books – Carmel	23,196	05/07	11,935	4,140	7,795	—	11,935

TABLE Vl - (Continued)

ACQUISITIONS OF PROPERTIES BY PROGRAMS (A)

(000’s omitted, except for Number of Square Feet)

Property	Number of Square Feet	Date of Purchase	Purchase Price Plus Acquisition Fee	Mortgage Financing at Date of Purchase	Cash Down Payment	Other Cash Expenditures Capitalized (A)	Total Acquisition Cost (B)
Delavan Crossing Retail Center	60,930	05/07	11,025	5,775	5,250	—	11,025
Gander Mountain – Eden Prairie	64,388	05/07	20,338	10,764	9,574	—	20,338
Rainbow Foods Store – West St. Paul	61,712	05/07	8,075	3,760	4,315	—	8,075
Rainbow Foods Store – Waukesha	66,550	08/07	20,290	8,800	11,490	—	20,290
Citizens Property Insurance Office Building - Tampa	60,000	09/07	13,866	—	13,866	—	13,866
Retail Properties Total	1,504,782	0	311,822	156,744	155,078	0	311,822

Total for 1031 Exchange Programs	3,741,257	0	772,017	396,706	375,311	0	772,017

TABLE Vl - (Continued) ACQUISITION OF PROPERTIES BY PROGRAMS

NOTES TO TABLE VI

(A) “Other Cash Expenditures Capitalized” consists of improvements to the property and acquisition costs which are capitalized and paid or to be paid from the proceeds of the offering. All costs related to the initial acquisition are capitalized.  As part of several purchases, rent is received under master lease agreements on the spaces currently vacant for periods ranging from one to two years or until the spaces are leased.  As these payments are received, they are recorded as a reduction in the purchase price of the properties and have been netted against other cash expenditures capitalized.

(B) “Total Acquisition Cost” is the sum of columns captioned “Purchase Price Plus Acquisition Fee” and “Other Cash Expenditures Capitalized.”

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oak Brook, State of Illinois, on the 7th day of January, 2009.

INLAND AMERICAN REAL ESTATE TRUST, INC.

By:	/s/ Brenda G. Gujral
Name:	Brenda G. Gujral
Its:	President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

By:	/s/ Robert D. Parks	Director and chairman of the board	January 7, 2009
Name: Robert D. Parks

By:	/s/ Brenda G. Gujral	Director and president (principal executive officer)	January 7, 2009
Name: Brenda G. Gujral

By:	/s/ Lori J. Foust	Treasurer (principal financial officer)	January 7, 2009
Name: Lori J. Foust

By:	/s/ Jack Potts	Principal Accounting Officer	January 7, 2009
Name: Jack Potts

By:	/s/ J. Michael Borden*	Director	January 7, 2009
Name: J. Michael Borden

By:	/s/ Thomas F. Glavin*	Director	January 7, 2009
Name: Thomas F. Glavin

By:	/s/ David Mahon*	Director	January 7, 2009
Name: David Mahon

By:	/s/ Thomas F. Meagher*	Director	January 7, 2009
Name: Thomas F. Meagher

By:	/s/ Paula Saban*	Director	January 7, 2009
Name: Paula Saban

By:	/s/ William J. Wierzbicki*	Director	January 7, 2009
Name: William J. Wierzbicki

By:	/s/ Roberta S. Matlin		January 7, 2009
*Signed on behalf of the named individuals by Roberta S. Matlin under power of attorney.

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION

1.1

Dealer Manager Agreement, dated July 30, 2007, by and between Inland American Real Estate Trust, Inc. and Inland Securities Corporation (incorporated by reference to Exhibit 1.1 to the Registrant’s Amendment No. 1 to Form S-11 Registration Statement, as filed by the Registrant with the Securities and Exchange Commission on July 31, 2007 (file number 333-139504))

2.1

Agreement and Plan of Merger, dated as of April 2, 2007, by and between Inland American Real Estate Trust, Inc., Winston Hotels, Inc., Winn Limited Partnership and Inland American Acquisition (Winston), LLC (incorporated by reference to Exhibit 2.1 to the Registrant’s Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on April 6, 2007)

2.2

Agreement and Plan of Merger, dated as of July 25, 2007, by and between Inland American Real Estate Trust, Inc., Apple Hospitality Five, Inc. and Inland American Orchard Hotels, Inc. (incorporated by reference to Exhibit 2.1 to the Registrant’s Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on July 27, 2007)

2.3

Agreement and Plan of Merger, dated as of August 12, 2007, by and among Inland American Real Estate Trust, Inc., RLJ Urban Lodging Master, LLC, RLJ Urban Lodging REIT, LLC and RLJ Urban Lodging REIT (PF#1), LLC, as amended (incorporated by reference to Exhibit 2.3 to the Registrant’s Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on January 25, 2008)

3.1

Fifth Articles of Amendment and Restatement of Inland American Real Estate Trust, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on June 19, 2007)

3.2

Amended and Restated Bylaws of Inland American Real Estate Trust, Inc., effective as of April 1, 2008 (incorporated by reference to Exhibit 3.2 to the Registrant’s Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on April 1, 2008)

4.1

Distribution Reinvestment Plan (incorporated by reference to Exhibit 4.1 to the Registrant’s Form S-11 Registration Statement, as filed by the Registrant with the Securities and Exchange Commission on December 20, 2006 (file number 333-139504))

4.2

Share Repurchase Program (incorporated by reference to Exhibit 4.2 to the Registrant’s Form S-11 Registration Statement, as filed by the Registrant with the Securities and Exchange Commission on December 20, 2006 (file number 333-139504))

4.3

Independent Director Stock Option Plan (incorporated by reference to Exhibit 4.3 to the Registrant’s Form S-11 Registration Statement, as filed by the Registrant with the Securities and Exchange Commission on February 11, 2005 (file number 333-122743))

4.4	Statement regarding restrictions on transferability of shares of common stock (to appear on stock certificate or to be sent upon request and without charge to stockholders issued shares without certificates) (incorporated by reference to Exhibit 4.4 to the Registrant’s Amendment No. 1 to Form S-11 Registration Statement, as filed by the Registrant with the Securities and Exchange Commission on July 31, 2007 (file number 333-139504))

5

Opinion of Shapiro Sher Guinot & Sandler P.A. (incorporated by reference to Exhibit 5 to the Registrant’s Amendment No. 1 to Form S-11 Registration Statement, as filed by the Registrant with the Securities and Exchange Commission on July 31, 2007 (file number 333-139504))

8

Opinion of Shefsky & Froelich Ltd. (incorporated by reference to Exhibit 8 to the Registrant’s Amendment No. 1 to Form S-11 Registration Statement, as filed by the Registrant with the Securities and Exchange Commission on July 31, 2007 (file number 333-139504))

10.1

First Amended and Restated Business Management Agreement, dated as of July 30, 2007, by and between Inland American Real Estate Trust, Inc. and Inland American Business Manager & Advisor, Inc. (incorporated by reference to Exhibit 10.1.1 to the Registrant’s Amendment No. 1 to Form S-11 Registration Statement, as filed by the Registrant with the Securities and Exchange Commission on July 31, 2007 (file number 333-139504))

10.2.1

Master Management Agreement, dated as of August 31, 2005, by and between Inland American Real Estate Trust, Inc. and Inland American Retail Management LLC (incorporated by reference to Exhibit 10.2.1 to the Registrant’s Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on September 7, 2005)

10.2.2

Master Management Agreement, dated as of August 31, 2005, by and between Inland American Real Estate Trust, Inc. and Inland American Apartment Management LLC (incorporated by reference to Exhibit 10.2.2 to the Registrant’s Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on September 7, 2005)

10.2.3

Master Management Agreement, dated as of August 31, 2005, by and between Inland American Real Estate Trust, Inc. and Inland American Industrial Management LLC (incorporated by reference to Exhibit 10.2.3 to the Registrant’s Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on September 7, 2005)

10.2.4

Master Management Agreement, dated as of August 31, 2005, by and between Inland American Real Estate Trust, Inc. and Inland American Office Management LLC (incorporated by reference to Exhibit 10.2.4 to the Registrant’s Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on September 7, 2005)

10.2.5

First Amendment to Master Management Agreement, dated September 10, 2008, by and between Inland American Real Estate Trust, Inc. and Inland American Retail Management LLC (incorporated by reference to Exhibit 10.2 to the Registrant’s Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on September 16, 2008)

10.2.6

First Amendment to Master Management Agreement, dated September 10, 2008, by and between Inland American Real Estate Trust, Inc. and Inland American Apartment Management LLC (incorporated by reference to Exhibit 10.1 to the Registrant’s Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on September 16, 2008)

10.2.7

First Amendment to Master Management Agreement, dated September 10, 2008, by and between Inland American Real Estate Trust, Inc. and Inland American Industrial Management LLC (incorporated by reference to Exhibit 10.4 to the Registrant’s Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on September 16, 2008)

10.2.8	First Amendment to Master Management Agreement, dated September 10, 2008, by and between

Inland American Real Estate Trust, Inc. and Inland American Office Management LLC (incorporated by reference to Exhibit 10.3 to the Registrant’s Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on September 16, 2008)

10.3

First Amended and Restated Property Acquisition Agreement, dated as of July 30, 2007, by and between Inland American Real Estate Trust, Inc. and Inland American Real Estate Acquisitions, Inc. (incorporated by reference to Exhibit 10.3.1 to the Registrant’s Amendment No. 1 to Form S-11 Registration Statement, as filed by the Registrant with the Securities and Exchange Commission on July 31, 2007 (file number 333-139504))

10.4

Escrow Agreement, dated as of July 30, 2007, by and among Inland American Real Estate Trust, Inc., Inland Securities Corporation and LaSalle Bank National Association (incorporated by reference to Exhibit 10.4 to the Registrant’s Amendment No. 1 to Form S-11 Registration Statement, as filed by the Registrant with the Securities and Exchange Commission on July 31, 2007 (file number 333-139504))

10.5

Form of Indemnification Agreement (previously filed and incorporated by reference to Exhibit 10.5 to the Registrant’s Amendment No. 4 to Form S-11 Registration Statement, as filed by the Registrant with the Securities and Exchange Commission on August 18, 2005 (file number 333-122743))

10.6

Securities Purchase And Subscription Agreement among Minto Builders (Florida), Inc., Minto (Delaware), LLC, Minto Holdings Inc. and Inland American Real Estate Trust, Inc. dated as of October 11, 2005 (incorporated by reference to Exhibit 10.5 to the Registrant’s Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on October 17, 2005)

10.7

Put/Call Agreement, dated as of October 11, 2005, by and among Minto Builders (Florida), Inc., Inland American Real Estate Trust, Inc., Minto Holdings Inc. and Holders of Common Stock and Series A Preferred Stock as Listed on Schedule A Thereto (incorporated by reference to Exhibit 10.6 to the Registrant’s Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on October 17, 2005)

10.8

Shareholders Agreement, dated as of October 11, 2005, by and among Minto Builders (Florida), Inc., Minto Holdings Inc., Inland American Real Estate Trust, Inc. and Holders of Common Stock and Series A Preferred Stock as Listed on Schedule A Thereto (incorporated by reference to Exhibit 10.7 to the Registrant’s Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on October 17, 2005)

10.9

Supplemental Shareholders Agreement, dated as of October 11, 2005 by and among Inland American Real Estate Trust, Inc. and Holders of Common Stock and Series A Preferred Stock as Listed on Schedule A Thereto (incorporated by reference to Exhibit 10.8 to the Registrant’s Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on October 17, 2005)

10.10

Purchase and Sale Agreement between The Woodlands Hotel, L.P., as seller, and Inland American Lodging Acquisition, Inc., as purchaser, dated as of August 22, 2007, as amended (incorporated by reference to Exhibit 10.151 to the Registrant’s Form 8-K/A, as filed by the Registrant with the Securities and Exchange Commission on December 11, 2007)

10.11

Purchase and Sale Agreement between SunTrust Bank, a Georgia banking corporation, and Inland Real Estate Acquisitions, Inc., an Illinois corporation, dated as of September 27, 2007 (incorporated by reference to Exhibit 10.152 to the Registrant’s Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on December 14, 2007)

10.12

Assignment and Assumption of Purchase and Sale Agreement, dated November 30, 2007, by and between Inland Real Estate Acquisitions, Inc. and Inland American ST Portfolio, L.L.C. (incorporated by reference to Exhibit 10.153 to the Registrant’s Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on December 14, 2007)

10.13

Loan Agreement, dated as of December 17, 2007, between the entities set forth on Schedule I of the Agreement, Bear Stearns Commercial Mortgage, Inc. and Bank of America, N.A. (incorporated by reference to Exhibit 10.154 to the Registrant’s Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on December 20, 2007)

10.14

Promissory Note A-1, dated as of December 17, 2007, made by certain entities set forth on Schedule I of the Promissory Note in favor of Bear Stearns Commercial Mortgage, Inc. (incorporated by reference to Exhibit 10.155 to the Registrant’s Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on December 20, 2007)

10.15

Promissory Note A-2, dated as of December 17, 2007, made by certain entities set forth on Schedule I of the Promissory Note in favor of Bear Stearns Commercial Mortgage, Inc. (incorporated by reference to Exhibit 10.156 to the Registrant’s Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on December 20, 2007)

10.16

Promissory Note A-3, dated as of December 17, 2007, made by certain entities set forth on Schedule I of the Promissory Note in favor of Bank of America, N.A. (incorporated by reference to Exhibit 10.157 to the Registrant’s Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on December 20, 2007)

10.17

Promissory Note A-4, dated as of December 17, 2007, made by certain entities set forth on Schedule I of the Promissory Note in favor of Bank of America, N.A. (incorporated by reference to Exhibit 10.158 to the Registrant’s Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on December 20, 2007)

10.18

Guaranty Agreement Regarding PIP Requirements, dated as of December 17, 2007, by Inland American Real Estate Trust, Inc. in favor of Bear Stearns Commercial Mortgage, Inc. and Bank of America, N.A. (incorporated by reference to Exhibit 10.159 to the Registrant’s Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on December 20, 2007)

10.19

Indemnity Agreement, dated as of December 17, 2007, by certain entities set forth on Schedule I of the Agreement and Inland American Real Estate Trust, Inc. in favor of Bear Stearns Commercial Mortgage, Inc. and Bank of America, N.A. (incorporated by reference to Exhibit 10.160 to the Registrant’s Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on December 20, 2007)

10.20

Loan and Security Agreement, dated as of December 10, 2007, by and between Inland American ST Portfolio, L.L.C. and Inland American ST Florida Portfolio, L.L.C. and LaSalle Bank National Association, as amended (incorporated by reference to Exhibit 10.161 to the Registrant’s Form 8-K/A, as filed by the Registrant with the Securities and Exchange Commission on December 10, 2007)

10.21

Promissory Note, dated as of December 10, 2007, made by Inland American ST Portfolio, L.L.C. and Inland American ST Florida Portfolio, L.L.C. in favor of LaSalle Bank National Association (incorporated by reference to Exhibit 10.162 to the Registrant’s Form 8-K/A, as filed by the Registrant with the Securities and Exchange Commission on December 10, 2007)

10.22

Contribution Agreement, dated as of December 10, 2007, by and between Inland American ST Portfolio, L.L.C. and Inland American ST Florida Portfolio, L.L.C. (incorporated by reference to Exhibit 10.163 to the Registrant’s Form 8-K/A, as filed by the Registrant with the Securities and Exchange Commission on December 10, 2007)

10.23

Guaranty of Payment, dated as of December 10, 2007, by Inland American Real Estate Trust, Inc. for the benefit of LaSalle Bank National Association (incorporated by reference to Exhibit 10.164 to the Registrant’s Form 8-K/A, as filed by the Registrant with the Securities and Exchange

Commission on December 10, 2007)

10.24

Confirmation to Inland American ST Portfolio, L.L.C. and Inland American ST Florida Portfolio, L.L.C. from LaSalle Bank National Association (incorporated by reference to Exhibit 10.165 to the Registrant’s Form 8-K/A, as filed by the Registrant with the Securities and Exchange Commission on December 10, 2007)

10.25

Purchase and Sale Agreement between SunTrust Bank, a Georgia banking corporation, and Inland Real Estate Acquisitions, Inc., an Illinois corporation, dated as of October 17, 2007 (incorporated by reference to Exhibit 10.166 to the Registrant’s Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on April 3, 2008)

10.26

Assignment and Assumption of Purchase and Sale Agreement, dated November 30, 2007, by and between Inland Real Estate Acquisitions, Inc. and Inland American Real Estate Trust, Inc. (incorporated by reference to Exhibit 10.167 to the Registrant’s Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on April 3, 2008)

10.27

Assignment and Assumption of Purchase and Sale Agreement, dated November 30, 2007, by and between Inland Real Estate Acquisitions, Inc. and Inland American ST Portfolio II, L.L.C. (incorporated by reference to Exhibit 10.168 to the Registrant’s Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on April 3, 2008)

10.28

Assignment and Assumption of Purchase and Sale Agreement, dated March 17, 2008, by and between Inland Real Estate Acquisitions, Inc. and Inland American Real Estate Trust, Inc. (incorporated by reference to Exhibit 10.169 to the Registrant’s Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on April 3, 2008)

10.29

Assignment and Assumption of Purchase and Sale Agreement, dated March 17, 2008, by and between Inland Real Estate Acquisitions, Inc. and Inland American ST Portfolio III, L.L.C. (incorporated by reference to Exhibit 10.170 to the Registrant’s Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on April 3, 2008)

10.30

Assignment and Assumption of Purchase and Sale Agreement, dated March 17, 2008, by and between Inland Real Estate Acquisitions, Inc. and Inland American ST Portfolio IV, L.L.C. (incorporated by reference to Exhibit 10.171 to the Registrant’s Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on April 3, 2008)

10.31

Assignment and Assumption of Purchase and Sale Agreement, dated March 17, 2008, by and between Inland Real Estate Acquisitions, Inc. and Inland American ST Portfolio V, L.L.C. (incorporated by reference to Exhibit 10.172 to the Registrant’s Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on April 3, 2008)

10.32

Assignment and Assumption of Purchase and Sale Agreement, dated March 17, 2008, by and between Inland Real Estate Acquisitions, Inc. and IA Branch Portfolio, L.L.C. (incorporated by reference to Exhibit 10.173 to the Registrant’s Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on April 3, 2008)

10.33

Assignment and Assumption of Purchase and Sale Agreement, dated March 17, 2008, by and between Inland Real Estate Acquisitions, Inc. and Inland American Real Estate Trust, Inc. (incorporated by reference to Exhibit 10.174 to the Registrant’s Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on April 3, 2008)

10.34

Assignment and Assumption of Purchase and Sale Agreement, dated March 17, 2008, by and between Inland Real Estate Acquisitions, Inc. and Inland American Real Estate Trust, Inc. (incorporated by reference to Exhibit 10.175 to the Registrant’s Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on April 3, 2008)

10.35

Assignment and Assumption of Purchase and Sale Agreement, dated March 17, 2008, by and between Inland Real Estate Acquisitions, Inc. and Inland American Real Estate Trust, Inc. (incorporated by reference to Exhibit 10.176 to the Registrant’s Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on April 3, 2008)

10.36

Indemnity Agreement, dated as of June 9, 2008, by Inland American Real Estate Trust, Inc. in favor of and for the benefit of Inland Real Estate Acquisitions, Inc. (incorporated by reference to Exhibit 10.177 to the Registrant’s Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on June 13, 2008)

21.1	Subsidiaries of the Registrant*

23.1	Consent of KPMG LLP*

23.2	Consent of Shapiro Sher Guinot & Sandler P.A. (included in Exhibit 5)

23.3	Consent of Shefsky & Froelich Ltd. (included in Exhibit 8)

23.4	Consent of PricewaterhouseCoopers LLP relating to the financial statements and financial statement schedules of Winston Hotels, Inc.*

23.5	Consent of Ernst & Young LLP relating to the financial statements of Apple Hospitality Five, Inc.*

23.6	Consent of PricewaterhouseCoopers LLP relating to the combined financial statements RLJ Urban Lodging Fund, L.P. and RLJ Urban Lodging Fund (P.F. #1), L.P.*

24.1

Power of Attorney with respect to Ms. Saban and Messrs. Borden, Mahon, Meagher and Wierzbicki (incorporated by reference to the signature page of the Registrant’s Form S-11 Registration Statement, as filed by the Registrant with the Securities and Exchange Commission on December 20, 2006 (file number 333-139504))

24.2

Power of Attorney with respect to Mr. Glavin (incorporated by reference to the signature page of the Registrant’s Pre-Effective Amendment No. 2 to Post-Effective Amendment No. 2 to Form S-11 Registration Statement, as filed by the Registrant with the Securities and Exchange Commission on October 24, 2007 (file number 333-139504))

99.1

Non-Retaliation Policy (incorporated by reference to Exhibit 99.1 to the Registrant’s Form S-11 Registration Statement, as filed by the Registrant with the Securities and Exchange Commission on February 11, 2005 (file number 333-122743))

99.2

Responsibilities of the Compliance Officer of the Company (incorporated by reference to Exhibit 99.2 to the Registrant’s Form S-11 Registration Statement, as filed by the Registrant with the Securities and Exchange Commission on February 11, 2005 (file number 333-122743))

99.3

First Amended and Restated Articles of Incorporation of Minto Builders (Florida), Inc. (incorporated by reference to Exhibit 99.1 to the Registrant’s Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on October 17, 2005)

99.4

Articles of Amendment to the First Amended and Restated Articles of Incorporation of Minto Builders (Florida), Inc. with Respect to 3.5% Series A Cumulative Redeemable Preferred Stock (incorporated by reference to Exhibit 99.2 to the Registrant’s Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on October 17, 2005)

99.5	Second Amended and Restated Articles of Incorporation of Minto Builders (Florida), Inc.

(incorporated by reference to Exhibit 99.3 to the Registrant’s Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on October 17, 2005)

99.6

Articles of Amendment to the Second Amended and Restated Articles of Incorporation of Minto Builders (Florida), Inc. with Respect to Convertible Special Voting Stock (incorporated by reference to Exhibit 99.4 to the Registrant’s Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on October 17, 2005)

99.7

Articles of Amendment to the Second Amended and Restated Articles of Incorporation of Minto Builders (Florida), Inc. with Respect to 125 Shares of 12.5% Series B Cumulative Non-Voting Preferred Stock (incorporated by reference to Exhibit 99.5 to the Registrant’s Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on October 17, 2005)

*	Filed as part of this Pre-Effective Amendment No. 2 to Post-Effective Amendment No. 7 to Form S-11 Registration Statement (file number 333-139504).